                                                     RULE NO. 424(b)(5)
                                                     REGISTRATION NO. 333-50473



PROSPECTUS SUPPLEMENT
(To Prospectus dated August 6, 1998)

                          $276,460,000 (Approximate)
                               IMH Assets Corp.

                                 IMPAC [LOGO]

                        IMPAC Commercial Holdings, Inc.
                            as Mortgage Loan Seller
                            IMPAC CMB TRUST 1998-C1
                         COLLATERALIZED MORTGAGE BONDS

        The Impac CMB Trust 1998-C1, Collateralized Mortgage Bonds (the "Bonds"), will consist of nine classes (each, a "Class"), to be designated as
(i) the Class A-1A Bonds and the Class A-1B Bonds (collectively, the "Class A-1 Bonds"), (ii) the Class A-2 Bonds (together with the Class A-1 Bonds, the "Class A Bonds"), (iii) the Class B Bonds, (iv) the Class C Bonds, (v) the Class D Bonds, (vi) the Class E Bonds, (vii) the Class F Bonds and (viii) the Class G Bonds. Only the Class A, Class B, Class C, Class D and Class E Bonds (collectively, the "Offered Bonds") are offered hereby. The respective Classes of Bonds will be issued in the aggregate principal balances (as to any Class, a "Bond Principal Balance"), will accrue interest at the annual rates (as to any Class, a "Bond Interest Rate") and will have the other characteristics set forth or otherwise described in the table below.

        The Bonds will be issued on the Closing Date by Impac CMB Trust 1998-C1 (the "Owner Trust"), a Delaware business trust to be established by the Company pursuant to an Owner Trust Agreement, dated as of August 1, 1998 (the "Owner Trust Agreement"), between the Company and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Bonds will be issued pursuant to an Indenture, dated as of August 1, 1998 (the "Indenture"), between the Owner Trust and LaSalle National Bank, as indenture trustee (the "Indenture Trustee"), and will be secured by a first priority security interest in, and will be payable solely from, the assets of the Owner Trust (the "Owner Trust Estate"). The
Owner Trust Estate will consist primarily of a pool (the "Mortgage Pool") of 194 conventional, performing multifamily and commercial fixed and adjustable rate mortgage loans (the "Mortgage Loans") each of which is secured by a first lien on a fee simple and/or leasehold interest in multifamily, retail, office, industrial, hotel, self storage, mobile home park or other commercial property. Midland Loan Services, Inc. ("Midland") will service the Mortgage Loans on behalf of the Owner Trust pursuant to a Servicing Agreement, dated as of August 1, 1998 (the "Servicing Agreement"), among the Owner Trust, Midland, as master servicer (the "Master Servicer") and special servicer (the "Special
Servicer"), the Indenture Trustee and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In addition, Impac Commercial Holdings, Inc., in its capacity as manager (the "Manager"), will perform certain administrative services for the Owner Trust pursuant to a Management Agreement, dated as of August 1, 1998 (the "Management Agreement"), between the Owner Trust and the Manager.

        See "Risk Factors" at page S-19 herein and page 15 in the Prospectus for certain factors to be considered in purchasing the Offered Bonds.

                                 -------------
 THE OFFERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                   ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                                 -------------

                                                  (cover continued on page S-ii)

                            Initial Bond              Bond           Assumed Final        Ratings
Class                   Principal Balance (1)    Interest Rate    Payment Date (2)(3)  Moody's/S&P (4)
------------            ---------------------    -------------    -------------------  ---------------
Class A-1A ........         $ 43,000,000            6.06%              10/20/07           Aaa/AAA
Class A-1B ........         $140,373,000            6.56%              04/20/08           Aaa/AAA
Class A-2 .........         $ 32,710,000            5.92%(5)           04/20/08           Aaa/AAA
Class B ...........         $ 15,889,000            6.74%              04/20/08           Aa2/AA
Class C ...........         $ 19,066,000            6.94%              06/20/08           A2/A
Class D ...........         $ 20,655,000            7.58%              06/20/08           Baa2/BBB
Class E ...........         $  4,767,000            7.58%              06/20/08           Baa3/BBB-

-------------
(Footnotes to table on next page)

                                -------------
        The Offered Bonds will be purchased from the Company by Morgan Stanley & Co. Incorporated (the "Underwriter") and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The proceeds to the Company from the sale of the Offered Bonds are expected to be approximately $277,908,638, before the deduction of expenses payable by the Company estimated to be approximately $3,200,000.

        The Offered Bonds are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Offered Bonds will be made on or about August 26, 1998 in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company, which may include delivery through Cedel Bank, societe anonyme and the Euroclear System as participants of the Depository Trust Company, as discussed herein, against payment therefor in immediately available funds.

                          MORGAN STANLEY DEAN WITTER

           The date of this Prospectus Supplement is August 20, 1998

(Continued from previous page)
____________________________________

(1) The initial Bond Principal Balance of each Class of Offered Bonds is subject to a permitted variance of plus or minus 5%.

(2) The "Assumed Final Payment Date" with respect to any Class of Offered Bonds is the Payment Date on which the final payment would occur for such Class based on the assumption that the Mortgage Loans are not voluntarily prepaid while subject to a Lockout or while Principal Prepayments thereon generally are required to be accompanied by a Yield Maintenance Premium and thereafter are prepaid at a CPR percentage equal to 0.0%, and otherwise based on the Decrement Table Assumptions (all as more fully described herein). The actual performance of the Mortgage Loans, and accordingly the actual experience of investors in the Offered Bonds, will likely differ from such assumptions. See "Yield and Maturity Considerations" herein and in the Prospectus.

(3) The "Stated Maturity Date" for each Class of Bonds is the Payment Date in August 2030.

(4) It is a condition to the issuance of the Offered Bonds that the respective Classes of Offered Bonds be assigned the ratings not lower than those of Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("'Moody's," and together with S&P, the "Rating Agencies") set forth in the table. The "Rated Final Payment Date" for each such Class is the Payment Date in August 2030. See "Ratings" herein.

(5) The Bond Interest Rate set forth in the table with respect to the Class A-2 Bonds is the initial Bond Interest Rate for such Class of Offered Bonds. Thereafter, the Bond Interest Rate on such Class of Offered Bonds will be adjusted on a monthly basis to equal the lesser of (a) the sum of LIBOR and the Margin (as defined herein) and (b) a maximum rate equal to 12.50%.

                               ----------------

  The Mortgage Pool will consist of two separate sub-pools (each, a "Sub-Pool"), to be designated as the "Fixed Rate Sub-Pool" and the "Adjustable Rate Sub-Pool." The Fixed Rate Sub-Pool will consist of 164 Mortgage Loans having fixed rates of interest, and the Adjustable Rate Sub-Pool will consist of 30 Mortgage Loans providing for monthly adjustments to the interest rates thereon based on London interbank offered rates for six-month United States dollar deposits ("Six-Month LIBOR"), subject to the limitations described herein. The Mortgage Loans in the Fixed Rate Sub-Pool and the Adjustable Rate Sub-Pool will have aggregate principal balances as of August 1, 1998 (the "Cut-off Date"), after taking into account all payments of principal due on or before such date, whether or not received, of approximately $285,060,190 (the "Initial Fixed Rate Sub-Pool Balance") and $32,710,063 (the "Initial Adjustable Rate Sub-Pool Balance"), respectively, with a combined aggregate principal balance of approximately $317,770,252 (the "Initial Pool Balance"). References herein to the related Sub-Pool when used with respect to any Bond will mean the Fixed Rate Sub-Pool in the case of the Class A-1, Class B, Class C, Class D, Class E, Class F and Class G Bonds and will mean the Adjustable Rate Sub-Pool in the case of the Class A-2 Bonds.

  Payment to holders of the Bonds ("Bondholders") will be made to the extent of payments received on the Mortgage Loans, from available funds, on the 20/th/ day of each month or, if any such day is not a business day, on the next succeeding business day, beginning in September 1998 (each, a "Payment Date"). As more fully described herein, payments allocable to interest accrued on each Class of Bonds will be made on each Payment Date based on the Bond Interest Rate and Bond Principal Balance then applicable to such Class. Payments allocable to principal of the respective Classes of Bonds will be made in the amounts and in accordance with the priorities described herein. See "Description of the Offered Bonds-- Distributions."

  As and to the extent described herein, the Class B, Class C, Class D and Class E Bonds will be subordinate in right of payment to the Class A Bonds; the Class C, Class D and Class E Bonds will be subordinate in right of payment to the Class B Bonds; the Class D Bonds and the Class E Bonds will be subordinate in right of payment to the Class C Bonds; and the Class E Bonds will be subordinate in right of payment to the Class D Bonds.

  There is currently no secondary market for the Offered Bonds, and there can be no assurance that such a secondary market will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity of investment. The Underwriter intends to make a market in the Offered Bonds, to the extent permitted by applicable law, but is under no obligation to do so. See "Risk Factors--The Offered Bonds--Limited Liquidity" in the Prospectus.

  THE OFFERED BONDS CONSTITUTE INDEBTEDNESS OF THE ISSUER AND WILL NOT REPRESENT OBLIGATIONS OF THE SELLER, THE COMPANY, THE MANAGER, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, EMPLOYEES OR AGENTS. NONE OF THE OFFERED BONDS OR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THE OFFERED BONDS ARE PAYABLE SOLELY FROM THE OWNER TRUST ESTATE, AND PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE OWNER TRUST ESTATE.

  THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

  THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED AUGUST 6, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED BONDS MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS


TRANSACTION OVERVIEW..................................................  S-1

SUMMARY...............................................................  S-2

RISK FACTORS.......................................................... S-19
   The Mortgage Loans................................................. S-19
   The Offered Bonds.................................................. S-28

DESCRIPTION OF THE MORTGAGE POOL...................................... S-30
   General............................................................ S-30
   Certain Terms and Conditions of the Mortgage Loans................. S-31
   Certain Characteristics of the Mortgage Loans...................... S-35
   Changes in Mortgage Pool Characteristics........................... S-38

ORIGINATION OF THE MORTGAGE LOANS..................................... S-38
   General............................................................ S-38
   Underwriting of the Mortgage Loans................................. S-38

ASSIGNMENT OF THE MORTGAGE LOANS...................................... S-39
   General............................................................ S-39
   Mortgage Loan Seller............................................... S-39
   Delivery of Mortgage Loan Files.................................... S-39
   Representations and Warranties..................................... S-40
   Cures, Repurchases and Substitutions............................... S-42

SERVICING OF THE MORTGAGE LOANS....................................... S-42
   General............................................................ S-42
   The Master Servicer and the Special Servicer....................... S-44
   Sub-Servicers...................................................... S-44
   Servicing and Other Compensation and Payment of Expenses........... S-44
   Modifications, Waivers, Amendments and Consents.................... S-47
   Inspections; Collection of Operating Information................... S-48
   Collection Account................................................. S-48
   P&I Advances....................................................... S-51
   Appraisal Reductions............................................... S-52
   Realization Upon Defaulted Mortgage Loans.......................... S-53
   REOs............................................................... S-55
   Replacement of the Master Servicer or Special Servicer............. S-56
   The Directing Bondholder........................................... S-57
   Due-On-Sale and Due-On-Encumbrance Provisions...................... S-57
   Evidence as to Compliance.......................................... S-58
   Certain Matters Regarding the Master Servicer and Special Servicer. S-58
   Servicing Events of Default........................................ S-59
   Rights Upon Servicing Event of Default............................. S-60

DETERMINATION OF LIBOR................................................ S-60

THE ISSUER............................................................ S-62
   General............................................................ S-62

   The Private Bonds and Owner Trust Certificates..................... S-62
   The Owner Trustee and Manager...................................... S-63
   Certain Matters Regarding the Owner Trustee and Manager............ S-63

DESCRIPTION OF THE OFFERED BONDS...................................... S-64
   General............................................................ S-64
   The Offered Bonds.................................................. S-64
   Registration and Denomination of Offered Bonds..................... S-64
   Book-Entry Registration............................................ S-64
   Bond Principal Balances............................................ S-65
   Bond Interest Rates................................................ S-66
   Bond Account....................................................... S-66
   Payments........................................................... S-67
   Subordination...................................................... S-72
   Reports to Bondholders; Available Information...................... S-72
   Voting Rights...................................................... S-73
   Termination........................................................ S-73
   Amendments......................................................... S-74
   List of Bondholders................................................ S-75
   Certain Covenants under the Indenture.............................. S-75
   Compliance Statements.............................................. S-75
   Indenture Events of Default........................................ S-75
   The Indenture Trustee and Fiscal Agent............................. S-77
   Certain Matters Regarding the Indenture Trustee.................... S-78
   Resignation and Removal of the Indenture Trustee................... S-78

YIELD AND MATURITY CONSIDERATIONS..................................... S-79
   Yield Considerations............................................... S-79
   Weighted Average Life.............................................. S-81

FEDERAL INCOME TAX CONSEQUENCES....................................... S-87

ERISA CONSIDERATIONS.................................................. S-87

LEGAL INVESTMENT...................................................... S-88

METHOD OF DISTRIBUTION................................................ S-88

RATINGS............................................................... S-89

LEGAL MATTERS......................................................... S-89

INDEX OF PRINCIPAL TERMS.............................................. S-90

APPENDIX I      Mortgage Pool Information (Tables)...................   I-1
APPENDIX II     Certain Characteristics of the Mortgage Loans........  II-1
APPENDIX III    Significant Loan Summaries........................... III-1
APPENDIX IV     Preliminary Term Sheet...............................   T-1
EXHIBIT A       Sample Trustee Report................................   A-1

                              TRANSACTION OVERVIEW

     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus relating to the Offered Bonds in making their investment decision. The following transaction overview (the "Transaction Overview") does not include all relevant information relating to the securities and underlying assets described herein, particularly with respect to the risks involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus in its entirety.


                       INITIAL
                    AGGREGATE BOND
                      PRINCIPAL
                      BALANCE OR
                     CERTIFICATE       RATINGS                                  DESCRIPTION       BOND
                      PRINCIPAL      (MOODY'S/       WEIGHTED     PRINCIPAL      OF BOND        INTEREST
CLASS                 BALANCE(1)        S&P)(2)    AVG. LIFE(3)   WINDOW(3)    INTEREST RATE     RATE(4)
------------------------------------------------------------------------------------------------------------
A-1A                   $ 43,000,000  Aaa/AAA          5.4           1-110        Fixed Rate        6.06%
------------------------------------------------------------------------------------------------------------
A-1B                   $140,373,000  Aaa/AAA          9.4         110-116        Fixed Rate        6.56%
------------------------------------------------------------------------------------------------------------
A-2                    $ 32,710,000  Aaa/AAA          8.4           1-116       Variable Rate  LIBOR + 0.28%
------------------------------------------------------------------------------------------------------------
B                      $ 15,889,000  Aa2/AA           9.7         116-116        Fixed Rate        6.74%
------------------------------------------------------------------------------------------------------------
C                      $ 19,066,000  A2/A             9.7         116-118        Fixed Rate        6.94%
------------------------------------------------------------------------------------------------------------
D                      $ 20,655,000  Baa2/BBB         9.8         118-118        Fixed Rate        7.58%
------------------------------------------------------------------------------------------------------------
E                      $  4,767,000  Baa3/BBB-        9.8         118-118        Fixed Rate        7.58%
------------------------------------------------------------------------------------------------------------
F(a)                   $ 18,271,000  Ba2/BB           9.8         118-118        Fixed Rate        6.06%
------------------------------------------------------------------------------------------------------------
G(a)                   $ 11,122,000  B2/B             9.8         118-118        Fixed Rate        6.06%
------------------------------------------------------------------------------------------------------------
 Owner Trust           $ 11,917,252  NR/NR           13.9           N/A             N/A             N/A
Certificates(a)
------------------------------------------------------------------------------------------------------------

(1)  In each case, subject to a variance of plus or minus 5%.

(2)  See "Ratings" herein.

(3) The weighted average life (expressed in years) and the period (expressed in months following the Closing Date and commencing with the month of the first Payment Date) during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table is based on the Decrement Table Assumptions (as defined herein) and the assumption that the Mortgage Loans are not voluntarily prepaid while subject to a Lockout or while Principal Prepayments thereon are generally required to be accompanied by a Yield Maintenance Premium (as defined herein). See "Yield and Maturity Considerations" herein.

(4) The Bond Interest Rates for the Class A-1, Class B, Class C, Class D, Class E, Class F and Class G Bonds, for each Payment Date, will be equal to the fixed rates per annum set forth in the table. The Bond Interest Rate for the Class A-2 Bonds is variable and, subsequent to the initial Payment Date, will be determined as described under "Description of the Offered Bonds--Bond Interest Rates" herein. The Bond Interest Rates shown are only for indicative purposes and will be finalized at pricing.

____________________________________

(a)  Not offered hereby.

                                    SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. An "Index of Principal Terms" is included at the end of this Prospectus Supplement.

THE ISSUER ..................Impac CMB Trust 1998-C1, a Delaware business trust to be established by the Company pursuant to an Owner Trust Agreement, dated as of August 1, 1998 (the "Owner Trust Agreement"), between the Company and the Owner Trustee. See "The Issuer--General".

TITLE OF SECURITIES AND
DESIGNATION OF CLASSES.......Impac CMB Trust 1998-C1 Collateralized Mortgage
                             Bonds (the "Bonds"), will consist of nine classes (each, a "Class"), designated as (i) the Class A-1A Bonds and the Class A-1B Bonds (collectively, the "Class A-1 Bonds"), (ii) the Class A-2 Bonds (together with the Class A-1 Bonds, the "Class A Bonds"), (iii) the Class B Bonds, (iv) the Class C Bonds, (v) the Class D Bonds, (vi) the Class E Bonds, (vii) the Class F Bonds and (viii) the Class G Bonds. Only the Class A, Class B, Class C, Class D and Class E Bonds (collectively, the "Offered Bonds") are offered hereby.

COMPANY .....................IMH Assets Corp., a California corporation. See
                             "The Company" in the Prospectus.

INDENTURE TRUSTEE ...........LaSalle National Bank, a national banking association. See "Description of the Offered
                             Bonds -- The Indenture Trustee and Fiscal Agent" herein.

FISCAL AGENT ................ABN AMRO Bank N.V., a Netherlands banking corporation and an affiliate of the Indenture Trustee. See "Description of the Offered Bonds--The Indenture Trustee and Fiscal Agent" herein.

OWNER TRUSTEE ...............Wilmington Trust Company, a Delaware banking corporation. See "The Issuer--The Owner Trustee and Manager" herein.

MASTER SERVICER AND
SPECIAL SERVICER ............Midland Loan Services, Inc. ("Midland"), a Delaware
                             corporation. Midland will service the Mortgage Loans on behalf of the Owner Trust pursuant to a Servicing Agreement, dated as of August 1, 1998 (the "Servicing Agreement"), between the Owner Trust, Midland, as master servicer and special servicer, and the Indenture Trustee. See "Servicing of the Mortgage Loans" herein and under "Servicing of Mortgage Loans" in the Prospectus.

TRANSFER OF MORTGAGE LOANS...On the Closing Date, Impac Commercial Holdings,
                             Inc. (in such capacity, the "Seller") will transfer the Mortgage Loans to Impac Commercial Assets Corp., which will transfer the Mortgage Loans to the Company, in each case pursuant to a Loan Sale Agreement, dated as of August 1, 1998 (collectively, the "Loan Sale Agreements"). The Company will simultaneously transfer the Mortgage Loans to the Issuer, which in turn will simultaneously issue the Bonds and the Owner Trust Certificates and grant a first priority security interest in the Mortgage Loans to the Indenture Trustee as security for the repayment of the obligations evidenced by the Bonds. See "Assignment of the Mortgage Loans" herein.

                             The Seller will be required to deliver certain documents with respect to the Mortgage Loans, and will make certain representations and warranties with respect to the Mortgage Loans. If any such document is missing or otherwise deficient or any such representation or warranty is breached, and if such deficiency or breach materially and adversely affects the interests of the Issuer in the related Mortgage Loan, the Seller will be required to cure the deficiency or breach in all material respects, repurchase the Mortgage Loan at the Purchase Price (as defined herein) or substitute one or more similar loans for such Mortgage Loan. See "Assignment of the Mortgage Loans--Delivery of Mortgage Loan Files," "--Representations and Warranties" and "--Cures, Repurchases and Substitutions" herein.

CUT-OFF DATE.................August 1, 1998.

CLOSING DATE.................On or about August 26, 1998.

PAYMENT DATE.................The 20th day of each month or, if any such 20th day is not a business day, then the next succeeding business day, commencing in September 1998.

ACCRUAL PERIOD...............With respect to any Payment Date and the Class A-2
                             Bonds, the period commencing on the Payment Date preceding such Payment Date (or, in the case of the initial Payment Date, the period commencing on the Closing Date) and ending on the day immediately preceding such Payment Date. With respect to any Payment Date and each Class of Bonds other than the Class A-2 Bonds (collectively, the "Fixed Rate Bonds"), the period commencing on the first day of the calendar month preceding the month in which such Payment Date occurs and ending on the last day of such calendar month.

INTEREST RATE ADJUSTMENT
DATE.........................With respect to the Bond Interest Rate on the Class
                             A-2 Bonds, the first day of each Accrual Period.

INTEREST RATE DETERMINATION
DATE.........................With respect to each Interest Rate Adjustment Date for the Class A-2 Bonds, the second business day prior to such Interest Rate Adjustment Date.

COLLECTION PERIOD............As to any Payment Date, the period commencing on the day immediately after the Determination Date in the month preceding the month in which such Payment Date occurs (or, in the case of the initial Payment Date, the period commencing on the day immediately after the Cut-off Date) and ending on the Determination Date related to such Payment Date.

DETERMINATION DATE...........As to any Payment Date, the 13th day of the month in which such Payment Date occurs or, if such 13th day is not a business day, the business day immediately succeeding such 13th day.

RECORD DATE..................As to any Payment Date, the last business day of the month immediately preceding the month in which such Payment Date occurs.

DENOMINATIONS AND
REGISTRATION.................The Offered Bonds will be issued, maintained and transferred on the book-entry records of DTC and its Participants (as defined in the Prospectus) which may include Cedel Bank, societe anonyme ("Cedel") and Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"). The Class A Bonds will be offered in registered form, in minimum denominations of $5,000 and integral multiples of $1 in excess thereof. The Class B, C, D and E Bonds will be issued in registered form, in minimum denominations of $50,000 and integral multiples of $1 in excess thereof. The Offered Bonds will be represented by one or more bonds registered in the name of Cede & Co., as nominee of DTC. No Beneficial Owner will be entitled to receive a Bond in fully registered, certificated form (a "Definitive Bond"), except under the limited circumstances described herein. See "Description of the Offered Bonds--Book-Entry Registration" herein and under "Description of the Bonds" in the Prospectus.

THE MORTGAGE LOANS...........General. The Owner Trust Estate will consist primarily of a pool (the "Mortgage Pool") of 194 fixed and adjustable rate, monthly pay, first lien, multifamily and commercial loans (the "Mortgage Loans") each of which is secured by a first lien on a fee simple and/or leasehold interest in a multifamily, retail, office, industrial, hotel, self storage, mobile home park or other commercial property (the "Mortgaged Properties"). The Mortgage Pool will consist of two separate sub-pools (each, a "Sub-Pool"), to be designated as the "Fixed Rate Sub-Pool" and the "Adjustable Rate Sub-Pool." The Fixed Rate Sub-Pool will consist of 164 Mortgage Loans having fixed rates of interest, and the Adjustable Rate Sub-Pool will consist of 30 Mortgage Loans having adjustable rates of interest. References herein to the related Sub-Pool when used with respect to any Bond will mean the Adjustable Rate Sub-Pool in the case of the Class A-2 Bonds and will mean the Fixed Rate Sub-Pool in the case of any other Class of Bonds.

                             Balances. The Mortgage Loans in the Fixed Rate Sub-Pool and the Adjustable Rate Sub-Pool have aggregate Cut-off Date Balances of approximately $285,060,190 (the "Initial Fixed Rate Sub-Pool Balance") and $32,710,063 (the "Initial Adjustable Rate Sub-Pool Balance"), respectively, with a combined aggregate Cut-off Date Balance of approximately $317,770,252 (the "Initial Pool Balance"). The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. Unless otherwise indicated, all percentages of any of the Mortgage Loans provided herein reflect the percentages of such Mortgage Loans by their Cut-off Date Balances, and all weighted average information provided herein with respect to any of the Mortgage Loans reflects a weighting of such Mortgage Loans by their Cut-off Date Balances.

                             See Appendix I and II for statistical information with respect to the Mortgage Loans.

PREPAYMENTS..................The terms of all of the Mortgage Loans in the Fixed
                             Rate Sub-Pool and 71.4% of the Mortgage Loans in the Adjustable Rate Sub-Pool, respectively, provide that, subject to certain exceptions and other qualifications described herein, voluntary prepayments of principal (each, a "Principal Prepayment") are prohibited (any such prohibition, a "Lockout"), or are permitted but are required to be accompanied by a specified charge (a "Prepayment Charge") or by a yield maintenance premium (a "Yield Maintenance Premium" and together with Prepayment Charges, "Prepayment Premiums") or a pledge of defeasance collateral, during all or certain portions of their respective terms to maturity. See

                             Appendix I and II for additional information regarding Prepayment Premiums attributable to the Mortgage Loans and "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" and "--Certain Characteristics of the Mortgage Loans" herein.

THE PRIVATE BONDS AND
OWNER TRUST CERTIFICATES.....The Class F and Class G Bonds (the "Private Bonds")
                             will have initial Bond Principal Balances equal to $18,271,000 and $11,122,000, respectively, and the
                             Owner Trust Certificates will have an aggregate initial Certificate Principal Balance equal to $11,917,252. The Class F Bonds and the Class G Bonds will bear interest at fixed percentage rates equal to 6.06% and 6.06%, respectively, per annum. The Owner Trust Certificates will not bear interest at any particular rate but will represent the right to receive all interest, principal and Prepayment Premiums collected on the Mortgage Loans that is not otherwise payable in respect of the Bonds. In addition, at any date of determination, the "Certificate Principal Balance" of the Owner Trust Certificates will equal the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans over the aggregate Bond Principal Balance of the Bonds as of such date. The maturity date specified in the Indenture with respect to each Class of Private Bonds will be the same as the Stated Maturity Date for each Class of Offered Bonds.

DESCRIPTION OF THE
OFFERED BONDS................The Offered Bonds will be issued pursuant to the
                             Indenture and will represent indebtedness of the Issuer. The Offered Bonds will be obligations of the Issuer and will be payable solely from the Owner Trust Estate. The Indenture will provide a first priority security interest in the Owner Trust Estate to the Indenture Trustee as security for the repayment of the obligations evidenced by both the Offered Bonds and the Private Bonds, and all Classes of Bonds will be equally and ratably secured by the lien of the Indenture without preference, priority or distinction (other than as described herein). The Offered Bonds will not represent obligations of the Seller, the Company, the Manager, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Special Servicer, the Underwriter or any of their respective officers, directors, shareholders, partners, employees or agents. Further, the Offered Bonds will not be insured or guaranteed by any of the foregoing persons, by any government agency or instrumentality or by any private insurer or other person.

A. BOND PRINCIPAL BALANCES...Upon initial issuance, the respective Classes of the Offered Bonds will have the aggregate principal balances (each, a "Bond Principal Balance") set forth on the cover page hereof. See "Description of the Offered Bonds--Bond Principal Balances" herein and "Description of the Bonds" in the Prospectus.

B. BOND INTEREST RATES.......The respective Bond Interest Rates applicable to the Class A-1A, Class A-1B, Class B, Class C, Class D and Class E Bonds for each Payment Date will be fixed at the annual rates set forth on the cover page hereof. The Bond Interest Rate applicable to the Class A-2 Bonds will be the annual rate set forth on the cover page hereof for the initial Payment Date and, with respect to each Payment Date thereafter, will be an annual rate equal to the lesser of (A) the sum of LIBOR, as determined with respect to the related Interest Rate Adjustment Date in the month preceding the month in which such Payment Date occurs, and the Margin (as defined below) and (B) a maximum rate equal to 12.50%. For a description of the manner in which LIBOR is determined and information with respect to the historical levels of LIBOR, see "Determination of LIBOR" herein.

                             The "Margin" for the Class A-2 Bonds will be 0.28% per annum.

                             See "Description of the Offered Bonds--Bond
                             Interest Rates" herein and "Description of the Bonds--Distribution of Interest and Principal on the Bonds" in the Prospectus.

C. PAYMENTS OF INTEREST
   AND PRINCIPAL.............Payments on the Offered Bonds will be made by or on behalf of the Indenture Trustee, to the extent of available funds, on each Payment Date to the holders of record of the Offered Bonds at the close of business on the immediately preceding Record Date. All distributions made with respect to any Class of Offered Bonds will be allocated pro rata among the Offered Bonds of such Class based on the respective Percentage Interests (as defined herein) in such Class evidenced by such Offered Bonds.

                             As more particularly described herein, the total of all payments and other collections (or advances in lieu thereof) on or in respect of the Mortgage Loans that are not otherwise payable as described herein and are available for payment to Bondholders on any Payment Date (exclusive of any Prepayment Premiums separately payable in respect of Bond Prepayment Premium Amounts which will be distributable on the Offered Bonds as described herein) is referred to herein as the "Available Amount" for such

                             Payment Date. See "Description of the Offered Bonds--Payments--The Available Amount" herein.

                             On each Payment Date, the Available Amount for such Payment Date will be distributed to the Bondholders for the following purposes and in the following order of priority:

                             (i) to the holders of the Class A Bonds in respect of interest, pro rata based on such amounts distributable thereon, up to an amount equal to all Payable Bond Interest (as defined below) in respect of each such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

                             (ii) to the holders of the Class A Bonds related to each Sub-Pool in respect of principal (allocated between the respective Classes of Class A Bonds related to each Sub-Pool as described below), up to an amount equal to the lesser of (a) the aggregate Bond Principal Balance of such Classes of Class A Bonds then outstanding and (b) the related Sub-Pool Bond Principal Payment Amount (as defined below) for such Payment Date;

                             (iii) if, following distributions pursuant to clause (ii) above, the aggregate Bond Principal Balance of either class of Class A Bonds has been reduced to zero (the "Retired Class A Bonds"), to the holders of the other class of Class A Bonds, if such Class A Bonds are still outstanding (the "Outstanding Class A Bonds") in respect of principal (allocated between the respective Classes of such Outstanding Class A Bonds as described below), up to an amount equal to the lesser of (a) the aggregate Bond Principal Balance of such Classes of Outstanding Class A Bonds and (b) the excess of the Sub-Pool Bond Principal Payment Amount for such Payment Date related to the Retired Class A Bonds over the amount thereof paid on such Payment Date as described in clause (ii) above.

                             (iv) to the holders of the Class B Bonds in respect of interest, up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

                             (v) to the holders of the Class B Bonds in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class B Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount (as defined herein) for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii) and (iii) above;

                             (vi) to the holders of the Class C Bonds in respect of interest, up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

                             (vii) to the holders of the Class C Bonds in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class C Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii),
                                    (iii) and (v) above;

                             (viii) to the holders of the Class D Bonds in
                                    respect of interest, up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

                             (ix) to the holders of the Class D Bonds in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class D Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii),
                                    (iii), (v) and (vii) above;

                             (x) to the holders of the Class E Bonds in respect of interest, up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

                             (xi) to the holders of the Class E Bonds in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class E Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii),
                                    (iii), (v), (vii) and (ix) above; and

                             (xii) after the foregoing distributions have been made, to the holders of the Private Bonds and the Owner Trust Certificates as provided in the Indenture and the Owner Trust Agreement, respectively, an amount equal to the balance of the Available Amount for such Payment Date.

                             Distributions of principal to the holders of the Class A Bonds related to each Sub-Pool will be allocated between the respective Classes of Class A Bonds related to such Sub-Pool as follows:

                             (i)    prior to the Class A Credit Support
                                    Depletion Date (as defined below):

                                    (A)  in the case of the Class A-1 Bonds,
                                         first to the holders of the Class A-1A
                                         Bonds until the Bond Principal Balance
                                         thereof has been reduced to zero and
                                         then to the holders of the Class A-1B
                                         Bonds; and

                                    (B)  to the holders of the Class A-2 Bonds
                                         until the Bond Principal Balance
                                         thereof has been reduced to zero; and

                             (ii) on and after the Class A Credit Support Depletion Date, the Aggregate Bond Principal Payment Amount will be paid to the holders of the Classes of Class A Bonds pro rata based on their then outstanding Bond Principal Balances.

                             The "Class A Credit Support Depletion Date" will be the first Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to the aggregate Bond Principal Balance of the Class A Bonds.

                             The "Payable Bond Interest" for any Class of Bonds and any Payment Date will equal interest accrued during the related Accrual Period at the Bond Interest Rate applicable to such Class of Bonds for such Payment Date on the Bond Principal Balance thereof immediately prior to such

                             Payment Date. Payable Bond Interest for each
                             Payment Date will be calculated, in the case of the Fixed Rate Bonds, on the basis of a 360-day year consisting of twelve 30-day months and, in the case of the Class A-2 Bonds, on the basis of a 360-day year and the actual number of days in the related Accrual Period.

                             The "Sub-Pool Bond Principal Payment Amount" for each Sub-Pool and any Payment Date will equal the sum of the following amounts:

                             (a)    the principal portions of all Monthly
                                    Payments (other than Balloon Payments) due or deemed due in respect of the Mortgage Loans in such Sub-Pool for their respective Due Dates occurring during the related Collection Period, to the extent received or advanced;

                             (b) all Principal Prepayments received on the Mortgage Loans in such Sub-Pool during the related Collection Period;

                             (c) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan in such Sub-Pool that is delinquent in respect of its Balloon Payment;

                             (d)    the Stated Principal Balance of each
                                    Mortgage Loan in such Sub-Pool that was, during the related Collection Period, repurchased from the Owner Trust Estate in connection with a document deficiency or the breach of a representation or warranty or purchased from the Owner Trust Estate as described herein under "Description of the Offered Bonds--Termination";

                             (e) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan in such Sub-Pool received on or after the maturity date thereof, to the extent received during the related Collection Period; and

                             (f) to the extent not included in the preceding clauses, all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds that were received on the Mortgage Loans in such Sub-Pool during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof.

                             The "Aggregate Bond Principal Payment Amount" with respect to any Payment Date will equal the sum of the Sub-Pool Bond Principal Payment Amounts for such Payment Date.

                             The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification, and (b) interest at the applicable Mortgage Rate.

                             See "Description of the Offered Bonds --
                             Distributions" herein and "Description of the Bonds -- Distributions" in the Prospectus.

D. DISTRIBUTIONS OF BOND
   PREPAYMENT PREMIUM
   AMOUNTS ..................All Prepayment Premiums collected during each
                             Collection Period with respect to any Mortgage Loan in the Fixed Rate Sub-Pool will be distributed on the immediately following Payment Date to the holders of the Class A-1A, A-1B, B, C, D and E Bonds as follows: The holders of such Classes of Bonds then entitled to distributions of principal from the Fixed Rate Sub-Pool for such Payment Date will be entitled to a "Bond Prepayment Premium Amount" (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium, and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Bond Interest Rate applicable to the most senior of such Classes of Bonds then outstanding, over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If there is more than one Class of Bonds entitled to distributions of principal on such Payment Date, the Bond Prepayment Premium Amount shall be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. Any portion of such Bond Prepayment Premium Amount that is not so distributed to the holders of such Bonds will be distributed to the holders of the Owner Trust Certificates. In addition, all Prepayment Premiums collected during each Collection Period with respect to any Mortgage Loan in the Adjustable Rate Sub-Pool will be distributed to the holders of the Owner Trust Certificates.

                             For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal payment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Indenture Trustee will select a comparable publication to determine the Treasury Rate.

                             Any Bond Prepayment Premium Amount distributed to the holders of a Class of Bonds may not be sufficient to fully compensate such Bondholders for any loss in yield attributable to the related principal prepayments.

                             See "Description of the Offered Bonds--Payments-- Allocation of Bond Prepayment Premium Amounts" herein and "Description of the Bonds--Distributions on the Bonds in Respect of Prepayment Premiums" in the Prospectus.

SUBORDINATION................To the extent described herein, the Class B, Class
                             C, Class D and Class E Bonds will be subordinate in right of payment to the Class A Bonds; the Class C, Class D and Class E Bonds will be subordinate in right of payment to the Class B Bonds; the Class D and Class E Bonds will be subordinate in right of payment to the Class C Bonds; and the Class E Bonds will be subordinate in right of payment to the Class D Bonds. The foregoing subordination will be accomplished by the application of the Available Amount on each Payment Date in the order described under "Description of the Offered Bonds--Payments" herein.

                             In addition to such subordination, credit support for the Offered Bonds will be provided by the subordination of the Private Bonds and the overcollateralization of the Bonds by the Mortgage Loans. As of any date of determination, the amount by which the Bonds are overcollateralized will equal the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans over the aggregate Bond Principal Balance of the Bonds.

                             See "Description of the Offered Bonds --
                             Subordination" herein and "Description of Credit Enhancement --Subordinate Bonds" in the Prospectus.

TREATMENT OF REO PROPERTIES..Notwithstanding that the Mortgaged Property related to any Mortgage Loan may be acquired through foreclosure, deed in lieu of foreclosure or otherwise on behalf of the Issuer as "real estate owned" (upon acquisition, an "REO"), such Mortgage Loan will, for purposes of, among other things, determining payments on the Bonds as well as the Master Servicing Fees, Special Servicing Fees, Indenture Trustee Fees and Management Fees (each as defined herein), generally be treated as having remained outstanding until such REO is liquidated. Operating revenues and other proceeds derived from each REO (exclusive of related operating costs, including certain reimbursements payable to the Master Servicer or Special Servicer in connection with the operation and disposition of such REO) will be "applied" or treated by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and subject to a recoverability determination as more fully described herein (see "Servicing of the Mortgage Loans--P&I Advances" herein), the Master Servicer will make P&I Advances, as described below, in respect of such Mortgage Loan in all cases as if such Mortgage Loan had remained outstanding.

P&I ADVANCES.................Subject to a recoverability determination as described herein, and further subject to the reduced advancing obligations in respect of certain modified Mortgage Loans and Required Appraisal Loans as described herein, the Master Servicer will be required to make advances (each, a "P&I Advance") with respect to each Payment Date in an amount that is generally equal to the aggregate of all Monthly Payments (other than in respect of any Balloon Payment), net of related Master Servicing Fees, due on or in respect of the Mortgage Loans during the related Collection Period, in each case to the extent that such amount was not paid by or on behalf of the related borrower ("Borrower") or otherwise collected as of the close of business on the last day of the related Collection Period.

                             As more fully described herein, the Master Servicer will be entitled to interest on any P&I Advance made by it, and the Master Servicer and the Special Servicer will be entitled to interest on certain reimbursable servicing expenses incurred by them. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at an annual rate equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time (the "Reimbursement Rate"), and will be paid either out of default interest collected in respect of the related Mortgage Loan or, contemporaneously with the reimbursement of such P&I Advance or servicing expense, out of general collections on the Mortgage Loans.

                             If the Master Servicer is required but fails to make any P&I Advance, the Indenture Trustee and Fiscal Agent will be required to do so and will be entitled to reimbursement of such P&I Advance, with interest thereon, as described above with respect to the Master Servicer. See "Servicing of the Mortgage Loans--P&I Advances" herein.

ADMINISTRATIVE COST RATE.....Each of the Master Servicer and the Indenture
                             Trustee will be entitled to receive a monthly fee (a "Master Servicing Fee" and an "Indenture Trustee Fee", respectively) in respect of each Mortgage Loan (payable out of payments (or advances in lieu thereof) and other collections of interest thereon) paid from that portion of the interest accrued on such Mortgage Loan from time to time. The administrative costs on each Mortgage Loan will equal the sum of the related Master Servicing Fee and the Indenture Trustee Fee (collectively, expressed as a per annum rate, the "Administrative Cost Rate"). The "Administrative Cost Rate" for each Mortgage Loan is set forth in Appendix II hereto. As of the Cut-off Date, the weighted average Administrative Cost Rate for the Mortgage Loans was 0.0801% per annum. The Master Servicer will be obligated to pay the fees of its subservicers out of its Master Servicing Fees. For a discussion of additional Master Servicer compensation, as well as Special Servicer compensation, see "Servicing of the Mortgage
                             Loans -- Servicing and Other Compensation and Payment of Expenses" herein.

CONTROLLING CLASS............The holders of the Bonds or the Owner Trust
                             Certificates representing a majority of the Controlling Class will have the right, subject to certain conditions described herein, to replace the Master Servicer and/or the Special Servicer and to approve certain actions proposed to be taken by the Special Servicer. The "Controlling Class" will be the most subordinate of the Owner Trust Certificates and the respective Classes of Bonds then outstanding as to which the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans over the aggregate Bond Principal Balance of any Classes of Bonds with a higher payment priority is not less than 25% of the aggregate initial Bond Principal Balance or Certificate Principal Balance thereof. In addition, as more particularly described herein, any single holder of Bonds or Owner Trust Certificates representing a majority of the Controlling Class will have the option to purchase from the Issuer, free and clear of the lien of the Indenture, at the Purchase Price (as described under "Assignment of the Mortgage Loans--Cures, Repurchases and Substitutions" herein) defaulted Mortgage Loans that are not purchased by the Master Servicer or the Special Servicer. See "Servicing of the Mortgage Loans-- Realization Upon Defaulted Mortgage Loans" herein.

OPTIONAL TERMINATION.........The majority holder of the Owner Trust Certificates will have an option (or, if the majority holder of the Owner Trust Certificates does not exercise such option, the Master Servicer will have the option) to purchase all of the Mortgage Loans and any REOs, and thereby effect the redemption of the Bonds on any Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 20% of the Initial Pool Balance. See "Description of the Offered Bonds--Termination" herein and "The Agreements--Termination; Redemption of Bonds" in the Prospectus.

CERTAIN YIELD
CONSIDERATIONS...............The yield to maturity on any Offered Bond will be affected by the rate and timing of principal payments and losses on the Mortgage Loans. The yield to maturity on any Offered Bond also will depend on other factors, such as the purchase price for such Offered Bond and the related Bond Interest Rate. An investor should consider, in the case of any Offered Bond purchased at a discount, the risk that a slower than anticipated rate of prepayments could result in a lower than anticipated yield and, in the case of an Offered Bond purchased at a premium, the risk that a faster than anticipated rate of prepayments could result in a lower than anticipated yield. See "Risk Factors--The Offered Bonds--Certain Yield and Maturity Considerations" and "Yield and Maturity Considerations" herein and "Yield and Maturity Considerations" in the Prospectus.

CERTAIN FEDERAL INCOME TAX
CONSEQUENCES.................Upon the issuance of the Offered Bonds, Thacher
                             Proffitt & Wood, counsel to the Company, will deliver its opinion to the effect that, assuming compliance with all provisions of the Indenture, the Owner Trust Agreement, the Servicing Agreement and the Management Agreement and based upon other considerations more fully described herein, for federal income tax purposes, the Offered Bonds will be characterized as indebtedness.

                             For further information regarding certain federal income tax consequences of an investment in the Bonds, see "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus.

ERISA CONSIDERATIONS.........A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") should review carefully with its legal counsel whether the purchase or holding of Offered Bonds could give rise to a prohibited transaction under
                             Section 406 of ERISA or Section 4975 of the Code or whether there exists a statutory or administrative exemption applicable to an investment therein.

                             Although there is no authority directly on point, it is anticipated that on the Closing Date the Offered Bonds should be treated as indebtedness under local law without any substantial equity features for purposes of the Plan Asset Regulation (as defined herein).

                             Any Plan fiduciary considering whether to purchase any Offered Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

RATINGS......................It is a condition to the issuance of the Offered
                             Bonds that the respective Classes of Offered Bonds receive credit ratings not lower than the ratings of Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's", and together with S&P, the "Rating Agencies") set forth on the cover page hereof.

                             The ratings of the Offered Bonds address the timely payment of interest and the ultimate payment of principal on or before the Rated Final Payment Date. The ratings of the Offered Bonds do not address certain other matters as described under "Ratings" herein and "Rating" in the Prospectus.

                             There can be no assurance that any rating of a Class of Offered Bonds will not be lowered, qualified or withdrawn by the Rating Agency that assigned such rating if, in its judgment, circumstances so warrant. In addition, there can be no assurance whether any rating agency other than the Rating Agencies will rate any of the Offered Bonds or, if one does, what rating such agency would assign. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Ratings" herein and "Rating" in the Prospectus.

LEGAL INVESTMENT STATUS......The Offered Bonds will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Bonds may be purchased by such investors. See "Legal Investment" herein and "Legal Investment Matters" in the Prospectus.

                                  RISK FACTORS

     In addition to the matters described elsewhere in this Prospectus Supplement, prospective investors should carefully consider the matters described under "Risk Factors" in the Prospectus and the following factors before deciding to invest in any Class of the Offered Bonds.

THE MORTGAGE LOANS

     Certain Risks Associated with Mortgage Loans Secured by Commercial and Multifamily Properties. Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans made on the security of single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Certain of the Mortgage Loans are secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the Borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including various events which the related Borrower and/or manager of the Mortgaged Property, the Company, the Master Servicer or the Special Servicer may be unable to predict or control, such as changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; environmental hazards; and social unrest and civil disturbances.

     Furthermore, a Mortgaged Property may not readily be converted to an alternative use in the event that the operation of such Mortgaged Property for its original purpose becomes unprofitable for any reason. In such cases, the conversion of the Mortgaged Property to an alternative use would generally require substantial capital expenditures. Thus, if the Borrower becomes unable to meet its obligations under the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount outstanding on the related Mortgage Loan, than would be the case if such Mortgaged Property were readily adaptable to other uses.

     It is anticipated that 150 Mortgage Loans, representing 89.5% of the Initial Pool Balance, will be nonrecourse loans and recourse in the event of Borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. Further, with respect to the Mortgage Loans that provide for recourse to the related Borrower, there can be no assurance that the enforcement of the recourse provisions will be practicable or that the assets of the related Borrowers will be sufficient to permit a recovery on any such defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. None of the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by any other person.

     Dependence on Tenants. In general, the Borrowers rely on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of the related Mortgaged Properties, to fund capital improvements and to service the Mortgage Loans and any other outstanding debt or obligations they may have outstanding. There can be no assurance that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. The Borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any Borrower were to relet or renew the existing leases for a significant amount of retail or office space at rental rates significantly lower than current rates, then such Borrower's funds from operations would be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, Borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the Mortgaged Property. There will be existing leases that expire during the term of the Mortgage Loan and there can be no assurance that such leases will be renewed or that the affected space can be rented at comparable rates to a replacement tenant. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

     In the case of retail, office and industrial properties, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a single tenant or a relatively small number of tenants may account for all or a disproportionately large share of the rentable space or rental income of such property. Accordingly, a decline in the financial condition of a significant or sole tenant, as the case may be, or other adverse circumstances of such a tenant (such as bankruptcy or insolvency), or the non-renewal of a lease for a disproportionately large share of a property's rentable space, may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at such property.

     Dependence on Management. Each Mortgaged Property is managed by a manager (which may be the Borrower or an affiliate of the Borrower), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. Accordingly, concentration of property management of Mortgaged Properties increases the risk that the poor performance of a single property manager will have a widespread effect on the Mortgage Pool.

     Property Location and Condition. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the management company does not schedule and perform adequate maintenance in a timely fashion.

     Competition. Other comparable multifamily/commercial properties located in the same areas compete with the Mortgaged Properties of such types to attract residents, retail sellers, tenants, customers and/or guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A Borrower competes with all lessors and developers of comparable types of real estate in the area in which the Mortgaged Property is located. Such lessors or developers could have lower rents, lower operating costs, more favorable locations, better management or better facilities. While a Borrower may renovate, refurbish or expand the Mortgaged Property to maintain the Mortgaged Property and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks, such as increased costs that reduce cash flow available for debt service. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments, affecting tenant income and, potentially, the Borrower's rental income available to pay debt service.

     Changes in Laws. Increases in income, service or other taxes (other than real estate taxes) generally are not passed through to tenants under leases and may adversely affect the Borrower's funds from operations. Similarly, changes in laws increasing the potential liability for environmental conditions existing on properties or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could adversely affect the Borrowers' funds from operations. See "--Environmental Risks" below and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus. In addition, changes in zoning laws, which typically do not interfere with currently conforming uses or improvements, may restrict an operator's flexibility to make future design or structural changes or convert the property to a different use.

     Risks Associated with Particular Types of Mortgaged Properties. The Mortgage Loans as a whole are primarily secured by liens on fee simple and/or leasehold interests in one of the following property types: multifamily rental properties; retail properties; office properties; industrial properties; hotel and motel properties; self storage facilities; and mobile home parks.

     Risks Particular to Multifamily Rental Properties. Adverse economic
     --------------------------------------------------
conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and plant or office closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of home mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures.

     Risks Particular to Retail Properties. In addition to risks generally
     --------------------------------------
associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping malls and shopping centers, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur due to a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers and their failure to do so may adversely affect the rental income attributable to additional tenants.

     Risks Particular to Office Properties. In addition to risks generally
     --------------------------------------
associated with real estate, Mortgage Loans secured by office properties are also affected significantly by positive changes in population and employment growth (which generally creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. Office properties that are not equipped to accommodate the needs of modern business, for example because of inadequate telecommunications or electronical systems, may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the business operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur due to a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Risks Particular to Industrial Properties. Significant factors determining
     ------------------------------------------
the value of industrial properties are the quality of tenants, building design and adaptability, the functionality of the finish-out and the location of the property. Industrial properties may be adversely affected by an economic decline in the businesses operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur due to a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline is increased if revenue is dependent on a single tenant as is frequently the case with an industrial property.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Risks Particular to Hotel and Motel Properties. Hotel and motel properties
     -----------------------------------------------
are subject to operating risks common to the lodging industry. These risks include, among other things, a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hotels and motels, increases in operating costs (which increases may not necessarily in the future be offset by increased room rates), dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. These factors could adversely affect the related Borrower's ability to make payments on the related Mortgage Loans. Since limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that: (i) hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator; (ii) the transferability of any operating, liquor and other licenses to the entity acquiring such hotel or motel (either through purchase or foreclosure) is subject to local law requirements, delays in approval for which may result in interruption of operations and declines in income; (iii) it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of such property; and (iv) future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate such hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. Furthermore, a lender that acquires title to a hotel or motel property through foreclosure or similar proceedings may be unable to succeed to the rights of the franchisee under the related franchise agreement.

     Risks Particular to Self-Storage Facilities. Warehouse, mini-warehouse and
     --------------------------------------------
self-storage facilities are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage facilities becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the Borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that self-storage facility may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the self-storage facility were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a self-storage facility, as is building design and location. Tenant privacy and anonymity may, however, increase certain operating risks for self-storage facilities, such as the risk that some self-storage units may contain hazardous substances.

     Risks Particular to Mobile Home Parks. The successful operation of a mobile
     --------------------------------------
home park will generally depend upon the number of competing parks in the local market, as well as upon other factors such as its age, appearance, reputation, management and the types of facilities and services it provides. Mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments.

     Mobile home parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of a mobile home park becomes unprofitable due to competition, age of the improvements or other factors such that the Borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the property were readily adaptable to other uses.

     Risks of Different Timing of Mortgage Loan Amortization. If and as principal payments or prepayments are made on Mortgage Loans, the remaining Mortgage Pool may be subject to more concentrated risks with respect to the diversity of Mortgaged Properties, types of properties and property characteristics and with respect to the number of unrelated Borrowers. See the table entitled "Original Term to Maturity" in Appendix I hereto for a description of the scheduled maturity dates of the Mortgage Loans. Because principal on certain Classes of the Offered Bonds is payable only after certain other Classes of Offered Bonds have been paid in full, Classes of Offered Bonds having a lower sequential order of priority are more likely to be exposed to such concentration risks than those having a higher payment priority. See "Description of the Offered Bonds--Payments" and "--Subordination" herein.

     Certain Risks Associated with Mortgage Loans Secured by Condominium Properties. One Mortgage Loan, representing 1.0% of the Initial Pool Balance, is secured by the Borrower's interest in all of the units in a condominium project and the related voting rights in the owners' association for such project. Two Mortgage Loans, representing 4.1% of the Initial Pool Balance, are secured by each Borrower's interest in less than all of the units in a condominium project and the related voting rights in the owners' association for such project. A condominium declaration established each condominium and created an owners' association for the purpose of operating, maintaining and managing the common elements of such projects. Unit owners own the interior of their respective units and an undivided interest in the project's common elements. All unit owners are members of the owners' association. With respect to the Mortgage Loan that is secured by the Danis - Two Riverplace property, the Borrower has an 83.79% voting interest in the owners' association. With respect to the Mortgage Loan that is secured by the Harvard Market property, the Borrower has a 43.93% voting interest in the owners' association, although for certain purposes related to budgetary approval for the commercial portions of that property, the Borrower's voting interest is 46.30%, and, while the declaration's requirement of a two-thirds majority for significant actions (including budget approval) results in the Borrower's consent being required, the Borrower does not have sufficient voting rights to affirmatively control the owners' association.

     Due to the nature of condominiums and each Borrower's ownership interest therein, a default on such Mortgage Loans will not allow the holder of the Mortgage Loan the same flexibility in realizing upon the Mortgaged Property as is generally available with respect to properties not involving condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums will have to be considered and respected. Consequently, servicing and realizing upon the collateral of such Mortgage Loans could subject the Owner Trust to greater delay, expense and risk than a loan secured by a property that is not a condominium.

     Risks Associated with Additional Financing. Two of the Mortgaged Properties are encumbered by subordinate debt held by third parties. No other Mortgage Loans permit secured subordinate debt, although in certain cases such Mortgage Loans do not expressly prohibit Borrowers from incurring unsecured debt. Where an obligor encumbers a mortgaged property with one or more junior liens, or incurs other debt, the senior lender may be subject to additional risk. First, the obligor may have difficulty servicing and repaying multiple loans and the existence of subordinate or other indebtedness may increase the difficulty of refinancing the related Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Moreover, if the subordinate financing permits recourse to the obligor and the senior loan does not, an obligor may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the obligor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is affected. Third, if the obligor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

     Zoning Compliance. Due to, among other reasons, changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses and/or structures. Such changes may limit the ability of the Borrower or a subsequent owner following sale or foreclosure to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto, to make significant design changes or structural alterations or to convert the Mortgaged Property to another use. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if such event were to occur, no assurance can be given that such proceeds would be sufficient to pay such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan or what its revenue-producing potential would be.

     Adverse Effects on Property Performance Due to Litigation. There may be legal proceedings pending and, from time to time, threatened against certain Borrowers under the Mortgage Loans or managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of such Borrowers, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on payments to holders of the Offered Bonds.

     Ground Leases and Other Leasehold Interests. Five Mortgage Loans, representing 4.7% of the Initial Pool Balance, are secured by a leasehold interest in their respective Mortgaged Properties. Pursuant to Section 365(h) of the Bankruptcy Code, ground lessees are currently afforded rights not to treat a ground lease as terminated and to remain in possession of their leased premises upon the bankruptcy of their ground lessor and the rejection of the ground lease by the representative of such ground lessor's bankruptcy estate. The leasehold mortgages generally provide that the Mortgagor may not elect to treat the ground lease as terminated on account of any such bankruptcy of or rejection by the ground lessor without the consent of the Master Servicer. In the event of a bankruptcy of a ground lessee/Borrower, the ground lessee/Borrower under the protection of the Bankruptcy Code has the right to assume (continue) or reject (terminate) any and all of its ground leases. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/Borrower, the Master Servicer may be unable to enforce the bankrupt ground lessee/Borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the Mortgage.

     Two Mortgage Loans, representing 1.7% of the Initial Pool Balance, are secured by leasehold interests whose terms expire after the respective maturity dates for the Mortgage Loans, but earlier than ten years after such maturity dates. Certain Mortgage Loans are secured by leasehold interests where the ground rent payable thereunder is not constant, although escalations are established by reasonably determinable parameters. One Mortgage Loan, representing 0.6% of the Initial Pool Balance, permits the City of Dayton, Ohio, as ground lessor, to amend or terminate the Ground Lease following the Borrower's default without the consent of the holder of the Mortgage Loan, although the Borrower's agreement to any amendment would constitute a default under the Mortgage Loan documents. One Mortgage Loan, representing 0.3% of the Initial Pool Balance, does not afford the holder of the Mortgage Loan the right to enter into a new Ground Lease with the ground lessor following the Borrower's uncured default or bankruptcy. Escrows have not been established for ground rent payments.

     Environmental Risks. The presence of hazardous substances or violations of environmental laws may materially impair successful operation of a Mortgaged Property. Moreover, under the laws of certain states, contamination of real property may give rise to a lien on the property to assure payment of the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Delays in foreclosure of a Mortgaged Property may occur as the Master Servicer or Special Servicer, as the case may be, attempt to establish that there are no material adverse environmental conditions at such Mortgaged Property. Moreover, if the Master Servicer or the Special Servicer determines that any such conditions exist and cannot be remedied at an acceptable cost, it will be prohibited from acquiring title to the Mortgaged Property and may be unable
otherwise to realize its value through foreclosure.   See "Certain Legal Aspects
of Mortgage Loans--Environmental Considerations" in the Prospectus.

     In connection with, and not earlier than one year prior to the closing of, each Mortgage Loan in excess of $1.5 million, Impac Commercial Capital Corporation ("ICCC"), a subsidiary of the Seller, generally obtained either a "Phase I" environmental assessment or an update of an earlier assessment covering the related Mortgaged Property. In connection with, and not earlier than one year prior to the closing of, each Mortgage Loan of $1.5 million or less, ICCC generally obtained an environmental database report covering the related Mortgaged Property. See "Underwriting of the Mortgage Loans-- Environmental Assessments" herein. Certain of the environmental assessments indicated the presence of asbestos-containing materials, lead-based paint, underground storage tanks, polychlorinated biphenyls or other hazardous substances. In those cases in which such assessment recommended either "operations and maintenance" plans or other remedial action or periodic monitoring, the related Mortgage Loan documents require the Borrower to take the recommended action and in some cases establish an escrow of funds to cover related removal and remediation costs.

     Seismic Risk. Mortgaged Properties located in certain regions of the country are subject to increased risk of loss or damage due to earthquake. In general, underwriting guidelines applicable at the origination of the Mortgage Loans required that prospective borrowers seeking loans in excess of $1.5 million secured by properties located in California obtain a seismic engineering report of the building, including an estimate of the probable maximum loss ("PML"), that is, an estimate of the loss that the property would sustain in a "worst case" earthquake scenario. Generally, approval of any such loan for which the related improvements' PML is estimated at more than 20% would be conditioned upon either satisfactory earthquake insurance or reasonable assurances by the borrower that it would make structural or other physical enhancements to mitigate earthquake risk to levels comparable to or less than those indicated by a PML of 20% or less.

     Related Parties. Certain Borrowers may be affiliated or under common control with one another ("Related Borrowers"). In the case of 14 Mortgage Loans, representing 10.0% of the Initial Pool Balance, the Borrowers are Related Borrowers (the Danis Portfolio). In the case of four Mortgage Loans, representing 4.0% of the Initial Pool Balance, the Borrowers are Related Borrowers (the Ghidorzi Portfolio). In the case of three Mortgage Loans, representing 3.5% of the Initial Pool Balance, the Borrowers are Related Borrowers (the Proctor Portfolio). There are ten other Related Borrower groups, none of which constitutes more than 2.5% of the Initial Pool Balance. In addition, commercial tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain commercial tenants may be owned by affiliates of the Borrowers or otherwise related to or affiliated with a Borrower. In the case of one Mortgage Loan, representing 1.6% of the Initial Pool Balance, the Borrower is related to the Issuer (1401 Dove Street). In such circumstances, any adverse circumstances relating to a Borrower or commercial tenant or a respective affiliate and affecting one of the related Mortgage Loans or Mortgaged Properties could arise in connection with the other related Mortgage Loans or Mortgaged Properties. In particular, the bankruptcy or insolvency of any such Borrowers or tenants or respective affiliates could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus. In addition, certain of the Borrowers are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a Borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

     Other Concentrations. The ten largest individual Mortgage Loans, or groups of cross-collateralized Mortgage Loans, have Cut-off Date Balances that represent in the aggregate approximately 28.8% of the Initial Pool Balance. The largest single Mortgage Loan has a Cut-off Date Balance that represents approximately 2.8% of the Initial Pool Balance. The largest group of cross-collateralized Mortgage Loans have Cut-off Date Balances that represent in the aggregate 6.1% of the Initial Pool Balance. In general, concentrations in a mortgage pool of loans with larger than average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed.

     Geographic Concentration. Repayments by the Borrowers and the market value of the Mortgaged Properties could be affected by economic conditions in regions where the Borrowers and the Mortgaged Properties are located, other relevant conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the Borrowers. Although the Mortgage Pool reflects varying geographic concentrations in respect of the related Mortgaged Properties, of the 17 states in which Mortgaged Properties are located, those which represent more than 5% of the Initial Pool Balance, are: California (49.8% of the Initial Pool Balance); Ohio (8.7% of the Initial Pool Balance); Texas (8.7% of the Initial Pool Balance); Arizona (8.7% of the Initial Pool Balance); and Washington (5.3% of the Initial Pool Balance).

     The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. To the extent that general economic or other relevant conditions in states or regions in which Mortgaged Properties securing Mortgage Loans representing significant portions of the Mortgage Pool are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the related Mortgaged Properties may be adversely affected.

     Purchase Options and Rights of First Refusal. Certain of the Mortgaged Properties are subject to purchase options or rights of first refusal in favor of tenants or other parties. No purchase option gives the holder the right to purchase the Mortgaged Property for an amount less than the Cut-off Date Balance of the related Mortgage Loan. Both purchase options and rights of first refusal may increase the difficulty of selling the affected Mortgaged Property in order to repay the Mortgage Loan at maturity or to liquidate the Mortgaged Property following foreclosure. The existence of such rights may complicate negotiations with potential purchasers other than the holder of the option or right of first refusal, even if the purchase price under the terms of the option or right of first refusal fairly reflects the market value of the Mortgaged Property.

     Balloon Payments. Mortgage Loans representing 95.9% of the Initial Pool Balance will have substantial payments of principal ("Balloon Payments") due at their stated maturities unless previously prepaid ("Balloon Loans"). Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because the ability of a Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Borrower to make the Balloon Payment. The ability of a Borrower to accomplish either of these goals will be affected by all of the factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally.

     Prepayment Charges and Yield Maintenance Premiums. Certain of the Mortgage Loans require that, during all or certain portions of their respective terms to maturity (including, in some cases, for a time following the end of the period during which such Mortgage Loans are subject to a Lockout), any Principal Prepayment be accompanied by a Prepayment Charge or a Yield Maintenance Premium. See "Description of the Mortgage Pools--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" herein and "Description of the Bonds-- Distributions on the Bonds in Respect of Prepayment Premiums" in the Prospectus.

     If and to the extent Prepayment Charges and Yield Maintenance Premiums are received on the Mortgage Loans, the Bond Prepayment Premium Amount will be distributed as described under "Description of the Offered Bonds--Payments-- Allocation of Bond Prepayment Premium Amounts" herein.

     The enforceability, under the laws of a number of states, of provisions similar to the terms of the Mortgage Loans providing for the payment of a Prepayment Charge or Yield Maintenance Premium upon prepayment is unclear. No assurance can be provided that, at any time when a Prepayment Charge or Yield Maintenance Premium is required to be made in connection with prepayment, the obligation to pay such Prepayment Charge or Yield Maintenance Premium will be enforceable under applicable law or, if enforceable, the related Liquidation Proceeds will be sufficient to make such payment. Liquidation Proceeds recovered in respect of any defaulted Mortgage Loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any Prepayment Charge or Yield Maintenance Premium due in connection with the liquidation of such Mortgage Loan.

THE OFFERED BONDS

     Limited Obligations. The Offered Bonds will represent indebtedness of the Issuer and will not represent an interest in or obligation of the Seller, the Company, the Manager, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Special Servicer, the Underwriter or any of their respective affiliates or any other person. Distributions on any Class of Offered Bonds will depend on the amount and timing of payments and other collections in respect of the Mortgage Loans. Accordingly, in the event that Realized Losses or Extraordinary Expenses exceed the sum of the initial amount by which the Offered Bonds are overcollateralized it is unlikely that these amounts will be sufficient to make full and timely distributions on all of the Offered Bonds.

     The Issuer will not hold any assets other than those included in the Owner Trust Estate. Accordingly, the obligations evidenced by the Offered Bonds will be repayable solely from the Owner Trust Estate, and if the Owner Trust Estate is insufficient to provide for the repayment of such obligations, either because of losses on the Mortgage Loans or otherwise, no other assets will be available for payment of the related deficiency. Neither the Indenture Trustee nor the holders of the Offered Bonds will be permitted under the Indenture to file a bankruptcy petition against, or commence similar proceedings in respect of, the Issuer.

     Certain Yield and Maturity Considerations. The yield to maturity on any Offered Bond purchased at a discount or premium will be affected by the rate and timing of principal payments applied in reduction of the Bond Principal Balance of such Class of Offered Bond, which in turn will be affected (i) by the rate and timing of principal payments and collections on the Mortgage Loans, particularly unscheduled payments or collections in the form of voluntary prepayments of principal or unscheduled recoveries of principal due to defaults, whether before or after the scheduled maturity date of the related Mortgage Loans, and (ii) by the order of priority in which such principal payments and collections are distributed in reduction of the Bond Principal Balances of the Offered Bonds.

     The rate and timing of unscheduled payments and collections of principal on the Mortgage Loans is impossible to accurately predict and will be affected by a variety of factors, including, without limitation, the level of prevailing interest rates, restrictions on voluntary prepayments contained in the Mortgage Notes, the availability of mortgage credit and other economic, demographic, geographic, tax and legal factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans, the Mortgage Loans are likely to prepay at a higher rate than if prevailing rates remain at or above those Mortgage Rates. As described herein, the Aggregate Principal Payment Amount for each Payment Date will be distributable on such Payment Date entirely in reduction of the Bond Principal Balances of the Class A Bonds (allocated among the Class A Bonds as described herein) until they are retired and, thereafter, entirely in reduction of the Bond Principal Balance of the then outstanding Offered Bonds with the earliest alphabetical Class designation (that is, Class B, then Class C, then Class D, then Class E), until each such Class is, in turn, retired. Accordingly, any particular rate of principal payments or recoveries on the Mortgage Loans will likely have different effects on the yields of the respective Classes of Offered Bonds.
"See "Yield and Maturity Considerations" herein.

     Indenture Events of Default. With certain exceptions described herein, neither the Indenture Trustee nor the holders of the Offered Bonds will have any independent ability to declare a default under the Indenture unless the Issuer fails to pay the Offered Bonds in full by their Stated Maturity Dates. Interest will be payable on the Offered Bonds on each Payment Date only to the extent that there are funds available for such purpose, and the failure of the Issuer to make such funds available for paying interest on the Offered Bonds on a current basis will not constitute an Indenture Event of Default. In addition, it will not be an Indenture Event of Default if the aggregate Stated Principal Balance of the Mortgage Loans declines below the aggregate Bond Principal Balance of the Bonds or of any particular Class or Classes thereof. See "Description of the Offered Bonds--Indenture Events of Default" herein and "The Agreements--Events of Default; Rights Upon Event of Default" in the Prospectus.

     Limited Ability to Force Sale of Owner Trust Estate. Acceleration of the Offered Bonds and liquidation of the Owner Trust Estate will be the sole remedy for the Indenture Trustee and the holders of the Offered Bonds upon an Indenture Event of Default. However, the market value of the Owner Trust Estate may fluctuate, and there can be no assurance that, following an Indenture Event of Default, the market value of the Owner Trust Estate will be equal to or greater than the aggregate of the undistributed principal and interest due on the Offered Bonds and any other expenses or liabilities payable from the sale proceeds.

     Bankruptcy or Insolvency of the Issuer. The bankruptcy or insolvency of the Issuer could adversely affect payments on the Offered Bonds. The automatic stay imposed by Title 11 of the United States Code (the "Bankruptcy Code") could prevent the enforcement of obligations of the Issuer, including those arising under the Offered Bonds and the Indenture, or actions against any of the property of the Issuer, including the Mortgage Loans, prior to modification of the stay. In addition, the trustee in bankruptcy for the Issuer may be able to accelerate payment of the Offered Bonds and liquidate the Owner Trust Estate. In the event that the principal of the Offered Bonds is declared due and payable, the holders of any Offered Bonds issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the Bankruptcy Code, to receive not more than an amount equal to the Bond Principal Balance thereof, less unamortized original issue discount ("accreted value"). There can be no assurance as to how such accreted value would be determined if such event occurred. However, the Issuer has been structured so as to limit the likelihood of bankruptcy or insolvency.

     Subordination. As and to the extent described herein, the rights of the holders of the Class B, Class C, Class D and Class E Bonds to receive distributions of amounts collected or advanced in respect of the Mortgage Loans will be subordinated to those of the holders of the Class A Bonds and the holders of each other Class of such Offered Bonds, if any, with a higher payment priority. See "Description of the Offered Bonds--Payments--Application of the Available Amount" and "--Subordination" herein and "Description of the Bonds-- Distributions" and "Description of Credit Enhancement Subordinate Bonds" in the Prospectus.

     Special Servicer Actions with Respect to Specially Serviced Mortgage Loans. In connection with the servicing of the Specially Serviced Mortgage Loans, the Special Servicer may take actions with respect to such Specially Serviced Mortgage Loans that could adversely affect the holders of some or all of the Classes of Offered Bonds. The holders of Bonds and Owner Trust Certificates representing a majority of the Controlling Class will have the right, subject to certain conditions described herein, to replace the Special Servicer and to approve certain actions proposed to be taken by the Special Servicer. The "Controlling Class" will be the most subordinate of the Owner Trust Certificates and the respective Classes of Bonds then outstanding as to which the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans over the aggregate Bond Principal Balance of any Classes of Bonds with a higher payment priority is not less than 25% of the aggregate initial Bond Principal Balance or Certificate Principal Balance thereof. Seller and/or affiliates of Seller will initially, and at all times the Bonds are outstanding, own the Owner Trust Certificates and initially will own the Class F and Class G Bonds subject to certain transfer restrictions.

     Tax Considerations. It is anticipated that the Issuer will be characterized as a taxable mortgage pool ("TMP") for federal income tax purposes. In general, a TMP is treated as a "separate" corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that for federal income tax purposes one hundred percent of the equity interests in the Issuer will at all times be owned by Seller, a "real estate investment trust" (a "REIT") (as defined in Section 856(a) of the Code) either directly or indirectly through one or more of its "qualified REIT subsidiaries" as defined in Section 856(i) of the Code (a "QRS") and that the Issuer either will be a qualified REIT subsidiary or an entity that is disregarded as separate from the REIT that owns (or the REIT and its QRS that together own) 100% of the equity interests in the Issuer. So long as the Issuer is so owned and such owner or owners qualify as a REIT and as a QRS, respectively, characterization of the Issuer as a TMP will result only in the shareholders of Seller being required to treat a portion of their dividends received from Seller as "excess inclusion" income, generally in an amount equal to their shares of the Issuer's net income that would be "excess inclusion" income if the Issuer were treated as a "real estate mortgage investment conduit," or REMIC, within the meaning of Section 860D of the Code. Characterization of the Issuer as an owner trust (if wholly owned by a REIT or a REIT and its QRSs) or as a QRS would not result in entity-level, corporate income taxation with respect to the Issuer. In the event of Seller's failure to continue to qualify as a REIT (or the failure of the owner or owners of the Issuer to continue to qualify as QRSs) for federal income tax purposes, the net income (after the deduction of interest and original issue discount, if any, on the Offered Bonds) of the Issuer would be subject to corporate income tax, reducing cash flow of the Issuer available to make payments on the Offered Bonds, and the Issuer would not be permitted to be included in a consolidated income tax return of another corporate entity. Seller has covenanted to use its best efforts to remain qualified as a REIT, and to cause any subsidiary owning interests in the Issuer to be a REIT or a QRS within the meaning of Section 856(i) of the Code at all times the Bonds are outstanding. In addition, no transfer of the Class G Bonds or Owner Trust Certificates by Seller or any such subsidiary thereof will be permitted (in the case of the Class G Bonds, unless they would be characterized as indebtedness for federal income tax purposes upon the transfer thereof).

     ERISA Considerations. Due to the complexity of regulations which govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975 of the Code, prospective investors that are using assets of such plans or arrangements are urged to consult their own counsel regarding consequences under ERISA and the Code of the acquisition, ownership and disposition of the Offered Bonds. See "ERISA Considerations" herein and in the Prospectus.

     Book-Entry Registration. The Offered Bonds initially will be represented by one or more bonds registered in the name of a nominee for The Depository Trust Company ("DTC"). The beneficial owners of the Offered Bonds (each, a "Bond Owner") will be able to exercise their rights as Bondholders only indirectly through DTC and its participating organizations ("DTC Participants"). In addition, the access of Bond Owners to information regarding the Offered Bonds in which they hold interests may be limited. The furnishing of notices and other communications by DTC to the DTC Participants, and directly and indirectly through the DTC Participants to Bond Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Bond Owners may suffer delays in the receipt of distributions on the Offered Bonds, and the ability of any Bond Owner to pledge or otherwise take actions with respect to its interest in the Offered Bonds may be limited due to the lack of a physical certificate evidencing such interest. See "Description of the Offered Bonds-- Book-Entry Registration" herein.


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Owner Trust Estate will consist primarily of a pool (the "Mortgage Pool") of 194 fixed and adjustable rate, monthly pay, commercial and multifamily Mortgage Loans with an aggregate Cut-off Date balance of $317,770,252 (the "Initial Pool Balance"). The Mortgage Pool will consist of two separate sub-pools (each, a "Sub-Pool"), to be designated as the "Fixed Rate Sub-Pool" and "Adjustable Rate Sub-Pool". The

Fixed Rate Sub-Pool will consist of 164 Mortgage Loans having fixed rates of interest, and the Adjustable Rate Sub-Pool will consist of 30 Mortgage Loans having adjustable rates of interest. The Mortgage Loans in the Fixed Rate Sub-Pool and the Adjustable Rate Sub-Pool have aggregate Cut-off Date Balances of approximately $285,060,190 (the "Initial Fixed Rate Sub-Pool Balance") and $32,710,063 (the "Initial Adjustable Rate Sub-Pool Balance"), respectively. References herein to the related Sub-Pool when used with respect to any Bond will mean the Fixed Rate Sub-Pool in the case of the Class A-1, Class B, Class C, Class D, Class E, Class F and Class G Bonds and will mean the Adjustable Rate Sub-Pool in the case of the Class A-2 Bonds. Each Mortgage Loan is evidenced by a mortgage note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in multifamily, retail, office, industrial, hotel, self storage, mobile home park or other commercial properties (a "Mortgaged Property"). All percentages of the Mortgage Loans referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance. The "Cut-off Date Balance" of any Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments due on or before such date, whether or not received.

     On the Closing Date, the Seller will transfer the Mortgage Loans to Impac Commercial Assets Corp., which will transfer the Mortgage Loans to the Company, in each case pursuant to a Loan Sale Agreement. The Company will thereupon transfer its interests in the Mortgage Loans to the Issuer, which in turn will simultaneously issue the Bonds and the Owner Trust Certificates and grant a first priority security interest in the Mortgage Loans to the Indenture Trustee as security for the repayment obligations evidenced by the Bonds. See "Assignment of the Mortgage Loans" herein and "Description of the Bonds-- Assignment of Trust Fund Assets" in the Prospectus.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. All of the Mortgage Loans provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the first day of each month (as to each Mortgage Loan, the "Due Date"). In the case of certain Balloon Loans, the related Balloon Payment (as defined below) may be due on a day other than its Due Date.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans in the Fixed Rate Sub-Pool bear interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans in the Fixed Rate Sub-Pool will range from 7.101% to 10.000% per annum, and the weighted average Mortgage Rate of such Mortgage Loans will be 7.922% per annum.

     The Mortgage Rate on each Mortgage Loan in the Adjustable Rate Sub-Pool will be adjusted semi-annually to equal the sum of Six-Month "LIBOR" as reported in The Wall Street Journal, Western Edition, and the fixed percentage specified in the related Mortgage (the "Gross Margin"), provided, however, that the Mortgage Rate on such Mortgage Loan will not be greater than the maximum rate (the "Maximum Loan Rate") or be less than the minimum rate (the "Minimum Loan Rate") specified in the related Note, and may not be adjusted more than a specified percentage on any adjustment date.

     All of the Mortgage Loans accrue interest on the basis of the actual number of days in the relevant accrual period and a 360-day year.

     Amortization of Principal. 187 of the Mortgage Loans (the "Balloon Loans"), which represent 95.9% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than their remaining terms, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. Seven of the Mortgage Loans, which represent 4.1% of the Initial Pool Balance, are fully amortizing. The original term to scheduled maturity of each Mortgage Loan was between 60 and 360 months. The original amortization schedules of the Mortgage Loans ranged from 144 to 360 months. As of the Cut-off Date, the remaining terms to scheduled maturity of the Mortgage Loans will range from 49 to 352 months, and the weighted average remaining term to scheduled maturity of the Mortgage Loans will be 119 months. As of the Cut-off Date, the remaining amortization terms of the Mortgage Loans will range from 133 to 358 and the weighted average remaining amortization term of the Mortgage Loans will be 325 months. See "Risk Factors--The Mortgage Loans--Balloon Payments" herein and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans-- Increased Risk of Default Associated with Balloon Payments" in the Prospectus. No Mortgage Loan permits negative amortization or the deferral of accrued interest.

     Prepayment Provisions. As of the Cut-off Date, (a) 167 Mortgage Loans, which represent 90.9% of the Initial Pool Balance, prohibit Principal Prepayments, in whole or in part, prior to a specified date followed by a specified period during which any Principal Prepayment is required to be accompanied by a Prepayment Charge or a Yield Maintenance Premium, (b) (without duplication of clause (a) above) 21 Mortgage Loans, which represent 4.7% of the Initial Pool Balance, allow partial prepayments without any prepayment penalties during a specified period up to a cumulative total of 20% of the original principal balance of the Mortgage Loan and principal prepayments in excess of the 20% threshold during this period are required to be accompanied by a Prepayment Charge equal to six months interest based on the Mortgage Loan interest rate in place at the time of the applicable Principal Prepayment, (c) (without duplication of clause (a) and (b) above) one Mortgage Loan, which represents 0.5% of the Initial Pool Balance, requires for a specified period that any Principal Prepayment be accompanied by a Yield Maintenance Premium or a Prepayment Charge, (d) (without duplication of clauses (a), (b) or (c) above) three Mortgage Loans, which represent 2.9% of the Initial Pool Balance, permit Principal Prepayments to be made in full or in part at any time without any such payment or other penalty, (e) (without duplication of clauses (a), (b), (c) or (d) above) one Mortgage Loan, which represents 0.4% of the Initial Pool Balance, permits up to 10% of the original principal balance of the Mortgage Loan to be prepaid without penalty during a lockout period and (f) (without duplication of clauses (a), (b), (c), (d) or (e) above) one Mortgage Loan, which represents 0.6% of the Initial Pool Balance, provides for a specified period during which the Borrower is permitted to defease the Mortgage Loan. In such case, the Borrower may substitute a pledge of "defeasance collateral" in exchange for a release of the Mortgaged Property from the lien of the related Mortgage Loan. In general, "defeasance collateral" is required to consist of direct, noncallable United States Treasury obligations that provide for payments, on or before, as achievable, all successive Due Dates and the scheduled maturity date, with each such payment being equal to or greater than the scheduled payment due on such date, with any excesses returned to the Borrower. The prepayment terms of each of the Mortgage Loans are more particularly described in Appendix II hereto.
See "Risk Factors--The Mortgage Loans--Prepayment Charges and Yield Maintenance Premiums" herein.

     Partial Releases of Mortgaged Property. 19 Mortgage Loans, representing 14.4% of the Initial Pool Balance, permit either (i) partial releases of the related Mortgaged Properties or (ii) payment in full of some, but not all, of a group of cross-collateralized and cross-defaulted Mortgage Loans to related Borrowers, with the Mortgaged Properties securing the paid-off Mortgage Loans released from all liens securing the related Mortgage Loans. With respect to such Mortgage Loans, either the related Mortgage Loan documents generally require that the remainder of the Mortgaged Property (or, in the case of cross-collateralized and cross-defaulted Mortgage Loans to related Borrowers, the remaining Mortgaged Properties in the aggregate) maintain a minimum debt service ratio as specified in the Mortgage Loan documents, which varies from 1.15 to
1.00 to 1.3 to 1.00, the partial release provisions apply only to undeveloped portions of the Mortgaged Property to which were attributed no or nominal values in the related appraisal, or the related Mortgage Loan documents require payment of a release price equal to 125% of an allocated portion of the outstanding principal balance of the Mortgage Loan. Two Mortgage Loans permitting releases, however, generally do not contain release requirements other than payment of the portion of the principal amount attributable to the portion released.

ASSESSMENT OF PROPERTY VALUE AND CONDITION

     In connection with the origination of the Mortgage Loans, various third party vendors are retained to assess certain aspects of the Mortgaged Property, including value, condition and compliance with environment and zoning laws. See "Origination of the Mortgaged Loans" herein.

     Environmental Assessments.  Substantially all of the Mortgaged Properties
     -------------------------
securing a Mortgage Loan of less than $1.5 million were subject to an environmental database report that was conducted generally in accordance with industry-wide standards. The environmental database report contains any available public record information pertaining to the release of material hazardous waste within one mile of the property including, to the extent publicly available, status reports and information concerning remediation of the release.

     Substantially all of the Mortgaged Properties securing Mortgage Loans above $1.5 million were subject to a Phase I environmental assessment or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards, within one year prior to the loan closing. No such assessment or update revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except in those cases in which an operations and maintenance plan (including, in several cases, in respect of asbestos containing materials and lead based paint), periodic monitoring of nearby properties or the establishment of an escrow reserve to cover the estimated cost of remediation was recommended, and which recommended actions have been or are expected to be implemented in the manner and within the time frames specified in the related Mortgage Loan documents.

     Property Condition Assessments. Each of the Mortgaged Properties securing a
     ------------------------------
Mortgage Loan greater than $1.5 million was subject to an inspection (or an update of previously conducted inspections) by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loans. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established to fund such deferred maintenance or replacement items, generally in an amount equal to 125% of the estimated cost of such items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisal and Market Studies.  An appraisal of each of the related
     ----------------------------
Mortgaged Properties was performed (or an existing appraisal updated), in connection with or subsequent to the origination of each Mortgage Loan, by an independent MAI or state-certified appraiser to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Mortgage Loan (or, in the case of a group of related cross-collateralized Mortgage Loans, the aggregate original principal balance of such group). Each such appraisal was prepared on or about the "Appraisal Date" indicated on Appendix II hereto and conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     Mortgage Loans of $1.5 million and above require a complete, self-contained appraisal based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the

Mortgaged Property in its current condition. Mortgage Loans of less than $1.5 million are appraised utilizing the "complete summary report" appraisal based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the Mortgaged Property in its current condition.

     Zoning and Building Code Compliance. With respect to all of the Mortgage
     -----------------------------------
Loans, the originator has examined whether the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Mortgage Loans were originated. Establishment of such compliance may have been supported by appraisal information, legal opinions, certifications from government officials and/or representations by the related Borrower contained in the related Mortgage Loan documents. Certain nonconformities may exist, but the originator does not consider them to be material. In many cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure, which may not be rebuilt to its current state in the event of a material casualty event; however, while it is expected that insurance proceeds would be available for application to the related Mortgage Loan if such event were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, its value would be equal to or greater than the remaining balance on the related Mortgage Loan or its revenue-producing potential would be undiminished.

HAZARD, LIABILITY AND OTHER INSURANCE

     Substantially all of the Mortgages require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to customary deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as required by the related originators. In addition, except for mobile home parks, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended and (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. In addition, the Mortgages, where applicable, require earthquake insurance for Mortgaged Properties located in known high seismic risk areas.

     Each Mortgage generally also requires the related Borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Mortgage generally further requires the related Borrower to maintain business interruption insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

     In addition to the foregoing and to certain other policies required to be maintained by each Borrower pursuant to the related Mortgage, each Mortgage generally further requires the Borrower thereunder to maintain insurance covering the major components of the boilers, other pressure vessels, high pressure piping and machinery, if any, and any other similar equipment installed in the improvements against physical damage thereto and loss of occupancy and use of the improvements arising out of an accident or breakdown of such equipment, in an amount at least equal to the full replacement cost of the building(s) housing the equipment or, in the case of certain of the Mortgage Loans, in amounts which are customarily required by institutional lenders.

ESCROWS

     Most of the Mortgage Loans of $1.5 million or above provide for monthly escrows to cover property taxes on the Mortgaged Properties. Monthly escrows to cover insurance premiums on the Mortgaged Properties are also generally required. If proof of coverage is not provided by the Borrower, the Master Servicer, may make premium payments to prevent any cancellation, endorsement, alteration or reissuance of insurance pursuant to the terms of the related Mortgage. Generally, Mortgage Loans of less than $1.5 million do not provide for monthly escrows for property taxes or insurance unless factors such as a higher loan-to-value ratio or poor record of tax payments by the Borrower indicate that an escrow is warranted.

     Most of the Mortgage Loans of $1.5 million or above also require monthly escrows to cover ongoing replacements of capital repairs and have upfront escrows to cover various future economic risks. Mortgage Loans secured by retail, industrial, warehouse or office properties also require upfront or monthly escrows for the full term or a portion of the term of the related Mortgaged Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions. Generally, Mortgage Loans of less than $1.5 million do not require escrows for replacements or escrows for tenant improvements and leasing commissions.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The tables in Appendix I and II set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Company or the Underwriter or any of their respective affiliates or any other person.

     For purposes of this Prospectus Supplement, including the tables set forth in Appendix I and II, the indicated terms shall have the following meanings:

     1. "Underwritable Cash Flow" or "UCF" as used herein with respect to any Mortgaged Property means an estimate, made at origination of the related Mortgage Loan, of the total cash flow anticipated to be available for annual debt service on such Mortgage Loan, calculated as the excess of U/W Revenues over U/W Expenses, each of which was generally derived in the following manner:

          (i) "Underwriting Revenues" or "U/W Revenues" were generally assumed to equal (subject to the assumptions and adjustments specified in the following two sentences): (a) the actual amounts of gross rents (in the case of the multifamily Mortgaged Properties) received during the latest full calendar year (on a rolling 12-month basis, or annualized or estimated in certain cases); and (b) monthly contractual base rents (in the case of the Mortgaged Properties other than the multifamily and hotel Mortgaged Properties) for a 12-month period under leases in effect as reflected on a rent roll provided by the borrower in connection with the origination of the related Mortgage Loan; and (c) annual amounts consistent with historical operating trends and market and competitive conditions, in the case of hotel Mortgaged Properties. Such Underwriting Revenues were generally modified by (x) assuming that the occupancy rate for the Mortgaged Property was consistent with the relevant market if the relevant market occupancy rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related Borrower, and (y) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the lease or historical trends at the property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible.

          Underwriting Revenues generally include: (x) for the multifamily Mortgaged Properties, rental and other revenues; (y) for the retail, office and industrial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (z) for the hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

          (ii) "Underwriting Expenses" or "U/W Expenses" were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the Borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount generally equal to between 4% and 5% of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures), and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs and replacement reserves).

          Underwriting Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor (except as described above). In the case of certain retail, office and/or industrial Mortgaged Properties, Underwriting Expenses may have included leasing commissions and tenant improvements. In the case of hotel Mortgaged Properties, Underwriting Expenses included such expenses as guest rooms, food and beverage, telephone, and rental and other expenses, and such undistributed operating expenses as general and administrative, marketing and franchise fee.

          The historical expenses with respect to any Mortgaged Property were generally obtained (x) from operating statements relating to the latest full calendar year or trailing twelve month period (or, annualized or estimated in certain cases), (y) by analyzing the amount of expenses for previous partial periods for which operating statements were available, with certain adjustments for items deemed inappropriate for annualization, and/or (z) by reviewing the amounts of expenses for periods prior to the latest full calendar year, where such information was available.

     The management fees used in calculating Underwritable Cash Flow differ in many cases from the management fees provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwritable Cash Flow. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating Underwritable Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

     No representation is made as to the future net cash flow of the properties, nor is "Underwritable Cash Flow" or "UCF" set forth herein intended to represent such future net cash flow.

     Underwritable Cash Flow and the Underwriting Revenues and Underwriting Expenses used to determine Underwritable Cash Flow for each Mortgaged Property are derived from information furnished by the respective Borrowers. Net income for a Mortgaged Property as determined under generally accepted accounting principles ("GAAP") would not be the same as the stated Underwritable Cash Flow for such Mortgaged Property as set forth in Appendix I and II. In addition, Underwritable Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     2. "Debt Service Coverage Ratio" or "DSCR" as used herein with respect to any Mortgage Loan means (a) the Underwritable Cash Flow for the related Mortgaged Property or Properties, divided by (b) the Annual Debt Service for such Mortgage Loan.

     3. "Property Valuation" means, for any Mortgaged Property, the appraiser's adjusted value as stated in the most recent third party appraisal available to the Company.

     4. "Loan-to-Value Ratio" or "LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Property Valuation of the related Mortgaged Property.

     5. "Units/NSF" means: (i) in the case of a Mortgaged Property operated as an office, retail or industrial property, the number of net square feet; (ii) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment;
(iii) in the case of a Mortgaged Property operated as a hotel, the number of rooms; and (iv) in the case of a Mortgaged Property constituting a mobile home park, the number of pads.

     6. "Percent Leased" means the percentage of net square footage or total Units/NSF, as the case may be, of the Mortgaged Property that was occupied as of a specified date, or in the case of hotel properties, generally the average of the twelve month period prior to such date, as specified by the Borrower, or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

     7. "Admin. Cost Rate" means the aggregate per annum rate at which the monthly Master Servicing Fee is payable to the Master Servicer and the monthly Indenture Trustee Fee is payable to the Indenture Trustee.

     8. "Scheduled Balloon Balance" means, with respect to any Mortgage Loan, the balance due at maturity pursuant to the payment schedule for such Mortgage Loan and assuming no prepayments, defaults or extensions.

     9. "Original Principal Balance" means, with respect to any Mortgage Loan, its principal balance at origination.

     10. "Seasoning" means, with respect to any Mortgage Loan, the number of Due Dates from and including the first Due Date of such Mortgage Loan through and including the Cut-off Date.

     11. "Lockout Period" means, with respect to any Mortgage Loan, the number of months, if any, from the origination of such Mortgage Loan during which prepayments are prohibited under the terms of such Mortgage Loan.

     Additional information regarding the Mortgage Loans is contained herein under "Origination of the Mortgage Loans--Underwriting of the Mortgage Loans" and "Assignment of the Mortgage Loans--Representations and Warranties" and "-- Cures, Repurchases and Substitutions".

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Bonds are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Bonds, a Mortgage Loan may be removed from the Mortgage Pool if the Company deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Bonds, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The Company believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Bonds are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Bonds on or shortly after the Closing Date and will be filed, together with the Indenture and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Bonds. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

DESCRIPTION OF THE LARGEST BORROWER GROUPS AND RELATED MORTGAGE LOANS

     Set forth in Appendix III hereto is a description of the Mortgage Loans which represent at least 2.5% of the Initial Pool Balance, certain other significant Mortgage Loans, and the primary terms, conditions and collateral of such Mortgage Loans. For purposes of Appendix III, cross-collateralized Mortgage Loans are considered as a single Mortgage Loan.

SUBSEQUENT EVENTS

     Subsequent to the Cut-off Date, the Seller received a request from the Borrower for a pay-off statement in connection with the Cypress Park 3 Mortgage Loan. See Appendix III for a description of the Cypress Park 3 Mortgage Loan and the related Danis Group Mortgage Loans. Notwithstanding such request, there can be no assurance that the Borrower will pay such Mortgage Loan in full at this time.


                       ORIGINATION OF THE MORTGAGE LOANS

GENERAL

     The Mortgage Loans were originated by ICCC, a subsidiary of the Seller.
The Mortgage Pool consists of loans originated under (1) the Commercial Express Loan Program with original principal balances of between $500,000 to $1.5 million, and (2) the Conduit Express Loan Program with original principal balances of between $1.5 million to $15 million, in each case secured by retail, multifamily, office, industrial, mixed use, hotel/motel, self-storage, mobile home community and other commercial properties.

     The Mortgage Loans were generally originated in accordance with the underwriting guidelines described below. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the related Mortgage Loan in any material respect.

UNDERWRITING OF THE MORTGAGE LOANS

     ICCC's underwriting department is separate from its origination department, and conducts an independent review of each loan request. The ultimate decision to extend a loan is made by ICCC's loan committee.

     Upon acceptance of a prospective borrower's application, the following third party reports are obtained in respect of the proposed mortgaged property:
Appraisal (complete, self-contained appraisal for Conduit Express Loan Program and complete summary appraisal report for Commercial Express Loan Program), Engineering (for Conduit Express Loan Program only), Environmental (Phase I for Conduit Express Loan Program and environmental database report for Commercial Express Loan Program), Flood Certification and credit reports. As deemed appropriate by the underwriting department, additional information is obtained from the borrower. The underwriting department also reviews the cash flow of the property, both historical and current, and compares it to industry averages and current market performance. For Mortgage Loans of $1.0 million or more, the underwriting department will cause each property to be inspected by ICCC personnel prior to completion of due diligence.

     ICCC also reviews the proposed borrower and its management, which encompasses three areas: (1) financial strength, (2) management experience and
(3) credit history.


                        ASSIGNMENT OF THE MORTGAGE LOANS

GENERAL

     On the Closing Date, Impac Commercial Holdings, Inc. (in such capacity, the "Seller") will transfer the Mortgage Loans to Impac Commercial Assets Corp. pursuant to a Loan Sale Agreement, dated as of August 1, 1998 (the "IMPAC Loan Sale Agreement"), between Impac Commercial Assets Corp. and the Seller, and Impac Commercial Assets Corp. will simultaneously transfer the Mortgage Loans to the Company pursuant to a Loan Sale Agreement, dated as of August 1, 1998 (the "IMH Loan Sale Agreement"), between Impac Commercial Assets Corp. and the Company. The Company will simultaneously transfer the Mortgage Loans to the Issuer pursuant to the Owner Trust Agreement, which in turn will simultaneously issue the Bonds and the Owner Trust Certificates and grant a first priority security interest in the Mortgage Loans to the Indenture Trustee pursuant to the Indenture as security for the repayment of the obligations evidenced by the Bonds.

MORTGAGE LOAN SELLER

     Impac Commercial Holdings, Inc., a Maryland corporation, is a publicly traded, recently formed specialty finance company which originates and purchases commercial mortgage loans secured by commercial properties, such as industrial and warehouse space, office buildings, retail space, hotels and motels, nursing homes, hospitals, multifamily, congregate care facilities and senior living centers. The Seller has elected to be taxed at the corporate level as a REIT for federal income tax purposes, which generally allows the Seller to pass through income to stockholders without payment of federal income tax at the corporate level. Since its initial public offering in August, 1997, the Seller has originated and purchased commercial loans with an aggregate original principal balance in excess of $400 million.

     The Seller's executive offices are located at 20371 Irvine Avenue, Santa Ana Heights, California 92707 and its telephone number is (714) 556-0122.

DELIVERY OF MORTGAGE LOAN FILES

     Pursuant to the terms of the Loan Sale Agreement, the Seller, on behalf of the Company and the Issuer, will be required to deliver or cause to be delivered to the Indenture Trustee, among other things, the following documents with respect to each Mortgage Loan (collectively, a "Mortgage Loan File"):

          (i) the original Mortgage Note endorsed, without recourse, to the order of the Indenture Trustee and bearing all intervening endorsements;

          (ii) the original or a copy of the related Mortgage, together with originals or copies of any intervening assignments of such Mortgage, in each case with evidence of recording indicated thereon;

          (iii) originals or copies of the other related Mortgage Loan Documents (as defined below) and copies of any related financing statements ("Financing Statements") filed under the Uniform Commercial Code as in effect in any jurisdiction (the "UCC"), together with originals or copies of any intervening assignments of such Mortgage Loan Documents and Financing Statements, with evidence of filing indicated thereon;

          (iv) an original assignment of the related Mortgage, in favor of the Indenture Trustee and in recordable form;

          (v) an original assignment of the other related Mortgage Loan Documents in favor of the Indenture Trustee, together with original assignments of any related Financing Statements in favor of the Indenture Trustee and in a form suitable for filing;

          (vi) originals or copies of all assumption, modification and substitution agreements in those instances where the terms of any related Mortgage Loan Document have been modified or the Mortgage Loan has been assumed; and

          (vii) the original or a copy of the lender's title insurance policy (or a marked-up title insurance commitment subject to delivery of the original title policy upon issuance) issued on the date of origination of such Mortgage Loan.

     The Indenture Trustee will be required to hold such documents on behalf of the holders of the Bonds, and will be required to review (or cause to be reviewed) each Mortgage Loan File within a specified period following its receipt thereof. If any of the documents required to be included in a Mortgage Loan File is determined during such review or at any other time to be missing or otherwise deficient, the Indenture Trustee will be required to proceed in the manner described below under "--Cures, Repurchases and Substitutions."

     "Mortgage Loan Documents" shall mean, collectively, with respect to any Mortgage Loan, the related Mortgage and Mortgage Note, ground lease, security agreement, assignment of leases and rents (if separate from the Mortgage), assignment or other agreement or instrument, to the extent made for the benefit of the related mortgagee.

REPRESENTATIONS AND WARRANTIES

     The Seller will make, as of the Closing Date (except as otherwise stated), certain representations and warranties, subject to certain exceptions, with respect to each Mortgage Loan, including those generally to the effect that: (1) the information set forth in the schedule of the mortgage loans attached to the Impac Loan Sale Agreement (which contains certain of the information set forth in Appendix II) is true and correct in all material respects; (2) Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances; (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date; (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property; (5) the assignment of the related Mortgage in favor of the Indenture Trustee constitutes a legal, valid and binding assignment; (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the Mortgaged Property; (7) the Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part; (8) except as set forth in a property inspection report prepared in connection with the origination of certain of the Mortgage Loans, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan (normal wear and tear excepted); (9) to the Seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property; (10) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of ) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated therein; (11) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto; (12) an environmental site assessment or database search was performed with respect to the Mortgaged Property, a report of each such assessment or database search has been delivered to the Company, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report or database search; (13) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement; (14) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Loan Sale Agreement; (15) there are no delinquent taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage; (16) the related borrower is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding; (17) the related Mortgaged Property consists of the related Borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a Borrower as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the Borrower's interest in such ground lease is assignable to the Company and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (except in the case of two leases where the landlord's consent is required to transfer but the landlord is required to consent to certain qualified transferees); (c) such ground lease is in full force and effect and, to the knowledge of the Seller, no material default has occurred thereunder; (d) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage (provided any required notice of the lien is given to lessor), and further provides (except for one ground lease) that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (e) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) with the exception of two Mortgage Loans, such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the Mortgage Loan; (18) the Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans; (19) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan, or in certain cases, upon (a) the satisfaction of certain legal and, except in the case of two Mortgage Loans, underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and (20) to Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

CURES, REPURCHASES AND SUBSTITUTIONS

     The Servicing Agreement requires each party thereto to notify the other parties thereto upon becoming aware that any document required to be included in any Mortgage Loan File is missing or otherwise deficient or that there exists a breach of any of the representations and warranties made by the Seller with respect to any Mortgage Loan and, in addition, requires the Master Servicer to notify the Seller upon becoming aware of any such deficiency or breach. If such deficiency or breach materially and adversely affects the interests of the Issuer therein, the Seller is obligated pursuant to the Loan Sale Agreement, within 90 days following such notice, to (a) deliver the missing document or cure the deficiency or breach, as the case may be, in all material respects, (b) repurchase such Mortgage Loan (the "Deleted Mortgage Loan") from the Issuer, free and clear of the lien of the Indenture, at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Deleted Mortgage Loan, (ii) accrued and unpaid interest on such Deleted Mortgage Loan to but not including the Due Date occurring in the Collection Period in which such repurchase occurs and (iii) to the extent not included in the preceding items, the amount of any unreimbursed Servicing Advances with respect to such Deleted Mortgage Loan with interest thereon at the Reimbursement Rate and, to the extent not paid pursuant to clause (ii) above, any interest on Advances at the Reimbursement Rate, or (c) to substitute a similar loan (a "Qualified Substitute Mortgage Loan") for such Deleted Mortgage Loan. Notwithstanding the foregoing, in the event a missing or deficient document or a breach of a representation or warranty is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with such cure, the Seller will have an additional 90 days to complete such cure.

     Any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan, among other things, is required to comply as of the date of substitution with all of the representations and warranties set forth above, not to result in the withdrawal, downgrade or qualification of the rating assigned by the Rating Agencies to any Class of Bonds and otherwise to be acceptable to the Rating Agencies (as confirmed in writing by the Rating Agencies).

     The foregoing cure, repurchase or substitution obligation will constitute the sole remedy available to the Bondholders and to the Indenture Trustee on their behalf in respect of any missing or deficient document in a Mortgage Loan File or any breach of the Seller's representations and warranties regarding the Mortgage Loans. Neither the Company or any of its affiliates nor any other person will be obligated to repurchase or substitute for any Mortgage Loan as to which there is a missing or deficient document in the related Mortgage Loan File or a breach of any of the Seller's representations and warranties if the Seller fails to effect such repurchase or substitution.


                        SERVICING OF THE MORTGAGE LOANS
GENERAL

     The servicing of the Mortgage Pool will be governed by the terms of the Servicing Agreement dated as of August 1, 1998 (the "Servicing Agreement"), among the Owner Trust, the Indenture Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer. The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans in accordance with applicable law, the terms of the Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the following standards (collectively, the

"Servicing Standard"): (a) with the same care, skill and diligence with which prudent institutional commercial mortgage lenders and loan servicers service comparable mortgage loans or, if higher, with the same care, skill and diligence with which the Master Servicer or Special Servicer, as the case may be, generally services comparable mortgage loans owned by it; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the net recovery on such Mortgage Loan on a present value basis; and (c) without regard to: (i) any relationship that it or any of its affiliates may have with the related Borrower or any other party to the Servicing Agreement; (ii) its ownership (or that of an affiliate) of any Bond or Owner Trust Certificate; (iii) any obligation to make Advances (as defined below); (iv) its right or the right of any affiliate to receive compensation for its services or reimbursement of costs under the Servicing Agreement or with respect to any particular transaction; and (v) its ownership, servicing or management for others of any other mortgage loans or mortgaged properties.

     The Master Servicer initially will be responsible for the master servicing and administration of the entire Mortgage Pool. The Special Servicer will be responsible for special servicing and administering any Mortgage Loan as to which any of the following events (each, a "Servicing Transfer Event") occurs:
(a) the related Borrower fails to make when due any Balloon Payment, which failure continues unremedied, or the Master Servicer determines, in its reasonable good faith judgment, will continue, for at least 30 days; (b) the related Borrower fails to make when due any other Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage, which failure continues unremedied for 60 days; (c) the Master Servicer determines, in its reasonable good faith judgment, that a default in making any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note and Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (d) the Master Servicer determines, in its reasonable good faith judgment, that a default (other than as described in clause (a) or (b) above) has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan and such default continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings occur in respect of the related Borrower or the related Mortgaged Property, or for the winding-up or liquidation of its affairs, which shall not have been dismissed for a period of 60 days; (f) the related Borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Borrower or of or relating to all or substantially all of its property; (g) the related Borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable statute, made assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (h) the Master Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is required to use reasonable efforts to effect or to cooperate in effecting the transfer of the servicing responsibilities with respect thereto to the Special Servicer within five business days. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances to (including, if necessary, P&I Advances) and prepare certain reports for, the Indenture Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired as part of the Owner Trust Estate (upon acquisition, an "REO"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Servicing Agreement.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as no circumstance identified in clauses (a) through (h) of the second preceding paragraph exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan and such of the following as are applicable occur: (w) with respect to the circumstances described in clause
(a) and (b) of the second preceding paragraph, the related Borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer); (x) with respect to the circumstances described in clauses (c), (e),
(f) and (g) of the second preceding paragraph, such circumstances cease to exist in the reasonable good faith judgment of the Special Servicer; (y) with respect to the circumstances described in clause (d) of the second preceding paragraph, such default is cured; and (z) with respect to the circumstances described in clause (h) of the second preceding paragraph, such proceedings are terminated.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, L.P. was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, substantially all of the assets of Midland Loan Services, L.P., were acquired by Midland Loan Services, Inc. ("Midland"), a newly formed, wholly owned subsidiary of PNC Bank, National Association. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105. Midland will serve as the Master Servicer and the Special Servicer under the Servicing Agreement.

     As of June 30, 1998, Midland was responsible for the servicing of approximately 12,234 commercial and multifamily loans with an aggregate principal balance of approximately $27.9 billion, the collateral for which is located in all 50 states, Puerto Rico and the District of Columbia. With respect to such loans, approximately 10,164 loans with an aggregate principal balance of approximately $19.5 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hospitality and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Servicing Agreement. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the Servicing Agreement and must provide, among other things, that, if for any reason such Master Servicer or Special Servicer is no longer acting in such capacity, the Indenture Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Master Servicer or Special Servicer will be solely liable for all fees and any reimbursable expenses owed by it to any Sub-Servicer. See "--Servicing and Other Compensation and Payment of Expenses" below and "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO), and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the Mortgage Loan is computed. The administrative costs on each Mortgage Loan will equal the sum of the related Master Servicing Fee and the Indenture Trustee Fee (collectively, expressed as a per annum rate, the "Administrative Cost Rate"). As of the Cut-off Date, the weighted average Administrative Cost Rate for the Mortgage Loans was 0.0801% per annum. As additional servicing compensation, the Master Servicer will be entitled to (x) Prepayment Interest Excesses (as defined below) actually collected on the Mortgage Loans and (y) any "Default Interest" (that is, interest in excess of interest at the related Mortgage Rate, accrued on any Mortgage Loan by reason of a default thereunder) and late payment charges actually collected on the Mortgage Loans, but only to the extent that (i) such items are allocable to the period when the related Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO and (ii) such Default Interest is not allocable to pay any portion of a Workout Fee or Liquidation Fee (each as defined below) payable to the Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Master Servicer, Special Servicer or Indenture Trustee with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Collection Account, in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. See "--Collection Account" below and "Description of the Bonds-- Collection Account" in the Prospectus.

     If a Borrower prepays a Mortgage Loan in whole or in part prior to the related Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees) that would have accrued on the amount of such Principal Prepayment from the date of such Principal Prepayment to, but not including, such Due Date, to the extent not collected (without regard to any related Prepayment Premium), will constitute a "Prepayment Interest Shortfall". If such a Principal Prepayment is made after the related Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees) that accrues on the amount of such Principal Prepayment from such Due Date to, but not including, the date of such Principal Prepayment, to the extent collected (exclusive of any related Prepayment Premium), will constitute a "Prepayment Interest Excess". Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Payment Date, the Master Servicer will be required to deposit into the Collection Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of
(i) the aggregate Master Servicing Fees for the related Collection Period, plus any Prepayment Interest Excesses received during such Collection Period, and
(ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. The Master Servicer is not required to make Compensating Interest Payments to cover comparable shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan or an REO acquired in respect thereof.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. Solely as to Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO, the Special Servicer shall be entitled to the "Special Servicing Fee" which will accrue at a rate equal to 0.25% per annum for each such Mortgage Loan with a Stated Principal Balance equal to or greater than $2.0 million as of the applicable Servicing Transfer Event and 0.35% per annum for any other Specially Serviced Mortgage Loan or REO (as applicable, the "Special Servicing Fee Rate") and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on any such Mortgage Loan is computed. The Special Servicing Fee with respect to any such Mortgage Loan will cease to accrue if such loan (or the related REO) is liquidated or if, in the case of a Specially Serviced Mortgage Loan, it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees will be payable monthly out of general collections on the Mortgage Loans and any REOs on deposit in the Collection Account. A "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the

Workout Fee will be payable out of the Collection Account, and will be calculated by application of a "Workout Fee Rate" of 0.50% to the outstanding principal balance of such Mortgage Loan as of the date it became a Corrected Mortgage Loan; provided that the Workout Fee for any Mortgage Loan may not exceed $50,000. With respect to each Corrected Mortgage Loan, 50% of the Workout Fee will be due to the Special Servicer on the date such Mortgage Loan becomes a Corrected Mortgage Loan and 50% of the Workout Fee will be due to the Special Servicer on the first date thereafter on which such Mortgage Loan has not been 30 days or more delinquent or otherwise in default for six continuous months. If the Special Servicer is terminated other than for cause, or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were not 30 days or more delinquent or otherwise in default at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until such Mortgage Loan becomes a Specially Serviced Mortgage Loan or the related Mortgaged Property has become an REO. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan or REO as to which the Special Servicer receives any full or discounted payoff from the related Borrower or any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (other than as a result of the purchase of any such Specially Serviced Mortgage Loan or REO by the Seller in connection with a document deficiency or a material breach of representation or warranty or any purchase thereof by the Special Servicer or the Master Servicer). As to each such Specially Serviced Mortgage Loan or REO, the Liquidation Fee shall be payable out of, and shall be calculated by application of a "Liquidation Fee Rate" of 1.00% to, such full or discounted payoff, Liquidation Proceeds, Condemnation Proceeds and/or Insurance Proceeds, in each case net of any portion of such payment or proceeds payable or reimbursable to the Master Servicer or the Special Servicer to cover related unpaid or unreimbursed Master Servicing Fees, Special Servicing Fees and Advances; provided that the Liquidation Fee for any Mortgage Loan may not exceed $100,000. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase of any Specially Serviced Mortgage Loan or REO by the Seller in connection with a document deficiency or a material breach of representation or warranty or any purchase thereof by the Special Servicer or the Master Servicer. As additional servicing compensation, the Special Servicer will be entitled to Default Interest and late payment charges actually collected on the Specially Serviced Mortgage Loans, but only to the extent that such items are not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Master Servicer, Special Servicer or Indenture Trustee with respect to any Advances made in respect of the related Mortgage Loan.

     In addition, the Special Servicer will be authorized to invest or direct the investment of funds held in any REO Accounts maintained by it in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     Assumption fees, extension fees, modification fees and similar processing fees actually collected on or with respect to the Mortgage Loans will allocated between the Master Servicer and the Special Servicer as provided in the Servicing Agreement and will be paid to each as additional servicing compensation. In addition, the Master Servicer will be entitled to all fees received in connection with payments returned for non-sufficient funds.

     The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Servicing Agreement, including the fees of any Sub-Servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Servicing Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses required to be incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Collection Account and at times without regard to the relationship between the expense and the funds from which it is being paid.

     If the Master Servicer or Special Servicer is required under the Servicing Agreement to make a Servicing Advance, but neither does so within ten days after such Servicing Advance is required to be made, then the Indenture Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for five more days, the Indenture Trustee will be required to make such Servicing Advance.

     Any Servicing Advance required to be made by the Special Servicer in accordance with the terms of the Servicing Agreement shall, at the Special Servicer's option, either (i) be made by the Master Servicer upon the request of the Special Servicer or (ii) be made by the Special Servicer and shall be reimbursed by the Master Servicer on a monthly basis, and in each case such payments and reimbursements by the Master Servicer shall be treated for all purposes as a Servicing Advance. The Special Servicer shall not submit more than one such request in each calendar month unless any such additional request relates to an Extraordinary Expense.

     The Master Servicer, the Special Servicer, the Indenture Trustee and the Fiscal Agent will each be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in its reasonable good faith judgment, ultimately recoverable from Related Proceeds. With respect to any Servicing Advance, the Indenture Trustee is entitled to conclusively rely on the non-recoverability determination made by the Master Servicer or Special Servicer.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Indenture Trustee are each entitled to receive interest on Servicing Advances made thereby. See "Servicing of the Mortgage Loans--P&I Advances" herein.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer and the Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive interest (including, without limitation, Default Interest and late payment fees) on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Borrower on or any guarantor of, any Mortgage Loan it is required to service and administer, without the consent of the Issuer, Owner Trustee and the Indenture Trustee or any holder of Bonds or Owner Trust Certificates, subject, however, to each of the following limitations, conditions and restrictions: (i) with limited exception, the Master Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's reasonable good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; the Special Servicer may, however, agree to any modification, waiver or amendment of any term of, or take any other acts with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater net recovery on a present value basis than would liquidation; (ii) the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Loan for more than one year beyond its scheduled maturity date as set forth in the related Mortgage Note as in effect on the Closing Date; (iii) neither the Master Servicer nor the Special Servicer shall permit any

Borrower to add or substitute any collateral unless the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the Borrower, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations, and such addition or substitution of collateral will not result in the downgrading, qualification or withdrawal of the rating then assigned to any Class of Bonds (as confirmed in writing by each Rating Agency); (iv) neither the Master Servicer nor the Special Servicer shall extend the maturity date of any Mortgage Loan secured by the Borrower's interest in a Ground Lease to a date which is less than ten years prior to the termination date of such Ground Lease (including any extension options set forth therein); (v) neither the Master Servicer nor the Special Servicer shall extend the maturity date of any Mortgage Loan to a date which is less than two years prior to the Rated Final Payment Date; and (vi) with limited exceptions, neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan; provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan as in effect on the Closing Date or that is solely within the control of the related Borrower; and (y) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Borrower if in its reasonable good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. See also, "--The Directing Bondholder" below.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     As a part of its property level servicing duties, the Special Servicer will be required to perform a physical inspection of each Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. If the Special Servicer has not already done so as described in the preceding sentence, the Master Servicer will be required to inspect each Mortgaged Property securing a Mortgage Loan with an outstanding principal balance in excess of $1 million at least once every year and each Mortgaged Property securing a Mortgage Loan with an outstanding principal balance of less than or equal to $1 million at least once every other year. The Master Servicer and Special Servicer will each be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies (i) any sale, transfer or abandonment of the property of which the Master Servicer or the Special Servicer is aware or (ii) any change in the property's condition, occupancy or value that the Master Servicer or the Special Servicer considers material.

     Also as part of its property level servicing duties, the Special Servicer, with respect to each Specially Serviced Mortgage Loan, and the Master Servicer, in the case of all other Mortgage Loans, will be required to make reasonable efforts to promptly collect from the related Borrower and review the annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the financial statements of such Borrower, whether or not delivery of such item is required pursuant to the terms of the related Mortgage Note or Mortgage or otherwise. In addition, the Special Servicer will be required to cause annual operating statements, budgets and rent rolls to be prepared for each REO and shall collect all such items promptly following their preparation. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, and the Master Servicer and the Special Servicer are not likely to have any practical means of compelling such delivery.

COLLECTION ACCOUNT

General

     The Master Servicer will be required to establish and maintain one or more separate accounts, held on behalf of the Indenture Trustee for the benefit of the holders of the Bonds and Owner Trust Certificates (collectively, the "Collection Account"), which will be established in such manner and with such a depository as are specified in the Servicing Agreement or which would not cause a qualification, downgrade or withdrawal of any of the then current ratings on any of the Offered Bonds or Private Bonds by either Rating Agency as confirmed in writing by each Rating Agency (and, accordingly, constitute an "Eligible Account"). The funds held in the Collection Account may be held as cash or invested in Permitted Investments.

     Any interest or other income earned on funds in the Collection Account will be retained by the Master Servicer subject to the limitations set forth in the Servicing Agreement.

Deposits

     The Master Servicer will be required to deposit or cause to be deposited in the Collection Account, within one business day after receipt (in the case of collections and payments), the following payments and collections received or made by or on behalf of the Master Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii)   all payments on account of interest on the Mortgage Loans;

          (iii)  all Prepayment Premiums;

          (iv) all proceeds received under any hazard, flood, title, environmental or other insurance policy (including any payments required with respect to any deductible clause in any blanket policy if such deductible exceeds the deductible in the related Mortgage Loan) that provides coverage with respect to any Mortgaged Property ("Insurance Proceeds") other than proceeds applied to the restoration or remediation of property or released to the related Borrower in accordance with the Servicing Standard, all proceeds received in connection with the condemnation of any Mortgaged Property ("Condemnation Proceeds") other than proceeds applied to the restoration of property or released to the related Borrower in accordance with the Servicing Standard, and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans by foreclosure or otherwise (collectively with any amounts received in connection with the sale of an REO and the amounts described in clause (v) below, "Liquidation Proceeds");

          (v) all proceeds from the purchase or substitution of any Mortgage Loan as described under "Assignment of the Mortgage Loans--Cures, Repurchases and Substitutions" herein, all proceeds of the purchase of any defaulted Mortgage Loan by any party as described below under "-- Realization Upon Defaulted Mortgage Loans" and "The Agreements--Events of Default; Rights Upon Event of Default" in the Prospectus, and all proceeds of the purchase of the Mortgage Loans and REOs in connection with the termination of the Indenture and the early retirement of the Bonds as described under "Description of the Offered Bonds--Termination" herein and "The Agreement--Termination; Redemption of Bonds" in the Prospectus;

          (vi) any amounts required to be deposited by the Master Servicer in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

          (vii) any amount required to be transferred from the REO Account (if established);

          (viii) any P&I Advances required to be made by the Master Servicer;

          (ix)   any required Compensating Interest Payment; and

          (x) any other amounts required to be so deposited under the Servicing Agreement.

     Upon receipt of any of the amounts described in clauses (i), (ii) and (iv) above with respect to any Specially Serviced Mortgage Loan, the Special Servicer generally is required to promptly remit such amounts to the Master Servicer for deposit in the Collection Account.

Withdrawals

     The Master Servicer may make withdrawals from the Collection Account for any of the following purposes:

          (i) to remit to the Indenture Trustee one business day preceding each Payment Date (each, a "Master Servicer Remittance Date") an amount (the "Master Servicer Remittance Amount") equal to (A) the aggregate of all amounts on deposit in the Collection Account as of the commencement of business on such Master Servicer Remittance Date and all amounts required to be deposited in the Collection Account on such Master Servicer Remittance Date, net of (B) any portion of the amounts described in the immediately preceding clause (A) that represents one or more of the following: (1) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (2) any Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (3) any amounts payable or reimbursable from the Collection Account pursuant to clauses (ii) through (xv) below, and (4) any amounts deposited in the Collection Account in error;

          (ii) to reimburse the Fiscal Agent, the Indenture Trustee and itself, in that order, for unreimbursed P&I Advances, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of the related Master Servicing Fees) on and principal of the particular Mortgage Loans or REOs with respect to such P&I Advance was made;

          (iii) to reimburse itself for unpaid Master Servicing Fees earned by it in respect of each Mortgage Loan, such reimbursement being limited to amounts received on or in respect of such Mortgage Loan that are allocable as a recovery of interest thereon;

          (iv) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO;

          (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled as described above under "-- Servicing and Other Compensation and Payment of Expenses" herein;

          (vi) to reimburse the Fiscal Agent, the Indenture Trustee, itself and the Special Servicer, in that order, for any unreimbursed Servicing Advances, such reimbursement to be made out of (A) payments made by the related Borrower that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds, Condemnation Proceeds, Insurance

     Proceeds and any other amounts received in respect of the particular Mortgage Loan or REO as to which such Servicing Advance was made;

          (vii) to reimburse the Fiscal Agent, the Indenture Trustee, itself and the Special Servicer, in that order, for any unreimbursed Advances that have been or are determined to be not ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or any other recovery on or in respect of such Mortgage Loan or REO;

          (viii) to pay to the Fiscal Agent, the Indenture Trustee, itself and the Special Servicer, in that order, interest at the Reimbursement Rate accrued and payable on any Advance made thereby, the right to payment as described in this clause (viii) being limited to Default Interest collected in respect of the Mortgage Loan (or related REO) as to which such Advance was made;

          (ix) at or following such time as it reimburses the Fiscal Agent, the Indenture Trustee, itself or the Special Servicer for any unreimbursed Advance as described in clause (ii), (vi) or (vii) above or otherwise, and insofar as payment has not already been made as contemplated by clause
     (viii) above, to pay to the Fiscal Agent, the Indenture Trustee, itself or the Special Servicer, in that order, any interest at the Reimbursement Rate accrued and payable thereon;

          (x) to pay itself, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account, subject to the limitations set forth in the Servicing Agreement, Prepayment Interest Excesses, and any Default Interest collected on the Mortgage Loans to the extent (A) allocable to the period when any Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO and (B) not applied to pay Workout Fees, Liquidation Fees or interest on Advances;

          (xi) to pay itself, the Special Servicer, the Company, the Manager, the Owner Trustee, the Fiscal Agent, the Indenture Trustee or any of their respective directors, officers, employees, agents and Controlling Persons (as defined herein), amounts for certain legal expenses and liability resulting from legal actions;

          (xii) to pay for the advice of counsel, the cost of certain opinions of counsel and the cost of recording the Owner Trust Agreement, the Indenture or the Servicing Agreement as set forth therein, as well as for certain other Extraordinary Expenses chargeable to the Collection Account as described herein;

          (xiii) with respect to each Mortgage Loan purchased pursuant to the Loan Sale Agreement or the Servicing Agreement, to pay to such purchaser all amounts related to the periods after the date of such repurchase received thereon subsequent to the date of purchase;

          (xiv) to pay to the Manager, the Owner Trustee and the Indenture Trustee their respective earned and unpaid Management Fees, Owner Trustee Fees and Indenture Trustee Fees; and

          (xv) to clear and terminate the Collection Account at the termination of the Servicing Agreement and pay such remaining amounts in accordance with the Indenture.

P&I ADVANCES

     On each Master Servicer Remittance Date, the Master Servicer will be obligated, subject to the recoverability determination described in the second succeeding paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Servicing Agreement, from funds held in the Collection Account that are not required to be withdrawn from the Collection Account on such Master Servicer Remittance Date, in an amount that is generally equal to the aggregate of all Monthly Payments (other than Balloon Payments), net of Master Servicing Fees, due or deemed due, as the case may be, on or in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Borrower or otherwise collected as of the close of business on the related Determination Date. Notwithstanding the foregoing, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only the amount of the reduced Monthly Payment (net of related Master Servicing Fees). Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount (as defined below) exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Payment Date immediately following the date of such determination and with respect to each subsequent Payment Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Payment Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "-- Appraisal Reductions" below.

     If the full amount of all P&I Advances, if any, required to be made by the Master Servicer in respect of any Payment Date is not made, then the Indenture Trustee will make the portion of such P&I Advances that was required to be, but not, made by the Master Servicer, and any such P&I Advances so made by the Indenture Trustee will be deemed to have been made by the Indenture Trustee in its capacity as successor master servicer. If the Indenture Trustee fails to make such Advance, the Fiscal Agent is required to make such Advance. Any such Advance timely made by the Fiscal Agent will cure the Indenture Trustee's failure to make such Advance.

     Each of the Master Servicer, the Indenture Trustee and the Fiscal Agent will be entitled to recover any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether such amounts are collected in the form of late payments, Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds or otherwise ("Related Proceeds"). Neither the Master Servicer nor the Indenture Trustee or the Fiscal Agent will be obligated to make any P&I Advance that it determines in accordance with the Servicing Standard, would, if made, not be recoverable out of Related Proceeds (a "Nonrecoverable P&I Advance"), and each of the Master Servicer, the Fiscal Agent and the Indenture Trustee will be entitled to recover any P&I Advance plus interest thereon made that it later determines to be a Nonrecoverable P&I Advance out of general funds on deposit in the Collection Account.

     The Master Servicer (and the Indenture Trustee or Fiscal Agent) will be entitled, with respect to any Advance made thereby, and the Special Servicer will be entitled, with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at an annual rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance made thereby will be payable to the Master Servicer or the Special Servicer, as the case may be (or, if applicable, the Indenture Trustee or Fiscal Agent), out of default interest collected in respect of the related Mortgage Loan or, in connection with the reimbursement of such Advance, out of any amounts then on deposit in the Collection Account.

APPRAISAL REDUCTIONS

     Within 30 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is diligently and in good faith proceeding to obtain such) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date 90 days after the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing any Mortgage Loan, (iv) the date 90 days after the date on which the borrower under any Mortgage Loan becomes the subject of bankruptcy or insolvency proceedings, and (v) the date on which a Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Master Servicer or the Special Servicer, as applicable, will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer or the Special Servicer, as the case may be, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will generally equal the excess, if any, of (a) the sum, as calculated as of the Determination Date immediately succeeding the date on which the appraisal is obtained, of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Indenture Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related net Mortgage Rate, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Indenture Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item, over (b) 90% of an amount equal to (i) the appraised value of the related Mortgaged Property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise taken into account in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan.

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be covered by and reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Indenture Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A Borrower's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the loan debt, or may reflect the diversion of that income from the servicing of the loan debt. In addition, a Borrower that is unable to make Mortgage Loan payments may also be unable to make timely payments of taxes and to otherwise maintain and insure the related Mortgaged Property. In general, the Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Borrower if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives.

     The time within which the Master Servicer or Special Servicer, as the case may be, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure or similar proceedings and actually foreclose upon or comparably convert title to Mortgaged Property (or accept title to Mortgaged Property in lieu of foreclosure or similar proceedings) on behalf of the Issuer may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Borrower, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Borrower files a bankruptcy petition, the Master Servicer or Special Servicer, as the case may be, may not be permitted to accelerate the maturity of the related Mortgage Loan or to foreclose upon or comparably convert title to the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

     The Servicing Agreement grants to the Master Servicer, the Special Servicer and any single holder of Bonds, Private Bonds or Owner Trust Certificates evidencing a majority of the Controlling Classes a right to purchase from the Issuer, free and clear of the lien of the Indenture, certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Mortgage Loan will become subject to foreclosure or similar proceedings (other than any such Mortgage Loan that it determines, in its reasonable good faith judgment, is in default to avoid prepayment restrictions), the Special Servicer will be required to promptly so notify in writing the Owner Trustee, the Indenture Trustee and the Master Servicer, and either the Master Servicer or the Special Servicer may, at its option, purchase such defaulted Mortgage Loan from the Issuer at a price equal to the applicable Purchase Price. If neither the Master Servicer nor the Special Servicer has purchased such defaulted Mortgage Loan within the 30-day period after the receipt by the Master Servicer of the notice in respect thereof, the Special Servicer will be required, within 10 days after the end of such 30-day period (or after the waiver by the Master Servicer and the Special Servicer of any such purchase rights), to notify the Indenture Trustee, which shall in turn notify any single holder of Bonds, Private Bonds or Owner Trust Certificates evidencing a majority of the Controlling Classes, and such holder may at its option purchase from the Issuer, at a price equal to the applicable Purchase Price, such defaulted Mortgage Loan within 30 days after such notice. The Special Servicer shall, consistent with the Servicing Standard and based upon its determination of the best economic interests of the Bondholders, offer to sell, free and clear of the lien of the Indenture, any such defaulted Mortgage Loan not otherwise purchased as described in the two preceding sentences or, as described below, foreclose upon or otherwise realize upon the Mortgaged Property. Such offer will be required to be made in a commercially reasonable manner for a period of not less than 10 days, and unless the Special Servicer determines that acceptance of any bid would not be in the best economic interests of the Issuer, the Special Servicer will be required to accept the highest cash bid received from any person that constitutes a fair price for such Mortgage Loan.

     Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Issuer, and the Special Servicer may accept a lower cash bid if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Issuer (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

     Neither the Owner Trustee nor the Indenture Trustee in their respective individual capacities nor any of their respective affiliates, may bid for or purchase any defaulted Mortgage Loan or REO.

     In connection with the sale of any defaulted Mortgage Loan or REO, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Collection Account.

     The Special Servicer will exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments and which are not sold as described above. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will, on behalf of the Issuer, obtain title to any Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Issuer, the Indenture Trustee or the Owner Trustee could, in the reasonable judgment of the Special Servicer, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of certain environmental laws, unless:

          (A) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental assessments (which report will be an expense of the Issuer payable out of the Collection Account) that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

               (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions (see "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus); and

          (B) the Special Servicer has previously determined in accordance with the Servicing Standard, that, if the Issuer, the Indenture Trustee or the Owner Trustee could reasonably be considered to be a "potentially responsible party" with respect to the Mortgaged Property under applicable environmental laws and regulations, its interests are adequately protected, by indemnification or otherwise, from any failure of the Mortgaged Property to be in compliance with such environmental laws and regulations and from any circumstances or conditions described in clause (A)(ii) above with respect to the Mortgaged Property.

     If the environmental testing contemplated by the preceding paragraph establishes that any of the conditions set forth in clauses (A)(i) and (ii) thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer is to take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Issuer, release all or a portion of such Mortgaged Property from the lien of the related Mortgage, provided that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage (i) the Special Servicer shall have notified the Owner Trustee and the Indenture Trustee in writing of its intention to so release all or a portion of such Mortgaged Property, (ii) the Indenture Trustee shall have provided written notice of such intention to the Bondholders and (iii) neither the holders of a majority of the Owner Trust Certificates nor the holders of a majority of the Bonds, voting separately, shall have objected to such release within 30 days of the distribution of the last of such notices.

REOS

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuer or a wholly-owned subsidiary of the Issuer, such Mortgaged Property will be subject to the lien of the Indenture and the Special Servicer, on behalf of the Issuer, generally will be required to solicit bids for such Mortgaged Property in such a manner as will be reasonably likely to realize a fair price for such Mortgaged Property. The Special Servicer may retain an independent contractor to operate and manage any REO. However, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO.

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO in a manner that would, to the extent commercially feasible, maximize the net after-tax proceeds from such property to the Issuer. After the Special Servicer reviews the operation of such property and consults with the Owner Trustee and the Indenture Trustee to determine the federal income tax reporting position with respect to the income it is anticipated that the Issuer would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate any such property previously constituting Mortgaged Property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Code (such tax referred to herein as an "REO Tax"). To the extent that income the Issuer receives from an REO is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO. Generally, income from an REO that previously constituted Mortgaged Property and that is operated by the Special Servicer directly, rather than leased to a tenant that conducts business on the premises, would be subject to federal income tax as "net income from foreclosure property." Any REO Tax imposed on the Issuer's income from an REO would be chargeable to the Collection Account. Bondholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REOs by the Issuer. See "Certain Federal Income Tax Consequences" in the Prospectus.

     The Special Servicer will be required to segregate and hold all funds collected and received in connection with any REO separate and apart from its own funds and general assets. If an REO is acquired, the Special Servicer is to establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Indenture Trustee, for the retention of revenues and other proceeds derived from each REO. The REO Account is required to be an Eligible Account, and the Special Servicer will be required to deposit, or cause to be deposited, in the REO Account, within one business day of receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received in respect of an REO. Funds in the REO Account may be invested in Permitted Investments, and the Special Servicer will be entitled to retain, as additional servicing compensation, interest and investment income earned in respect of amounts held in the REO Account, subject to the limitations of the Servicing Agreement, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Special Servicer will be required to withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO, but only to the extent of amounts on deposit in the REO Account relating to such REO. Within two business days following the end of each Collection Period, the Special Servicer will be required to withdraw from the REO Account and deliver to the Master Servicer for deposit into the Collection Account the aggregate of all amounts received in respect of each REO during such Collection Period, net of any withdrawals made out of such amounts as described in the preceding sentence, provided that the Special Servicer may, subject to certain limitations set forth in the Servicing Agreement, retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO (including the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses).

REPLACEMENT OF THE MASTER SERVICER OR SPECIAL SERVICER

     The Servicing Agreement will permit the holders of the Bonds or the Owner Trust Certificates representing a majority of the Controlling Class to appoint a Master Servicer or a Special Servicer and to replace an existing Master Servicer or Special Servicer, as applicable. Any such appointment of a Master Servicer or a Special Servicer will be subject to, among other things, (i) written confirmation from each Rating Agency that the appointment will not result in a downgrade, qualification or withdrawal of any of its then current ratings assigned to any Class of Bonds, (ii) the written agreement of the replacement Master Servicer or Special Servicer, as applicable, to be bound by the terms and conditions of the Servicing Agreement, together with an opinion of counsel regarding the enforceability of such agreement, and (iii) the reimbursement of all outstanding Advances with interest thereon at the Reimbursement Rate and other amounts payable under the Servicing Agreement. The Master Servicer may not be replaced in such a manner, without cause, until after February 1, 2002. Subject to the foregoing, any holder of Bonds or Owner Trust Certificates or any affiliate thereof may be appointed as Master Servicer or Special Servicer.

THE DIRECTING BONDHOLDER

     The Special Servicer will be required to prepare a report (an "Asset Strategy Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than sixty (60) days after the servicing of such Mortgage Loan is transferred to the Special Servicer. The majority holder of the Controlling Class will designate one Bondholder pursuant to the Indenture (the "Directing Bondholder"). Each Asset Strategy Report will be delivered to the Directing Bondholder. The Directing Bondholder may object to any Asset Strategy Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report if it makes an affirmative determination in accordance with the Servicing Standard that such objection is not in the best interest of all the Bondholders. In connection with making such affirmative determination, the Special Servicer, by notice to the Indenture Trustee, may request a vote by all the Bondholders. If the Directing Bondholder does not disapprove an Asset Strategy Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Strategy Report. If the Directing Bondholder disapproves such Asset Strategy Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Strategy Report as soon as practicable. The Special Servicer will revise such Asset Strategy Report until the Directing Bondholder fails to disapprove such revised Asset Strategy Report as described above, provided that the Special Servicer shall not be under any obligation to perform any actions which are not consistent with the Servicing Standard, applicable laws and the related Mortgage Loan documents. Any Bondholder may request and obtain a copy (at its expense) of any Asset Strategy Report except to the extent prohibited by applicable law or the related Mortgage Loan documents.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     All of the Mortgage Loans contain a due-on-sale clause that permits the lender to accelerate the maturity of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property or a change of control of the related Borrower made without the lender's consent. All of the Mortgage Loans also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Mortgage Loans generally permit, however, transfers of interests in the borrowing entity for estate planning purposes so long as no effective change of control results. In addition, in certain cases, a one-time transfer to an affiliate of the Borrower is permitted without approval by the mortgagee. With respect to those Mortgage Loans it is obligated to service, each of the Master Servicer and the Special Servicer, on behalf of the Issuer, will be required to enforce the restrictions contained in the related Loan Documents on transfers or further encumbrances of the related

Mortgaged Property and on transfers of interests in the related Borrower, unless
(i) it has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard; (ii) with respect to the enforcement of any due-on-sale clause, it has obtained written confirmation from each Rating Agency that the waiver of such provision with respect to any Mortgage Loan representing more than 5% of the outstanding principal balance of the Mortgage Loans, including any other Mortgage Loans to the same Borrower, will not result in the downgrading, qualification or withdrawal of the ratings then assigned to any Class of Bonds; and (iii) with respect to the enforcement of any due-on-encumbrance provision, it has obtained written confirmation from each Rating Agency that the waiver of such provision will not result in the downgrading, qualification or withdrawal of the ratings then assigned to any Class of Bonds.

EVIDENCE AS TO COMPLIANCE

     The Servicing Agreement requires each of the Master Servicer and the Special Servicer to deliver to the Owner Trustee and the Indenture Trustee, on or before March 31 of each year, beginning March 31, 1999, a certificate signed by one of its officers generally to the effect that such servicer fulfilled in all material respects throughout the preceding calendar year its obligations under the Servicing Agreement, or if there was noncompliance with such standards or a default in the fulfillment of any such obligation in any material respect, such certificate will include a description of such noncompliance or specify such default, as the case may be, and the nature and status thereof. In addition, on or before April 30 of each year, beginning April 30, 1999, each of the Master Servicer and the Special Servicer, at its expense, will be required to cause a firm of independent public accountants to furnish a report to the Owner Trustee and the Indenture Trustee containing such firm's opinion that, on the basis of an examination conducted by such firm substantially in accordance with the procedures set forth in the Uniform Single Attestation Program for Mortgage Bankers, as applicable, the officer's assertion to the effect set forth in the Servicing Agreement, is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such institute's standards require it to report.

     Copies of the annual officer's certificate and accountants' report of each of the Master Servicer and Special Servicer will be made available to holders of the Bonds upon written request to the Indenture Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND SPECIAL SERVICER

     The Servicing Agreement will permit the Master Servicer and the Special Servicer to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Indenture Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Servicing Agreement. The Master Servicer and the Special Servicer will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Servicing Agreement.

     The Servicing Agreement will provide that none of the Master Servicer or the Special Servicer, any director, officer, employee or agent of either of such parties or any person who has control (a "Controlling Person") over either of them within the meaning of the Securities Act will be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the holders of the Bonds or the Owner Trust Certificates for any action taken, or not taken, in good faith pursuant to the Servicing Agreement or for errors in judgment, provided, however, that neither of the Master Servicer nor the Special Servicer will be protected against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. The Servicing Agreement will further provide that the Master Servicer, the Special Servicer and any director, officer, employee, agent or Controlling Person of either of them will be entitled to indemnification by the Issuer, payable out of the Collection Account, against any loss, liability or expense incurred in connection with any legal action that relates to the Servicing Agreement, the Owner Trust Agreement or the Indenture or to the Owner Trust Certificates or the Bonds, provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of misfeasance, bad faith or negligence in the performance of obligations or duties under the Servicing Agreement. In addition, the Servicing Agreement will provide that neither the Master Servicer nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer and the Special Servicer will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Servicing Agreement or the interests of the Issuer thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Issuer and the Master Servicer or the Special Servicer, as the case may be, will be entitled to charge the Collection Account therefor.

     Any person into which the Master Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Special Servicer is a party, or any person succeeding to the business of the Master Servicer or the Special Servicer, will be the successor of the Master Servicer or the Special Servicer, as the case may be, under the Servicing Agreement and the Master Servicer and the Special Servicer may each transfer its rights and obligations under the Servicing Agreement to an affiliate; provided, however, that no such successor, surviving person or affiliate will succeed to the rights of the Master Servicer or the Special Servicer unless it shall have furnished to the Owner Trustee and the Indenture Trustee written confirmation from each Rating Agency to the effect that the related merger, consolidation or transfer will not cause such Rating Agency to downgrade, qualify or withdraw its then current ratings on the Bonds.

     The Servicing Agreement will permit each of the Master Servicer, the Special Servicer and their respective affiliates to be the holder of any Bond or any Owner Trust Certificate with the same rights as it would have if it were not the Master Servicer, the Special Servicer or any such affiliate. If, at any time during which the Master Servicer, the Special Servicer or any of their respective affiliates is the holder of any Bond or Owner Trust Certificate, the Master Servicer or the Special Servicer proposes to take or omit to take action
(i) which action or omission is not expressly prohibited by the Servicing Agreement and would not, in its good faith judgment, violate the Servicing Standard and (ii) which action, if taken, or omission, if made, might nonetheless, in its good faith judgment, be considered by others to violate the Servicing Standard, it may, but need not, seek the approval of the holders of the Bonds and the Owner Trust Certificates to such action or omission by delivering to the Owner Trustee and the Indenture Trustee a notice in writing that identifies the portion of each Class of Bonds and Owner Trust Certificates beneficially owned by it and its affiliates and describes the action that it proposes to take or omit. Upon receipt of such notice, the Owner Trustee will be required to forward such notice to the holders of the Owner Trust Certificates and the Indenture Trustee will be required to forward such notice to the holders of the Bonds, in each case together with instructions for response. If, at any time, the holders of a majority of the Owner Trust Certificates and a majority of the Bonds (calculated without regard to the Owner Trust Certificates or Bonds beneficially owned by the Master Servicer and its affiliates or the Special Servicer and its affiliates, as applicable) separately consent in writing to the proposal described in the related notices, and if the Master Servicer or Special Servicer, as the case may be, takes action or omits to take action as proposed in such notices, such action or omission will be deemed under the Servicing Agreement to comply with the Servicing Standard.

SERVICING EVENTS OF DEFAULT

     "Servicing Events of Default" include (i) any failure by the Master Servicer to deposit into the Collection Account any amount (other than a P&I Advance) required to be so deposited on the date on which such deposit was required to be made, (ii) any failure by the Special Servicer or the Master Servicer to deposit with, or remit to, the Owner Trustee or the Indenture Trustee any amount (other than a P&I Advance) required to be so deposited or remitted, (iii) any failure by the Master Servicer to deposit into the Collection Account, or to deposit with the Indenture Trustee, on any Master Servicer Remittance Date the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 5:00 p.m. New York City time on the date on which such deposit was required to be made, (iv) any failure by the Special Servicer to deposit into the REO Account or to deposit into, or remit to the Master Servicer for deposit into, the Collection Account any amount required to be so deposited which continues unremedied for one day following the date on which such deposit or remittance was required to be made, (v) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other material covenants or obligations under the Servicing Agreement which continues unremedied for 30 days (or, in the case of payment of insurance premiums, for a period of 15 days) after written notice of such failure has been given to the Master Servicer or the Special Servicer, as applicable, by any other party to the Servicing Agreement or to the Master Servicer or the Special Servicer, as applicable, by holders of not less than 25% of the Owner Trust Certificates or the holders of not less than 25% of the Bonds, (vi) any breach by the Master Servicer or the Special Servicer of any representation or warranty contained in the Servicing Agreement that materially and adversely affects the interests of the Issuer and that continues unremedied for 30 days after written notice of such breach has been given to the Master Servicer or the Special Servicer, as applicable, by any other party to the Servicing Agreement or to the Master Servicer or the Special Servicer, as applicable, by holders of not less than 25% of the Owner Trust Certificates or holders of not less than 25% of the Bonds, (vii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations or (viii) the Owner Trustee or the Indenture Trustee shall have received written notice from either Rating Agency that the continuation of the Master Servicer or the Special Servicer in such capacity would result in a downgrade, qualification or withdrawal of any of the ratings then assigned by such Rating Agency to any Class of Bonds.

RIGHTS UPON SERVICING EVENT OF DEFAULT

     So long as a Servicing Event of Default with respect to the Master Servicer or the Special Servicer under the Servicing Agreement remains unremedied, the Owner Trustee and the Indenture Trustee will be authorized and, at the direction of the holders of 25% of the Owner Trust Certificates or the holders of 25% of the Bonds, or, if the Servicing Event of Default is the one described in clause
(viii) under "--Servicing Events of Default" above, the Owner Trustee and the Indenture Trustee will be required to terminate all of the rights and obligations of the defaulting party under the Servicing Agreement (other than any rights that may have accrued under the Servicing Agreement prior to such termination), whereupon the Indenture Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer or Special Servicer, as the case may be, under the Servicing Agreement and will be entitled to the same compensation as the defaulting party under the Servicing Agreement. If the Indenture Trustee is unwilling or unable so to act, it may, or, at the written request of holders of at least 51% of the Owner Trust Certificates or the holders of 51% of the Bonds, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, an established commercial loan servicing institution that is acceptable to each Rating Agency, and that will not result in the downgrading, withdrawal or qualification of any rating then assigned to any Class of Bonds, to act as successor Master Servicer or Special Servicer, as the case may be, under the Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity.


                            DETERMINATION OF LIBOR

     With respect to each Interest Rate Adjustment Date, "LIBOR" will be the annual rate appearing on Telerate Page 3750 (as defined below) as the London interbank offered rate for one-month United States dollar deposits at approximately 11:00 a.m., London time, on the related Interest Rate Determination Date (as defined below), and if such rate is not available, LIBOR will be the annual rate, rounded as aforesaid, appearing on the

Reuters Screen LIBO Page (as defined below) as the London interbank offered rate for one-month United States dollar deposits at approximately 11:00 a.m., London time, on the related Interest Rate Determination Date or, if more than one such rate appears, the arithmetic mean of all such rates.

     With respect to the Bond Interest Rate on the Class A-2 Bonds, the "Interest Rate Adjustment Date" will be the first day of each Accrual Period. With respect to each Interest Rate Adjustment Date, the "Interest Rate Determination Date" will be the second business day prior to such Interest Rate Adjustment Date. "Telerate Page 3750" means the display designated as page "3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks), and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

     Set forth in the table below are the historical closing levels of LIBOR for the months indicated, as appearing on Telerate Page 3750 and published by Bloomberg L.P.

                                        YEAR

MONTH          1998      1997      1996      1995      1994      1993
             --------  --------  --------  --------  --------  --------
January      5.59766%  5.43750%  5.43750%  6.09375%  3.12500%  3.18750%
February     5.68750%  5.43750%  5.31250%  6.12500%  3.56250%  3.18750%
March        5.68750%  5.68750%  5.43750%  6.12500%  3.68750%  3.18750%
April        5.65625%  5.68750%  5.43750%  6.06250%  4.00000%  3.12500%
May          5.65625%  5.68750%  5.43750%  6.06250%  4.37500%  3.25000%
June         5.66016%  5.68750%  5.49609%  6.12500%  4.56250%  3.18750%
July         5.65625%  5.62500%  5.46484%  5.87500%  4.50000%  3.18750%
August       N/A       5.65625%  5.43750%  5.87500%  4.87500%  3.18750%
September    N/A       5.65625%  5.43359%  5.87500%  5.06250%  3.18750%
October      N/A       5.64844%  5.37500%  5.83203%  5.06250%  3.18750%
November     N/A       5.96875%  5.56250%  5.97656%  6.06250%  3.56250%
December     N/A       5.71875%  5.50000%  5.68750%  6.00000%  3.25000%

     The levels of LIBOR set forth in the foregoing table may differ from the related levels of LIBOR determined as described above.

                                   THE ISSUER

GENERAL

     Impac CMB Trust 1998-C1 (the "Issuer") is a business trust to be established under the laws of the State of Delaware on or about August 26, 1998 (the "Closing Date") pursuant to an Owner Trust Agreement, dated as of August 1, 1998 (the "Owner Trust Agreement"), between the Company and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). The Issuer will be treated as a QRS under the Code and will be formed for the purposes of consummating the transactions and engaging in the activities described herein, including the issuance of the Impac CMB Trust 1998-C1, Collateralized Mortgage Bonds (the "Bonds"), to be designated as the Class A-1A, Class A-1B, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Bonds, and the issuance of the Impac CMB Trust 1998-C1 Secured Commercial Loan Certificates of Beneficial Ownership (the "Owner Trust Certificates"). The Issuer is not expected to conduct any further business other than that incidental to or necessary in connection with the transactions and activities described herein. Impac Commercial Holdings, Inc. will perform certain administrative services for the Issuer pursuant to a Management Agreement, dated as of August 1, 1998 (the "Management Agreement"), between the Issuer and Impac Commercial Holdings, Inc., as manager (the "Manager"). However, the Owner Trust Agreement will constitute the governing instrument of the Issuer under the laws of the State of Delaware relating to business trusts.

     The assets of the Issuer (the "Owner Trust Estate") will consist primarily of (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or due after the Cut-off Date (exclusive of Principal Prepayments received on or prior to the Cut-off Date and scheduled payments of interest and principal due on or before the Cut-off Date), (ii) any REO acquired on behalf of the Issuer and (iii) such funds as from time to time are deposited in the Collection Account, the REO Account and the accounts established under the Indenture and the Owner Trust Agreement for purposes of making payments to the holders of the Bonds and making distributions to the holders of the Owner Trust Certificates. The Mortgage Loans will be acquired by the Issuer with the proceeds of the issuance of the Bonds and the Owner Trust Certificates. The Issuer will not have any assets other than those included in the Owner Trust Estate. Accordingly, the Bonds and the Owner Trust Certificates will be payable solely from the Owner Trust Estate.

THE PRIVATE BONDS AND OWNER TRUST CERTIFICATES

     The Bonds will be issued by the Issuer on the Closing Date pursuant to an Indenture, dated as of August 1, 1998 (the "Indenture"), between the Issuer and the Indenture Trustee, and the Owner Trust Certificates will be issued by the Issuer on the Closing Date pursuant to the Owner Trust Agreement. The Indenture Trustee will have a first priority security interest in the Owner Trust Estate as security for the repayment of the obligations evidenced by the Bonds, and the Bonds will be equally and ratably secured by the lien of the Indenture without preference, priority or distinction (other than as described herein). The Owner Trust Certificates will evidence beneficial ownership interests in the Owner Trust Estate, subject to the lien of the Indenture. The Indenture Trustee generally will have possession of the Owner Trust Estate, and the Issuer will not have the right to the return thereof until after the obligations evidenced by the Bonds have been satisfied and the lien of the Indenture has been discharged.

     The Class F Bonds and Class G Bonds (together, the "Private Bonds") will have initial Bond Principal Balances equal to $18,271,000 and $11,122,000, respectively, and will bear interest at fixed percentage rates equal to 6.06% and 6.06%, respectively, per annum. The Owner Trust Certificates will have an aggregate initial Certificate Principal Balance equal to $11,917,252. At any later date of determination, the Certificate Principal Balance of the Owner Trust Certificates will equal the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans over the aggregate Bond Principal Balance of the Bonds as of such date, and all principal and interest collected on the Mortgage Loans and not payable in respect of the Bonds will be allocable to the Owner Trust Certificates.

THE OWNER TRUSTEE AND MANAGER

     Wilmington Trust Company, a Delaware banking corporation, will be the Owner Trustee under the Owner Trust Agreement, and Impac Commercial Holdings, Inc. will be the Manager under the Management Agreement. Each of the Company, the Manager, the Indenture Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and their respective affiliates may from time to time enter into normal banking relationships with the Owner Trustee and its affiliates, and the Owner Trustee and its affiliates may hold Offered Bonds in their own names.

     As compensation for the performance of their respective duties, the Owner Trustee will be paid an annual fee equal to approximately $5,500 (the "Owner Trustee Fee") on the Master Servicer Remittance Date in August of each calendar year, commencing in August 1999, and the Manager will be paid a fee (the "Management Fee") on every Master Servicer Remittance Date. The Management Fee will be payable on a loan-by-loan basis, will accrue at a percentage rate equal to 0.005% per annum (the "Management Fee Rate") and, as to each Mortgage Loan, will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Mortgage Loan is computed. The Owner Trustee Fee and the Management Fee will be payable from the Collection Account under the Servicing Agreement.

     The corporate trust office of the Owner Trustee will be located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, or such other address as the Owner Trustee may designate from time to time. The address for the corporate offices of the Manager is 20371 Irvine Avenue, Santa Ana Heights, California 92707 and its telephone number is (714) 556-0122.

CERTAIN MATTERS REGARDING THE OWNER TRUSTEE AND MANAGER

     The Owner Trustee and the Manager will each be entitled to indemnification from the Issuer, payable out of the Collection Account, for any loss, liability or expense incurred by it in connection with any act or omission on its part with respect to the Owner Trust Agreement, the Indenture, the Servicing Agreement, the Management Agreement or the Loan Sale Agreement, provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Owner Trustee or the Manager in the performance of its duties or obligations.

                        DESCRIPTION OF THE OFFERED BONDS

GENERAL

THE OFFERED BONDS

     As discussed under "The Issuer" herein, the Offered Bonds will consist of the Bonds issued by the Issuer on the Closing Date pursuant to the Indenture and designated as the Class A-1A, Class A-1B, Class A-2, Class B, Class C, Class D and Class E Bonds. The Offered Bonds will be payable solely from the Owner Trust Estate on each Payment Date by the Indenture Trustee in an aggregate amount equal to the portion of the Available Amount and the Bond Prepayment Premium Amounts on the Offered Bonds described below under "--Payments" and under "Description of the Bonds--Distributions" in the Prospectus as being distributable to the holders of the Offered Bonds for such Payment Date.

     The Offered Bonds will be obligations of the Issuer and will not represent obligations of the Seller, the Company, the Manager, the Owner Trustee, the Indenture Trustee, the Master Servicer or the Special Servicer. The Indenture provides that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer on the Offered Bonds or under the Indenture against (i) any such person, (ii) any holder of Owner Trust Certificates or
(iii) any of their respective affiliates, officers, directors, shareholders, partners, employees, agents, beneficiaries or Controlling Persons. In addition, the Offered Bonds will not be insured or guaranteed by any of the foregoing persons, by any government agency or instrumentality or by any private insurer or other person. The Indenture Trustee and the holders of the Offered Bonds, will have no rights or claims against the Issuer directly and may look only to the Owner Trust Estate to satisfy the obligations of the Issuer on the Offered Bonds and under the Indenture. Further, neither the Indenture Trustee nor the holders of the Offered Bonds will be permitted to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Issuer.

REGISTRATION AND DENOMINATION OF OFFERED BONDS

     The Offered Bonds will be issued, maintained and transferred on the book-entry records of DTC and its Participants (as defined in the Prospectus). The Class A Bonds will be offered in registered form, in minimum denominations of $5,000 and integral multiples of $1 in excess thereof. The Class B, C, D, E, F and G Bonds will be offered in registered form, in minimum denominations of $50,000 and integral multiples of $1 in excess thereof. The Offered Bonds will be represented by one or more bonds registered in the name of Cede & Co., as nominee of DTC. No Beneficial Owner will be entitled to receive a Bond in fully registered, certificated form (a "Definitive Bond"), except under the limited circumstances described herein.

     For purposes of the discussion contained herein, the "Percentage Interest" in the related Class evidenced by any Offered Bond will be a fraction, expressed as a percentage, the numerator of which is the initial Bond Principal Balance of such Offered Bond on the Closing Date as set forth on the face thereof, and the denominator of which is the initial Bond Principal Balance of the related Class of Offered Bonds on the Closing Date.

BOOK-ENTRY REGISTRATION

     General. Beneficial Owners (as defined in the Prospectus) that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Bonds may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Bonds from the Paying Agent (as defined in the Prospectus) through DTC and Participants which may include Cedel Bank, societe anonyme ("Cedel") and Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"). Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Bonds are issued for the related Book-Entry Bonds, it is anticipated that the only registered Bondholder of such Book-Entry Bonds will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Bondholders, as such term is used in the Indenture, and Beneficial Owners will be permitted to receive information furnished to Bondholders and to exercise the rights of Bondholders only indirectly through DTC, its Participants and Intermediaries.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Bonds among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Bonds. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Bonds, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book-Entry Bonds.

     None of the Company, the Master Servicer, the Special Servicer or the Indenture Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Bonds. Definitive Bonds will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Bonds-- Form of Bonds."

     Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Bonds--Form of Bonds," the Indenture Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Bonds as indicated on the records of DTC of the availability of Definitive Bonds for their Book-Entry Bonds. Upon surrender by DTC of the definitive certificates representing the Book-Entry Bonds and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will reissue the Book-Entry Bonds as Definitive Bonds issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

     For additional information regarding DTC and the Book-Entry Bonds, see "Description of the Bonds--Form of Bonds" in the Prospectus.

BOND PRINCIPAL BALANCES

     The Bond Principal Balance of any Offered Bond, as of any date of determination, will equal the product of the Percentage Interest evidenced by such Offered Bond in the related Class, multiplied by the Bond Principal Balance of such Class then outstanding.

     The "Bond Principal Balance" of any Class of Offered Bonds outstanding at any time represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans. The Bond Principal Balance of each Class of Offered Bonds will be reduced on each Payment Date by any distributions of principal actually made on such Class of Offered Bonds on such Payment Date. See "--Payments" below and "Description of the Bonds--Distributions" in the Prospectus.

     Upon initial issuance, the Offered Bonds will have the respective Bond Principal Balances and other characteristics set forth below, in each case, subject to a permitted variance of plus or minus 5%:

                                                  APPROXIMATE
           INITIAL BOND       APPROXIMATE        PERCENTAGE OF
CLASS    PRINCIPAL BALANCE  CREDIT SUPPORT   INITIAL POOL BALANCE
-----    -----------------  --------------   --------------------
A-1A       $ 43,000,000          32.0%               13.5%
A-1B       $140,373,000          32.0%               44.2%
A-2        $ 32,710,000          32.0%               10.3%
 B         $ 15,889,000          27.0%                5.0%
 C         $ 19,066,000          21.0%                6.0%
 D         $ 20,655,000          14.5%                6.5%
 E         $  4,767,000          13.0%                1.5%


BOND INTEREST RATES

          The respective Bond Interest Rates applicable to the Class A-1A, Class A-1B, Class B, Class C, Class D and Class E Bonds for each Payment Date will be fixed at the annual rates set forth on the cover page hereof. The Bond Interest Rate applicable to the Class A-2 Bonds will be the annual rate set forth on the cover page hereof for the initial Payment Date and, with respect to each Payment Date thereafter, will be an annual rate equal to the lesser of (A) the sum of LIBOR, as determined with respect to the related Interest Rate Adjustment Date in the month preceding the month in which such Payment Date occurs, and the Margin (as defined below) and (B) a maximum rate equal to 12.50%.

          The "Margin" for the Class A-2 Bonds will be 0.28% per annum.

          For a description of the manner in which LIBOR is determined and information with respect to the historical levels of LIBOR, see "Determination of LIBOR" herein.

BOND ACCOUNT

          General

          The Indenture Trustee will be required to establish and maintain one or more accounts (collectively, the "Bond Account") for distributions to the holders of Offered Bonds. Each such account will be required to be an Eligible Account, and the funds held in the Bond Account are required to be held as cash.

          Deposits and Withdrawals

          On each Master Servicer Remittance Date, the Master Servicer will be required to deliver to the Indenture Trustee, for deposit in the Bond Account, an aggregate amount payable in immediately available funds and equal to the Master Servicer Remittance Amount for the related Master Servicer Remittance Date. The Indenture Trustee may, from time to time, make withdrawals from the Bond Account for any of the following purposes, among others: (i) to make distributions to the holders of the Offered Bonds on each Payment Date, and (ii) to clear and terminate the Bond Account upon termination of the Indenture.

PAYMENTS

          General

          Distributions on the Offered Bonds will be made, to the extent of available funds, on the 20/th/ day of each month or, if any such 20/th/ day is not a business day, then on the next succeeding business day, commencing in September 1998 (each, a "Payment Date"). Except as described below, all such distributions will be made to the persons in whose names the Offered Bonds are registered (the "Bondholders") at the close of business on the last business day of the month preceding the month in which the related Payment Date occurs (each, a "Record Date"). As to each Bondholder, such distributions will be made by or on behalf of the Indenture Trustee by wire transfer in immediately available funds to the account specified by such Bondholder at a bank or other entity having appropriate facilities therefor, if such Bondholder shall have provided the Indenture Trustee with wiring instructions not later than the related Record Date, or otherwise by check mailed to such Bondholder. Cede & Co. will be the registered holder of the Book-Entry Bonds until Definitive Certificates are issued in respect thereof. See "--Registration and Denomination of Offered Bonds" above. The final distribution on any Offered Bond will be made only upon presentation and surrender of such Offered Bond at the location that will be specified in a notice of the pendency of such final distribution. All distributions made with respect to a Class of Offered Bonds will be allocated pro rata among the outstanding Offered Bonds of such Class based on their respective Percentage Interests in such Class.

          The Available Amount

          With respect to any Payment Date, distributions of interest on and principal of the Offered Bonds will be made from the Available Amount for such Payment Date. The "Available Amount" for any Payment Date will, in general, equal the related Master Servicer Remittance Amount, exclusive of any portion thereof that represents any Prepayment Charges and Yield Maintenance Premiums distributable in respect of Bond Prepayment Premium Amounts as described herein.

          Application of the Available Amount

          On each Payment Date, the Available Amount for such Payment Date will be distributed to the Bondholders for the following purposes and in the following order of priority:

     (i) to the holders of the Class A Bonds in respect of interest, pro rata based on such amounts distributable thereon, up to an amount equal to all Payable Bond Interest (as defined below) in respect of each such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

     (ii) to the holders of the Class A Bonds related to each Sub-Pool in respect of principal (allocated between the respective Classes of Class A Bonds related to each Sub-Pool as described below), up to an amount equal to the lesser of (a) the aggregate Bond Principal Balance of such Classes of Class A Bonds then outstanding and (b) the related Sub-Pool Bond Principal Payment Amount (as defined below) for such Payment Date;

     (iii) if, following distributions pursuant to clause (ii) above, the aggregate Bond Principal Balance of either group of Class A Bonds has been reduced to zero (the "Retired Class A Bonds"), to the holders of the other class of Class A Bonds, if such Class A Bonds are still outstanding (the "Outstanding Class A Bonds") in respect of principal (allocated between the respective Classes of such Outstanding Class A Bonds as described below) up to an amount equal to the lesser of (a) the aggregate Bond Principal Balance of such Classes of Outstanding Class A Bonds and (b) the excess of the Sub-

     Pool Bond Principal Payment Amount for such Payment Date related to the Retired Class A Bonds over the amount thereof paid on such Payment Date as described in clause (ii) above.

     (iv) to the holders of the Class B Bonds in respect of interest, up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

     (v) to the holders of the Class B Bonds in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class B Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii) and (iii) above;

     (vi) to the holders of the Class C Bonds in respect of interest, up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

     (vii) to the holders of the Class C Bonds in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class C Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii), (iii) and (v) above;

     (viii) to the holders of the Class D Bonds in respect of interest, up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

     (ix) to the holders of the Class D Bonds in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class D Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii), (iii), (v) and (vii) above;

     (x) to the holders of the Class E Bonds in respect of interest, up to an amount equal to all Payable Bond Interest in respect of such Class of Bonds for such Payment Date and, to the extent not previously paid, for all prior Payment Dates (plus interest on such unpaid amount at the then-applicable Bond Interest Rate);

     (xi) to the holders of the Class E Bonds in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Bond Principal Balance of the Class E Bonds and (b) the excess, if any, of the Aggregate Bond Principal Payment Amount for such Payment Date over the amount thereof paid on such Payment Date pursuant to clauses (ii), (iii), (v), (vii) and
     (ix) above; and

     (xii) after the foregoing distributions have been made, to the holders of the Private Bonds and the Owner Trust Certificates as provided in the Indenture and the Owner Trust Agreement, respectively, an amount equal to the balance of the Available Amount for such Payment Date.

     Distributions of principal to the holders of the Class A Bonds related to each Sub-Pool will be allocated between the respective Classes of Class A Bonds related to such Sub-Pool as follows:

     (i) prior to the Class A Credit Support Depletion Date (as defined below):

          (A) in the case of the Class A-1 Bonds, first to the holders of the Class A-1A Bonds until the Bond Principal Balance thereof has been reduced to zero and then to the holders of the Class A-1B Bonds; and

          (B) to the holders of the Class A-2 Bonds until the Bond Principal Balance thereof has been reduced to zero; and

     (ii) on and after the Class A Credit Support Depletion Date, the Aggregate Bond Principal Payment Amount will be paid to the holders of the Classes of Class A Bonds pro rata based on their then outstanding Bond Principal Balances.

     The "Class A Credit Support Depletion Date" will be the first Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to the aggregate Bond Principal Balance of the Class A Bonds.

     The "Payable Bond Interest" for any Class of Offered Bonds and any Payment Date will equal interest accrued during the related Accrual Period at the Bond Interest Rate applicable to such Class of Offered Bonds for such Payment Date on the related Bond Principal Balance immediately prior to such Payment Date. Payable Bond Interest for each Payment Date will be calculated in the case of the Fixed Rate Bonds on the basis of a 360-day year consisting of twelve 30-day months and, in the case of the Class A-2 Bonds, on the basis of a 360-day year and the actual number of days in the related Accrual Period.

     The "Accrual Period" will be, with respect to any Payment Date and the Offered Bonds related to the Fixed Rate Sub-Pool, the period commencing on the first day of the calendar month preceding the month in which such Payment Date occurs and ending on the last day of such calendar month and, with respect to any Payment Date and the Offered Bonds related to the Adjustable Rate Sub-Pool, the period commencing on the Payment Date preceding such Payment Date (or, in the case of the initial Payment Date, the period commencing on the Closing Date) and ending on the day immediately preceding such Payment Date.

     The "Sub-Pool Bond Principal Payment Amount" for either Sub-Pool and any Payment Date will equal the sum of the following amounts:

     (a) the principal portions of all Monthly Payments (other than Balloon Payments) due or deemed due in respect of the Mortgage Loans in such Sub-Pool for their respective Due Dates occurring during the related Collection Period, to the extent received or advanced;

     (b) all Principal Prepayments received on the Mortgage Loans in such Sub-Pool during the related Collection Period;

     (c) the principal component of all Assumed Scheduled Payments due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan in such Sub-Pool that is delinquent in respect of its Balloon Payment;

     (d) the Stated Principal Balance of each Mortgage Loan in such Sub-Pool that was, during the related Collection Period, repurchased from the Owner Trust Estate in connection with a document deficiency or the breach of a representation or warranty or purchased from the Owner Trust Estate as described herein under "Description of the Offered Bonds--Termination" and "The Agreements--Termination; Redemptions of Bonds" in the Prospectus;

     (e) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan in such Sub-Pool received on or after the maturity date thereof, to the extent received during the related Collection Period;

     (f) to the extent not included in the preceding clauses, all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds that were received on the Mortgage Loans in such Sub-Pool during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof.

     The "Aggregate Bond Principal Payment Amount" with respect to any Payment Date will equal the sum of the Sub-Pool Bond Principal Payment Amounts for such Payment Date.

     The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest at the applicable Mortgage Rate.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof, reduced (to not less than zero) on each Payment Date by any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been (or, if they had not been applied to cover Extraordinary Expenses, would have been) paid to the holders of the Offered Bonds, the Private Bonds or the Owner Trust Certificates on such date and the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     "Realized Losses" are losses arising from the inability to collect all amounts due and owing under any defaulted Mortgage Loan. The Realized Loss, if any, in respect of a liquidated Mortgage Loan (or related REO Property) will generally equal the excess, if any, of (a) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such Liquidation Proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses). If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related Borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Extraordinary Expenses" include, among other things: (i) any interest paid to the Master Servicer or Special Servicer in respect of unreimbursed Advances;
(ii) Special Servicing Fees and Workout Fees payable to the Special Servicer in connection with a Specially Serviced Mortgage Loan or an REO; (iii) the costs of the opinions of counsel, appraisals and environmental assessments required to be obtained in connection with the servicing of the Mortgage Loans; and (iv) any of certain unanticipated, non-Mortgage Loan specific expenses of the Issuer, including but not limited to, (A) certain reimbursements and indemnification to the Company, the Manager, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Special Servicer, (B) certain taxes payable from the assets of the Issuer as described under "Servicing of the Mortgage Loans--REOs" and "Federal Income Tax Consequences" herein and in the Prospectus, (C) the costs and expenses of any tax audits with respect to the Issuer, (D) certain other tax-related expenses and (E) the cost of various opinions of counsel required to be obtained in connection with the administration of the Issuer.

     The "Collection Period" with respect to any Payment Date will be the period commencing immediately after the Determination Date in the month preceding the month in which such Payment Date occurs (or, in the case of the initial Payment Date, commencing immediately after the Cut-off Date) and ending with the Determination Date related to such Payment Date.

     The "Determination Date" with respect to any Payment Date will be the 13th day of the month in which such Payment Date occurs or, if such 13/th/ day is not a business day, the business day immediately succeeding such 13/th/ day.

     Treatment of REOs

     Notwithstanding that any Mortgaged Properties may be acquired through foreclosure, deed in lieu of foreclosure or otherwise on behalf of the Issuer as real estate owned or equipment held for sale, the related Mortgage Loan will be treated, for purposes of, among other things, determining payments on the Offered Bonds as well as the Master Servicing Fees, Special Servicing Fees, Indenture Trustee Fees and Management Fees, as having remained outstanding until the related REO is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO (exclusive of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and subject to the recoverability determination described under "Servicing of the Mortgage Loans--P&I Advances," the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

     Allocation of Bond Prepayment Premium Amounts

     All Prepayment Charges and Yield Maintenance Premiums required to be paid with respect to the Mortgage Loans in the Fixed Rate Sub-Pool by the related Borrowers and actually collected by the Master Servicer will be available to pay Bond Prepayment Premium Amounts on the Offered Bonds related to such Sub-Pool, which amounts will be distributable to the holders of the Class A-1A, A-1B, B, C, D and E Bonds as set forth below. A "Yield Maintenance Premium" is paid or payable, as the context requires, on a Mortgage Loan as a result of a prepayment of principal not otherwise due thereon, which has been calculated to compensate the holder of such Mortgage Loan for reinvestment losses based on the value of a discount rate at or near the time of prepayment. Any other fees paid or payable, as the context requires, as a result of a prepayment of principal on a Mortgage Loan which are calculated based upon a specified percentage (which may decline over time) of the amount prepaid are considered "Prepayment Charges."

     Any Prepayment Premium collected with respect to a Mortgage Loan in the Fixed Rate Sub-Pool will be distributed on the following Payment Date to the holders of the Class A-1A, A-1B, B, C, D and E Bonds as follows: The holders of such Classes of Bonds then entitled to distributions of principal from the Fixed Rate Sub-Pool for such Payment Date will be entitled to a "Bond Prepayment Premium Amount" (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium, and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Bond Interest Rate applicable to the most senior of such Classes of Bonds then outstanding, over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If there is more than one Class of Bonds entitled to distributions of principal on such Payment Date, the Bond Prepayment Premium Amount shall be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. Any portion of such Bond Prepayment Premium Amount that is not so distributed to the holders of such Bonds will be distributed to the holders of the Owner Trust Certificates. In addition, all Prepayment Premiums collected during each Collection Period with respect to any Mortgage Loan in the Adjustable Rate Sub-Pool will be distributed to the holders of the Owner Trust Certificates.

     For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal payment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date of the Mortgage Loan prepaid. If Release

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H.15 is no longer published, the Indenture Trustee will select a comparable publication to determine the Treasury Rate.

     Any Bond Prepayment Premium Amount distributed to the holders of a Class of Bonds may not be sufficient to fully compensate such Bondholders for any loss in yield attributable to the related principal prepayments.

SUBORDINATION

     The rights of holders of the Class B, Class C, Class D and Class E Bonds to receive amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A Bonds and each such Class, if any, with a higher payment priority (as reflected above under "--Distributions--Application of the Available Amount"). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A Bonds of the full amount of Payable Bond Interest payable in respect of such Classes of Offered Bonds on each Payment Date, and the ultimate receipt by the holders of the Class A Bonds of principal in an amount equal to the aggregate of the Bond Principal Balances of such Classes of Offered Bonds. Similarly, but to decreasing degrees, subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B, Class C and Class D Bonds of the full amount of Payable Bond Interest payable on such Classes on each Payment Date and the ultimate receipt by the holders of such Classes of Offered Bonds of principal equal to the entire respective Bond Principal Balances thereof. Such subordination will be accomplished by the application of the Available Amount on each Payment Date in accordance with the order of priority described above under "--Payments--Application of the Available Amount" and "Description of the Bonds--Distributions" in the Prospectus.

     In addition to the subordination described above, credit support for the Offered Bonds will be provided by the overcollateralization of the Offered Bonds. As of any date of determination, the amount by which the Offered Bonds are overcollateralized will equal the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans over the aggregate Bond Principal Amount of the Offered Bonds.

REPORTS TO BONDHOLDERS; AVAILABLE INFORMATION

     On each Payment Date, the Indenture Trustee will provide or make available either electronically or by first class mail to each Bondholder a statement (a "Payment Date Statement"), based on information provided to the Indenture Trustee by the Master Servicer who will provide various items of information related to the distributions on such Payment Date and the recent status of the Mortgage Loans, based on the data in monthly reports prepared by the Master Servicer and the Special Servicer. In addition, within a reasonable period of time after the end of each calendar year, the Indenture Trustee will be required to furnish to each person that at any time during the calendar year was a holder of an Offered Bond a statement containing certain information in respect of such Offered Bonds, aggregated for such calendar year or the portion thereof during which such person was a Bondholder. Such requirement shall be deemed to be satisfied to the extent that substantially comparable information shall be provided by the Indenture Trustee pursuant to any requirements of the Code.

     For investors that have obtained an account number on the Indenture Trustee's Automatic Statements Accessed by Phone ("ASAP") System, the foregoing report or a summary report of bond factors may be obtained from the Indenture Trustee via automated facsimile by placing a telephone call to (312) 904-2200 and following the voice prompts to request "statement number 355." Account numbers on the ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Indenture Trustee by calling (800) 246-5761. In addition, if the Issuer so directs the Indenture Trustee, and on terms acceptable to the Indenture Trustee, the Indenture Trustee will make available through its electronic bulletin board systems, on a confidential basis, certain information related to the Mortgage Loans. The bulletin board is located at (714) 282-

3990. Investors that have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory which has been set up on the bulletin board and which includes an electronic file containing monthly servicer data. An account number may be obtained by typing "new" upon logging into the bulletin board. All files are compressed before being put into the directory and are password protected. Passwords to each file will be released by the Indenture Trustee. Additionally, certain information regarding the Mortgage Loans will be made available at the website maintained by LaSalle National Bank at www.lnbabs.com.

     The foregoing information will be available to the Bond Owners of Book-Entry Bonds through DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to Participants, and by Participants to the Bond Owners of Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Issuer, the Manager, the Owner Trustee, the Indenture Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer are required to recognize as holders of Offered Bonds only those persons in whose names such Offered Bonds are registered on the books and records of the Bond Registrar.

VOTING RIGHTS

     At all times during the term of the Indenture, voting rights for the Bonds (the "Voting Rights") will be allocated among the holders of the respective Classes of Bonds in proportion to the Bond Principal Balances of their Bonds. Voting Rights allocated to the holders of a Class of Bonds will be allocated among such Bondholders in proportion to the Percentage Interests in such Class evidenced by their respective Bonds.

TERMINATION

     The obligations created by the Indenture will terminate following the final payment in respect of the Bonds as a result of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO remaining in the Owner Trust Estate, (ii) the purchase of all of the Mortgage Loans and REOs remaining in the Owner Trust Estate by the majority holder of the Owner Trust Certificates or Master Servicer or (iii) the allocation of payments and other collections on the Mortgage Loans in full satisfaction of the indebtedness evidenced by the Bonds. Written notice of termination of the Indenture will be given to each Bondholder, and the final distribution with respect to each such Bond will be made only upon surrender and cancellation of such Bond at the office of the Bond Registrar or at such other location specified in such notice of termination.

     Any such purchase by the majority holder of the Owner Trust Certificates or Master Servicer of all of the Mortgage Loans and REOs remaining in the Owner Trust Estate is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all of the Mortgage Loans then included in the Owner Trust Estate (other than the Mortgage Loans as to which the related Mortgaged Properties has become REO) and (ii) the fair market value of all REO then included in the Owner Trust Estate, as determined by an appraiser mutually agreed upon by the Master Servicer, the Indenture Trustee and the Owner Trustee, minus, if the Master Servicer is the purchaser (b) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Servicing Agreement. Such purchase will effect the redemption of the Offered Bonds, but the right of the majority holder of the Owner Trust Certificates or Master Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Loans be less than or equal to 20% of the Initial Pool Balance. The purchase price paid by the majority holder of the Owner Trust Certificates or Master Servicer, exclusive of any portion thereof payable or reimbursable to any person other than the Bondholders, will constitute part of the Available Amount for the final Payment Date. There can be no assurance that the purchase price will provide sufficient proceeds to pay the full Bond Principal Balance of the Bonds then outstanding.

     The Available Amount for the final Payment Date will be distributed by the Indenture Trustee generally as described herein under "--Payments--Application of the Available Amount," and under "Servicing of Mortgage Loans--Distributions" in the Prospectus, provided that the distributions of principal on any Class of Bonds described thereunder will be made, subject to available funds, in an amount equal to the entire Bond Principal Balance thereof remaining outstanding.

AMENDMENTS

     The Indenture, the Servicing Agreement and the Loan Sale Agreements may be amended without the consent of the Bondholders (i) to correct any typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision in the Indenture or in the Bonds, the Servicing Agreement or the Loan Sale Agreements, provided that such action does not materially adversely affect the interests of the holders of the Bonds, (ii) to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee so long as the interests of the holders of the Bonds would not be materially adversely affected and such action is consistent with such documents, (iii) to correct any manifestly incorrect description, or amplify the description, of any property subject to the lien of the Indenture, (iv) to modify the Indenture, the Servicing Agreement or the Loan Sale Agreements as required or made necessary by any change in applicable law, so long as the interests of the holders of the Bonds would not be materially adversely affected, (v) to add to the covenants of the Issuer or any other party for the benefit of the holders of the Bonds, or to surrender any right or power conferred upon the Issuer in the Indenture, the Servicing Agreement or the Loan Sale Agreements, (vi) to add any additional Indenture Events of Default or Servicing Events of Default, provided that such action does not materially adversely affect the interests of the holders of the Bonds and with respect to items (ii), (v) and (vi) will not result in the downgrading, withdrawal or qualification of the ratings then assigned to any Class of Bonds (as confirmed in writing by each Rating Agency), or (vii) to evidence and provide for the acceptance of appointment by a successor indenture trustee, master servicer or special servicer meeting the requirements of such documents. The Indenture, the Servicing Agreement and the Loan Sale Agreements may also be amended, with the consent of holders of not less than 66 2/3% in aggregate principal amount of the Bonds, for the purpose of adding any provisions thereto or changing in any manner or eliminating any of the provisions thereof, or of modifying in any manner the rights of the holders of the Bonds thereunder, provided that no such amendment may, without the consent of the holders of 100% in aggregate principal amount of the Bonds affected thereby (i) change the stated maturity or the Payment Date of any principal, interest or other amount on the Bonds, (ii) reduce the aggregate principal amount of any Class of Bonds, or the interest rate thereon, (iii) authorize the Indenture Trustee to agree to delay the timing of, or reduce the payments to be made on, the Mortgage Loans except as described herein, (iv) change the coin or currency in which the principal of any Bond or interest thereon is payable, (v) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, (vi) reduce the percentage of the then aggregate principal amount of the Bonds of any Class or Classes, the consent of whose holders is required for such amendment, or the consent of whose holders is required for any waiver of defaults or for any other reason under the Indenture,
(vii) change any obligation of the Issuer or the Owner Trustee to maintain an office or agency in the places and for the purposes set forth in the Indenture,
(viii) deprive the Indenture Trustee of the benefit of a first priority security interest in the Owner Trust Estate, (ix) modify the provisions of the Indenture relating to payments on the Bonds, or (x) release from the lien of the Indenture all or any part of the Owner Trust Estate except as described herein. However, the amendment of the Indenture, the Servicing Agreement and the Loan Sale Agreements will be prohibited unless the Indenture Trustee shall first have received an opinion of counsel to the effect that such amendment is permitted under the applicable document and will not (i) cause the Bonds to be characterized other than as indebtedness for federal income tax purposes, (ii) cause any of the Bonds to be deemed to have been exchanged for a new debt instrument pursuant to Treasury regulation (S)1.1001-3 or (iii) cause the Issuer to fail to be a QRS or an entity that is disregarded for Federal income tax purposes.

LIST OF BONDHOLDERS

     Upon written request of any record holder of Bonds made for purposes of communicating with other holders of the Bonds with respect to their rights under the Indenture, the Bond Registrar will furnish such Bondholder with a list of the holders of the Bonds of record at the time of such request.

CERTAIN COVENANTS UNDER THE INDENTURE

     For so long as the Bonds are outstanding, the Issuer may not (i) sell, transfer, exchange or otherwise dispose of any assets of the Issuer, except as described herein, (ii) dissolve or liquidate in whole or in part, (iii) engage, directly or indirectly, in any business other than that arising out of the issue of the Bonds and the actions contemplated or required to be performed under the Owner Trust Agreement, the Indenture, the Servicing Agreement or the Management Agreement, (iv) incur, create or assume any indebtedness for borrowed money other than the Bonds, (v) make, or permit to remain outstanding, any loan or advance to, or own or acquire any stock or securities of, any person other than the Mortgage Loans and any other instruments constituting part of the Owner Trust Estate, (vi) voluntarily file a petition for bankruptcy or reorganization, make an assignment for the benefit of creditors or commence any similar proceeding, (vii) permit transfers of the Owner Trustee Certificates except as provided in Owner Trust Agreement, or (viii) act or fail to act in a manner that would endanger its status as a QRS under Section 856(i) of the Code. In addition, the Issuer will be required to maintain its existence, rights and franchises under the laws of its jurisdiction of organization.

     For so long as the Bonds are outstanding, the Issuer may not consolidate or merge with or into any other person or, except as described herein, convey or transfer its properties and assets substantially as an entirety, without the consent of holders of Bonds representing not less than 66 2/3% in aggregate principal amount and unless (a) the person (if other than the Issuer) formed by or surviving such consolidation or merger, or that acquires such assets, is (or is, in its entirety, treated as part of) a REIT or a QRS (as defined in Section 856(i) of the Code), is organized under the laws of the United States of America or of any State and shall have expressly assumed the obligation to make payments of principal, interest and other amounts on the Bonds and the performance of every covenant of the Indenture to be performed by the Issuer, (b) immediately after giving effect to such transaction, no default or Indenture Event of Default shall have occurred and be continuing, (c) the Issuer shall have caused the Indenture Trustee to have received written confirmation from each Rating Agency to the effect that the consummation of such transaction will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Bonds and (d) the Indenture Trustee shall have received from the Issuer an officers' certificate and an opinion of counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

COMPLIANCE STATEMENTS

     The Indenture provides for the Issuer to deliver to the Indenture Trustee and each Rating Agency, within 120 days after the end of each calendar year, a certificate signed by a corporate trust officer of the Owner Trustee having direct responsibility for the administration of the Indenture and stating that, to the best of the officer's knowledge (a) the Issuer has fulfilled all of its obligations under the Indenture in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Indenture Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to such officer and the nature and status thereof.

INDENTURE EVENTS OF DEFAULT

     The Indenture provides that any of the following will constitute an "Indenture Event of Default" with respect to the Bonds: (i) any failure to pay all interest on and principal of any Bond when the same shall have become due and payable (which, prior to the Stated Maturity Date or a Declaration of Acceleration, shall only be due to the extent of the Available Amount); (ii) any material default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture (other than a covenant or agreement, a default in the observance or performance of which is described separately), which default shall continue unremedied for a period of 60 days after there shall have been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the holders of at least 25% of the Bonds, a written notice specifying such default and requiring it to be remedied;
(iii) the impairment of the validity or effectiveness of the Indenture or the lien thereof, the subordination of the lien of the Indenture, the creation of any lien or other encumbrance on any part of the Owner Trust Estate in addition to the lien of the Indenture or the failure of the lien of the Indenture to constitute a valid first priority security interest in the Owner Trust Estate, in each case to the extent that such impairment, subordination, encumbrance or failure materially interferes with the practical realization of the benefits or security provided by the Indenture, provided that if any such impairment, subordination, encumbrance or failure shall be susceptible of cure, no Indenture Event of Default shall arise until the continuation of any such default unremedied for a period of 30 days after receipt of notice thereof; (iv) a material breach of the representations and warranties of the Issuer with respect to the due authorization and enforceability of the Indenture or the Bonds, the lien of the Indenture or other matters; (v) any failure by a holder of the Class G Bonds or the Owner Trustee Certificates (unless, in the case of the Class G Bonds, they are classified as indebtedness for federal income tax purposes) to maintain its status as a REIT or a QRS, which failure shall continue unremedied for a period of 60 days after there shall have been given to the Issuer by the Indenture Trustee, or to the Issuer and the Indenture Trustee by the holders of at least 25% of the Bonds then outstanding, a written notice specifying such default and requiring it to be remedied; or (vi) certain events of bankruptcy, insolvency and reorganization or similar proceedings with respect to the Issuer.

     If an Indenture Event of Default should occur and be continuing, the Indenture Trustee may, and at the direction of holders representing 66 2/3% of the
Bonds affected by such Indenture Event of Default will be required to, declare all of the Bonds to be immediately due and payable, and upon any such declaration (a "Declaration of Acceleration"), the aggregate principal amount of all of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, will become immediately due and repayable. However, at any time after a Declaration of Acceleration has been made and before a judgment or decree for payment of the money due in respect of the Bonds has been obtained by the Indenture Trustee, the holders representing 66 2/3% of the Bonds, by written notice to the Owner Trustee on behalf of the Issuer and the Indenture Trustee may rescind and annul such Declaration of Acceleration and its consequences if
(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay all payments of principal of and interest on the Bonds and all other amounts that would then be due under the Indenture if the Indenture Event of Default giving rise to such Declaration of Acceleration had not occurred, as well as all amounts paid or advanced by the Indenture Trustee under the Indenture including, without limitation, all costs and expenses incurred by the Indenture Trustee in connection with an Indenture Event of Default and prior to its waiver, and (ii) all Indenture Events of Default, other than the non-payment of the principal of the Bonds that became due solely by virtue of such Declaration of Acceleration, have been cured or waived.

     If the Issuer fails to pay all amounts due upon a Declaration of Acceleration forthwith upon demand and such declaration and its consequences shall not have been rescinded and annulled, the Indenture Trustee may (i) institute proceedings for the collection of the sums due and unpaid, prosecute such proceedings, enforce any judgment obtained and collect from the Owner Trust Estate the monies adjudged to be payable, (ii) liquidate all or any portion of the Owner Trust Estate at one or more public or private sales, (iii) institute proceedings for the foreclosure of all or part of the Owner Trust Estate, (iv) exercise any remedies of a secured party under the Uniform Commercial Code, (v) maintain possession of the Owner Trust Estate and collect and otherwise receive in accordance with the Servicing Agreement any money or property at any time payable or receivable on account of or in exchange for the Mortgage Loans and any REO in the Owner Trust Estate and (vi) take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee under the Indenture. However, the Indenture Trustee will not be permitted to liquidate all or any portion of the Owner Trust Estate unless either (x) the holders of a majority of the Bonds consent to or direct the Indenture Trustee to make the related sales or (y) the proceeds of such liquidation would be greater than or equal to the aggregate Bond Principal Balance of the Bonds then outstanding plus all accrued and unpaid interest thereon. In addition, subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of the holders of the Bonds unless such holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by the Indenture Trustee in compliance with such request or direction.

     The Indenture will require the Indenture Trustee to notify the Owner Trustee, the holders of the Bonds and the Rating Agencies of any default which is, or after notice or lapse of time or both would become, an Indenture Event of Default promptly after a corporate trust officer having direct responsibility for the administration of the Indenture acquires actual knowledge of the occurrence of such default. Subject to certain conditions and limitations set forth in the Indenture, the holders of 66 2/3% of the affected Classes of Bonds, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, under the Indenture on behalf of such holders. Further, prior to any related Declaration of Acceleration and upon payment to the Indenture Trustee of all costs and expenses incurred by it in connection with such Indenture Event of Default and prior to its waiver, the holders of a majority of the affected Classes of Bonds may, on behalf of all of the holders of the Bonds, waive any past default under the Indenture except (i) a default in payment of principal of or interest on any Bond, for which a waiver will require the consent of all of the holders of the affected Classes of Bonds,
(ii) a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holders of the Bonds affected thereby, for which a waiver will require the consent of each such holder, (iii) a default depriving the Indenture Trustee of a lien on any part of the Owner Trust Estate, for which a waiver will require the consent of the Indenture Trustee or such holder or (iv) a default depriving the Indenture Trustee of any fees, reimbursement or indemnification to which it is entitled, for which a waiver will require the consent of the Indenture Trustee.

     THERE CAN BE NO ASSURANCE THAT THE NET PROCEEDS FROM ANY LIQUIDATION OR FORECLOSURE OF THE OWNER TRUST ESTATE WILL BE SUFFICIENT TO PAY ALL AMOUNTS DUE AND UNPAID ON THE OFFERED BONDS FOLLOWING ANY DECLARATION OF ACCELERATION, AND PROSPECTIVE INVESTORS SHOULD BE AWARE THAT THE ISSUER WILL HAVE NO ASSETS OTHER THAN THOSE COMPRISING THE OWNER TRUST ESTATE FROM WHICH TO SATISFY ANY RELATED DEFICIENCY JUDGMENT. NO PERSON OTHER THAN THE ISSUER WILL BE LIABLE FOR THE REPAYMENT OF THE OBLIGATIONS EVIDENCED BY THE OFFERED BONDS. CONSEQUENTLY, THE EXERCISE OF ANY REMEDY PROVIDED BY THE INDENTURE FOR AN INDENTURE EVENT OF DEFAULT MAY NOT RESULT IN THE PAYMENT IN FULL OF ALL AMOUNTS PAYABLE ON THE OFFERED BONDS.

THE INDENTURE TRUSTEE AND FISCAL AGENT

     LaSalle National Bank, a national banking association, will be the "Indenture Trustee" under the Indenture and Servicing Agreement. ABN AMRO Bank N.V., a Netherlands banking corporation and an affiliate of the Indenture Trustee, will be the "Fiscal Agent" under the Servicing Agreement. The Company, the Manager, the Owner Trustee, the Master Servicer, the Special Servicer and their respective affiliates may from time to time enter into normal banking relationships with the Indenture Trustee and its affiliates may hold Bonds in their own names.

     As compensation for the performance of its duties, the Indenture Trustee will be paid a fee (the "Indenture Trustee Fee") on each Master Servicer Remittance Date. The Indenture Trustee Fee will be payable on a loan-by-loan basis and, as to each Mortgage Loan, will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on such Mortgage Loan is computed. The Indenture Trustee Fee will be payable from the Collection Account under the Servicing Agreement.

     The corporate trust office of the Indenture Trustee will be located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107 or such other address as the Indenture Trustee may designate from time to time.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE

     The Indenture Trustee will be entitled to indemnification from the Issuer, payable out of the Collection Account, for any loss, liability or expense incurred by it in connection with any act or omission on its part with respect to the Indenture or the Servicing Agreement, provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Indenture Trustee in the performance of its duties or obligations under any such agreement.

RESIGNATION AND REMOVAL OF THE INDENTURE TRUSTEE

     The Indenture Trustee and the Fiscal Agent, acting jointly, may resign at any time from their respective obligations and duties under the Indenture and the Servicing Agreement, in which event the Manager, acting on behalf of the Issuer, will be obligated to appoint a successor as indenture trustee and fiscal agent as set forth in the Indenture and the Servicing Agreement. If no successor indenture trustee and fiscal agent shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning Indenture Trustee and Fiscal Agent may petition any court of competent jurisdiction to appoint a successor as indenture trustee and fiscal agent.

     If at any time the Indenture Trustee or the Fiscal Agent ceases to be eligible to continue as such under the Indenture or the Servicing Agreement and fails to resign after the written request therefor by Manager on behalf of the Issuer, or if at any time the Indenture Trustee or the Fiscal Agent becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the Indenture Trustee or the Fiscal Agent, the Manager, acting on behalf of the Issuer, will be authorized to remove the Indenture Trustee and to appoint a successor as indenture trustee, unless the removal of the Fiscal Agent without the removal of the Indenture Trustee will not result in the downgrade, withdrawal or qualification of the ratings then assigned to any Class of Bonds, as confirmed in writing by the Rating Agencies, in which case the Fiscal Agent shall be removed but the Indenture Trustee shall remain as Indenture Trustee. In addition, holders of a majority of the Bonds may simultaneously remove the Indenture Trustee and Fiscal Agent and appoint a successor as indenture trustee and fiscal agent. In the case of any such removal without cause, the successor indenture trustee shall reimburse the Indenture Trustee and Fiscal Agent so removed for any P&I Advances and/or other fees owed to or incurred by such Indenture Trustee and/or Fiscal Agent and not previously reimbursed, as well as any costs and expenses incurred by the Indenture Trustee and the Fiscal Agent in connection with such removal. Any resignation or removal of the Indenture Trustee and Fiscal Agent and appointment of a successor as indenture trustee and fiscal agent will not become effective until acceptance of appointment by the successor indenture trustee and fiscal agent.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General

     The yield on any Offered Bond will depend on (a) the price at which such Offered Bond is purchased by an investor and (b) the rate, timing and amount of distributions on such Offered Bond. The rate, timing and amount of distributions on any Offered Bond will in turn depend on, among other things, (i) the Bond Interest Rate for such Offered Bond, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied to principal of such Offered Bond and (iii) the rate, timing and severity of Realized Losses and Extraordinary Expenses and the extent to which such shortfalls, losses and expenses cause the aggregate Stated Principal Balance of the Mortgage Loans to be less than the aggregate Bond Principal Balance of the Offered Bonds.

     Rate and Timing of Principal Payments

     The yield to holders of any Offered Bonds purchased at a discount or premium will be affected by the rate and timing of principal distributions made in reduction of the Bond Principal Balances of such Offered Bonds. As described herein, principal payable on each Class of Offered Bonds will be payable sequentially in respect of the Class A, Class B, Class C, Class D and Class E Bonds, in that order, in each case until the aggregate Bond Principal Balance of such Class or Classes of Offered Bonds is reduced to zero. Consequently, the rate and timing of principal payments that are paid or otherwise result in reduction of the Bond Principal Balance of each Class of Offered Bonds will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which in turn will be affected by the amortization schedules thereof and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans). Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in payments on the Offered Bonds of principal that would otherwise be paid over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of the Offered Bonds in respect of which such principal is payable. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on such Offered Bonds) while workouts are negotiated or foreclosures or similar proceedings are completed, and such delays will tend to lengthen the weighted average lives of such Offered Bonds. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein and "Servicing of Mortgage Loans--Modifications, Waivers and Amendments of Mortgage Loans" in the Prospectus.

     The extent to which the yield to maturity of any Class of Offered Bonds may vary from the anticipated yield will also depend upon the degree to which such Offered Bonds are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are paid or otherwise result in a reduction of the Bond Principal Balance of such Offered Bonds. An investor should consider, in the case of any Offered Bond purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Bond purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is paid on the Offered Bonds purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Company is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of loans comparable to the Mortgage Loans.

     Losses and Shortfalls

     The yield to holders of the Offered Bonds will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will have the effect of reducing the amount by which the Offered Bonds are overcollateralized. If the aggregate of any losses and other shortfalls on the Mortgage Loans exceed the sum of the initial amount by which the Offered Bonds are overcollateralized, it is likely that the holders of one or more Classes of Offered Bonds will not receive in its entirety the aggregate Bond Principal Balance of such Class or Classes of Offered Bonds.

     Certain Relevant Factors

     The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, provisions requiring Lockouts or the payment of Prepayment Charges or Yield Maintenance Premiums), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" herein.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below an interest rate being charged, the related Borrower has an incentive to refinance its Mortgage Loan. A requirement that a prepayment be accompanied by a Prepayment Charge or Yield Maintenance Premium may not provide a sufficient economic disincentive to deter a Borrower from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Borrowers may sell or refinance the related Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some Borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Company makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the aggregate principal balance of the Mortgage Loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     Unpaid Payable Bond Interest

     As described under "Description of the Offered Bonds--Payments--Application of the Available Amount" herein and "Description of the Bonds--Distributions" in the Prospectus, if the portion of the Available Amount distributable in respect of interest on any Class of Offered Bonds on any Payment Date is less than the Payable Bond Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Offered Bonds on subsequent Payment Dates, to the extent of funds available therefor. Although such subsequent distributions will bear interest, any such shortfall may negatively affect the yield to maturity of such Class of Offered Bonds.

WEIGHTED AVERAGE LIFE

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of any Offered Bond will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations as described herein. The weighted average life of any Offered Bond may also be affected to the extent that additional distributions in reduction of the Bond Principal Balance of such Offered Bond occur as a result of the repurchase of a Mortgage Loan or the optional retirement of the Offered Bonds as described under "Assignment of the Mortgage Loans--Cures, Repurchases and Substitutions" and "Description of the Offered Bonds--Termination" herein and "The Agreements--Termination; Redemption of Bonds" in the Prospectus. Such a purchase or retirement will have the same effect on distributions to the holders of Offered Bonds as if the related Mortgage Loans had been prepaid in full, except that no Prepayment Charges or Yield Maintenance Premiums are made in respect thereof.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the constant prepayment rate ("CPR") model, which assumes that a pool of mortgage loans is prepaid each month at a constant annual rate, expressed as a percentage of the aggregate scheduled principal balance of such pool. To assume a specified CPR percentage with respect to a pool of secured loans is to assume that prepayments on such mortgage loans are made each month at the specified CPR percentage. No representation is made that the Mortgage Loans will prepay at the rate of any CPR percentage specified herein or at any other rate.

     The tables set forth below demonstrate certain effects that prepayments on the Mortgage Loans would have on the respective maturities and weighted average lives of the Offered Bonds. Such tables were prepared on the basis of the following assumptions (the "Decrement Table Assumptions"): (i) the Initial Fixed Rate Sub-Pool Balance and the Initial Adjustable Rate Sub-Pool Balance are as set forth herein, (ii) the initial Bond Principal Balances of the Offered Bonds are as set forth herein, (iii) six-month LIBOR is equal to 5.71875% per annum,
(iv) there are no delinquencies, Realized Losses or Extraordinary Expenses, (v) prepayments are made on the first day of each month, (vi) partial prepayments on the Mortgage Loans are permitted but are assumed not to affect the amortization schedules of the Mortgage Loans, (vii) no person exercises its right to purchase Mortgage Loans from the Issuer, (viii) no Mortgage Loan is required to be purchased from the Issuer, (ix) distributions on the Offered Bonds are made on the 20th day of each month, commencing in September 1998, (x) the Offered Bonds are issued on August 26, 1998 and (xi) the Mortgage Loans are not prepaid while subject to a Lockout or while Principal Prepayments are required to be accompanied by a Yield Maintenance Premium.

     The information contained in the tables set forth below constitute forward-looking statements. Prospective investors in the Offered Bonds should be aware, however, that, to the extent the Mortgage Loans or the Offered Bonds have characteristics that differ from those assumed in the Decrement Table Assumptions, the Offered Bonds may mature earlier or later than indicated by the tables set forth below. The Mortgage Loans are not likely to prepay at any constant rate. Variations in the actual prepayment experience and the balances of the Mortgage Loans that prepay may increase or decrease the percentages of the initial Bond Principal Balances (and shorten or extend the weighted average lives) shown in the tables set forth below. Prospective investors are urged to conduct their own analysis of the rates at which the Mortgage Loans may be expected to prepay.

     Subject to the foregoing discussions, assumptions and cautionary statements, the tables set forth below indicate the weighted average lives of each Class of Offered Bonds and sets forth the percentages of the initial Bond Principal Balance of each such Class of Offered Bonds that would be outstanding after the Payment Dates indicated in the tables. For purposes of such tables, the weighted average life of each such Class of Offered Bonds is determined by
(i) multiplying the amount of each principal distribution thereon by the number of years from August 26, 1998 to the related Payment Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Class.

            PERCENTAGE OF THE INITIAL BOND PRINCIPAL BALANCE OF THE
                CLASS A-1A BONDS UNDER EACH DESIGNATED SCENARIO

DATE              (0% CPR)  (3% CPR)  (5% CPR)  (7% CPR)  (10% CPR)  (15% CPR)
----                  1         2         3         4          5          6
                    ---       ---       ---       ---        ---        ---
Closing Date......  100       100       100       100        100        100
August 20, 1999...   93        93        93        93         93         93
August 20, 2000...   85        84        84        84         83         82
August 20, 2001...   76        75        74        74         72         70
August 20, 2002...   67        65        64        63         61         58
August 20, 2003...   57        54        52        51         48         44
August 20, 2004...   47        42        40        37         34         29
August 20, 2005...   35        30        26        24         20         14
August 20, 2006...   22        16        12         9          4          0
August 20, 2007...    8         1         0         0          0          0
August 20, 2008...    0         0         0         0          0          0
Weighted Average
  Life (in years).  5.4       5.1       5.0       4.8        4.7        4.4



            PERCENTAGE OF THE INITIAL BOND PRINCIPAL BALANCE OF THE
                CLASS A-1B BONDS UNDER EACH DESIGNATED SCENARIO

DATE              (0% CPR)  (3% CPR)  (5% CPR)  (7% CPR)  (10% CPR)  (15% CPR)
----                  1         2         3         4          5          6
                    ---       ---       ---       ---        ---        ---
Closing Date......  100       100       100       100        100        100
August 20, 1999...  100       100       100       100        100        100
August 20, 2000...  100       100       100       100        100        100
August 20, 2001...  100       100       100       100        100        100
August 20, 2002...  100       100       100       100        100        100
August 20, 2003...  100       100       100       100        100        100
August 20, 2004...  100       100       100       100        100        100
August 20, 2005...  100       100       100       100        100        100
August 20, 2006...  100       100       100       100        100         99
August 20, 2007...  100       100        99        98         96         94
August 20, 2008...    0         0         0         0          0          0
Weighted Average
  Life (in years).  9.4       9.4       9.4       9.4        9.4        9.4

            PERCENTAGE OF THE INITIAL BOND PRINCIPAL BALANCE OF THE
                 CLASS A-2 BONDS UNDER EACH DESIGNATED SCENARIO

DATE              (0% CPR)  (3% CPR)  (5% CPR)  (7% CPR)  (10% CPR)  (15% CPR)
----                  1         2         3         4          5          6
                    ---       ---       ---       ---        ---        ---
Closing Date......  100       100       100       100        100        100
August 20, 1999...   99        96        95        93         91         87
August 20, 2000...   97        93        90        87         83         76
August 20, 2001...   96        89        84        80         74         64
August 20, 2002...   94        84        78        73         65         53
August 20, 2003...   88        77        70        63         54         42
August 20, 2004...   86        73        65        57         48         35
August 20, 2005...   84        69        60        52         42         29
August 20, 2006...   81        64        55        47         37         24
August 20, 2007...   76        59        49        41         31         19
August 20, 2008...    0         0         0         0          0          0
Weighted Average
  Life (in years).  8.4       7.4       6.9       6.4        5.7        4.8



            PERCENTAGE OF THE INITIAL BOND PRINCIPAL BALANCE OF THE
                  CLASS B BONDS UNDER EACH DESIGNATED SCENARIO

DATE              (0% CPR)  (3% CPR)  (5% CPR)  (7% CPR)  (10% CPR)  (15% CPR)
----                  1         2         3         4          5          6
                    ---       ---       ---       ---        ---        ---
Closing Date......  100       100       100       100        100        100
August 20, 1999...  100       100       100       100        100        100
August 20, 2000...  100       100       100       100        100        100
August 20, 2001...  100       100       100       100        100        100
August 20, 2002...  100       100       100       100        100        100
August 20, 2003...  100       100       100       100        100        100
August 20, 2004...  100       100       100       100        100        100
August 20, 2005...  100       100       100       100        100        100
August 20, 2006...  100       100       100       100        100        100
August 20, 2007...  100       100       100       100        100        100
August 20, 2008...    0         0         0         0          0          0
Weighted Average
  Life (in years).  9.7       9.7       9.7       9.7        9.7        9.7

            PERCENTAGE OF THE INITIAL BOND PRINCIPAL BALANCE OF THE
                  CLASS C BONDS UNDER EACH DESIGNATED SCENARIO

DATE              (0% CPR)  (3% CPR)  (5% CPR)  (7% CPR)  (10% CPR)  (15% CPR)
----                  1         2         3         4          5          6
                    ---       ---       ---       ---        ---        ---
Closing Date......  100       100       100       100        100        100
August 20, 1999...  100       100       100       100        100        100
August 20, 2000...  100       100       100       100        100        100
August 20, 2001...  100       100       100       100        100        100
August 20, 2002...  100       100       100       100        100        100
August 20, 2003...  100       100       100       100        100        100
August 20, 2004...  100       100       100       100        100        100
August 20, 2005...  100       100       100       100        100        100
August 20, 2006...  100       100       100       100        100        100
August 20, 2007...  100       100       100       100        100        100
August 20, 2008...    0         0         0         0          0          0
Weighted Average
  Life (in years).  9.7       9.7       9.7       9.7        9.7        9.7



            PERCENTAGE OF THE INITIAL BOND PRINCIPAL BALANCE OF THE
                  CLASS D BONDS UNDER EACH DESIGNATED SCENARIO

DATE              (0% CPR)  (3% CPR)  (5% CPR)  (7% CPR)  (10% CPR)  (15% CPR)
----                  1         2         3         4          5          6
                    ---       ---       ---       ---        ---        ---
Closing Date......  100       100       100       100        100        100
August 20, 1999...  100       100       100       100        100        100
August 20, 2000...  100       100       100       100        100        100
August 20, 2001...  100       100       100       100        100        100
August 20, 2002...  100       100       100       100        100        100
August 20, 2003...  100       100       100       100        100        100
August 20, 2004...  100       100       100       100        100        100
August 20, 2005...  100       100       100       100        100        100
August 20, 2006...  100       100       100       100        100        100
August 20, 2007...  100       100       100       100        100        100
August 20, 2008...    0         0         0         0          0          0
Weighted Average
  Life (in years).  9.8       9.8       9.8       9.8        9.8        9.8

            PERCENTAGE OF THE INITIAL BOND PRINCIPAL BALANCE OF THE
                  CLASS E BONDS UNDER EACH DESIGNATED SCENARIO

DATE              (0% CPR)  (3% CPR)  (5% CPR)  (7% CPR)  (10% CPR)  (15% CPR)
----                  1         2         3         4          5          6
                    ---       ---       ---       ---        ---        ---
Closing Date......  100       100       100       100        100        100
August 20, 1999...  100       100       100       100        100        100
August 20, 2000...  100       100       100       100        100        100
August 20, 2001...  100       100       100       100        100        100
August 20, 2002...  100       100       100       100        100        100
August 20, 2003...  100       100       100       100        100        100
August 20, 2004...  100       100       100       100        100        100
August 20, 2005...  100       100       100       100        100        100
August 20, 2006...  100       100       100       100        100        100
August 20, 2007...  100       100       100       100        100        100
August 20, 2008...    0         0         0         0          0          0
Weighted Average
  Life (in years).  9.8       9.8       9.8       9.8        9.8        9.8

                        FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Offered Bonds will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Federal Income Tax Consequences" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be 0.0%. No representation is made that the Mortgage Loans will prepay at that rate or any other rate.

     The Offered Bonds will not be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code. In addition, interest on the Offered Bonds will not be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code. The Offered Bonds also will not be treated as "qualified mortgages" under Section 860G(a)(3)(C) of the Code.

     Prospective investors in the Offered Bonds should see "Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Offered Bonds.


                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans described in Section 4975(e)(1) of the Code that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include "plan assets" by reason of a plan's investment in such entities (each of (a), (b) and (c), a "Plan") and
(d) persons who have certain specified relationships to such Plans ("Parties in Interest" under ERISA and "Disqualified Persons" under the Code). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, and ERISA and the Code prohibit certain transactions between a Plan and Parties in Interest or Disqualified Persons with respect to such Plan. Violation of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code.

     The Seller, Company, Manager, Owner Trustee, Indenture Trustee, Master Servicer, Special Servicer, Underwriter or their respective affiliates may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the Offered Bonds, the purchase of Offered Bonds using Plan assets over which any of such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Code for which no exemption may be available. Accordingly, the Offered Bonds may not be purchased using the assets of any Plan if any of the Seller, Company, Manager, Owner Trustee, Indenture Trustee, Master Servicer, Special Servicer, Underwriter or their respective affiliates has investment authority with respect to such assets.

     In addition, under a regulation issued by the Department of Labor at 29 C.F.R. (S) 2510.3-101 (the "Plan Asset Regulation"), if a Plan makes an "equity" investment in a corporation, partnership, trust or certain other entities, the underlying assets and properties of such entity will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan unless certain exceptions set forth in the regulation apply. The Plan Asset Regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that on the Closing Date the Offered Bonds should be treated as indebtedness under local law without any substantial equity features for purposes of the Plan Asset Regulation. If, however, the Offered Bonds were treated as "equity interests" for purposes of the Plan Asset Regulation, a Plan purchasing the Offered Bonds could be treated as holding the assets of the Owner Trust, including without limitation the Mortgage Pool, and prohibited transactions could occur involving the Mortgage Pool and otherwise in connection with the operation of the Owner Trust.

     Prior to making an investment in the Offered Bonds, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations, whether the fiduciary has the authority to make the investment; whether the investment constitutes a direct or indirect transaction with a Party in Interest or Disqualified Person; the composition of the Plan's portfolio with respect to diversification by type of asset; the Plan's funding objectives; the tax effects of the investment; and whether under the general fiduciary standards of investment prudence and diversification an investment in the Offered Bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Governmental plans and certain church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code. However, such plans may be subject to substantially similar rules under state or other federal law.

     The sale of Offered Bonds to a Plan shall not be deemed a representation by the Company or the Underwriter that such an investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.


                                LEGAL INVESTMENT

     The Offered Bonds will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors should consult their own legal advisor to determine whether and to what extent the Offered Bonds may be purchased by such investors. See "Legal Investment Matters" in the Prospectus.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, the Offered Bonds.

     The Offered Bonds will be purchased from the Company by the Underwriter and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Offered Bonds, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Bonds may be deemed to be underwriters and any profit on the resale of the Offered Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Company has been advised by the Underwriter that it presently intends to make a market in the Offered Bonds; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Bonds will develop.

     The Underwriting Agreement provides that the Company and the Seller will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

                                    RATINGS

     It is a condition to the issuance of the Offered Bonds that the respective Classes of Offered Bonds receive credit ratings not lower than those of S&P and Moody's set forth on the cover page hereof.

     The ratings on the Offered Bonds address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and the receipt by the holders thereof of all distributions of principal to which they are entitled by the Payment Date in August 2030 (the "Rated Final Payment Date"). The ratings take into consideration the credit quality of the Mortgage Loans, structural and legal aspects associated with the Offered Bonds, and the extent to which the payment stream from the Mortgage Loans is adequate to make distributions of principal and interest required under the Offered Bonds. The ratings on the Offered Bonds do not, however, constitute a statement regarding frequency of prepayments on the Mortgage Loans, the likelihood that Prepayment Charges or Yield Maintenance Premiums will be collected in connection with such prepayments or the corresponding effect on yield to investors.

     The ratings on the Offered Bonds should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                                 LEGAL MATTERS

     Certain legal matters related to the Offered Bonds will be passed upon for the Seller and the Company by Thacher Proffitt & Wood, New York, New York and by Andrews & Kurth, L.L.P., Dallas, Texas and Washington, D.C.

     Certain legal matters related to the Offered Bonds will be passed upon for the Underwriter by Latham & Watkins, New York, New York.

                            INDEX OF PRINCIPAL TERMS

Accrual Period....................................... S-69
Adjustable Rate Sub-Pool................... iii, S-5, S-30
Administrative Cost Rate....................... S-15, S-44
Advances............................................. S-46
Aggregate Bond Principal Payment Amount........ S-12, S-70
Appraisal Reduction Amount........................... S-52
ASAP................................................. S-72
Asset Strategy Report................................ S-57
Assumed Final Payment Date............................. ii
Assumed Scheduled Payment...................... S-12, S-70
Available Amount................................ S-7, S-67
Balloon Loans.................................. S-27, S-31
Balloon Payment...................................... S-31
Balloon Payments..................................... S-27
Bankruptcy Code...................................... S-29
Bond Account......................................... S-66
Bond Interest Rate...................................... i
Bond Owner........................................... S-30
Bond Prepayment Premium Amount................. S-12, S-71
Bond Principal Balance....................... i, S-7, S-65
Bondholders..................................... iii, S-67
Bonds........................................ i, S-2, S-62
Borrower............................................. S-14
Cedel........................................... S-4, S-64
CERCLA............................................... S-25
Certificate Principal Balance......................... S-6
Class.............................................. i, S-2
Class A Bonds...................................... i, S-2
Class A Credit Support Depletion Date.......... S-10, S-69
Class A-1 Bonds.................................... i, S-2
Class A-2 Bonds......................................... i
Closing Date......................................... S-62
Collection Account................................... S-48
Collection Period.................................... S-70
Compensating Interest Payment........................ S-45
Condemnation Proceeds................................ S-49
Controlling Class.............................. S-15, S-29
Controlling Person................................... S-58
Corrected Mortgage Loan.............................. S-43
CPR.................................................. S-81
Cut-off Date.......................................... iii
Cut-off Date Balance............................ S-5, S-31
Declaration of Acceleration.......................... S-76
Decrement Table Assumptions.......................... S-81
Default Interest..................................... S-45
Deleted Mortgage Loan................................ S-42
Determination Date................................... S-71
Directing Bondholder................................. S-57
Discount Rate.................................. S-13, S-71
DTC.................................................. S-30
DTC Participants..................................... S-30
Due Date............................................. S-31
Eligible Account..................................... S-48
ERISA................................................ S-17
Euroclear....................................... S-4, S-64
Extraordinary Expenses............................... S-70
Financing Statements................................. S-40
Fixed Rate Sub-Pool........................ iii, S-5, S-30
Form 8-K............................................. S-38
Gross Margin......................................... S-31
IMH Loan Sale Agreement.............................. S-39
Indenture......................................... i, S-62
Indenture Event of Default........................... S-75
Indenture Trustee................................. i, S-77
Indenture Trustee Fee.......................... S-15, S-77
Initial Adjustable Rate Sub-Pool Balance... iii, S-5, S-31
Initial Fixed Rate Sub-Pool Balance........ iii, S-5, S-31
Initial Pool Balance....................... iii, S-5, S-30
Insurance Proceeds................................... S-49
Investment Margin.................................... S-66
Issuer............................................... S-62
LIBOR................................................ S-60
Liquidation Fee...................................... S-46
Liquidation Fee Rate................................. S-46
Liquidation Proceeds................................. S-49
Loan Sale Agreement..................................  S-3
Lockout..............................................  S-5
Management Agreement.............................. i, S-62
Management Fee....................................... S-63
Management Fee Rate.................................. S-63
Manager........................................... i, S-62
Margin................................................ S-7
Master Servicer......................................... i
Master Servicer Remittance Amount.................... S-50
Master Servicer Remittance Date...................... S-50
Master Servicing Fee........................... S-15, S-44
Maximum Loan Rate.................................... S-31
Midland............................................ i, S-2
Minimum Loan Rate.................................... S-31
Modified Mortgage Loan............................... S-53
Monthly Payments..................................... S-31
Moody's.......................................... ii, S-17
Moody's................................................ ii
Mortgage............................................. S-31
Mortgage Loan Documents.............................. S-40
Mortgage Loan File................................... S-39
Mortgage Loans................................ i, S-4, S-5
Mortgage Note........................................ S-31
Mortgage Pool................................ i, S-4, S-30
Mortgage Rate........................................ S-31
Mortgaged Properties.................................. S-5
Mortgaged Property................................... S-31
Nonrecoverable P&I Advance........................... S-52
Offered Bonds...................................... i, S-2
Outstanding Class A Bonds....................... S-8, S-67
Owner Trust............................................. i
Owner Trust Agreement........................ i, S-2, S-62
Owner Trust Certificates............................. S-62
Owner Trust Estate................................ i, S-62
Owner Trustee..................................... i, S-62
Owner Trustee Fee.................................... S-63
P&I Advance.................................... S-14, S-51
Payable Bond Interest.......................... S-10, S-69
Payment Date.................................... iii, S-67
Payment Date Statement............................... S-72
Percentage Interest.................................. S-64
Plan................................................. S-17
Prepayment Charge..................................... S-5
Prepayment Charges................................... S-71
Prepayment Interest Excess........................... S-45
Prepayment Interest Shortfall........................ S-45
Prepayment Premiums................................... S-5
Principal Prepayment.................................. S-5
Private Bonds.................................... S-6,S-62
Purchase Price....................................... S-42
QRS.................................................. S-30
Qualified Substitute Mortgage Loan................... S-42
Rated Final Payment Date......................... ii, S-89
Rating Agencies.................................. ii, S-17
Realized Losses...................................... S-70
Record Date.......................................... S-67
Reimbursement Rate............................. S-15, S-52
REIT................................................. S-30
Related Proceeds............................... S-46, S-52
REO............................................ S-14, S-43
REO Account.......................................... S-56

REO Tax.............................................. S-56
Required Appraisal Loan.............................. S-52
Retired Class A Bonds................................  S-8
Retired Class A Certificates......................... S-67
Reuters Screen LIBO Page............................. S-60
S&P.............................................. ii, S-17
Seller.......................................... S-3, S-39
Servicing Advances................................... S-46
Servicing Agreement.......................... i, S-2, S-42
Servicing Events of Default.......................... S-59
Servicing Standard................................... S-42
Servicing Transfer Event............................. S-43
Six-Month LIBOR....................................... iii
SMMEA................................................ S-18
Special Servicer........................................ i
Special Servicing Fee................................ S-45
Special Servicing Fee Rate........................... S-45
Specially Serviced Mortgage Loans.................... S-43
Stated Maturity Date................................... ii
Stated Principal Balance............................. S-70
Sub-Pool................................... iii, S-5, S-30
Sub-Pool Bond Principal Payment Amount......... S-11, S-69
Sub-Servicer......................................... S-44
Sub-Servicing Agreement.............................. S-44
Telerate Page 3750................................... S-60
Treasury Rate.................................. S-13, S-71
UCC.................................................. S-40
Underwriter............................................. i
Voting Rights........................................ S-73
Workout Fee.......................................... S-45
Workout Fee Rate..................................... S-45
Yield Maintenance Premium....................... S-5, S-71
Zoning Laws.......................................... S-24

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                     CUT-OFF DATE BALANCES - MORTGAGE POOL

--------------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED                 WEIGHTED
                                                      PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                           NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                           MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
CUT-OFF DATE BALANCE ($)     LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                  90    $ 60,763,000         19.12       8.626              120       1.44        67.4        57.0
1,000,001 to 2,000,000          62      89,378,583         28.13       8.394              116       1.35        70.4        58.5
2,000,001 to 3,000,000          15      38,365,471         12.07       7.990              113       1.32        69.0        58.0
3,000,001 to 4,000,000          12      40,463,009         12.73       7.621              115       1.30        70.9        60.4
4,000,001 to 5,000,000           3      12,714,853          4.00       7.830              181       1.54        67.9        19.4
5,000,001 to 6,000,000           6      32,256,043         10.15       7.830              117       1.45        63.8        53.8
6,000,001 to 7,000,000           2      12,312,767          3.87       7.187              117       1.24        73.8        61.9
7,000,001 to 8,000,000           2      14,210,542          4.47       7.442              115       1.40        73.1        63.8
8,000,001 to 9,000,000           2      17,305,984          5.45       7.406              114       1.32        76.2        66.4
--------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:     194    $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
================================================================================================================================

Min:  $198,547
Max:  $8,973,365
Average:  $1,637,991

                       CUT-OFF DATE BALANCES - FIXED POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
CUT-OFF DATE BALANCE ($)      LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                     72  $ 50,496,883         17.71       8.446              116       1.46        67.1        57.7
1,000,001 to 2,000,000             52    75,029,713         26.32       8.212              118       1.37        71.0        60.2
2,000,001 to 3,000,000             14    35,436,509         12.43       7.875              113       1.33        69.4        59.0
3,000,001 to 4,000,000             12    40,463,009         14.19       7.621              115       1.30        70.9        60.4
4,000,001 to 5,000,000              3    12,714,853          4.46       7.830              181       1.54        67.9        19.4
5,000,001 to 6,000,000              5    27,089,930          9.50       7.607              117       1.41        64.2        54.3
6,000,001 to 7,000,000              2    12,312,767          4.32       7.187              117       1.24        73.8        61.9
7,000,001 to 8,000,000              2    14,210,542          4.99       7.442              115       1.40        73.1        63.8
8,000,001 to 9,000,000              2    17,305,984          6.07       7.406              114       1.32        76.2        66.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
=================================================================================================================================

Min:  $398,176
Max:  $8,973,365
Average:  $1,738,172

                        CUT-OFF DATE BALANCES - ARM POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
CUT-OFF DATE BALANCE ($)      LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                     18   $10,266,118         31.39       9.510              141       1.34        68.7        53.7
1,000,001 to 2,000,000             10    14,348,870         43.87       9.344              108       1.22        67.5        49.4
2,000,001 to 3,000,000              1     2,928,962          8.95       9.375              111       1.20        64.5        45.2
5,000,001 to 6,000,000              1     5,166,113         15.79       9.000              113       1.64        61.8        51.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
=================================================================================================================================

Min:  $198,547
Max:  $5,166,113
Average:  $1,090,335

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                         MORTGAGE RATES - MORTGAGE POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
MORTGAGE RATE (%)             LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
7.001 to 8.000                     61  $169,974,934         53.49       7.514              121       1.38        70.2        57.1
8.001 to 9.000                     94   112,662,535         35.45       8.476              114       1.37        69.6        60.0
9.001 to 10.000                    36    34,045,945         10.71       9.414              122       1.32        65.6        47.7
10.001 to 11.000                    3     1,086,838          0.34      10.256              112       1.18        67.8        62.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
=================================================================================================================================

Min:  7.101%
Max:  10.375%
Weighted Average Coupon:  8.068%

                           MORTGAGE RATES - FIXED POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
MORTGAGE RATE (%)             LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
7.001 to 8.000                     61  $169,974,934         59.63       7.514              121       1.38        70.2        57.1
8.001 to 9.000                     91   105,369,439         36.96       8.445              114       1.35        69.9        60.3
9.001 to 10.000                    12     9,715,816          3.41       9.372              124       1.48        62.7        46.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
=================================================================================================================================

Min:  7.101%
Max:  10.000%
Weighted Average Coupon:  7.922%

                           MORTGAGE RATES - ARM POOL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED                 WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                              NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
MORTGAGE RATE (%)               LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
8.001 to 9.000                        3   $ 7,293,096         22.30       8.923              113       1.55        66.1        56.6
9.001 to 10.000                      24    24,330,129         74.38       9.430              122       1.26        66.8        48.4
10.001 to 11.000                      3     1,086,838          3.32      10.256              112       1.18        67.8        62.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:           30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
===================================================================================================================================

Min:  8.500%
Max:  10.375%
Weighted Average Coupon:  9.345%

                                  APPENDIX 1
                           MORTGAGE POOL INFORMATION

                         PROPERTY TYPES - MORTGAGE POOL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED                 WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                              NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
PROPERTY TYPE                   LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Multi-Family                         68  $ 75,728,177         23.83       8.107              124       1.39        73.0        58.7
Retail                               39    70,884,189         22.31       7.976              116       1.33        71.2        60.2
Office                               31    59,668,563         18.78       8.264              122       1.35        68.6        54.1
Industrial                           27    50,045,272         15.75       7.982              113       1.33        68.9        58.5
Mixed Use                            15    37,477,278         11.79       7.794              116       1.38        70.0        61.0
Hotel                                 5    11,225,294          3.53       8.243              126       1.58        56.4        39.2
Self Storage                          3     4,457,545          1.40       8.340              113       1.65        50.1        41.3
Other                                 3     3,596,546          1.13       9.375              111       1.20        64.5        45.2
Healthcare                            1     3,193,658          1.01       7.750              118       1.34        62.6        51.4
Mobile Home Community                 2     1,493,730          0.47       7.813              116       2.10        40.9        33.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:          194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
===================================================================================================================================


                           PROPERTY TYPES - FIXED POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
PROPERTY TYPE                 LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Multi-Family                       59  $ 68,996,198         24.20       7.977              121       1.39        73.0        59.2
Retail                             37    67,914,895         23.82       7.922              116       1.34        71.2        60.3
Office                             27    52,348,099         18.36       8.140              123       1.33        69.3        55.2
Industrial                         17    39,595,416         13.89       7.597              115       1.36        70.0        60.6
Mixed Use                          13    35,835,354         12.57       7.723              116       1.37        70.2        61.1
Hotel                               5    11,225,294          3.94       8.243              126       1.58        56.4        39.2
Self Storage                        3     4,457,545          1.56       8.340              113       1.65        50.1        41.3
Healthcare                          1     3,193,658          1.12       7.750              118       1.34        62.6        51.4
Mobile Home Community               2     1,493,730          0.52       7.813              116       2.10        40.9        33.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
=================================================================================================================================


                           PROPERTY TYPES - ARM POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
PROPERTY TYPE                 LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Industrial                         10   $10,449,855         31.95       9.441              104       1.22        64.8        50.6
Office                              4     7,320,465         22.38       9.153              116       1.50        63.7        46.1
Multi-Family                        9     6,731,978         20.58       9.440              157       1.35        72.5        53.7
Other                               3     3,596,546         11.00       9.375              111       1.20        64.5        45.2
Retail                              2     2,969,294          9.08       9.220              113       1.23        71.7        58.0
Mixed Use                           2     1,641,925          5.02       9.349              112       1.51        64.4        58.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
=================================================================================================================================

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                             STATES - MORTGAGE POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
STATE                         LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
California                         97  $158,133,909         49.76       8.069              118       1.38        70.3        58.3
   Southern                        91   148,440,133         46.71       8.078              118       1.38        70.5        58.3
   Northern                         6     9,693,776          3.05       7.927              114       1.41        67.7        58.5
Ohio                               12    27,603,025          8.69       8.615              111       1.20        70.1        56.2
Texas                              19    27,597,150          8.68       7.870              138       1.46        66.4        48.4
Arizona                            25    27,510,197          8.66       8.335              126       1.41        67.6        54.5
Washington                          3    16,667,375          5.25       7.354              116       1.35        73.1        61.2
Oregon                              6    15,076,551          4.74       7.380              114       1.36        70.5        60.6
Wisconsin                           4    12,833,053          4.04       7.384              118       1.33        70.7        62.4
Nevada                              6     7,857,110          2.47       8.258              112       1.50        59.2        51.7
Minnesota                           3     4,930,739          1.55       7.750              116       1.22        72.7        58.8
Connecticut                         5     4,476,871          1.41       8.625              115       1.51        65.4        58.3
Florida                             2     4,178,653          1.31       9.375              111       1.20        64.5        45.2
Colorado                            3     3,161,673          0.99       8.404              116       1.43        69.0        56.7
Utah                                4     3,043,570          0.96       8.747              115       1.35        72.7        65.5
Nebraska                            2     2,396,104          0.75       8.750              118       1.36        67.7        57.1
Mississippi                         1     1,320,831          0.42       8.000              115       1.35        77.7        68.5
Pennsylvania                        1       669,687          0.21       9.125              112       1.35        73.6        60.4
Maine                               1       313,755          0.10      10.375              111       1.27        61.5        56.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
=================================================================================================================================


                               STATES - FIXED POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
STATE                         LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
California                         79  $140,165,406         49.17       7.917              118       1.38        70.7        58.9
   Southern                        73   130,471,630         45.77       7.916              118       1.38        70.9        58.9
   Northern                         6     9,693,776          3.40       7.927              114       1.41        67.7        58.5
Texas                              18    25,956,706          9.11       7.767              139       1.47        66.3        48.3
Arizona                            22    24,924,584          8.74       8.210              120       1.43        67.3        55.5
Ohio                                8    22,022,177          7.73       8.422              111       1.20        71.5        59.0
Washington                          3    16,667,375          5.85       7.354              116       1.35        73.1        61.2
Oregon                              6    15,076,551          5.29       7.380              114       1.36        70.5        60.6
Wisconsin                           4    12,833,053          4.50       7.384              118       1.33        70.7        62.4
Nevada                              6     7,857,110          2.76       8.258              112       1.50        59.2        51.7
Minnesota                           3     4,930,739          1.73       7.750              116       1.22        72.7        58.8
Connecticut                         5     4,476,871          1.57       8.625              115       1.51        65.4        58.3
Colorado                            3     3,161,673          1.11       8.404              116       1.43        69.0        56.7
Utah                                3     2,601,322          0.91       8.534              115       1.35        74.0        66.6
Nebraska                            2     2,396,104          0.84       8.750              118       1.36        67.7        57.1
Mississippi                         1     1,320,831          0.46       8.000              115       1.35        77.7        68.5
Pennsylvania                        1       669,687          0.23       9.125              112       1.35        73.6        60.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
=================================================================================================================================

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                               STATES - ARM POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
STATE                         LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
California (Southern)              18   $17,968,503         54.93       9.251              115       1.41        67.4        54.2
Ohio                                4     5,580,847         17.06       9.375              111       1.20        64.5        45.2
Florida                             2     4,178,653         12.77       9.375              111       1.20        64.5        45.2
Arizona                             3     2,585,613          7.90       9.543              189       1.26        69.6        45.1
Texas                               1     1,640,444          5.02       9.500              113       1.20        69.2        50.6
Utah                                1       442,248          1.35      10.000              113       1.34        65.0        59.6
Maine                               1       313,755          0.96      10.375              111       1.27        61.5        56.6
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
=================================================================================================================================

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                  DEBT SERVICE COVERAGE RATIOS - MORTGAGE POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
DEBT SERVICE                MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
COVERAGE RATIO (X)            LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1.00 to 1.14                        8  $  6,723,911          2.12       9.051              116       1.10        73.8        56.5
1.15 to 1.24                       39    65,528,608         20.62       8.480              112       1.19        71.1        59.2
1.25 to 1.34                       56   101,686,232         32.00       7.865              116       1.31        72.0        61.7
1.35 to 1.49                       47    87,699,852         27.60       7.872              123       1.40        70.8        56.2
1.50 to 1.74                       33    42,913,474         13.50       8.204              118       1.57        64.3        54.6
1.75 or greater                    11    13,218,177          4.16       7.943              153       2.02        48.9        26.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
=================================================================================================================================

Min:  1.08x
Max:  2.92x
Weighted Average:  1.37x

                    DEBT SERVICE COVERAGE RATIOS - FIXED POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
DEBT SERVICE                MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
COVERAGE RATIO (X)            LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1.00 to 1.14                        4  $  4,562,484          1.60       8.757              113       1.10        77.6        68.9
1.15 to 1.24                       28    50,214,660         17.62       8.202              114       1.19        72.3        61.7
1.25 to 1.34                       51    97,174,577         34.09       7.792              116       1.31        72.1        61.7
1.35 to 1.49                       41    83,965,997         29.46       7.810              121       1.40        70.9        56.5
1.50 to 1.74                       29    35,924,296         12.60       8.026              116       1.57        64.5        55.6
1.75 or greater                    11    13,218,177          4.64       7.943              153       2.02        48.9        26.4
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
=================================================================================================================================

Min:  1.08x
Max:  2.92x
Weighted Average:  1.38x

                    DEBT SERVICE COVERAGE RATIOS - ARM POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
DEBT SERVICE                 MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
COVERAGE RATIO (X)             LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1.00 to 1.14                         4   $ 2,161,427          6.61       9.673              122       1.11        65.8        30.4
1.15 to 1.24                        11    15,313,948         46.82       9.394              106       1.20        67.0        51.3
1.25 to 1.34                         5     4,511,656         13.79       9.439              114       1.28        70.5        61.9
1.35 to 1.49                         6     3,733,855         11.42       9.263              168       1.43        68.6        48.8
1.50 to 1.74                         4     6,989,178         21.37       9.117              127       1.62        63.0        49.6
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:          30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
==================================================================================================================================

Min:  1.09x
Max:  1.71x
Weighted Average:  1.32x

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

               ORIGINAL TERM TO STATED MATURITIES - MORTGAGE POOL

----------------------------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
ORIGINAL TERM                MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
TO STATED MATURITY (MOS)       LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1 to 60                              1  $  1,386,856          0.44       9.125               49       1.22        69.9        66.0
85 to 120                          185   301,569,655         94.90       8.064              115       1.36        69.7        59.6
121 to 180                           4     4,987,395          1.57       8.749              167       1.37        63.7        16.3
181 to 240                           2     8,551,976          2.69       7.443              216       1.71        66.0         0.0
301 to 360                           2     1,274,371          0.40       9.459              352       1.45        66.0         0.0
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
==================================================================================================================================

Min:  60
Max:  360
Weighted Average:  124

                 ORIGINAL TERM TO STATED MATURITIES - FIXED POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
ORIGINAL TERM               MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
TO STATED MATURITY (MOS)      LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
85 to 120                         159  $272,573,995         95.62       7.927              115       1.36        70.1        60.2
121 to 180                          3     3,934,219          1.38       8.582              177       1.45        63.1        20.7
181 to 240                          2     8,551,976          3.00       7.443              216       1.71        66.0         0.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
=================================================================================================================================

Min:  119
Max:  240
Weighted Average:  124

                     ORIGINAL TERMS TO MATURITY - ARM POOL

--------------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED                 WEIGHTED
                                                      PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                           NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
ORIGINAL TERM              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
TO MATURITY (MOS)            LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
1 to 60                            1   $ 1,386,856          4.24       9.125               49       1.22        69.9        66.0
85 to 120                         26    28,995,660         88.64       9.349              112       1.33        66.6        54.1
121 to 180                         1     1,053,176          3.22       9.375              133       1.09        65.8         0.0
301 to 360                         2     1,274,371          3.90       9.459              352       1.45        66.0         0.0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
================================================================================================================================

Min:  60
Max:  360
Weighted Average:  128

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                   REMAINING TERMS TO MATURITY - MORTGAGE POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
REMAINING TERM              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
TO MATURITY (MOS)             LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1 to 60                             1  $  1,386,856          0.44       9.125               49       1.22        69.9        66.0
85 to 120                         185   301,569,655         94.90       8.064              115       1.36        69.7        59.6
121 to 180                          4     4,987,395          1.57       8.749              167       1.37        63.7        16.3
181 to 240                          2     8,551,976          2.69       7.443              216       1.71        66.0         0.0
301 to 360                          2     1,274,371          0.40       9.459              352       1.45        66.0         0.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
=================================================================================================================================

Min:  49
Max:  352
Weighted Average:  119

                    REMAINING TERMS TO MATURITY - FIXED POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
REMAINING TERM              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
TO MATURITY (MOS)             LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
85 to 120                         159  $272,573,995         95.62       7.927              115       1.36        70.1        60.2
121 to 180                          3     3,934,219          1.38       8.582              177       1.45        63.1        20.7
181 to 240                          2     8,551,976          3.00       7.443              216       1.71        66.0         0.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
=================================================================================================================================

Min:  110
Max:  233
Weighted Average:  119

                     REMAINING TERMS TO MATURITY - ARM POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
REMAINING TERM              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
TO MATURITY (MOS)             LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1 to 60                             1   $ 1,386,856          4.24       9.125               49       1.22        69.9        66.0
85 to 120                          26    28,995,660         88.64       9.349              112       1.33        66.6        54.1
121 to 180                          1     1,053,176          3.22       9.375              133       1.09        65.8         0.0
301 to 360                          2     1,274,371          3.90       9.459              352       1.45        66.0         0.0
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
=================================================================================================================================

Min:  49
Max:  352
Weighted Average:  119

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                  CURRENT LOAN-TO-VALUE RATIOS - MORTGAGE POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
CURRENT LOAN-TO-VALUE       MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
RATIO (%)                     LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
20.1 to 30.0                        1  $    738,187          0.23       9.375              113       2.92        29.5        26.7
30.1 to 40.0                        3     4,008,810          1.26       8.148              113       1.99        36.4        29.8
40.1 to 50.0                        3     1,636,050          0.51       8.089              133       1.73        45.5        27.8
50.1 to 60.0                       20    25,849,276          8.13       8.023              138       1.58        55.5        36.8
60.1 to 70.0                       65    92,825,196         29.21       8.395              116       1.39        66.1        54.2
70.1 to 80.0                      102   192,712,733         60.65       7.910              118       1.31        74.1        62.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
=================================================================================================================================

Min:  29.5%
Max:  79.9%
Weighted Average:  69.5%

                    CURRENT LOAN-TO-VALUE RATIOS - FIXED POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
CURRENT LOAN-TO-VALUE       MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
RATIO (%)                     LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
20.1 to 30.0                        1  $    738,187          0.26       9.375              113       2.92        29.5        26.7
30.1 to 40.0                        3     4,008,810          1.41       8.148              113       1.99        36.4        29.8
40.1 to 50.0                        3     1,636,050          0.57       8.089              133       1.73        45.5        27.8
50.1 to 60.0                       16    24,852,011          8.72       7.953              140       1.60        55.5        36.4
60.1 to 70.0                       48    68,714,699         24.11       8.067              115       1.40        66.5        56.7
70.1 to 80.0                       93   185,110,433         64.94       7.851              117       1.31        74.1        62.2
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
=================================================================================================================================

Min:  29.5%
Max:  79.9%
Weighted Average:  69.8%

                    CURRENT LOAN-TO-VALUE RATIOS - ARM POOL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED                 WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                              NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
CURRENT LOAN-TO-VALUE         MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
RATIO (%)                       LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
50.1 to 60.0                          4   $   997,265          3.05       9.773              110       1.22        54.7        47.4
60.1 to 70.0                         17    24,110,497         73.71       9.333              118       1.33        64.7        46.9
70.1 to 80.0                          9     7,602,300         23.24       9.326              125       1.30        74.6        63.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:           30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
===================================================================================================================================

Min:  53.0%
Max:  79.8%
Weighted Average:  66.7%

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                  BALLOON LOAN-TO-VALUE RATIOS - MORTGAGE POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
BALLOON LOAN-TO-VALUE       MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
RATIO (%)                     LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
0.0                                 7  $ 13,037,393          4.10       8.115              216       1.62        64.2         0.0
20.1 to 30.0                        2     1,484,143          0.47       8.495              114       2.73        31.7        27.0
30.1 to 40.0                        4     4,480,649          1.41       8.260              113       1.79        42.2        32.2
40.1 to 50.0                       21    25,656,075          8.07       8.536              118       1.35        59.5        45.1
50.1 to 60.0                       64   107,750,778         33.91       8.185              115       1.38        67.3        56.5
60.1 to 70.0                       81   149,689,763         47.11       7.845              114       1.33        73.4        64.3
70.1 to 80.0                       15    15,671,451          4.93       8.494              115       1.29        79.6        71.1
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        194  $317,770,252        100.00%      8.068%             119       1.37x       69.5        57.1%
=================================================================================================================================

Min:  0.0%
Max:  73.0%
Weighted Average:  57.1%

                    BALLOON-LOAN-TO-VALUE RATIOS - FIXED POOL

--------------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED                 WEIGHTED
                                                      PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                           NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
BALLOON LOAN-TO-VALUE      MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
RATIO (%)                    LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
--------------------------------------------------------------------------------------------------------------------------------
0.0                                4  $ 10,709,847          3.76       7.831              208       1.69        63.9         0.0
20.1 to 30.0                       2     1,484,143          0.52       8.495              114       2.73        31.7        27.0
30.1 to 40.0                       4     4,480,649          1.57       8.260              113       1.79        42.2        32.2
40.1 to 50.0                      11    14,899,309          5.23       7.904              124       1.45        56.5        45.0
50.1 to 60.0                      56    96,685,701         33.92       8.056              115       1.36        67.6        56.7
60.1 to 70.0                      74   142,435,304         49.97       7.771              115       1.34        73.5        64.2
70.1 to 80.0                      13    14,365,237          5.04       8.432              115       1.29        79.6        71.0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:       164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
================================================================================================================================

Min:  0.0%
Max:  72.8%
Weighted Average:  57.9%


                    BALLOON LOAN-TO-VALUE RATIOS - ARM POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
BALLOON LOAN-TO-VALUE       MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
RATIO (%)                     LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
0.0                                 3   $ 2,327,546          7.12       9.421              253       1.29        65.9         0.0
40.1 to 50.0                       10    10,756,766         32.89       9.412              111       1.20        63.6        45.4
50.1 to 60.0                        8    11,065,077         33.83       9.314              113       1.49        64.3        53.9
60.1 to 70.0                        7     7,254,459         22.18       9.296               99       1.26        73.0        66.1
70.1 to 80.0                        2     1,306,214          3.99       9.181              115       1.35        79.6        71.8
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
=================================================================================================================================

Min:  0.0%
Max:  73.0%
Weighted Average:  50.7%

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                    INDEX (6 MONTH LIBOR) MARGINS - ARM POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
INDEX MARGIN (%)              LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
2.501 to 3.000                      2   $ 6,494,962         19.86       8.974              113       1.56        64.4        54.8
3.001 to 3.500                     14    17,174,136         52.50       9.348              119       1.24        66.2        45.9
3.501 to 4.000                     11     7,954,126         24.32       9.516              126       1.32        69.5        56.2
4.001 to 4.500                      3     1,086,838          3.32      10.256              112       1.18        67.8        62.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
=================================================================================================================================

Min:  3.000%
Max:  4.500%
Weighted Average:  3.468%

                   MAXIMUM LIFETIME MORTGAGE RATES - ARM POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
MAXIMUM LIFETIME            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
MORTGAGE RATE (%)             LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
14.001 to 14.500                    1   $   994,521          3.04       9.250              111       1.52        64.2        58.1
14.501 to 15.000                    2     6,494,962         19.86       8.974              113       1.56        64.4        54.8
15.001 to 15.500                   16    19,265,597         58.90       9.336              119       1.24        67.1        47.2
15.501 to 16.000                    8     4,868,145         14.88       9.690              134       1.32        68.5        55.3
16.001 to 16.500                    3     1,086,838          3.32      10.256              112       1.18        67.8        62.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
=================================================================================================================================

Min:  14.375%
Max:  16.375%
Weighted Average:  15.345%

                   MINIMUM LIFETIME MORTGAGE RATES - ARM POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
MINIMUM LIFETIME            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
MORTGAGE RATE (%)             LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
8.001 to 8.500                      2   $ 1,739,221          5.32       9.411              109       1.36        67.5        61.9
8.501 to 9.000                      2     6,494,962         19.86       8.974              113       1.56        64.4        54.8
9.001 to 9.500                     16    19,265,597         58.90       9.336              119       1.24        67.1        47.2
9.501 to 10.000                     7     4,123,444         12.61       9.701              139       1.35        67.9        53.2
10.001 to 10.500                    3     1,086,838          3.32      10.256              112       1.18        67.8        62.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
=================================================================================================================================

Min:  8.250%
Max:  10.375%
Weighted Average:  9.311%

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

             DEBT SERVICE COVERAGE RATIOS AT FLOOR RATES - ARM POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
DEBT SERVICE                NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
COVERAGE RATIO              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
@ FLOOR RATE (X)              LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1.00 to 1.14                        2   $ 1,388,343          4.24       9.375              128       1.10        63.3        11.2
1.15 to 1.24                       11    13,701,887         41.89       9.415              105       1.20        66.6        51.3
1.25 to 1.34                        5     4,814,108         14.72       9.417              113       1.26        71.2        62.9
1.35 to 1.49                        7     5,169,143         15.80       9.371              152       1.34        69.0        49.0
1.50 to 1.74                        5     7,636,582         23.35       9.149              126       1.61        63.1        50.3
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         30   $32,710,063        100.00%      9.345              119       1.32x       66.7%       50.7%
=================================================================================================================================

Min:  1.10x
Max:  1.72x
Weighted Average:  1.35x

            DEBT SERVICE COVERAGE RATIOS AT CEILING RATES - ARM POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
DEBT SERVICE                NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
COVERAGE RATIO              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
@ CEILING RATE (X)            LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
0.70 to 0.79                        4   $ 1,852,952          5.66       9.823              110       1.14        68.3        62.3
0.80 to 0.89                       17    20,932,212         63.99       9.361              109       1.23        68.0        51.2
0.90 to 0.99                        5     2,935,721          8.97       9.470              182       1.41        65.5        42.7
1.00 to 1.14                        3     6,589,116         20.14       9.078              128       1.62        62.9        49.2
1.15 to 1.24                        1       400,062          1.22       9.750              112       1.71        64.5        54.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
=================================================================================================================================

Min:  0.74x
Max:  1.15x
Weighted Average:  0.89x


                           LOAN TYPES - MORTGAGE POOL

---------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
LOAN TYPE                     LOANS      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
Arm                                30  $ 32,710,063         10.29       9.345              119       1.32        66.7        50.7
Fixed                             164   285,060,190         89.71       7.922              119       1.38        69.8        57.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:        194  $317,770,252        100.00%      8.068%             119   1.37x           69.5%       57.1%
=================================================================================================================================

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                    PREPAYMENT RESTRICTIONS - MORTGAGE POOL

 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION  CURRENT  12 MO.    24 MO.    36 MO.    48 MO.    60 MO.    72 MO.    84 MO.    96 MO.   108 MO.   120 MO.
--------------------------------------------------------------------------------------------------------------------------------

Locked Out/Defeasance  91.90%    91.92%    88.64%    85.98%    84.95%     4.01%     3.91%     3.80%     2.75%     1.64%     0.00%
Yield Maintenance       0.00%     0.00%     0.00%     0.28%     1.34%    79.80%    79.93%    80.08%    81.18%    72.61%    85.27%
Penalty Points
 5.00% and greater      0.94%     0.48%     0.49%     0.00%     0.00%     1.04%     0.00%     0.00%     0.00%     0.00%     0.00%
 4.00% to 4.99%         4.22%     3.91%     2.58%     0.20%     0.00%     0.00%     1.04%     0.00%     0.00%     0.00%     0.00%
 3.00% to 3.99%         0.00%     0.00%     2.86%     1.76%     0.20%     1.14%     0.00%     1.04%     0.00%     0.00%     0.00%
 2.00% to 2.99%         0.00%     0.00%     0.91%     2.30%     1.76%     0.21%     1.15%     0.00%     1.05%     0.00%     0.00%
 1.00% to 1.99%         0.00%     0.00%     0.00%     1.91%     1.91%     2.06%     2.27%     3.21%     3.22%     0.76%     0.00%
 Open                   2.94%     3.68%     4.52%     7.56%     9.84%    11.74%    11.70%    11.86%    11.80%    24.99%    14.73%
--------------------------------------------------------------------------------------------------------------------------------
 TOTALS                100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%  100.00%
Mortgage Pool Balance $317.77   $314.20   $310.42   $306.24   $301.70   $295.47   $290.20   $284.41   $278.12   $270.60  $  8.93
Outstanding (in millions)
% of Initial Pool
 Balance               100.00%    98.88%    97.69%    96.37%    94.94%    92.98%    91.32%    89.50%    87.52%    85.16%    2.81%
================================================================================================================================

                      PREPAYMENT RESTRICTIONS - FIXED POOL

 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
--------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION  CURRENT  12 MO.    24 MO.    36 MO.    48 MO.    60 MO.    72 MO.    84 MO.    96 MO.   108 MO.   120 MO.
--------------------------------------------------------------------------------------------------------------------------------

Locked Out/Defeasance 100.00%   100.00%    96.32%    95.77%    94.59%     4.44%     4.33%     4.20%     3.04%     1.80%     0.00%
Yield Maintenance       0.00%     0.00%     0.00%     0.32%     1.49%    88.42%    88.52%    88.62%    89.75%    79.99%   100.00%
Penalty Points
 5.00% and greater      0.00%     0.00%     0.00%     0.00%     0.00%     1.15%     0.00%     0.00%     0.00%     0.00%     0.00%
 4.00% to 4.99%         0.00%     0.00%     0.00%     0.23%     0.00%     0.00%     1.15%     0.00%     0.00%     0.00%     0.00%
 3.00% to 3.99%         0.00%     0.00%     2.67%     0.00%     0.23%     1.27%     0.00%     1.16%     0.00%     0.00%     0.00%
 2.00% to 2.99%         0.00%     0.00%     1.01%     2.05%     0.00%     0.23%     1.27%     0.00%     1.16%     0.00%     0.00%
 1.00% to 1.99%         0.00%     0.00%     0.00%     1.64%     1.61%     0.32%     0.55%     1.60%     1.60%     0.84%     0.00%
 Open                   0.00%     0.00%     0.00%     0.00%     2.09%     4.17%     4.18%     4.43%     4.44%    17.37%     0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Mortgage Pool
 Balance             $285.06   $281.93   $278.60   $274.94   $270.96   $266.66   $262.06   $257.02   $251.56   $245.64   $  7.61
Outstanding (in millions)
% of Initial Pool
 Balance              100.00%    98.90%    97.73%    96.45%    95.06%    93.55%    91.93%    90.16%    88.25%    86.17%     2.67%
================================================================================================================================

                                  APPENDIX I
                           MORTGAGE POOL INFORMATION

                      PREPAYMENT RESTRICTIONS - ARM POOL

 PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT
-------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTION  CURRENT  12 MO.    24 MO.    36 MO.    48 MO.    60 MO.    72 MO.    84 MO.    96 MO.   108 MO.   120 MO.
-------------------------------------------------------------------------------------------------------------------------------

Locked Out/Defeasance  21.30%    21.36%    21.43%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Yield Maintenance       0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Penalty Points
 5.00% and greater      9.14%     4.72%     4.76%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
 4.00% to 4.99%        40.99%    38.09%    25.18%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
 3.00% to 3.99%         0.00%     0.00%     4.51%    17.23%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
 2.00% to 2.99%         0.00%     0.00%     0.00%     4.53%    17.30%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
 1.00% to 1.99%         0.00%     0.00%     0.00%     4.27%     4.55%    18.16%    18.26%    18.37%    18.51%   100.00%   100.00%
 Open                  28.57%    35.83%    44.13%    73.97%    78.15%    81.84%    81.74%    81.63%    81.49%   100.00%   100.00%
--------------------------------------------------------------------------------------------------------------------------------
 TOTALS               100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Mortgage Pool
 Balance             $ 32.71   $ 32.27   $ 31.82   $ 31.30   $ 30.73   $ 28.80   $ 28.14   $ 27.39   $ 26.56   $ 24.97   $  1.32
Outstanding (in millions)
% of Initial Pool
 Balance              100.00%    98.67%    97.27%    95.70%    93.95%    88.06%    86.02%    83.73%    81.21%    76.33%     4.02%
================================================================================================================================



Notes to Prepayment Restriction Tables
--------------------------------------
1.  Based on Decrement Table Assumptions
2. Twenty-one of the Mortgage Loans, which represent 4.7% of the Initial Pool Balance, require for a specified period that any Principal Prepayment on a Mortgage Loan cumulatively greater than 20% of the original principal balance of the Mortgage Loan be accompanied by a Prepayment Charge amount equal to six months of interest accrued on such loan. The Prepayment Restrictions tables above assume that these loans pay during such periods a Prepayment Charge amount equal to onehalf of their respective Minimum Loan Rates.

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Related Borrower               Original                        Cut-off
Loan                                                          Loan Groups                 Principal        Cut-off      Date Bal./
 No.           Property Name                                 (by Loan No.)                 Balance       Date Balance  Unit or SF(3)
-----------------------------------------------------------------------------------------------------------------------------------
 1   2 River Place (1A)                     2, 3, 4, 5, 6, 7, 47, 12, 13, 14, 15, 16, 17  $4,200,000      $4,162,878            $59
 2   Apple Valley I (1A)                    1, 3, 4, 5, 6, 7, 47, 12, 13, 14, 15, 16, 17  $3,800,000      $3,765,067            $59
 3   Alex Bell Plaza (1A)                   1, 2, 4, 5, 6, 7, 47, 12, 13, 14, 15, 16, 17  $3,300,000      $3,269,664            $59
 4   Apple Valley III (1A)                  1, 2, 3, 5, 6, 7, 47, 12, 13, 14, 15, 16, 17  $2,500,000      $2,477,018            $59
 5   Dryden II (1A)                         1, 2, 3, 4, 6, 7, 47, 12, 13, 14, 15, 16, 17  $2,300,000      $2,278,857            $59
 6   Apple Valley II (1A)                   1, 2, 3, 4, 5, 7, 47, 12, 13, 14, 15, 16, 17  $2,000,000      $1,981,614            $59
 7   Dayton Towne Center (1A)               1, 2, 3, 4, 5, 6, 47, 12, 13, 14, 15, 16, 17  $1,325,000      $1,312,820            $59
 8   CAG Industrial (1B)                                      9, 10, 11                   $5,129,000      $5,122,236            $32
 9   Galleria I, II, III (1B)                                 8, 10, 11                   $3,655,000      $3,650,180            $32
 10  Stewart Center (1B)                                      8, 9, 11                    $3,091,000      $3,086,924            $32
 11  Wausau Container (1B)                                    8, 9, 10                      $975,000        $973,714            $32
 12  Cypress Park Bldg. 4 (1C)               1, 2, 3, 4, 5, 6, 7, 47, 13, 14, 15, 16, 17  $3,000,000      $2,928,962            $31
 13  Delco K-2 (1C)                          1, 2, 3, 4, 5, 6, 7, 47, 12, 14, 15, 16, 17  $2,000,000      $1,984,301            $31
 14  3975 Dayton Park (1C) (2A)              1, 2, 3, 4, 5, 6, 7, 47, 12, 13, 15, 16, 17  $1,825,000      $1,810,675            $31
 15  TrailsEnd (1C)                          1, 2, 3, 4, 5, 6, 7, 47, 12, 13, 14, 16, 17  $1,400,000      $1,389,011            $31
 16  Cypress Park  Bldg. 3 (1C)              1, 2, 3, 4, 5, 6, 7, 47, 12, 13, 14, 15, 17  $1,280,000      $1,249,691            $31
 17  Blue Dog Cafe (1C)                      1, 2, 3, 4, 5, 6, 7, 47, 12, 13, 14, 15, 16    $400,000        $396,860            $31
 18  The Harvard Market                                                                   $9,000,000      $8,973,365           $218
 19  Pavilions at Rancho Mirage                                                           $8,383,899      $8,332,619            $99
 20  Del Rayo Village                                                                     $7,200,000      $7,178,736           $129
 21  Irvine Spectrum Auto Center                                                          $7,070,000      $7,031,805           $169
 22  710 Euclid-Park San Dimas                                   65                       $6,250,000      $6,241,210        $45,556
 23  Cedar Plaza Shopping Ctr                                                             $6,100,000      $6,071,556            $67
 24  909 Ocean Front Walk                                                                 $5,940,000      $5,932,127           $167
 25  Pioneer Center & DIHO Plaza                                                          $5,600,000      $5,574,940            $76
 26  Select Suites - Airport Center                                                       $5,440,000      $5,428,691        $19,669
 27  1401 Dove Street                                                                     $5,200,000      $5,166,113            $69
 28  600 South Lake Financial Ctr                                                         $5,050,000      $5,031,937            $94
 29  Upper Main Street Apartments (1D) (2B)                30, 31, 32, 33                 $1,257,380      $1,253,946        $30,046
 30  Westland Place Apartments (1D)                        29, 31, 32, 33                 $1,000,000        $997,269        $30,046
 31  87 - 101 Spring Street (1D)                           29, 30, 32, 33                   $874,250        $871,863        $30,046
 32  124-128 Collins Street (1D)                           29, 30, 31, 33                   $697,500        $695,595        $30,046
 33  22 Huntington (1D)                                    29, 30, 31, 32                   $660,000        $658,198        $30,046
 34  Paradise Garden Apartments                                                           $4,500,000      $4,456,415        $14,014
 35  Beaumont Tower Venture, Ltd.                              36, 41                     $4,150,000      $4,095,561            $26

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Orig.    Rem.     Orig.     Rem.
                                                          Initial              Term to  Term to   Amort.   Amort.
Loan                                           Note         Due       Maturity Maturity Maturity  Term(4)   Term     Security
 No.           Property Name                   Date        Date         Date     (mos)   (mos)     (mos)    (mos)      Type
-----------------------------------------------------------------------------------------------------------------------------------
 1   2 River Place (1A)                      10/28/97     12/1/97     11/1/07    120     111        300      291    Fee Simple (5)
 2   Apple Valley I (1A)                     10/28/97     12/1/97     11/1/07    120     111        300      291    Fee Simple
 3   Alex Bell Plaza (1A)                    10/28/97     12/1/97     11/1/07    120     111        300      291    Fee Simple
 4   Apple Valley III (1A)                   10/28/97     12/1/97     11/1/07    120     111        300      291    Fee Simple
 5   Dryden II (1A)                          10/28/97     12/1/97     11/1/07    120     111        300      291    Fee Simple
 6   Apple Valley II (1A)                    10/28/97     12/1/97     11/1/07    120     111        300      291    Fee Simple
 7   Dayton Towne Center (1A)                10/28/97     12/1/97     11/1/07    120     111        300      291    Fee Simple
 8   CAG Industrial (1B)                      5/28/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
 9   Galleria I, II, III (1B)                 5/28/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
 10  Stewart Center (1B)                      5/28/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
 11  Wausau Container (1B)                    5/28/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
 12  Cypress Park Bldg. 4 (1C)               10/28/97     12/1/97     11/1/07    120     111        180      171    Fee Simple
 13  Delco K-2 (1C)                          10/28/97     12/1/97     11/1/07    120     111        300      291    Fee Simple
 14  3975 Dayton Park (1C) (2A)              10/28/97     12/1/97     11/1/07    120     111        300      291    Leasehold
 15  TrailsEnd (1C)                          10/28/97     12/1/97     11/1/07    120     111        300      291    Fee Simple
 16  Cypress Park  Bldg. 3 (1C)              10/28/97     12/1/97     11/1/07    120     111        180      171    Fee Simple
 17  Blue Dog Cafe (1C)                      10/28/97     12/1/97     11/1/07    120     111        300      291    Fee Simple
 18  The Harvard Market                       3/31/98      5/1/98      4/1/08    120     116        360      356    Fee Simple (5)
 19  Pavilions at Rancho Mirage              11/7/97       1/1/98     12/1/07    120     112        360      352    Fee Simple
 20  Del Rayo Village                         3/27/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
 21  Irvine Spectrum Auto Center             12/31/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
 22  710 Euclid-Park San Dimas                5/28/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
 23  Cedar Plaza Shopping Ctr                 3/26/98      5/1/98      4/1/08    120     116        300      296    Fee Simple
 24  909 Ocean Front Walk                     4/28/98      7/1/98      6/1/08    120     118        360      358    Leasehold
 25  Pioneer Center & DIHO Plaza              3/31/98      5/1/98      4/1/08    120     116        300      296    Fee Simple
 26  Select Suites - Airport Center           5/28/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
 27  1401 Dove Street                        12/18/97      2/1/98      1/1/08    120     113        300      293    Fee Simple
 28  600 South Lake Financial Ctr             3/11/98      5/1/98      4/1/08    120     116        324      320    Fee Simple
 29  Upper Main Street Apartments (1D) (2B)   2/19/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
 30  Westland Place Apartments (1D)           2/19/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
 31  87 - 101 Spring Street (1D)              2/19/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
 32  124-128 Collins Street (1D)              2/19/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
 33  22 Huntington (1D)                       2/19/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
 34  Paradise Garden Apartments               3/24/98      5/1/98      4/1/15    204     200        204      200    Leasehold
 35  Beaumont Tower Venture, Ltd.            12/31/97      2/1/98      1/1/18    240     233        240      233    Fee Simple

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Related Borrower               Original                        Cut-off
Loan                                                          Loan Groups                 Principal        Cut-off      Date Bal./
 No.           Property Name                                 (by Loan No.)                 Balance       Date Balance  Unit or SF(3)
-----------------------------------------------------------------------------------------------------------------------------------
 36  Woodlands Medical Building                                35, 41                     $3,750,000      $3,736,095           $113
 37  Allentowne Village Apartments                                                        $3,600,000      $3,586,218        $33,516
 38  Artisan Components Building                                                          $3,400,000      $3,381,130           $104
 39  Barstow Road Center                                                                  $3,300,000      $3,295,638            $42
 40  Berry Hill Shopping Center                                                           $3,250,000      $3,233,247            $77
 41  Ridgewood Retirement Center                               35, 36                     $3,200,000      $3,193,658        $32,259
 42  Central Village                                          100, 152                    $3,184,000      $3,170,330           $115
 43  Lankershim                                                  113                      $3,120,000      $3,094,860            $36
 44  900 Calle Negocio Industrial                                                         $3,000,000      $2,984,536            $59
 45  The Inland Atrium                                                                    $2,885,000      $2,873,129            $59
 46  Robins Lane Apartments                                                               $2,850,000      $2,831,916        $35,399
 47  Airport Corporate Center                1, 2, 3, 4, 5, 6, 7, 12, 13, 14, 15, 16, 17  $2,800,000      $2,774,260            $59
 48  Whitney Mesa Mini Storage                                                            $3,500,000      $2,642,507            $23
 49  Tercek Property/Johns Westside                                                       $2,520,000      $2,512,542            $42
 50  Garden Estates Apartments                                                            $2,500,000      $2,493,335        $12,467
 51  Carlton Way Towers                                                                   $2,480,000      $2,467,991        $70,514
 52  Lincoln Business Center                                                              $2,340,000      $2,327,651            $41
 53  Centerpoint Business Park                                                            $2,325,000      $2,317,787            $58
 54  Jordano's Marketplace                                                                $2,300,000      $2,290,125           $126
 55  Chardonnay Apartments                                                                $2,175,000      $2,164,853        $33,826
 56  Rediger Investment Corp.                                                             $2,000,000      $1,997,281            $51
 57  1700 SL Investors-South Lamar                                                        $2,000,000      $1,997,206            $38
 58  Westgate Center                                                                      $1,950,000      $1,939,828            $60
 59  Burke Junction Shopping Center                                                       $1,929,000      $1,924,990            $53
 60  Rosecrans Industrial                                                                 $1,850,000      $1,846,062            $23
 61  1010 First Street                                                                    $1,838,000      $1,830,334            $93
 62  Thunder Canyon Plaza                                                                 $1,825,000      $1,820,626            $86
 63  441 State Highway 71                                                                 $1,800,000      $1,796,258            $31
 64  Tomball  Plaza Shopping Center                                                       $1,782,000      $1,776,349            $27
 65  8 Studebaker                                                22                       $1,780,000      $1,776,300            $62
 66  Norfolk County Inn                                                                   $1,750,000      $1,747,159        $13,757
 67  Towne Park I & II Apartments                                                         $1,725,000      $1,717,094        $35,773
 68  ACE Market Place                                                                     $1,700,000      $1,693,060           $125
 69  Flagstaff Inn Partnership                                                            $1,680,000      $1,667,772        $16,678
 70  Ft. Collins Sleep Inn Motel                                                          $1,650,000      $1,643,485        $26,087
 71  Alvin Towne Center                                                                   $1,659,000      $1,640,444            $22

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Orig.    Rem.     Orig.     Rem.
                                                          Initial              Term to  Term to   Amort.   Amort.
Loan                                           Note         Due       Maturity Maturity Maturity  Term(4)   Term     Security
 No.           Property Name                   Date        Date         Date     (mos)   (mos)     (mos)    (mos)      Type
-----------------------------------------------------------------------------------------------------------------------------------
 36  Woodlands Medical Building                2/27/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
 37  Allentowne Village Apartments             2/25/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
 38  Artisan Components Building              12/22/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
 39  Barstow Road Center                       5/29/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
 40  Berry Hill Shopping Center               12/26/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
 41  Ridgewood Retirement Center               5/28/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
 42  Central Village                           3/26/98      5/1/98      4/1/08    120     116        300      296    Fee Simple
 43  Lankershim                               12/31/97      2/1/98      1/1/08    120     113        300      293    Fee Simple
 44  900 Calle Negocio Industrial             12/22/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
 45  The Inland Atrium                         1/27/98      3/1/98      2/1/08    120     114        360      354    Fee Simple
 46  Robins Lane Apartments                   11/26/97      1/1/98     12/1/07    120     112        360      352    Fee Simple
 47  Airport Corporate Center                 10/28/97     12/1/97     11/1/07    120     111        300      291    Fee Simple
 48  Whitney Mesa Mini Storage                11/14/97      1/1/98     12/1/07    120     112        300      292    Fee Simple
 49  Tercek Property/Johns Westside            3/18/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
 50  Garden Estates Apartments                 3/23/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
 51  Carlton Way Towers                        11/5/97      1/1/98     12/1/07    120     112        360      352    Fee Simple
 52  Lincoln Business Center                  12/19/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
 53  Centerpoint Business Park                 3/23/98      6/1/98      5/1/08    120     117        300      297    Fee Simple
 54  Jordano's Marketplace                      3/9/98      5/1/98      4/1/08    120     116        300      296    Fee Simple
 55  Chardonnay Apartments                     2/23/98      5/1/98      4/1/08    120     116        300      296    Fee Simple
 56  Rediger Investment Corp.                  5/18/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
 57  1700 SL Investors-South Lamar             5/28/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
 58  Westgate Center                          11/13/97      1/1/98     12/1/07    120     112        360      352    Fee Simple
 59  Burke Junction Shopping Center            5/22/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
 60  Rosecrans Industrial                      5/26/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
 61  1010 First Street                         12/3/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
 62  Thunder Canyon Plaza                      3/25/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
 63  441 State Highway 71                      5/27/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
 64  Tomball  Plaza Shopping Center            4/22/98      6/1/98      5/1/13    180     177        300      297    Fee Simple
 65  8 Studebaker                              5/18/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
 66  Norfolk County Inn                         5/7/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
 67  Towne Park I & II Apartments             12/17/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
 68  ACE Market Place                          1/26/98      3/1/98      2/1/08    120     114        360      354    Fee Simple
 69  Flagstaff Inn Partnership                 3/18/98      6/1/98      5/1/13    180     177        180      177    Leasehold
 70  Ft. Collins Sleep Inn Motel               3/20/98      5/1/98      4/1/08    120     116        300      296    Fee Simple
 71  Alvin Towne Center                       12/22/97      2/1/98      1/1/08    120     113        360      353    Fee Simple

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Related Borrower               Original                        Cut-off
Loan                                                          Loan Groups                 Principal        Cut-off      Date Bal./
 No.           Property Name                                 (by Loan No.)                 Balance       Date Balance  Unit or SF(3)
-----------------------------------------------------------------------------------------------------------------------------------
 72  Brentwood Plaza                                                                      $1,631,250      $1,622,454            $60
 73  The Granary                                                                          $1,612,500      $1,599,507            $82
 74  The Village Apartments                                                               $1,500,000      $1,496,593        $23,755
 75  15441 Nordhoff Street Apts.                                                          $1,500,000      $1,496,105        $26,716
 76  Yukon Square Shopping Ctr                                                            $1,500,000      $1,495,410            $68
 77  Emerald Park Apartments                                                              $1,500,000      $1,495,280        $20,206
 78  111 Elm                                                     124                      $1,500,000      $1,492,062            $52
 79  La Fiesta Center                                                                     $1,481,250      $1,477,205            $61
 80  Courtsyde Square                                                                     $1,462,500      $1,461,067            $50
 81  Grand Avenue R&D                                                                     $1,462,500      $1,460,532            $48
 82  Cypress Chemical Bldg.                                                               $1,450,000      $1,444,231            $34
 83  16307-16331 Arthur Street                                                            $1,400,000      $1,386,856            $34
 84  Roscoe Sepulveda Center                                                              $1,372,500      $1,367,935            $76
 85  Universal Care (17660 Lakewood)                        170, 177, 187                 $1,350,000      $1,344,020            $72
 86  New Hampshire Office Bldg.                                                           $1,350,000      $1,343,027            $67
 87  Madison Square Retail Center                                                         $1,335,000      $1,328,850            $92
 88  Beaujolais Village                                                                   $1,325,000      $1,320,831        $35,698
 89  Mountainview                                                                         $1,320,000      $1,318,516        $23,545
 90  Jackovics, Thomas & Judit                                                            $1,300,000      $1,291,128            $93
 91  5900 Reseda Blvd.                                                                    $1,280,000      $1,276,849        $31,921
 92  Southgate Towne Center                                                               $1,275,000      $1,272,104            $53
 93  Portola Road Office Building                                                         $1,250,000      $1,246,923           $208
 94  Fox Crossing Shopping Center                                                         $1,200,000      $1,198,782            $69
 95  PV Oasis Shopping Center                                                             $1,200,000      $1,194,227            $33
 96  111 and 125 S. Main Street                                                           $1,200,000      $1,193,307           $239
 97  Carlton Court Apartments                                                             $1,150,000      $1,144,730        $25,438
 98  6232 Manchester                                                                      $1,125,000      $1,123,898            $88
 99  Palm Terrace Apartments                                                              $1,125,000      $1,118,427        $25,419
100  Grand Rapids Shopping Center                              42, 152                    $1,100,000      $1,095,277            $87
101  Rainbow Flag Apartments                                                              $1,100,000      $1,094,839        $45,618
102  Sea Fox Apartments                                                                   $1,070,000      $1,064,979        $44,374
103  Woodstock Plaza                                                                      $1,060,500      $1,057,819            $84
104  Parkview Village Apartments                                                          $1,060,000      $1,055,477        $17,591
105  Seashore Investment Company                                                          $1,100,000      $1,053,176            $62
106  Sierra Grove Apartments                                                              $1,050,000      $1,045,520        $21,782
107  10356 Commerce                                                                       $1,050,000      $1,045,335        $24,889

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Orig.    Rem.     Orig.     Rem.
                                                          Initial              Term to  Term to   Amort.   Amort.
Loan                                           Note         Due       Maturity Maturity Maturity  Term(4)   Term     Security
 No.           Property Name                   Date        Date         Date     (mos)   (mos)     (mos)    (mos)      Type
-----------------------------------------------------------------------------------------------------------------------------------
 72  Brentwood Plaza                           2/19/98      4/1/98      3/1/08    120     115        300      295    Fee Simple
 73  The Granary                              12/30/97      2/1/98      1/1/08    120     113        300      293    Fee Simple
 74  The Village Apartments                    3/24/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
 75  15441 Nordhoff Street Apts.               3/25/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
 76  Yukon Square Shopping Ctr                 1/28/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
 77  Emerald Park Apartments                   2/4/98       4/1/98      3/1/08    120     115        360      355    Fee Simple
 78  111 Elm                                  10/22/97     12/1/97     11/1/07    120     111        360      351    Fee Simple
 79  La Fiesta Center                          2/23/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
 80  Courtsyde Square                          5/13/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
 81  Grand Avenue R&D                          5/7/98       7/1/98      6/1/08    120     118        300      298    Fee Simple
 82  Cypress Chemical Bldg.                   12/24/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
 83  16307-16331 Arthur Street                 8/14/97     10/1/97      9/1/02    260     49         300      289    Fee Simple
 84  Roscoe Sepulveda Center                   2/17/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
 85  Universal Care (17660 Lakewood)           2/19/98      4/1/98      3/1/08    120     115        300      295    Fee Simple
 86  New Hampshire Office Bldg.               10/27/97     12/1/97     11/1/07    120     111        360      351    Fee Simple
 87  Madison Square Retail Center             11/12/97      1/1/98     12/1/07    120     112        360      352    Fee Simple
 88  Beaujolais Village                        2/6/98       4/1/98      3/1/08    120     115        360      355    Fee Simple
 89  Mountainview                              4/27/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
 90  Jackovics, Thomas & Judit                10/27/97     12/1/97     11/1/07    120     111        360      351    Fee Simple
 91  5900 Reseda Blvd.                         3/12/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
 92  Southgate Towne Center                    3/9/98       5/1/98      4/1/08    120     116        360      356    Fee Simple
 93  Portola Road Office Building              3/25/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
 94  Fox Crossing Shopping Center              5/6/98       7/1/98      6/1/08    120     118        360      358    Fee Simple
 95  PV Oasis Shopping Center                 12/1/97       2/1/98      1/1/08    120     113        360      353    Fee Simple
 96  111 and 125 S. Main Street               11/19/97      1/1/98     12/1/07    120     112        360      352    Fee Simple
 97  Carlton Court Apartments                 11/26/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
 98  6232 Manchester                           5/19/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
 99  Palm Terrace Apartments                   9/22/97     11/1/97     10/1/07    120     110        342      332    Fee Simple
100  Grand Rapids Shopping Center              3/26/98      5/1/98      4/1/08    120     116        300      296    Fee Simple
101  Rainbow Flag Apartments                  12/5/97       2/1/98      1/1/08    120     113        360      353    Fee Simple
102  Sea Fox Apartments                       12/18/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
103  Woodstock Plaza                           3/18/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
104  Parkview Village Apartments               1/23/98      3/1/98      2/1/08    120     114        360      354    Fee Simple
105  Seashore Investment Company               8/8/97      10/1/97      9/1/09    144     133        144      133    Leasehold
106  Sierra Grove Apartments                   1/21/98      3/1/98      2/1/08    120     114        360      354    Fee Simple
107  10356 Commerce                           12/12/97      2/1/98      1/1/08    120     113        360      353    Fee Simple

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Related Borrower               Original                        Cut-off
Loan                                                          Loan Groups                 Principal        Cut-off      Date Bal./
 No.           Property Name                                 (by Loan No.)                 Balance       Date Balance  Unit or SF(3)
-----------------------------------------------------------------------------------------------------------------------------------
108  Cactus Place Apartments                                  111, 145                    $1,040,000      $1,037,440        $21,613
109  Temple Plaza Associates-Apts                                                         $1,020,000      $1,018,291        $40,732
110  762-808 N. Gordon Street                                                             $1,008,000      $1,003,270        $15,676
111  Garden Villa Apts.                                       108, 145                    $1,000,000        $995,025        $20,730
112  601-6091/2 N.Western Av./
       4905-4913 W.Clinton St                                                             $1,000,000        $994,521            $56
113  West Valley Mini Storage                                    43                         $987,000        $979,775            $54
114  8910 Washington Boulevard                                                              $975,000        $974,010            $94
115  Roscoe Plaza Apartments                                  193, 194                      $975,000        $966,271        $28,420
116  Michael Boardman-Lake Terrace                                                          $947,000        $945,298        $22,507
117  Rockhill/ Broadway Shop Center                                                         $930,000        $929,056           $129
118  Villa Mira Monte Apts                                                                  $930,000        $928,197        $23,205
119  981 Calle Negocio                                                                      $925,000        $922,661            $54
120  Tahquitz Square                                                                        $905,000        $901,223            $75
121  Sweetwater Apartments (2C)                                                             $900,000        $897,168        $16,021
122  Orange East & Orange West Apts                                                         $900,000        $895,854        $19,908
123  1937 Sunset Circle (2D)                                                                $895,000        $889,655        $18,534
124  Old Colorado Square                                         78                         $862,500        $860,145            $50
125  Blythe Oceanview Apts                                                                  $862,500        $860,053         $8,601
126  Keen Apartments                                                                        $850,000        $845,888        $15,105
127  Tower Center Court                                                                     $845,000        $843,447            $45
128  Chapman Apts                                                                           $840,000        $838,509        $34,938
129  United Stor-All                                             167                        $840,000        $835,262            $26
130  Stewart Court                                                                          $826,000        $824,478        $12,492
131  1150 South Bristol Street                                                              $825,000        $823,626           $149
132  3315-3345 Newport Boulevard                                                            $825,000        $822,614            $67
133  Office Building (Yale Avenue)                                                          $815,000        $811,056            $46
134  Imperial Apartments                                                                    $800,000        $798,133        $26,604
135  Park Plaza Center                                                                      $800,000        $797,170            $46
136  Bali Hai Apartments                                                                    $795,000        $791,455        $26,382
137  140 E. Commonwealth Ave.                                                               $791,250        $787,422            $55
138  Millcreek Shoppes                                                                      $768,000        $764,933            $49
139  Paradise Plaza                                                                         $761,300        $754,766            $17
140  Holly Tree Mobile Home Park                                                            $750,000        $747,775        $13,119
141  Vista Dunes Mobile Home Park                                                           $750,000        $745,956         $8,021
142  Casa Hermosa                                                                           $750,000        $744,700        $16,925
143  Peakwood Medical Office Bldg                                                           $742,500        $741,256            $52

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Orig.    Rem.     Orig.     Rem.
                                                          Initial              Term to  Term to   Amort.   Amort.
Loan                                           Note         Due       Maturity Maturity Maturity  Term(4)   Term     Security
 No.           Property Name                   Date        Date         Date     (mos)   (mos)     (mos)    (mos)      Type
-----------------------------------------------------------------------------------------------------------------------------------
108  Cactus Place Apartments                   3/27/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
109  Temple Plaza Associates-Apts              4/27/98      6/1/98      5/1/08    120     117        360      357    Fee Simple
110  762-808 N. Gordon Street                 12/15/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
111  Garden Villa Apts.                       11/4/97       1/1/98     12/1/07    120     112        360      352    Fee Simple
112  601-6091/2 N.Western Av./
       4905-4913 W.Clinton St                 10/7/97      12/1/97     11/1/07    120     111        360      351    Fee Simple
113  West Valley Mini Storage                 12/31/97      2/1/98      1/1/08    120     113        300      293    Fee Simple
114  8910 Washington Boulevard                 5/15/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
115  Roscoe Plaza Apartments                   9/11/97     11/1/97     10/1/07    120     110        300      290    Fee Simple
116  Michael Boardman-Lake Terrace             5/15/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
117  Rockhill/ Broadway Shop Center            5/21/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
118  Villa Mira Monte Apts                     4/14/98      6/1/98      5/1/08    120     117        360      357    Fee Simple
119  981 Calle Negocio                         3/24/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
120  Tahquitz Square                           1/15/98      3/1/98      2/1/08    120     114        360      354    Fee Simple
121  Sweetwater Apartments (2C)                2/2/98       4/1/98      3/1/08    120     115        360      355    Fee Simple
122  Orange East & Orange West Apts           11/1/97       1/1/98     11/1/07    119     111        360      352    Fee Simple
123  1937 Sunset Circle (2D)                  10/20/97     12/1/97     11/1/07    120     111        360      351    Fee Simple
124  Old Colorado Square                       2/6/98       4/1/98      3/1/08    120     115        360      355    Fee Simple
125  Blythe Oceanview Apts                     4/17/98      6/1/98      5/1/08    120     117        300      297    Fee Simple
126  Keen Apartments                          11/12/97      1/1/98     12/1/27    360     352        360      352    Fee Simple
127  Tower Center Court                        4/27/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
128  Chapman Apts                              4/6/98       6/1/98      5/1/08    120     117        360      357    Fee Simple
129  United Stor-All                           1/22/98      3/1/98      2/1/08    120     114        300      294    Fee Simple
130  Stewart Court                             5/7/98       7/1/98      6/1/08    120     118        300      298    Fee Simple
131  1150 South Bristol Street                 5/26/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
132  3315-3345 Newport Boulevard               1/28/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
133  Office Building (Yale Avenue)             2/2/98       4/1/98      3/1/08    120     115        300      295    Fee Simple
134  Imperial Apartments                       3/24/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
135  Park Plaza Center                        12/15/97      2/1/98      1/1/08    120     113        360      353    Fee Simple
136  Bali Hai Apartments                       1/22/98      3/1/98      2/1/08    120     114        360      354    Fee Simple
137  140 E. Commonwealth Ave.                 11/6/97       1/1/98     12/1/07    120     112        360      352    Fee Simple
138  Millcreek Shoppes                         1/9/98       3/1/98      2/1/08    120     114        360      354    Fee Simple
139  Paradise Plaza                            9/19/97     11/1/97     10/1/07    120     110        300      290    Fee Simple
140  Holly Tree Mobile Home Park               4/27/98      6/1/98      5/1/08    120     117        300      297    Fee Simple
141  Vista Dunes Mobile Home Park              2/23/98      4/1/98      3/1/08    120     115        300      295    Fee Simple
142  Casa Hermosa                              6/12/97      8/1/97      6/30/07   120     107        360      347    Fee Simple
143  Peakwood Medical Office Bldg              4/9/98       6/1/98      5/1/08    120     117        360      357    Fee Simple

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Related Borrower               Original                        Cut-off
Loan                                                          Loan Groups                 Principal        Cut-off      Date Bal./
 No.           Property Name                                 (by Loan No.)                 Balance       Date Balance  Unit or SF(3)
-----------------------------------------------------------------------------------------------------------------------------------
144  Costa Mesa Super 8 Motel                                                               $741,000        $738,187        $10,397
145  Ocotillo Terrace                                         108, 111                      $730,000        $729,206        $22,788
146  The Pines Apts                                                                         $705,000        $701,358        $21,917
147  Russell Avenue Apartments                                                              $699,000        $697,233        $24,901
148  Centrifugal Casting Co.-10714                                                          $698,000        $696,932            $39
149  5151 Commerce Avenue                                                                   $681,000        $675,214            $36
150  35 North Alboni Place                                                                  $675,000        $673,247        $16,421
151  555 Virginia Drive                                                                     $675,000        $669,687            $62
152  Audubon Center                                            42, 100                      $668,000        $665,132            $60
153  Bryan Apartments                                                                       $665,000        $664,277        $22,143
154  1645-55 Grant Street                                                                   $660,000        $658,043            $43
155  5408 North 99th Street                                                                 $650,000        $648,945            $28
156  10960 Bluffside Drive                                                                  $650,000        $648,704        $54,059
157  Whitehall Apartments                                                                   $650,000        $648,703        $22,369
158  Progress Bulletin Building                                                             $650,000        $647,404            $18
159  Aida Renta-Squire Apts                                                                 $640,000        $639,328        $35,518
160  2263-2273 Harbor Boulevard                                                             $640,000        $638,424            $68
161  Park Towne Place Apts.                                                                 $641,000        $637,608        $26,567
162  Eugie Terrace Apts                                                                     $635,000        $633,437        $25,337
163  Firestone Tire Store                                                                   $626,500        $625,346            $66
164  The Singer Building                                                                    $625,000        $620,347            $33
165  La Verne Shopping Center                                                               $625,000        $620,191            $38
166  Chambers Plaza Shopping Center                                                         $612,500        $611,253            $34
167  AAA Mini Max Storage                                        129                        $610,000        $606,559            $12
168  Montego & Wyndham Apts.                                                                $600,000        $597,236        $20,594
169  Mayfair Terrace                                                                        $592,500        $591,447         $9,857
170  Universal Care (2360 Pacific)                          85, 177, 187                    $590,000        $587,387            $63
171  Cinnibar Square Apartments                                                             $545,250        $542,145        $19,362
172  2500 East Ball Road                                                                    $525,000        $524,555            $57
173  Eckerd Drug Store                                                                      $525,000        $523,193            $60
174  ParadiseArbor Apartments                                    181                        $522,000        $520,358        $18,584
175  Los Porticos Apartments                                                                $510,000        $509,288        $21,220
176  11737 Vanowen St.                                                                      $510,000        $508,081        $22,090
177  Universal Care (1820 Lincoln)                          85, 170, 187                    $507,000        $504,754            $89
178  Billy's Cove Apartments                                                                $500,000        $498,549        $15,580
179  2612 Van Patten St.                                                                    $500,000        $497,354        $22,607

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Orig.    Rem.     Orig.     Rem.
                                                          Initial              Term to  Term to   Amort.   Amort.
Loan                                           Note         Due       Maturity Maturity Maturity  Term(4)   Term     Security
 No.           Property Name                   Date        Date         Date     (mos)   (mos)     (mos)    (mos)      Type
-----------------------------------------------------------------------------------------------------------------------------------
144  Costa Mesa Super 8 Motel                 12/5/97       2/1/98      1/1/08    120     113        360      353    Fee Simple
145  Ocotillo Terrace                          5/27/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
146  The Pines Apts                            2/24/98      4/1/98      3/1/08    120     115        300      295    Fee Simple
147  Russell Avenue Apartments                 3/18/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
148  Centrifugal Casting Co.-10714             4/24/98      6/1/98      5/1/08    120     117        360      357    Fee Simple
149  5151 Commerce Avenue                     10/17/97     12/1/97     11/1/07    120     111        300      291    Fee Simple
150  35 North Alboni Place                     3/2/98       5/1/98      4/1/08    120     116        360      356    Fee Simple
151  555 Virginia Drive                       11/10/97      1/1/98     12/1/07    120     112        278      270    Fee Simple
152  Audubon Center                            3/26/98      5/1/98      4/1/08    120     116        300      296    Fee Simple
153  Bryan Apartments                          5/21/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
154  1645-55 Grant Street                      5/14/98      7/1/98      6/1/08    120     118        240      238    Fee Simple
155  5408 North 99th Street                    5/26/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
156  10960 Bluffside Drive                     4/8/98       6/1/98      5/1/08    120     117        360      357    Fee Simple
157  Whitehall Apartments                      4/10/98      6/1/98      5/1/08    120     117        360      357    Fee Simple
158  Progress Bulletin Building                1/23/98      3/1/98      2/1/08    120     114        360      354    Fee Simple
159  Aida Renta-Squire Apts                    5/13/98      7/1/98      6/1/08    120     118        360      358    Fee Simple
160  2263-2273 Harbor Boulevard                3/17/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
161  Park Towne Place Apts.                   10/29/97     12/1/97     11/1/07    120     111        360      351    Fee Simple
162  Eugie Terrace Apts                        3/26/98      5/1/98      4/1/08    120     116        360      356    Fee Simple
163  Firestone Tire Store                      5/22/98      7/1/98      6/1/08    120     118        300      298    Fee Simple
164  The Singer Building                      11/4/97       1/1/98     12/1/07    120     112        300      292    Fee Simple
165  La Verne Shopping Center                 10/7/97      12/1/97     11/1/07    120     111        300      291    Fee Simple
166  Chambers Plaza Shopping Center            3/9/98       5/1/98      4/1/08    120     116        360      356    Fee Simple
167  AAA Mini Max Storage                      1/22/98      3/1/98      2/1/08    120     114        300      294    Fee Simple
168  Montego & Wyndham Apts.                  11/19/97      1/1/98     12/1/07    120     112        360      352    Fee Simple
169  Mayfair Terrace                           4/21/98      6/1/98      5/1/08    120     117        360      357    Fee Simple
170  Universal Care (2360 Pacific)             2/19/98      4/1/98      3/1/08    120     115        300      295    Fee Simple
171  Cinnibar Square Apartments                9/24/97     11/1/97     10/1/07    120     110        342      332    Fee Simple
172  2500 East Ball Road                       5/6/98       7/1/98      6/1/08    120     118        360      358    Fee Simple
173  Eckerd Drug Store                         9/15/97     11/1/97     10/1/07    120     110        360      350    Fee Simple
174  ParadiseArbor Apartments                  1/28/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
175  Los Porticos Apartments                   5/4/98       7/1/98      6/1/08    120     118        360      358    Fee Simple
176  11737 Vanowen St.                        12/1/97       2/1/98      1/1/08    120     113        360      353    Fee Simple
177  Universal Care (1820 Lincoln)             2/19/98      4/1/98      3/1/08    120     115        300      295    Fee Simple
178  Billy's Cove Apartments                   4/15/98      6/1/98      5/1/08    120     117        300      297    Fee Simple
179  2612 Van Patten St.                      10/2/97      12/1/97     11/1/07    120     111        360      351    Fee Simple

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Related Borrower               Original                        Cut-off
Loan                                                          Loan Groups                 Principal        Cut-off      Date Bal./
 No.           Property Name                                 (by Loan No.)                 Balance       Date Balance  Unit or SF(3)
-----------------------------------------------------------------------------------------------------------------------------------
180  18312 Collins Street                                                                   $500,000        $490,099        $11,398
181  Orangewood  Apartments                                      174                        $480,000        $478,572        $17,725
182  Ocean View Apartments                                                                  $472,500        $470,021        $13,824
183  101-109 West Foothill Blvd                                                             $450,000        $447,546            $75
184  Salcorp                                                                                $444,000        $442,248            $28
185  318 N. Mariposa                                                                        $438,750        $436,134        $13,629
186  320 N. Ardmore Avenue                                                                  $431,250        $428,483        $11,902
187  Universal Care (1814 Lincoln)                          85, 170, 177                    $412,500        $410,673            $91
188  5742-5766 Camerford Avenue                                                             $403,000        $400,062        $16,669
189  Ocean Village Cottages (2E)                                                            $400,000        $398,176        $44,242
190  Oso Home Care                                                                          $340,000        $335,168            $45
191  Cox Office Building                                                                    $315,000        $313,755            $57
192  13931 Enterprise Drive                                                                 $266,000        $265,003            $37
193  RIMO Manufacturing                                       115, 194                      $200,000        $198,547            $33
194  Promatic Industries                                      115, 193                      $200,000        $198,547            $33

     Total/Weighted Average:                                                                            $317,770,252

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                Orig.    Rem.     Orig.     Rem.
                                                          Initial              Term to  Term to   Amort.   Amort.
Loan                                           Note         Due       Maturity Maturity Maturity  Term(4)   Term     Security
 No.           Property Name                   Date        Date         Date     (mos)   (mos)     (mos)    (mos)      Type
-----------------------------------------------------------------------------------------------------------------------------------
180  18312 Collins Street                     12/1/97       2/1/98      1/1/13    180     173        180      173    Fee Simple
181  Orangewood  Apartments                    1/28/98      4/1/98      3/1/08    120     115        360      355    Fee Simple
182  Ocean View Apartments                     5/7/98       7/1/98      6/1/08    120     118        180      178    Fee Simple
183  101-109 West Foothill Blvd                9/26/97     11/1/97     10/1/07    120     110        360      350    Fee Simple
184  Salcorp                                  12/1/97       2/1/98      1/1/08    120     113        360      353    Fee Simple
185  318 N. Mariposa                           1/21/98      3/1/98      2/1/08    120     114        300      294    Fee Simple
186  320 N. Ardmore Avenue                    10/30/97     12/1/97     11/1/27    360     351        360      351    Fee Simple
187  Universal Care (1814 Lincoln)             2/19/98      4/1/98      3/1/08    120     115        300      295    Fee Simple
188  5742-5766 Camerford Avenue               11/13/97      1/1/98     12/1/07    120     112        300      292    Fee Simple
189  Ocean Village Cottages (2E)               1/26/98      3/1/98      2/1/08    120     114        360      354    Fee Simple
190  Oso Home Care                            10/2/97      12/1/97     11/1/07    120     111        300      291    Fee Simple
191  Cox Office Building                      10/10/97     12/1/97     11/1/07    120     111        360      351    Fee Simple
192  13931 Enterprise Drive                    9/4/97      11/1/97     10/1/07    120     110        360      350    Fee Simple
193  RIMO Manufacturing                        9/11/97     11/1/97     10/1/07    120     110        300      290    Fee Simple
194  Promatic Industries                       9/11/97     11/1/97     10/1/07    120     110        300      290    Fee Simple

     Total/Weighted Average:                                                      124     119        330      325

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION- II

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Mortgage          Mortgage Rate
                                                                                               Rate Lifetime         Periodic (7)
                                                                                             -----------------    ------------------
 Loan                                          Loan   Mortgage                   Gross                              Max.      Max.
  No.          Property Name                   Type    Rate (6)     Index        Margin      Ceiling     Floor    Increase  Decrease
------------------------------------------------------------------------------------------------------------------------------------
 1  2 River Place (1A)                        Fixed    8.625%
 2  Apple Valley I (1A)                       Fixed    8.375%
 3  Alex Bell Plaza (1A)                      Fixed    8.375%
 4  Apple Valley III (1A)                     Fixed    8.375%
 5  Dryden II (1A)                            Fixed    8.375%
 6  Apple Valley II (1A)                      Fixed    8.375%
 7  Dayton Towne Center (1A)                  Fixed    8.375%
 8  CAG Industrial (1B)                       Fixed    7.384%
 9  Galleria I, II, III (1B)                  Fixed    7.384%
10  Stewart Center (1B)                       Fixed    7.384%
11  Wausau Container (1B)                     Fixed    7.384%
12  Cypress Park Bldg. 4 (1C)                 ARM      9.375%    6 Mo. LIBOR     3.500%     15.375%     9.375%     1.500%    1.500%
13  Delco K-2 (1C)                            ARM      9.375%    6 Mo. LIBOR     3.500%     15.375%     9.375%     1.500%    1.500%
14  3975 Dayton Park (1C) (2A)                ARM      9.375%    6 Mo. LIBOR     3.500%     15.375%     9.375%     1.500%    1.500%
15  TrailsEnd (1C)                            ARM      9.375%    6 Mo. LIBOR     3.500%     15.375%     9.375%     1.500%    1.500%
16  Cypress Park  Bldg. 3 (1C)                ARM      9.375%    6 Mo. LIBOR     3.500%     15.375%     9.375%     1.500%    1.500%
17  Blue Dog Cafe (1C)                        ARM      9.375%    6 Mo. LIBOR     3.500%     15.375%     9.375%     1.500%    1.500%
18  The Harvard Market                        Fixed    7.375%
19  Pavilions at Rancho Mirage                Fixed    7.440%
20  Del Rayo Village                          Fixed    7.385%
21  Irvine Spectrum Auto Center               Fixed    7.500%
22  710 Euclid-Park San Dimas                 Fixed    7.125%
23  Cedar Plaza Shopping Ctr                  Fixed    7.250%
24  909 Ocean Front Walk                      Fixed    7.875%
25  Pioneer Center & DIHO Plaza               Fixed    7.500%
26  Select Suites - Airport Center            Fixed    7.500%
27  1401 Dove Street                          ARM      9.000%    6 Mo. LIBOR     3.000%     15.000%     9.000%     1.500%    1.500%
28  600 South Lake Financial Ctr              Fixed    7.750%
29  Upper Main Street Apartments (1D) (2B)    Fixed    8.625%
30  Westland Place Apartments (1D)            Fixed    8.625%
31  87 - 101 Spring Street (1D)               Fixed    8.625%
32  124-128 Collins Street (1D)               Fixed    8.625%
33  22 Huntington (1D)                        Fixed    8.625%
34  Paradise Garden Apartments                Fixed    7.500%
35  Beaumont Tower Venture, Ltd.              Fixed    7.380%

------------------------------------------------------------------------------------------------------------------------------------
                                               Rate Reset     Next                    Interest      Scheduled
 Loan                                             Date     Rate Reset       Loan      Accural         Ballon        Ballon
  No.          Property Name                   Frequency      Date        Constant     Method       Balance (8)   LTV (3)(8)
------------------------------------------------------------------------------------------------------------------------------------
 1  2 River Place (1A)                                                     9.865%    Actual/360     $3,454,524      59.3%
 2  Apple Valley I (1A)                                                    9.659%    Actual/360     $3,106,675      59.3%
 3  Alex Bell Plaza (1A)                                                   9.659%    Actual/360     $2,697,902      59.3%
 4  Apple Valley III (1A)                                                  9.659%    Actual/360     $2,043,866      59.3%
 5  Dryden II (1A)                                                         9.659%    Actual/360     $1,880,357      59.3%
 6  Apple Valley II (1A)                                                   9.659%    Actual/360     $1,635,092      59.3%
 7  Dayton Towne Center (1A)                                               9.659%    Actual/360     $1,083,249      59.3%
 8  CAG Industrial (1B)                                                    8.295%    Actual/360     $4,518,881      62.4%
 9  Galleria I, II, III (1B)                                               8.295%    Actual/360     $3,220,219      62.4%
10  Stewart Center (1B)                                                    8.295%    Actual/360     $2,723,310      62.4%
11  Wausau Container (1B)                                                  8.295%    Actual/360       $859,020      62.4%
12  Cypress Park Bldg. 4 (1C)                       6        11/1/98      12.537%    Actual/360     $1,492,001      45.2%
13  Delco K-2 (1C)                                  6        11/1/98      10.492%    Actual/360     $1,673,580      45.2%
14  3975 Dayton Park (1C) (2A)                      6        11/1/98      10.492%    Actual/360     $1,527,141      45.2%
15  TrailsEnd (1C)                                  6        11/1/98      10.492%    Actual/360     $1,171,506      45.2%
16  Cypress Park  Bldg. 3 (1C)                      6        11/1/98      12.537%    Actual/360       $636,587      45.2%
17  Blue Dog Cafe (1C)                              6        11/1/98      10.492%    Actual/360       $334,717      45.2%
18  The Harvard Market                                                     8.377%    Actual/360     $7,809,280      63.7%
19  Pavilions at Rancho Mirage                                             8.430%    Actual/360     $7,283,706      69.4%
20  Del Rayo Village                                                       8.385%    Actual/360     $6,248,825      61.6%
21  Irvine Spectrum Auto Center                                            8.479%    Actual/360     $6,150,413      66.1%
22  710 Euclid-Park San Dimas                                              8.085%    Actual/360     $5,469,799      65.9%
23  Cedar Plaza Shopping Ctr                                               8.756%    Actual/360     $4,844,366      57.7%
24  909 Ocean Front Walk                                                   8.798%    Actual/360     $5,209,318      58.2%
25  Pioneer Center & DIHO Plaza                                            8.954%    Actual/360     $4,477,597      51.7%
26  Select Suites - Airport Center                                         8.868%    Actual/360     $4,419,621      41.6%
27  1401 Dove Street                                6        1/1/99       10.176%    Actual/360     $4,314,734      51.6%
28  600 South Lake Financial Ctr                                           8.941%    Actual/360     $4,227,286      57.9%
29  Upper Main Street Apartments (1D) (2B)                                 9.443%    Actual/360     $1,119,487      58.3%
30  Westland Place Apartments (1D)                                         9.443%    Actual/360       $890,333      58.3%
31  87 - 101 Spring Street (1D)                                            9.443%    Actual/360       $778,374      58.3%
32  124-128 Collins Street (1D)                                            9.443%    Actual/360       $621,008      58.3%
33  22 Huntington (1D)                                                     9.443%    Actual/360       $587,620      58.3%
34  Paradise Garden Apartments                                            10.503%    Actual/360             $0      0.0%
35  Beaumont Tower Venture, Ltd.                                           9.656%    Actual/360             $0      0.0%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION- II

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Mortgage          Mortgage Rate
                                                                                               Rate Lifetime         Periodic (7)
                                                                                             -----------------    ------------------
 Loan                                          Loan   Mortgage                   Gross                              Max.      Max.
  No.          Property Name                   Type    Rate (6)     Index        Margin      Ceiling     Floor    Increase  Decrease
------------------------------------------------------------------------------------------------------------------------------------
36  Woodlands Medical Building                Fixed    7.250%
37  Allentowne Village Apartments             Fixed    7.101%
38  Artisan Components Building               Fixed    7.356%
39  Barstow Road Center                       Fixed    7.375%
40  Berry Hill Shopping Center                Fixed    7.750%
41  Ridgewood Retirement Center               Fixed    7.750%
42  Central Village                           Fixed    7.750%
43  Lankershim                                Fixed    7.625%
44  900 Calle Negocio Industrial              Fixed    7.750%
45  The Inland Atrium                         Fixed    7.750%
46  Robins Lane Apartments                    Fixed    7.250%
47  Airport Corporate Center                  Fixed    8.375%
48  Whitney Mesa Mini Storage                 Fixed    8.125%
49  Tercek Property/Johns Westside            Fixed    7.375%
50   Garden Estates Apartments                Fixed    7.875%
51  Carlton Way Towers                        Fixed    8.625%
52  Lincoln Business Center                   Fixed    7.625%
53  Centerpoint Business Park                 Fixed    7.750%
54  Jordano's Marketplace                     Fixed    7.750%
55  Chardonnay Apartments                     Fixed    7.251%
56  Rediger Investment Corp.                  Fixed    7.262%
57  1700 SL Investors-South Lamar             Fixed    7.152%
58  Westgate Center                           Fixed    8.250%
59  Burke Junction Shopping Center            Fixed    7.500%
60  Rosecrans Industrial                      Fixed    7.375%
61  1010 First Street                         Fixed    8.875%
62  Thunder Canyon Plaza                      Fixed    8.375%
63  441 State Highway 71                      Fixed    7.500%
64  Tomball  Plaza Shopping Center            Fixed    7.625%
65  8 Studebaker                              Fixed    7.500%
66  Norfolk County Inn                        Fixed    8.750%
67  Towne Park I & II Apartments              Fixed    8.375%
68  ACE Market Place                          Fixed    8.375%
69  Flagstaff Inn Partnership                 Fixed    9.625%
70  Ft. Collins Sleep Inn Motel               Fixed    8.250%
71  Alvin Towne Center                        ARM      9.500%    6 Mo. LIBOR     3.550%     15.500%     9.500%     1.500%    1.500%

------------------------------------------------------------------------------------------------------------------------------------
                                               Rate Reset     Next                    Interest      Scheduled
 Loan                                             Date     Rate Reset       Loan      Accural         Ballon        Ballon
  No.          Property Name                   Frequency      Date        Constant     Method       Balance (8)   LTV (3)(8)
------------------------------------------------------------------------------------------------------------------------------------
36  Woodlands Medical Building                                             8.274%    Actual/360     $3,244,683      63.6%
37  Allentowne Village Apartments                                          8.151%    Actual/360     $3,104,230      61.7%
38  Artisan Components Building                                            8.359%    Actual/360     $2,948,314      57.8%
39  Barstow Road Center                                                    8.288%    Actual/360     $2,906,781      62.8%
40  Berry Hill Shopping Center                                             8.689%    Actual/360     $2,842,615      62.5%
41  Ridgewood Retirement Center                                            9.064%    Actual/360     $2,619,162      51.4%
42  Central Village                                                        9.154%    Actual/360     $2,562,752      59.6%
43  Lankershim                                                             9.051%    Actual/360     $2,502,460      61.2%
44  900 Calle Negocio Industrial                                           8.689%    Actual/360     $2,623,954      61.4%
45  The Inland Atrium                                                      8.688%    Actual/360     $2,526,069      65.6%
46  Robins Lane Apartments                                                 8.272%    Actual/360     $2,465,467      64.9%
47  Airport Corporate Center                                               9.659%    Actual/360     $2,289,130      57.2%
48  Whitney Mesa Mini Storage                                              7.199%    Actual/360     $2,165,181      30.2%
49  Tercek Property/Johns Westside                                         8.377%    Actual/360     $2,186,600      60.6%
50   Garden Estates Apartments                                             8.798%    Actual/360     $2,192,878      64.8%
51  Carlton Way Towers                                                     9.440%    Actual/360     $2,207,503      71.2%
52  Lincoln Business Center                                                8.584%    Actual/360     $2,041,202      64.8%
53  Centerpoint Business Park                                              9.155%    Actual/360     $1,871,358      60.4%
54  Jordano's Marketplace                                                  9.154%    Actual/360     $1,851,234      48.1%
55  Chardonnay Apartments                                                  8.758%    Actual/360     $1,727,028      57.6%
56  Rediger Investment Corp.                                               8.196%    Actual/360     $1,756,583      62.7%
57  1700 SL Investors-South Lamar                                          8.107%    Actual/360     $1,751,572      51.5%
58  Westgate Center                                                        9.116%    Actual/360     $1,723,195      59.4%
59  Burke Junction Shopping Center                                         8.868%    Actual/360     $1,567,178      62.3%
60  Rosecrans Industrial                                                   8.771%    Actual/360     $1,497,342      52.1%
61  1010 First Street                                                      9.657%    Actual/360     $1,643,630      63.2%
62  Thunder Canyon Plaza                                                   9.226%    Actual/360     $1,617,080      66.3%
63  441 State Highway 71                                                   8.868%    Actual/360     $1,462,373      60.9%
64  Tomball  Plaza Shopping Center                                         9.055%    Actual/360     $1,120,953      45.8%
65  8 Studebaker                                                           8.868%    Actual/360     $1,446,127      51.9%
66  Norfolk County Inn                                                     9.866%    Actual/360     $1,473,460      58.9%
67  Towne Park I & II Apartments                                           9.223%    Actual/360     $1,528,117      70.7%
68  ACE Market Place                                                       9.221%    Actual/360     $1,505,970      65.5%
69  Flagstaff Inn Partnership                                             12.727%    Actual/360             $0      0.0%
70  Ft. Collins Sleep Inn Motel                                            9.559%    Actual/360     $1,345,104      56.0%
71  Alvin Towne Center                              6        1/1/99       11.273%    Actual/360     $1,200,160      50.6%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION- II

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Mortgage          Mortgage Rate
                                                                                               Rate Lifetime         Periodic (7)
                                                                                             -----------------    ------------------
 Loan                                          Loan   Mortgage                   Gross                              Max.      Max.
  No.          Property Name                   Type    Rate (6)     Index        Margin      Ceiling     Floor    Increase  Decrease
------------------------------------------------------------------------------------------------------------------------------------
72  Brentwood Plaza                           Fixed    7.625%
73  The Granary                               Fixed    7.625%
74  The Village Apartments                    Fixed    8.625%
75  15441 Nordhoff Street Apts.               Fixed    8.000%
76  Yukon Square Shopping Ctr                 Fixed    8.125%
77  Emerald Park Apartments                   Fixed    8.000%
78  111 Elm                                   Fixed    8.875%
79  La Fiesta Center                          Fixed    8.625%
80  Courtsyde Square                          Fixed    8.500%
81  Grand Avenue R&D                          ARM      9.625%    6 Mo. LIBOR     3.750%     15.625%     9.625%     1.500%    1.500%
82  Cypress Chemical Bldg.                    Fixed    9.125%
83  16307-16331 Arthur Street                 ARM      9.125%    6 Mo. LIBOR     3.250%     15.125%     9.125%     1.500%    1.500%
84  Roscoe Sepulveda Center                   Fixed    7.750%
85  Universal Care (17660 Lakewood)           Fixed    8.750%
86  New Hampshire Office Bldg.                Fixed    9.000%
87  Madison Square Retail Center              ARM      8.875%    6 Mo. LIBOR     3.000%     14.875%     8.875%     1.500%    1.500%
88  Beaujolais Village                        Fixed    8.000%
89  Mountainview                              Fixed    8.000%
90  Jackovics, Thomas & Judit                 Fixed    8.625%
91  5900 Reseda Blvd.                         Fixed    8.250%
92  Southgate Towne Center                    Fixed    8.625%
93  Portola Road Office Building              Fixed    8.250%
94  Fox Crossing Shopping Center              Fixed    8.375%
95  PV Oasis Shopping Center                  Fixed    8.125%
96  111 and 125 S. Main Street                Fixed    8.375%
97  Carlton Court Apartments                  Fixed    8.375%
98  6232 Manchester                           Fixed    8.500%
99  Palm Terrace Apartments                   Fixed    8.750%
100 Grand Rapids Shopping Center              Fixed    7.750%
101 Rainbow Flag Apartments                   Fixed    8.250%
102 Sea Fox Apartments                        Fixed    8.250%
103 Woodstock Plaza                           Fixed    8.125%
104 Parkview Village Apartments               Fixed    8.125%
105 Seashore Investment Company               ARM      9.375%    6 Mo. LIBOR     3.500%     15.375%     9.375%     1.500%    1.500%
106 Sierra Grove Apartments                   Fixed    8.125%
107 10356 Commerce                            ARM      9.375%    6 Mo. LIBOR     3.300%     15.375%     9.375%     1.500%    1.500%

------------------------------------------------------------------------------------------------------------------------------------
                                               Rate Reset     Next                    Interest      Scheduled
 Loan                                             Date     Rate Reset       Loan      Accural         Ballon        Ballon
  No.          Property Name                   Frequency      Date        Constant     Method       Balance (8)   LTV (3)(8)
------------------------------------------------------------------------------------------------------------------------------------
72  Brentwood Plaza                                                        9.055%    Actual/360     $1,308,653      60.2%
73  The Granary                                                            9.051%    Actual/360     $1,293,339      60.2%
74  The Village Apartments                                                 9.442%    Actual/360     $1,335,501      70.3%
75  15441 Nordhoff Street Apts.                                            8.904%    Actual/360     $1,319,148      66.0%
76  Yukon Square Shopping Ctr                                              9.012%    Actual/360     $1,322,516      66.1%
77  Emerald Park Apartments                                                8.905%    Actual/360     $1,319,145      66.0%
78  111 Elm                                                                9.658%    Actual/360     $1,341,376      64.6%
79  La Fiesta Center                                                       9.443%    Actual/360     $1,318,805      66.8%
80  Courtsyde Square                                                       9.227%    Actual/360     $1,323,585      52.7%
81  Grand Avenue R&D                                6        12/1/98      10.589%    Actual/360     $1,260,052      58.5%
82  Cypress Chemical Bldg.                                                 9.877%    Actual/360     $1,302,462      60.6%
83  16307-16331 Arthur Street                       6        9/1/98       10.280%    Actual/360     $1,310,428      66.0%
84  Roscoe Sepulveda Center                                                8.693%    Actual/360     $1,200,714      65.6%
85  Universal Care (17660 Lakewood)                                        9.972%    Actual/360     $1,113,945      59.9%
86  New Hampshire Office Bldg.                                             9.767%    Actual/360     $1,209,961      67.2%
87  Madison Square Retail Center                    6        12/1/98       9.659%    Actual/360     $1,193,824      67.1%
88  Beaujolais Village                                                     8.905%    Actual/360     $1,165,247      68.5%
89  Mountainview                                                           8.805%    Actual/360     $1,180,797      71.6%
90  Jackovics, Thomas & Judit                                              9.439%    Actual/360     $1,153,464      57.0%
91  5900 Reseda Blvd.                                                      9.118%    Actual/360     $1,131,381      70.7%
92  Southgate Towne Center                                                 9.442%    Actual/360     $1,135,175      49.1%
93  Portola Road Office Building                                           9.118%    Actual/360     $1,104,863      58.2%
94  Fox Crossing Shopping Center                                           9.121%    Actual/360     $1,082,924      67.7%
95  PV Oasis Shopping Center                                               9.009%    Actual/360     $1,057,562      50.4%
96  111 and 125 S. Main Street                                             9.224%    Actual/360     $1,061,748      63.6%
97  Carlton Court Apartments                                               9.223%    Actual/360     $1,018,744      65.7%
98  6232 Manchester                                                        9.227%    Actual/360     $1,018,142      64.4%
99  Palm Terrace Apartments                                                9.545%    Actual/360     $1,004,606      67.0%
100 Grand Rapids Shopping Center                                           9.154%    Actual/360       $885,372      59.0%
101 Rainbow Flag Apartments                                                9.115%    Actual/360       $972,057      57.9%
102 Sea Fox Apartments                                                     9.115%    Actual/360       $945,547      70.0%
103 Woodstock Plaza                                                        9.011%    Actual/360       $935,020      61.7%
104 Parkview Village Apartments                                            9.007%    Actual/360       $934,367      70.5%
105 Seashore Investment Company                     6        9/1/98       14.001%    Actual/360             $0      0.0%
106 Sierra Grove Apartments                                                9.007%    Actual/360       $925,552      52.1%
107 10356 Commerce                                  6        1/1/99       10.084%    Actual/360       $947,850      65.6%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION- II

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Mortgage          Mortgage Rate
                                                                                               Rate Lifetime         Periodic (7)
                                                                                             -----------------    ------------------
 Loan                                          Loan   Mortgage                   Gross                              Max.      Max.
  No.          Property Name                   Type    Rate (6)     Index        Margin      Ceiling     Floor    Increase  Decrease
------------------------------------------------------------------------------------------------------------------------------------
108 Cactus Place Apartments                   Fixed    8.250%
109 Temple Plaza Associates-Apts              Fixed    8.375%
110 762-808 N. Gordon Street                  Fixed    8.250%
111 Garden Villa Apts.                        ARM      9.625%    6 Mo. LIBOR     3.750%     15.625%     9.625%     1.500%    1.500%
112 601-6091/2 N.Western Av./
      4905-4913 W.Clinton St                  ARM      9.250%    6 Mo. LIBOR     3.500%     14.375%     8.375%     1.500%    1.500%
113 West Valley Mini Storage                  Fixed    8.250%
114 8910 Washington Boulevard                 Fixed    8.375%
115 Roscoe Plaza Apartments                   ARM      9.375%    6 Mo. LIBOR     3.500%     15.375%     9.375%     1.500%    1.500%
116 Michael Boardman-Lake Terrace             Fixed    8.250%
117 Rockhill/ Broadway Shop Center            Fixed    8.375%
118 Villa Mira Monte Apts                     Fixed    7.750%
119 981 Calle Negocio                         Fixed    8.125%
120 Tahquitz Square                           Fixed    8.250%
121 Sweetwater Apartments (2C)                Fixed    8.000%
122 Orange East & Orange West Apts            Fixed    8.875%
123 1937 Sunset Circle (2D)                   Fixed    8.250%
124 Old Colorado Square                       Fixed    8.625%
125 Blythe Oceanview Apts                     Fixed    8.250%
126 Keen Apartments                           ARM      9.375%    6 Mo. LIBOR     3.500%     15.375%     9.375%     1.500%    1.500%
127 Tower Center Court                        Fixed    8.625%
128 Chapman Apts                              Fixed    8.125%
129 United Stor-All                           Fixed    9.125%
130 Stewart Court                             Fixed    8.125%
131 1150 South Bristol Street                 Fixed    8.625%
132 3315-3345 Newport Boulevard               Fixed    8.375%
133 Office Building (Yale Avenue)             Fixed    8.250%
134 Imperial Apartments                       ARM      8.500%    6 Mo. LIBOR     3.750%     15.500%     9.500%     1.500%    1.500%
135 Park Plaza Center                         Fixed    9.750%
136 Bali Hai Apartments                       Fixed    7.875%
137 140 E. Commonwealth Ave.                  ARM      9.375%    6 Mo. LIBOR     3.500%     15.375%     9.375%     1.500%    1.500%
138 Millcreek Shoppes                         Fixed    8.500%
139 Paradise Plaza                            Fixed    9.375%
140 Holly Tree Mobile Home Park               Fixed    8.000%
141 Vista Dunes Mobile Home Park              Fixed    7.625%
142 Casa Hermosa                              ARM      9.625%    6 Mo. LIBOR     3.750%     15.750%     8.250%     1.500%    1.500%
143 Peakwood Medical Office Bldg              Fixed    8.375%

------------------------------------------------------------------------------------------------------------------------------------
                                               Rate Reset     Next                    Interest      Scheduled
 Loan                                             Date     Rate Reset       Loan      Accural         Ballon        Ballon
  No.          Property Name                   Frequency      Date        Constant     Method       Balance (8)   LTV (3)(8)
------------------------------------------------------------------------------------------------------------------------------------
108 Cactus Place Apartments                                                9.118%    Actual/360       $919,247      65.7%
109 Temple Plaza Associates-Apts                                           9.226%    Actual/360       $903,793      70.9%
110 762-808 N. Gordon Street                                               9.115%    Actual/360       $890,759      67.2%
111 Garden Villa Apts.                              6        12/1/98      10.305%    Actual/360       $906,005      67.1%
112 601-6091/2 N.Western Av./
      4905-4913 W.Clinton St                        6        11/1/98       9.974%    Actual/360       $900,880      58.1%
113 West Valley Mini Storage                                               9.556%    Actual/360       $804,431      56.7%
114 8910 Washington Boulevard                                              9.121%    Actual/360       $879,877      67.7%
115 Roscoe Plaza Apartments                         6        10/1/98      10.483%    Actual/360       $816,538      62.8%
116 Michael Boardman-Lake Terrace                                          9.461%    Actual/360       $786,371      50.7%
117 Rockhill/ Broadway Shop Center                                         9.121%    Actual/360       $839,267      67.7%
118 Villa Mira Monte Apts                                                  8.693%    Actual/360       $813,600      58.1%
119 981 Calle Negocio                                                      9.011%    Actual/360       $815,553      60.9%
120 Tahquitz Square                                                        9.114%    Actual/360       $799,739      60.1%
121 Sweetwater Apartments (2C)                                             8.905%    Actual/360       $791,487      68.8%
122 Orange East & Orange West Apts                                         9.659%    Actual/360       $806,108      71.7%
123 1937 Sunset Circle (2D)                                                9.115%    Actual/360       $790,903      55.1%
124 Old Colorado Square                                                    9.443%    Actual/360       $767,913      66.8%
125 Blythe Oceanview Apts                                                  9.560%    Actual/360       $703,123      58.6%
126 Keen Apartments                                 6        12/1/98      10.086%    Actual/360             $0      0.0%
127 Tower Center Court                                                     9.867%    Actual/360       $695,184      51.5%
128 Chapman Apts                                                           9.011%    Actual/360       $740,725      70.5%
129 United Stor-All                                                       10.280%    Actual/360       $698,985      58.2%
130 Stewart Court                                                          9.361%    Actual/360       $683,461      55.1%
131 1150 South Bristol Street                                              9.764%    Actual/360       $692,262      62.9%
132 3315-3345 Newport Boulevard                                            9.227%    Actual/360       $731,008      66.5%
133 Office Building (Yale Avenue)                                          9.560%    Actual/360       $664,400      61.1%
134 Imperial Apartments                             6        10/1/98       9.334%    Actual/360       $710,576      71.1%
135 Park Plaza Center                                                     10.433%    Actual/360       $726,171      66.9%
136 Bali Hai Apartments                                                    8.794%    Actual/360       $697,182      65.8%
137 140 E. Commonwealth Ave.                        6        12/1/98      10.086%    Actual/360       $714,115      67.7%
138 Millcreek Shoppes                                                      9.329%    Actual/360       $681,990      60.9%
139 Paradise Plaza                                                        10.494%    Actual/360       $637,049      55.4%
140 Holly Tree Mobile Home Park                                            9.357%    Actual/360       $607,576      38.8%
141 Vista Dunes Mobile Home Park                                           9.055%    Actual/360       $601,679      27.3%
142 Casa Hermosa                                    6        12/1/98      10.192%    Actual/360       $691,915      66.9%
143 Peakwood Medical Office Bldg                                           9.226%    Actual/360       $657,907      63.9%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION- II

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Mortgage          Mortgage Rate
                                                                                               Rate Lifetime         Periodic (7)
                                                                                             -----------------    ------------------
 Loan                                          Loan   Mortgage                   Gross                              Max.      Max.
  No.          Property Name                   Type    Rate (6)     Index        Margin      Ceiling     Floor    Increase  Decrease
------------------------------------------------------------------------------------------------------------------------------------
144 Costa Mesa Super 8 Motel                  Fixed    9.375%
145 Ocotillo Terrace                          Fixed    8.125%
146 The Pines Apts                            Fixed    7.875%
147 Russell Avenue Apartments                 Fixed    8.125%
148 Centrifugal Casting Co.-10714             Fixed    8.750%
149 5151 Commerce Avenue                      Fixed    8.875%
150 35 North Alboni Place                     Fixed    8.000%
151 555 Virginia Drive                        Fixed    9.125%
152 Audubon Center                            Fixed    7.750%
153 Bryan Apartments                          Fixed    8.125%
154 1645-55 Grant Street                      Fixed    8.500%
155 5408 North 99th Street                    Fixed    8.750%
156 10960 Bluffside Drive                     Fixed    7.625%
157 Whitehall Apartments                      Fixed    7.625%
158 Progress Bulletin Building                ARM      9.500%    6 Mo. LIBOR     3.750%     15.500%     9.500%     1.500%    1.500%
159 Aida Renta-Squire Apts                    Fixed    8.250%
160 2263-2273 Harbor Boulevard                Fixed    8.250%
161 Park Towne Place Apts.                    Fixed    8.875%
162 Eugie Terrace Apts                        Fixed    8.250%
163 Firestone Tire Store                      Fixed    8.125%
164 The Singer Building                       Fixed    8.875%
165 La Verne Shopping Center                  Fixed    9.500%
166 Chambers Plaza Shopping Center            Fixed    9.125%
167 AAA Mini Max Storage                      Fixed    9.125%
168 Montego & Wyndham Apts.                   Fixed    8.875%
169 Mayfair Terrace                           Fixed    8.125%
170 Universal Care (2360 Pacific)             Fixed    8.750%
171 Cinnibar Square Apartments                Fixed    8.875%
172 2500 East Ball Road                       Fixed    9.000%
173 Eckerd Drug Store                         Fixed    10.000%
174 ParadiseArbor Apartments                  Fixed    8.000%
175 Los Porticos Apartments                   Fixed    7.625%
176 11737 Vanowen St.                         ARM      10.250%   6 Mo. LIBOR     4.250%     16.250%     10.250%    1.500%    1.500%
177 Universal Care (1820 Lincoln)             Fixed    8.750%
178 Billy's Cove Apartments                   Fixed    8.125%
179 2612 Van Patten St.                       Fixed    8.875%

------------------------------------------------------------------------------------------------------------------------------------
                                               Rate Reset     Next                    Interest      Scheduled
 Loan                                             Date     Rate Reset       Loan      Accural         Ballon        Ballon
  No.          Property Name                   Frequency      Date        Constant     Method       Balance (8)   LTV (3)(8)
------------------------------------------------------------------------------------------------------------------------------------
144 Costa Mesa Super 8 Motel                                              10.098%    Actual/360       $668,477      26.7%
145 Ocotillo Terrace                                                       8.910%    Actual/360       $654,956      66.8%
146 The Pines Apts                                                         9.256%    Actual/360       $569,290      47.4%
147 Russell Avenue Apartments                                              9.011%    Actual/360       $616,293      65.6%
148 Centrifugal Casting Co.-10714                                          9.552%    Actual/360       $622,909      56.6%
149 5151 Commerce Avenue                                                  10.072%    Actual/360       $563,435      50.1%
150 35 North Alboni Place                                                  8.904%    Actual/360       $593,615      60.6%
151 555 Virginia Drive                                                    10.388%    Actual/360       $550,064      60.4%
152 Audubon Center                                                         9.154%    Actual/360       $537,663      54.3%
153 Bryan Apartments                                                       8.910%    Actual/360       $596,638      62.8%
154 1645-55 Grant Street                                                  10.414%    Actual/360       $473,630      45.1%
155 5408 North 99th Street                                                 9.866%    Actual/360       $547,286      52.1%
156 10960 Bluffside Drive                                                  8.587%    Actual/360       $567,121      59.7%
157 Whitehall Apartments                                                   8.587%    Actual/360       $567,120      51.6%
158 Progress Bulletin Building                      6        2/1/99        9.329%    Actual/360       $587,873      58.8%
159 Aida Renta-Squire Apts                                                 9.015%    Actual/360       $575,892      72.0%
160 2263-2273 Harbor Boulevard                                             9.118%    Actual/360       $565,690      47.9%
161 Park Towne Place Apts.                                                 9.658%    Actual/360       $573,215      71.2%
162 Eugie Terrace Apts                                                     9.118%    Actual/360       $561,271      66.0%
163 Firestone Tire Store                                                   9.361%    Actual/360       $518,388      57.6%
164 The Singer Building                                                   10.073%    Actual/360       $517,103      30.9%
165 La Verne Shopping Center                                              10.598%    Actual/360       $524,428      43.7%
166 Chambers Plaza Shopping Center                                         9.880%    Actual/360       $550,317      65.5%
167 AAA Mini Max Storage                                                  10.280%    Actual/360       $507,596      46.1%
168 Montego & Wyndham Apts.                                                9.659%    Actual/360       $536,550      67.1%
169 Mayfair Terrace                                                        9.012%    Actual/360       $522,395      66.1%
170 Universal Care (2360 Pacific)                                          9.972%    Actual/360       $486,837      58.7%
171 Cinnibar Square Apartments                                             9.654%    Actual/360       $488,026      66.9%
172 2500 East Ball Road                                                    9.655%    Actual/360       $480,413      72.8%
173 Eckerd Drug Store                                                     10.531%    Actual/360       $490,092      65.3%
174 ParadiseArbor Apartments                                               8.905%    Actual/360       $459,063      61.2%
175 Los Porticos Apartments                                                8.586%    Actual/360       $444,972      49.4%
176 11737 Vanowen St.                               6        1/1/99       10.869%    Actual/360       $466,979      73.0%
177 Universal Care (1820 Lincoln)                                          9.972%    Actual/360       $418,350      59.8%
178 Billy's Cove Apartments                                                9.458%    Actual/360       $406,336      65.0%
179 2612 Van Patten St.                                                    9.658%    Actual/360       $447,125      54.9%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION- II

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Mortgage          Mortgage Rate
                                                                                               Rate Lifetime         Periodic (7)
                                                                                             -----------------    ------------------
 Loan                                          Loan   Mortgage                   Gross                              Max.      Max.
  No.          Property Name                   Type    Rate (6)     Index        Margin      Ceiling     Floor    Increase  Decrease
------------------------------------------------------------------------------------------------------------------------------------
180 18312 Collins Street                      Fixed    8.500%
181 Orangewood  Apartments                    Fixed    8.250%
182 Ocean View Apartments                     Fixed    8.625%
183 101-109 West Foothill Blvd                Fixed    9.125%
184 Salcorp                                   ARM      10.000%   6 Mo. LIBOR     4.000%     16.000%     10.000%    1.500%    1.500%
185 318 N. Mariposa                           Fixed    8.750%
186 320 N. Ardmore Avenue                     ARM      9.625%    6 Mo. LIBOR     3.750%     15.625%     9.625%     1.500%    1.500%
187 Universal Care (1814 Lincoln)             Fixed    8.750%
188 5742-5766 Camerford Avenue                ARM      9.750%    6 Mo. LIBOR     3.750%     15.750%     9.750%     1.500%    1.500%
189 Ocean Village Cottages (2E)               Fixed    7.750%
190 Oso Home Care                             ARM      9.375%    6 Mo. LIBOR     3.500%     15.375%     9.375%     1.500%    1.500%
191 Cox Office Building                       ARM      10.375%   6 Mo. LIBOR     4.500%     16.375%     10.375%    1.500%    1.500%
192 13931 Enterprise Drive                    ARM      10.125%   6 Mo. LIBOR     4.250%     16.125%     10.125%    1.500%    1.500%
193 RIMO Manufacturing                        ARM      9.875%    6 Mo. LIBOR     4.000%     15.875%     9.875%     1.500%    1.500%
194 Promatic Industries                       ARM      9.875%    6 Mo. LIBOR     4.000%     15.875%     9.875%     1.500%    1.500%

    Total/Weighted Average:                            8.068%

------------------------------------------------------------------------------------------------------------------------------------
                                               Rate Reset     Next                    Interest      Scheduled
 Loan                                             Date     Rate Reset       Loan      Accural         Ballon        Ballon
  No.          Property Name                   Frequency      Date        Constant     Method       Balance (8)   LTV (3)(8)
------------------------------------------------------------------------------------------------------------------------------------
180 18312 Collins Street                                                  11.902%    Actual/360             $0      0.0%
181 Orangewood  Apartments                                                 9.119%    Actual/360       $424,268      70.7%
182 Ocean View Apartments                                                 11.905%    Actual/360       $235,617      34.9%
183 101-109 West Foothill Blvd                                             9.879%    Actual/360       $404,214      57.7%
184 Salcorp                                         6        1/1/99       10.643%    Actual/360       $404,972      59.6%
185 318 N. Mariposa                                                        9.967%    Actual/360       $361,944      53.6%
186 320 N. Ardmore Avenue                           6        11/1/98      10.294%    Actual/360             $0      0.0%
187 Universal Care (1814 Lincoln)                                          9.972%    Actual/360       $340,373      61.9%
188 5742-5766 Camerford Avenue                      6        12/1/98      10.797%    Actual/360       $340,100      54.9%
189 Ocean Village Cottages (2E)                                            8.688%    Actual/360       $349,862      41.2%
190 Oso Home Care                                   6        11/1/98      10.436%    Actual/360       $282,137      46.6%
191 Cox Office Building                             6        11/1/98      10.998%    Actual/360       $288,675      56.6%
192 13931 Enterprise Drive                          6        10/1/98      10.773%    Actual/360       $243,352      48.7%
193 RIMO Manufacturing                              6        10/1/98      10.920%    Actual/360       $169,494      47.1%
194 Promatic Industries                             6        10/1/98      10.920%    Actual/360       $169,494      47.1%

    Total/Weighted Average:                                                9.204%                                   57.1%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                         Zip      Property
 No.  Property Name                           Address                            City                State   Code       Type
------------------------------------------------------------------------------------------------------------------------------------
 1    2 River Place (1A)                      2 River Place                      Dayton                OH    45405     Office
 2    Apple Valley I (1A)                     1430 Oak Court                     Beavercreek           OH    45430     Office
 3    Alex Bell Plaza (1A)                    5674-5760 Springboro Pike          Dayton                OH    45439     Retail
 4    Apple Valley III (1A)                   4021 Executive Blvd.               Beavercreek           OH    45424     Office
 5    Dryden II (1A)                          2912 Springboro West               Moraine               OH    45439     Office
 6    Apple Valley II (1A)                    4020 Executive Drive               Beavercreek           OH    45424     Office
 7    Dayton Towne Center (1A)                1918 Needmore Road                 Dayton                OH    45414     Retail
 8    CAG Industrial (1B)                     8300 Highland & 305 S. 84th        Wausau                WI    54401     Industrial
 9    Galleria I, II, III (1B)                501, 505, & 605 S. 24th Avenue     Wausau                WI    55401     Mixed Use
 10   Stewart Center (1B)                     2600 Stewart Avenue                Wausau                WI    54401     Office
 11   Wausau Container (1B)                   8000 Highland Drive                Wausau                WI    55401     Industrial
 12   Cypress Park Bldg. 4 (1C)               9820 Satellite Blvd.               Orlando               FL    38327     Industrial
 13   Delco K-2 (1C)                          4991 Hempstead Station             Kettering             OH    45429     Industrial
 14   3975 Dayton Park (1C) (2A)              3975 Dayton Park                   Dayton                OH    45414     Other
 15   TrailsEnd (1C)                          3500 Governor's Trail              Kettering             OH    45409     Other
 16   Cypress Park  Bldg. 3 (1C)              9900 Satellite Drive               Orlando               FL    32837     Industrial
 17   Blue Dog Cafe (1C)                      4 River Place                      Dayton                OH    45405     Other
 18   The Harvard Market                      1401 Broadway Ave.                 Seattle               WA    98101     Mixed Use
 19   Pavilions at Rancho Mirage              36101 Bob Hope Drive               Rancho Mirage         CA    92270     Retail
 20   Del Rayo Village                        16077-16091 San Dieguito Rd.       Rancho Santa Fe       CA    92067     Mixed Use
 21   Irvine Spectrum Auto Center             8767-8797 Irvine Center Drive      Irvine                CA    92618     Industrial
 22   710 Euclid-Park San Dimas               265 West Foothill Blvd.            San Dimas             CA    91773     Multi-Family
 23   Cedar Plaza Shopping Ctr                22803 44th Avenue W.               Mountlake Terr.       WA    98043     Retail
 24   909 Ocean Front Walk                    909 Ocean Front Walk               Los Angeles           CA    90291     Mixed Use
 25   Pioneer Center & DIHO Plaza             18403 Pioneer Blvd/11700 183rd St  Artesia               CA    90701     Retail
 26   Select Suites - Airport Center          4221 East McDowell Road            Phoenix               AZ    85008     Hotel
 27   1401 Dove Street                        1401 Dove Street                   Newport Beach         CA    92660     Office
 28   600 South Lake Financial Ctr            600 So. Lake Avenue                Pasadena              CA    91106     Office
 29   Upper Main Street Apartments (1D) (2B)  2602-2620 Main Street              Hartford              CT    06105     Multi-Family
 30   Westland Place Apartments (1D)          275-285 Westland Street            Hartford              CT    06105     Multi-Family
 31   87 - 101 Spring Street (1D)             87-101 Spring Street               Hartford              CT    06105     Multi-Family
 32   124-128 Collins Street (1D)             124-128 Collins Street             Hartford              CT    06105     Multi-Family
 33   22 Huntington (1D)                      22-24 Huntington Street            Hartford              CT    06105     Multi-Family

------------------------------------------------------------------------------------------------------------------------------------
Loan                                           Sub-Property               Units/     Year          Year
 No.  Property Name                                Type                    NSF       Built         Renov.
------------------------------------------------------------------------------------------------------------------------------------
 1    2 River Place (1A)                      Mid/High-Rise Office        42,286     1985
 2    Apple Valley I (1A)                     Garden Office               54,927     1987
 3    Alex Bell Plaza (1A)                    Unanchored Retail           75,890     1983
 4    Apple Valley III (1A)                   Garden Office               45,399     1987
 5    Dryden II (1A)                          Garden Office               42,526     1986
 6    Apple Valley II (1A)                    Garden Office               29,916     1986
 7    Dayton Towne Center (1A)                Anchored Retail             35,932     1985
 8    CAG Industrial (1B)                     Industrial Warehouse       258,664     1996          1998
 9    Galleria I, II, III (1B)                Mixed Use                   52,149     1994
 10   Stewart Center (1B)                     Garden Office               57,367     1988
 11   Wausau Container (1B)                   Single- Tenant              35,362     1993          1997
 12   Cypress Park Bldg. 4 (1C)               Industrial Warehouse        69,000     1988
 13   Delco K-2 (1C)                          Industrial Warehouse        82,000     1988
 14   3975 Dayton Park (1C) (2A)              Other                      118,203     1978
 15   TrailsEnd (1C)                          Other                       16,069     1916          1987
 16   Cypress Park  Bldg. 3 (1C)              Industrial Warehouse        18,000     1988
 17   Blue Dog Cafe (1C)                      Other                       10,000     1939          1997
 18   The Harvard Market                      Mixed Use                   41,146     1997
 19   Pavilions at Rancho Mirage              Anchored Retail             84,000     1993
 20   Del Rayo Village                        Mixed Use                   55,832     1991          1996
 21   Irvine Spectrum Auto Center             Multi-Tenant                41,543     1997
 22   710 Euclid-Park San Dimas               Multi-Family                   137     1989
 23   Cedar Plaza Shopping Ctr                Anchored Retail             90,293     1980
 24   909 Ocean Front Walk                    Mixed Use                   35,581     1984
 25   Pioneer Center & DIHO Plaza             Anchored Retail             73,489     1966
 26   Select Suites - Airport Center          Hotel/Motel - Other            276     1981          1994
 27   1401 Dove Street                        Mid/High-Rise Office        74,405     1973
 28   600 South Lake Financial Ctr            Low-Rise Office             53,610     1981
 29   Upper Main Street Apartments (1D) (2B)  Multi-Family                    49     1925          1987
 30   Westland Place Apartments (1D)          Multi-Family                    32     1959          1985
 31   87 - 101 Spring Street (1D)             Multi-Family                    29     1925          1994
 32   124-128 Collins Street (1D)             Multi-Family                    20     1969          1996
 33   22 Huntington (1D)                      Multi-Family                    19     1968          1995

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                         Zip      Property
 No.  Property Name                           Address                            City                State   Code       Type
------------------------------------------------------------------------------------------------------------------------------------
 34   Paradise Garden Apartments              6479 Atlantic Avenue               Long Beach            CA    90805     Multi-Family
 35   Beaumont Tower Venture, Ltd.            2615 Calder Avenue                 Beaumont              TX    77702     Office
 36   Woodlands Medical Building              1011 Medical Plaza Drive           The Woodlands         TX    77380     Office
 37   Allentowne Village Apartments           14100 SW Allen Boulevard           Beaverton             OR    97005     Multi-Family
 38   Artisan Components Building             1195 Bordeaux Drive                Sunnyvale             CA    94089     Industrial
 39   Barstow Road Center                     512-580 Virginia Way               Barstow               CA    92311     Retail
 40   Berry Hill Shopping Center              19033 S. Beavercreek Rd.           Oregon City           OR    97045     Retail
 41   Ridgewood Retirement Center             2520 IH-10 East                    Beaumont              TX    77703     Healthcare
 42   Central Village                         101-135 E. Central Entrance        Duluth                MN    55811     Retail
 43   Lankershim                              7239-7253 Lankershim Blvd.         North Hollywood       CA    91605     Industrial
 44   900 Calle Negocio Industrial            900 Calle Negocio                  San Clemente          CA    92672     Industrial
 45   The Inland Atrium                       3200 Inland Empire Boulevard       Ontario               CA    91764     Office
 46   Robins Lane Apartments                  2039-2091  Robins Lane SE          Salem                 OR    97302     Multi-Family
 47   Airport Corporate Center                303 Corporate Center Drive         Vandalia              OH    45377     Office
 48   Whitney Mesa Mini Storage               1051 Stephanie Place               Henderson             NV    89014     Self Storage
 49   Tercek Property/Johns Westside          13921-27 Tualatin Sherwood Rd.     Sherwood              OR    97140     Industrial
 50   Garden Estates Apartments               5618 Tilton Avenue                 Riverside             CA    92509     Multi-Family
 51   Carlton Way Towers                      5623 Carlton Way                   Los Angeles           CA    90028     Multi-Family
 52   Lincoln Business Center                 268 N.Lincoln Ave.& 271 Ott St     Corona                CA    91720     Industrial
 53   Centerpoint Business Park               1202-16 W Avenue J                 Lancaster             CA    93534     Office
 54   Jordano's Marketplace                   3025 De La Vina Street             Santa Barbara         CA    93105     Retail
 55   Chardonnay Apartments                   600 SW Mill Street                 Sheridan              OR    97378     Multi-Family
 56   Rediger Investment Corp.                825 Western Avenue                 Glendale              CA    91201     Industrial
 57   1700 SL Investors-South Lamar           1700 South Lamar                   Austin                TX    78704     Industrial
 58   Westgate Center                         995/999 Los Angeles Avenue         Simi Valley           CA    93065     Retail
 59   Burke Junction Shopping Center          3300 Coach Lane                    Cameron Park          CA    95682     Retail
 60   Rosecrans Industrial                    2040-2144 Rosecrans Blvd.          Gardena               CA    90249     Industrial
 61   1010 First Street                       1010 First Street                  Encinitas             CA    92024     Mixed Use
 62   Thunder Canyon Plaza                    2510 W. Thunderbird Road           Phoenix               AZ    85023     Retail
 63   441 State Highway 71                    441 State Highway 71               Bastrop               TX    78602     Retail
 64   Tomball  Plaza Shopping Center          27706 State Highway 249            Tomball               TX    77375     Retail
 65   8 Studebaker                            8 Studebaker                       Irvine                CA    92618     Industrial
 66   Norfolk County Inn                      1201 South 13th Street             Norfolk               NE    68701     Hotel
 67   Towne Park I & II Apartments            611 Walnut & 1691 College Pkwy     Elko                  NV    89801     Multi-Family

------------------------------------------------------------------------------------------------------------------------------------
Loan                                           Sub-Property               Units/     Year          Year
 No.  Property Name                                Type                    NSF       Built         Renov.
------------------------------------------------------------------------------------------------------------------------------------
 34   Paradise Garden Apartments              Multi-Family                   318     1966
 35   Beaumont Tower Venture, Ltd.            Mid/High-Rise Office       158,321     1984
 36   Woodlands Medical Building              Garden Office               33,032     1997
 37   Allentowne Village Apartments           Multi-Family                   107     1981          1996
 38   Artisan Components Building             Single- Tenant              32,660     1976          1997
 39   Barstow Road Center                     Anchored Retail             77,950     1993
 40   Berry Hill Shopping Center              Shadow Retail               42,201     1990
 41   Ridgewood Retirement Center             Healthcare                      99     1957          1988
 42   Central Village                         Unanchored Retail           27,507     1998
 43   Lankershim                              Industrial Warehouse        86,000     1949
 44   900 Calle Negocio Industrial            Single- Tenant              50,678     1997
 45   The Inland Atrium                       Garden Office               48,856     1990
 46   Robins Lane Apartments                  Multi-Family                    80     1997
 47   Airport Corporate Center                Garden Office               47,139     1987
 48   Whitney Mesa Mini Storage               Self Storage               113,390     1996
 49   Tercek Property/Johns Westside          Multi-Tenant                60,361     1997
 50   Garden Estates Apartments               Multi-Family                   200     1960          1997
 51   Carlton Way Towers                      Multi-Family                    35     1992
 52   Lincoln Business Center                 Multi- Tenant               57,090     1986
 53   Centerpoint Business Park               Garden Office               40,237     1990
 54   Jordano's Marketplace                   Single Tenant Retail        18,200     1951          1996
 55   Chardonnay Apartments                   Multi-Family                    64     1997
 56   Rediger Investment Corp.                Multi-Tenant                39,400     1987
 57   1700 SL Investors-South Lamar           Multi-Tenant                52,568     1978
 58   Westgate Center                         Unanchored Retail           32,426     1977
 59   Burke Junction Shopping Center          Unanchored Retail           36,600     1980
 60   Rosecrans Industrial                    Multi-Tenant                80,000     1954
 61   1010 First Street                       Mixed Use                   19,786     1970          1997
 62   Thunder Canyon Plaza                    Unanchored Retail           21,210     1988
 63   441 State Highway 71                    Multi-Tenant Retail         58,203     1987
 64   Tomball  Plaza Shopping Center          Unanchored Retail           64,890     1992
 65   8 Studebaker                            Single-Tenant               28,518     1993
 66   Norfolk County Inn                      Hotel/Motel - Other            127     1964          1997
 67   Towne Park I & II Apartments            Multi-Family                    48     1989

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                         Zip      Property
 No.  Property Name                           Address                            City                State   Code       Type
------------------------------------------------------------------------------------------------------------------------------------
 68   ACE Market Place                        1501 Main St. / 185 Windward       Venice                CA    90291     Retail
 69   Flagstaff Inn Partnership               2285 E. Butler Avenue              Flagstaff             AZ    86004     Hotel
 70   Ft. Collins Sleep Inn Motel             3808 East Mulberry Street          Fort Collins          CO    80524     Hotel
 71   Alvin Towne Center                      200-340 E. House Street            Alvin                 TX    77511     Retail
 72   Brentwood Plaza                         22921-22941 Highway 99             Edmonds               WA    98026     Mixed Use
 73   The Granary                             1111 Riverside Ave.                Paso Robles           CA    93446     Mixed Use
 74   The Village Apartments                  2020 N. 32nd Street                Phoenix               AZ    85008     Multi-Family
 75   15441 Nordhoff Street Apts.             15441 Nordhoff Street              North Hills           CA    91343     Multi-Family
 76   Yukon Square Shopping Ctr               3560-3596 Redondo Beach Blvd       Torrance              CA    90504     Retail
 77   Emerald Park Apartments                 3402 N 32nd Street                 Phoenix               AZ    85018     Multi-Family
 78   111 Elm                                 111 Elm Street                     San Diego             CA    92101     Office
 79   La Fiesta Center                        944 W. 6th St.                     Corona                CA    91720     Retail
 80   Courtsyde Square                        2150 Trawood Drive                 El Paso               TX    79935     Office
 81   Grand Avenue R&D                        1350 Grand Avenue                  San Marcos            CA    92069     Industrial
 82   Cypress Chemical Bldg.                  1380 N. Knollwood Circle           Anaheim               CA    92801     Industrial
 83   16307-16331 Arthur Street               16307-16331 Arthur Street          Cerritos              CA    90703     Industrial
 84   Roscoe Sepulveda Center                 8243-8267 Sepulveda Blvd.          Van Nuys              CA    91402     Retail
 85   Universal Care (17660 Lakewood)         17660 Lakewood Boulevard           Bellflower            CA    90706     Office
 86   New Hampshire Office Bldg.              639 S. New Hampshire               Los Angeles           CA    90005     Office
 87   Madison Square Retail Center            3501 & 3511 Madison Avenue         Riverside             CA    92504     Retail
 88   Beaujolais Village                      11263 Gorenflo Rd.                 Biloxi                MS    39532     Multi-Family
 89   Mountainview                            1100 E. Whittier Avenue            Hemet                 CA    92543     Multi-Family
 90   Jackovics, Thomas & Judit               2 Fifer Avenue                     Corte Madera          CA    94925     Office
 91   5900 Reseda Blvd.                       5900 Reseda Blvd.                  Tarzana               CA    91356     Multi-Family
 92   Southgate Towne Center                  5831 Firestone Blvd.               South Gate            CA    90280     Retail
 93   Portola Road Office Building            150 Portola Road                   Portola Valley        CA    94028     Office
 94   Fox Crossing Shopping Center            1373-1411 West 9000 South St.      West Jordan           UT    84084     Retail
 95   PV Oasis Shopping Center                13825-13831 North 32nd Street      Phoenix               AZ    85032     Retail
 96   111 and 125 S. Main Street              111 and 125 S. Main Street         Orange                CA    92867     Retail
 97   Carlton Court Apartments                5024 E. Thomas Road                Phoenix               AZ    85018     Multi-Family
 98   6232 Manchester                         6232-6242 W. Manchester Ave.       Los Angeles           CA    90045     Mixed Use
 99   Palm Terrace Apartments                 1133 W. 5th Street                 Tempe                 AZ    85281     Multi-Family
100   Grand Rapids Shopping Center            2020-2056 S. Pokegama Ave.         Grand Rapids          MN    55744     Retail
101   Rainbow Flag Apartments                 324 Larkin Street                  San Francisco         CA    94102     Multi-Family

------------------------------------------------------------------------------------------------------------------------------------
Loan                                           Sub-Property               Units/     Year          Year
 No.  Property Name                                Type                    NSF       Built         Renov.
------------------------------------------------------------------------------------------------------------------------------------
 68   ACE Market Place                        Unanchored Retail           13,516     1989
 69   Flagstaff Inn Partnership               Hotel/Motel - Chain            100     1971          1997
 70   Ft. Collins Sleep Inn Motel             Hotel/Motel - Other             63     1995
 71   Alvin Towne Center                      Anchored Retail             75,958     1964          1996
 72   Brentwood Plaza                         Retail/Warehouse            27,007     1986
 73   The Granary                             Mixed Use                   19,491     1889          1991
 74   The Village Apartments                  Multi-Family                    63     1974
 75   15441 Nordhoff Street Apts.             Multi-Family                    56     1965          1996
 76   Yukon Square Shopping Ctr               Unanchored Retail           21,975     1977
 77   Emerald Park Apartments                 Multi-Family                    74     1969          1997
 78   111 Elm                                 Low-Rise Office             28,706     1971          1996
 79   La Fiesta Center                        Unanchored Retail           24,200     1994
 80   Courtsyde Square                        Garden Office               29,444     1986          1988
 81   Grand Avenue R&D                        Single-Tenant               30,374     1972          1992
 82   Cypress Chemical Bldg.                  Single-Tenant               42,195     1977          1991
 83   16307-16331 Arthur Street               Industrial Warehouse        40,696     1978
 84   Roscoe Sepulveda Center                 Unanchored Retail           17,983     1985
 85   Universal Care (17660 Lakewood)         Medical Office              18,564     1965          1997
 86   New Hampshire Office Bldg.              Office                      20,076     1955          1997
 87   Madison Square Retail Center            Unanchored Retail           14,460     1990
 88   Beaujolais Village                      Multi-Family                    37     1994
 89   Mountainview                            Multi-Family                    56     1987          1995
 90   Jackovics, Thomas & Judit               Garden Office               13,921     1981
 91   5900 Reseda Blvd.                       Multi-Family                    40     1976
 92   Southgate Towne Center                  Shadow Retail               24,135     1987
 93   Portola Road Office Building            Garden Office                6,000     1995
 94   Fox Crossing Shopping Center            Unanchored Retail           17,271     1987
 95   PV Oasis Shopping Center                Unanchored Retail           36,228     1978
 96   111 and 125 S. Main Street              Anchored Retail              4,996     1997
 97   Carlton Court Apartments                Multi-Family                    45     1963          1996
 98   6232 Manchester                         Mixed Use                   12,800     1949          1997
 99   Palm Terrace Apartments                 Multi-Family                    44     1973
100   Grand Rapids Shopping Center            Unanchored Retail           12,649     1997
101   Rainbow Flag Apartments                 Multi-Family                    24     1922

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                         Zip      Property
 No.  Property Name                           Address                            City                State   Code       Type
------------------------------------------------------------------------------------------------------------------------------------
102   Sea Fox Apartments                      4409 Spencer Street                Las Vegas             NV    89119     Multi-Family
103   Woodstock Plaza                         800 W. Torrance Blvd.              Redondo Beach         CA    90277     Retail
104   Parkview Village Apartments             2323 Burke Road                    Pasadena              TX    77052     Multi-Family
105   Seashore Investment Company             1901 Westcliff Drive               Newport Beach         CA    92660     Office
106   Sierra Grove Apartments                 355 East Grove Street              Reno                  NV    89502     Multi-Family
107   10356 Commerce                          10356 Commerce Avenue              Tujunga               CA    91042     Multi-Family
108   Cactus Place Apartments                 2040 W. Cactus                     Phoenix               AZ    85029     Multi-Family
109   Temple Plaza Associates-Apts            689 Temple Avenue                  Long Beach            CA    90804     Multi-Family
110   762-808 N. Gordon Street                762-808 N. Gordon Street           Pomona                CA    91768     Multi-Family
111   Garden Villa Apts.                      2028 W. Cactus Road                Phoenix               AZ    85029     Multi-Family
112   601-6091/2 N.Western Av./               601-6091/2 N.Western Av./
        4905-4913 W.Clinton St                  4905-4913 W.Clinton St           Los Angeles           CA    90004     Mixed Use
113   West Valley Mini Storage                630 Lawrence Drive                 Thousand Oaks         CA    91320     Self Storage
114   8910 Washington Boulevard               8910 Washington Boulevard          Culver City           CA    90232     Mixed Use
115   Roscoe Plaza Apartments                 21901 Roscoe Blvd.                 Canoga Park           CA    91304     Multi-Family
116   Michael Boardman-Lake Terrace           16465-73 Joy Street                Lake Elsinore         CA    92530     Multi-Family
117   Rockhill/ Broadway Shop Center          8600 & 8602  Broadway              Houston               TX    77061     Retail
118   Villa Mira Monte Apts                   1733 & 1737 W. Desert Cove Ave     Phoenix               AZ    85029     Multi-Family
119   981 Calle Negocio                       981 Calle Negocio                  San Clemente          CA    92673     Industrial
120   Tahquitz Square                         1700 E. Tahquitz Canyon Way        Palm Springs          CA    92262     Mixed Use
121   Sweetwater Apartments (2C)              200 McElroy Ave                    Wharton               TX    77488     Multi-Family
122   Orange East & Orange West Apts          1010 & 1020 E. Orange Street       Tempe                 AZ    85281     Multi-Family
123   1937 Sunset Circle (2D)                 1937 Sunset Circle                 Henderson             NV    89015     Multi-Family
124   Old Colorado Square                     2616 West Colorado Avenue          Colorado Spring       CO    80904     Retail
125   Blythe Oceanview Apts                   9510 East Hobson Way               Blythe                CA    92225     Multi-Family
126   Keen Apartments                         16621 N. 25th Street               Phoenix               AZ    85032     Multi-Family
127   Tower Center Court                      2750-2760 Spring Street            Long Beach            CA    90806     Office
128   Chapman Apts                            3316-3320 Chapman Street           Los Angeles           CA    90065     Multi-Family
129   United Stor-All                         10833 S. Prairie Avenue            Inglewood             CA    90303     Self Storage
130   Stewart Court                           8020 Stewart Road                  Galveston             TX    77551     Multi-Family
131   1150 South Bristol Street               1150 South Bristol Street          Santa Ana             CA    92704     Retail
132   3315-3345 Newport Boulevard             3315-3345 Newport Boulevard        Newport Beach         CA    92663     Mixed Use
133   Office Building (Yale Avenue)           1507 W. Yale Avenue                Orange                CA    92687     Industrial
134   Imperial Apartments                     10825-10841 St. James Ave.         South Gate            CA    90280     Multi-Family
135   Park Plaza Center                       31703-31731 Riverside Drive        Lake Elsinore         CA    92530     Retail

------------------------------------------------------------------------------------------------------------------------------------
Loan                                           Sub-Property               Units/     Year          Year
 No.  Property Name                                Type                    NSF       Built         Renov.
------------------------------------------------------------------------------------------------------------------------------------
102   Sea Fox Apartments                      Multi-Family                    24     1990
103   Woodstock Plaza                         Unanchored Retail           12,552     1987
104   Parkview Village Apartments             Multi-Family                    60     1970          1997
105   Seashore Investment Company             Garden Office               16,973     1963
106   Sierra Grove Apartments                 Multi-Family                    48     1962
107   10356 Commerce                          Multi-Family                    42     1983          1997
108   Cactus Place Apartments                 Multi-Family                    48     1975
109   Temple Plaza Associates-Apts            Multi-Family                    25     1987
110   762-808 N. Gordon Street                Multi-Family                    64     1964          1997
111   Garden Villa Apts.                      Multi-Family                    48     1963
112   601-6091/2 N.Western Av./
        4905-4913 W.Clinton St                Mixed Use                   17,638     1921
113   West Valley Mini Storage                Self Storage                18,271     1981          1988
114   8910 Washington Boulevard               Mixed Use                   10,400     1950          1997
115   Roscoe Plaza Apartments                 Multi-Family                    34     1977
116   Michael Boardman-Lake Terrace           Multi-Family                    42     1979          1997
117   Rockhill/ Broadway Shop Center          Unanchored Retail            7,188     1987          1991
118   Villa Mira Monte Apts                   Multi-Family                    40     1988
119   981 Calle Negocio                       Single-Tenant               17,038     1987          1997
120   Tahquitz Square                         Mixed Use                   11,949     1977
121   Sweetwater Apartments (2C)              Multi-Family                    56     1984
122   Orange East & Orange West Apts          Multi-Family                    45     1962
123   1937 Sunset Circle (2D)                 Multi-Family                    48     1954
124   Old Colorado Square                     Unanchored Retail           17,347     1952          1982
125   Blythe Oceanview Apts                   Multi-Family                   100     1964
126   Keen Apartments                         Multi-Family                    56     1979
127   Tower Center Court                      Garden Office               18,787     1956          1996
128   Chapman Apts                            Multi-Family                    24     1991
129   United Stor-All                         Self Storage                31,715     1977
130   Stewart Court                           Multi-Family                    66     1972
131   1150 South Bristol Street               Unanchored Retail            5,530     1962
132   3315-3345 Newport Boulevard             Office/Retail               12,206     1956
133   Office Building (Yale Avenue)           Single-Tenant               17,544     1985
134   Imperial Apartments                     Multi-Family                    30     1954
135   Park Plaza Center                       Unanchored Retail           17,180     1976          1985

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                         Zip      Property
 No.  Property Name                           Address                            City                State   Code       Type
------------------------------------------------------------------------------------------------------------------------------------
136   Bali Hai Apartments                     2015-2105 S. Granada Dr.           Tempe                 AZ    85282     Multi-Family
137   140 E. Commonwealth Ave.                140 E. Commonwealth Ave.           Fullerton             CA    92632     Office
138   Millcreek Shoppes                       1100 East 3300 South               Salt Lake City        UT    84106     Retail
139   Paradise Plaza                          420-452 Paradise Rd                Modesto               CA    95351     Retail
140   Holly Tree Mobile Home Park             8951 S.E. Fuller Road              Clackamas             OR    97266     MHC
141   Vista Dunes Mobile Home Park            78990 Miles Avenue                 La Quinta             CA    92253     MHC
142   Casa Hermosa                            1620 N. 51st Street                Phoenix               AZ    85008     Multi-Family
143   Peakwood Medical Office Bldg            821 Peakwood Drive                 Houston               TX    77090     Office
144   Costa Mesa Super 8 Motel                2645 Harbor Blvd.                  Costa Mesa            CA    92626     Hotel
145   Ocotillo Terrace                        1710-18 Ocotillo                   Phoenix               AZ    85016     Multi-Family
146   The Pines Apts                          2501 Hibiscus Avenue               McAllen               TX    78501     Multi-Family
147   Russell Avenue Apartments               5350 Russell Avenue                Los Angeles           CA    90027     Multi-Family
148   Centrifugal Casting Co.-10714           10714 Reagan Street                Los Alamitos          CA    90720     Industrial
149   5151 Commerce Avenue                    5151 Commerce Avenue               Moorpark              CA    93021     Industrial
150   35 North Alboni Place                   35 North Alboni Place              Long Beach            CA    90802     Multi-Family
151   555 Virginia Drive                      555 Virginia Drive                 Ft. Washington        PA    19034     Office
152   Audubon Center                          1340 Crystal Lane                  Chaska                MN    55318     Retail
153   Bryan Apartments                        6741 North 45th Avenue             Phoenix               AZ    85301     Multi-Family
154   1645-55 Grant Street                    1645-55 Grant Street               Denver                CO    80203     Office
155   5408 North 99th Street                  5408 North 99th Street             Omaha                 NE    68134     Office
156   10960 Bluffside Drive                   10960 Bluffside Drive              Los Angeles           CA    91604     Multi-Family
157   Whitehall Apartments                    1903 Portsmouth                    Houston               TX    77098     Multi-Family
158   Progress Bulletin Building              300 S. Thomas Street               Pomona                CA    91766     Mixed Use
159   Aida Renta-Squire Apts                  1630 E. Georgia Avenue             Phoenix               AZ    85016     Multi-Family
160   2263-2273 Harbor Boulevard              2263-2273 Harbor Boulevard         Costa Mesa            CA    92626     Retail
161   Park Towne Place Apts.                  2245 Jefferson                     Ogden                 UT    84401     Multi-Family
162   Eugie Terrace Apts                      2216 E. Eugie Terrace              Phoenix               AZ    85022     Multi-Family
163   Firestone Tire Store                    6530 Van Nuys Blvd.                Van Nuys              CA    91401     Retail
164   The Singer Building                     16 South Oakland Ave.              Pasadena              CA    91101     Mixed Use
165   La Verne Shopping Center                1431-1457 Foothill Blvd.           La Verne              CA    91750     Retail
166   Chambers Plaza Shopping Center          4203 Avenue H.                     Rosenberg             TX    77471     Retail
167   AAA Mini Max Storage                    2431 Rubidoux Blvd.                Riverside             CA    92509     Mixed Use
168   Montego & Wyndham Apts.                 3011 & 3025 N. 38th Street         Phoenix               AZ    85018     Multi-Family
169   Mayfair Terrace                         5171 East 29th Street              Tucson                AZ    85711     Multi-Family

------------------------------------------------------------------------------------------------------------------------------------
Loan                                           Sub-Property               Units/     Year          Year
 No.  Property Name                                Type                    NSF       Built         Renov.
------------------------------------------------------------------------------------------------------------------------------------
136   Bali Hai Apartments                     Multi-Family                    30     1958
137   140 E. Commonwealth Ave.                Garden Office               14,405     1983
138   Millcreek Shoppes                       Unanchored Retail           15,540     1987
139   Paradise Plaza                          Anchored Retail             44,959     1960
140   Holly Tree Mobile Home Park             MHC                             57     1960
141   Vista Dunes Mobile Home Park            MHC                             93     1963
142   Casa Hermosa                            Multi-Family                    44     1980
143   Peakwood Medical Office Bldg            Medical Office              14,371     1978          1991
144   Costa Mesa Super 8 Motel                Hotel/Motel - Chain             71     1994
145   Ocotillo Terrace                        Multi-Family                    32     1963
146   The Pines Apts                          Multi-Family                    32     1995
147   Russell Avenue Apartments               Multi-Family                    28     1956
148   Centrifugal Casting Co.-10714           Multi-Tenant                17,736     1986
149   5151 Commerce Avenue                    Industrial Warehouse        18,737     1987
150   35 North Alboni Place                   Multi-Family                    41     1925          1940
151   555 Virginia Drive                      Garden Office               10,725     1968          1994
152   Audubon Center                          Unanchored Retail           11,090     1996
153   Bryan Apartments                        Multi-Family                    30     1968          1983
154   1645-55 Grant Street                    Garden Office               15,207     1951          1997
155   5408 North 99th Street                  Garden Office               22,908     1976
156   10960 Bluffside Drive                   Multi-Family                    12     1987
157   Whitehall Apartments                    Multi-Family                    29     1964
158   Progress Bulletin Building              Mixed Use                   35,473     1932
159   Aida Renta-Squire Apts                  Multi-Family                    18     1964
160   2263-2273 Harbor Boulevard              Unanchored Retail            9,433     1961
161   Park Towne Place Apts.                  Multi-Family                    24     1967
162   Eugie Terrace Apts                      Multi-Family                    25     1984          1997
163   Firestone Tire Store                    Single Tenant Retail         9,544     1946
164   The Singer Building                     Mixed Use                   19,051     1926
165   La Verne Shopping Center                Shadow Retail               16,200     1978
166   Chambers Plaza Shopping Center          Unanchored Retail           17,880     1984
167   AAA Mini Max Storage                    Mixed Use                   52,122     1985
168   Montego & Wyndham Apts.                 Multi-Family                    29     1971
169   Mayfair Terrace                         Multi-Family                    60     1983

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                         Zip      Property
 No.  Property Name                           Address                            City                State   Code       Type
------------------------------------------------------------------------------------------------------------------------------------
170   Universal Care (2360 Pacific)           2360 Pacific Ave.                  Long Beach            CA    90806     Office
171   Cinnibar Square Apartments              1247 Cinnabar Avenue               Phoenix               AZ    85020     Multi-Family
172   2500 East Ball Road                     2500 East Ball Road                Anaheim               CA    92806     Office
173   Eckerd Drug Store                       415 Northwest Loop 436             Carthage              TX    75633     Retail
174   ParadiseArbor Apartments                3102 - 3116 E. Paradise Lane       Phoenix               AZ    85032     Multi-Family
175   Los Porticos Apartments                 1221 N. 85th Place                 Scottsdale            AZ    85257     Multi-Family
176   11737 Vanowen St.                       11737 Vanowen St.                  North Hollywood       CA    91605     Multi-Family
177   Universal Care (1820 Lincoln)           1820 Lincoln Ave                   Anaheim               CA    92801     Office
178   Billy's Cove Apartments                 510 Billie Bess Lane               Conroe                TX    77301     Multi-Family
179   2612 Van Patten St.                     2612 Van Patten St.                Las Vegas             NV    89109     Multi-Family
180   18312 Collins Street                    18312 Collins Street               Tarzana               CA    91356     Multi-Family
181   Orangewood  Apartments                  2020 West Orangewood Ave.          Phoenix               AZ    85021     Multi-Family
182   Ocean View Apartments                   705 West Bayview Drive             Portland              TX    78374     Multi-Family
183   101-109 West Foothill Blvd              101-109 West Foothill Blvd         Glendora              CA    91741     Retail
184   Salcorp                                 132 W. Crystal Ave.                S. Salt Lake City     UT    84115     Industrial
185   318 N. Mariposa                         318 N. Mariposa                    Los Angeles           CA    90004     Multi-Family
186   320 N. Ardmore Avenue                   320 N. Ardmore Avenue              Los Angeles           CA    90004     Multi-Family
187   Universal Care (1814 Lincoln)           1814 West Lincoln Ave              Anaheim               CA    92801     Office
188   5742-5766 Camerford Avenue              5742-5766 Camerford Avenue         Los Angeles           CA    90038     Multi-Family
189   Ocean Village Cottages (2E)             486 Third Street                   Laguna Beach          CA    92651     Multi-Family
190   Oso Home Care                           17175 Gillette Avenue              Irvine                CA    92614     Industrial
191   Cox Office Building                     226 York Street                    York                  ME    03909     Office
192   13931 Enterprise Drive                  13931 Enterprise Drive             Garden Grove          CA    92843     Industrial
193   RIMO Manufacturing                      6918 Deering Ave.                  Canoga Park           CA    91303     Industrial
194   Promatic Industries                     6926 Deering Avenue                Canoga Park           CA    91303     Industrial

------------------------------------------------------------------------------------------------------------------------------------
Loan                                           Sub-Property               Units/     Year          Year
 No.  Property Name                                Type                    NSF       Built         Renov.
------------------------------------------------------------------------------------------------------------------------------------
170   Universal Care (2360 Pacific)           Medical Office               9,263     1955
171   Cinnibar Square Apartments              Multi-Family                    28     1983
172   2500 East Ball Road                     Garden Office                9,147     1985
173   Eckerd Drug Store                       Single Tenant Retail         8,768     1985
174   ParadiseArbor Apartments                Multi-Family                    28     1985
175   Los Porticos Apartments                 Multi-Family                    24     1984
176   11737 Vanowen St.                       Multi-Family                    23     1978
177   Universal Care (1820 Lincoln)           Medical Office               5,700     1965
178   Billy's Cove Apartments                 Multi-Family                    32     1984
179   2612 Van Patten St.                     Multi-Family                    22     1962          1997
180   18312 Collins Street                    Multi-Family                    43     1976
181   Orangewood  Apartments                  Multi-Family                    27     1986
182   Ocean View Apartments                   Multi-Family                    34     1970          1997
183   101-109 West Foothill Blvd              Unanchored Retail            6,000     1982
184   Salcorp                                 Single-Tenant               15,932     1977          1996
185   318 N. Mariposa                         Multi-Family                    32     1929          1997
186   320 N. Ardmore Avenue                   Multi-Family                    36     1927          1995
187   Universal Care (1814 Lincoln)           Medical Office               4,500     1970          1994
188   5742-5766 Camerford Avenue              Multi-Family                    24     1917
189   Ocean Village Cottages (2E)             Multi-Family                     9     1922
190   Oso Home Care                           Industrial Warehouse         7,391     1990
191   Cox Office Building                     Garden Office                5,551     1989
192   13931 Enterprise Drive                  Industrial Warehouse         7,212     1979
193   RIMO Manufacturing                      Industrial Warehouse         6,000     1972
194   Promatic Industries                     Industrial Warehouse         6,000     1972

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Underwritable     Monthly                 Property        Valuation
 No.                 Property Name                       Cash Flow      Payment (8) DSCR(3)(8)   Valuation          Date     LTV(3)
------------------------------------------------------------------------------------------------------------------------------------
  1    2 River Place (1A)                                 $488,014        $34,526     1.18       $5,620,000         1/2/98   71.8%
  2    Apple Valley I (1A)                                $424,553        $30,586     1.18       $5,060,000        11/2/97   71.8%
  3    Alex Bell Plaza (1A)                               $408,689        $26,562     1.18       $4,400,000       10/17/97   71.8%
  4    Apple Valley III (1A)                              $250,189        $20,123     1.18       $3,670,000       10/15/97   71.8%
  5    Dryden II (1A)                                     $242,283        $18,513     1.18       $3,300,000        8/28/97   71.8%
  6    Apple Valley II (1A)                               $230,933        $16,098     1.18       $2,690,000       10/15/97   71.8%
  7    Dayton Towne Center (1A)                           $186,236        $10,665     1.18       $2,080,000       10/17/97   71.8%
  8    CAG Industrial (1B)                                $558,701        $35,456     1.33       $6,400,000         4/1/98   70.7%
  9    Galleria I, II, III (1B)                           $428,562        $25,267     1.33       $5,250,000         4/1/98   70.7%
  10   Stewart Center (1B)                                $324,895        $21,368     1.33       $5,200,000         4/1/98   70.7%
  11   Wausau Container (1B)                              $107,630         $6,740     1.33       $1,300,000         4/1/98   70.7%
  12   Cypress Park Bldg. 4 (1C)                          $465,714        $31,342     1.20       $4,960,000        8/27/98   64.5%
  13   Delco K-2 (1C)                                     $242,209        $17,487     1.20       $2,825,000         4/2/98   64.5%
  14   3975 Dayton Park (1C) (2A)                         $240,246        $15,957     1.20       $2,935,000         8/6/97   64.5%
  15   TrailsEnd (1C)                                     $173,706        $12,241     1.20       $2,000,000        8/22/97   64.5%
  16   Cypress Park  Bldg. 3 (1C)                         $175,920        $13,373     1.20       $1,600,000        8/27/97   64.5%
  17   Blue Dog Cafe (1C)                                  $55,057         $3,497     1.20         $805,000        8/22/97   64.5%
  18   The Harvard Market                               $1,030,997        $62,828     1.37      $12,250,000        3/17/98   73.3%
  19   Pavilions at Rancho Mirage                         $898,130        $58,897     1.27      $10,500,000        5/13/97   79.4%
  20   Del Rayo Village                                   $862,531        $50,312     1.43      $10,150,000         1/2/98   70.7%
  21   Irvine Spectrum Auto Center                        $823,502        $49,956     1.37       $9,300,000        10/4/97   75.6%
  22   710 Euclid-Park San Dimas                          $585,918        $42,107     1.16       $8,300,000        4/27/98   75.2%
  23   Cedar Plaza Shopping Ctr                           $707,586        $44,512     1.33       $8,400,000         3/9/98   72.3%
  24   909 Ocean Front Walk                               $706,654        $43,552     1.35       $8,950,000        2/24/98   66.3%
  25   Pioneer Center & DIHO Plaza                        $728,513        $41,787     1.45       $8,660,000         3/1/98   64.4%
  26   Select Suites - Airport Center                     $723,636        $40,201     1.50      $10,630,000         4/7/98   51.1%
  27   1401 Dove Street                                   $870,264        $44,097     1.65       $8,360,000       10/16/97   61.8%
  28   600 South Lake Financial Ctr                       $649,109        $37,628     1.44       $7,300,000         1/7/98   68.9%
  29   Upper Main Street Apartments (1D) (2B)             $215,269         $9,895     1.51       $2,040,000       11/14/97   65.4%
  30   Westland Place Apartments (1D)                     $137,190         $7,869     1.51       $1,480,000       11/14/97   65.4%
  31   87 - 101 Spring Street (1D)                        $114,379         $6,880     1.51       $1,380,000        3/10/98   65.4%
  32   124-128 Collins Street (1D)                         $92,344         $5,489     1.51         $990,000       11/14/97   65.4%
  33   22 Huntington (1D)                                  $80,064         $5,194     1.51         $960,000       11/14/97   65.4%
  34   Paradise Garden Apartments                         $695,291        $39,385     1.47       $5,700,000        2/10/98   78.2%

------------------------------------------------------------------------------------------------------------------------------------
                                                      Percent Leased (9)                   Tenant Information
Loan                                                  ------------------                   ------------------
 No.                 Property Name                    Leased  As of Date  Largest Tenant                          % NSF
------------------------------------------------------------------------------------------------------------------------------------
  1    2 River Place (1A)                             100.0%    3/31/98   Danis Heavy Construction Company         29.6%
  2    Apple Valley I (1A)                             92.8%    3/31/98   Gasper Corp.                             32.1%
  3    Alex Bell Plaza (1A)                            98.8%    3/31/98   Genescreen                               16.5%
  4    Apple Valley III (1A)                           73.1%     6/5/98   Macallay Brown                           37.0%
  5    Dryden II (1A)                                  96.4%    3/31/98   Andrews University                       34.9%
  6    Apple Valley II (1A)                           100.0%    3/31/98   Litton Industries                       100.0%
  7    Dayton Towne Center (1A)                        78.2%    3/31/98   Blockbuster                              56.9%
  8    CAG Industrial (1B)                            100.0%    12/1/97   Fiskars, Inc.                            57.8%
  9    Galleria I, II, III (1B)                        97.1%     4/1/98   Silver Bullet Management                 14.8%
  10   Stewart Center (1B)                             96.3%     4/1/98   State Farm                                8.4%
  11   Wausau Container (1B)                          100.0%     4/1/98   Wausau Container Corp                   100.0%
  12   Cypress Park Bldg. 4 (1C)                      100.0%    2/18/98   The Danis Companies                     100.0%
  13   Delco K-2 (1C)                                 100.0%    8/17/94   General Motors Corporation              100.0%
  14   3975 Dayton Park (1C) (2A)                      80.1%    3/31/98   The Exhibit House, Inc.                   7.4%
  15   TrailsEnd (1C)                                 100.0%    3/31/98   The Danis Companies                     100.0%
  16   Cypress Park  Bldg. 3 (1C)                     100.0%    3/31/98   Brinks, Inc.                            100.0%
  17   Blue Dog Cafe (1C)                             100.0%     5/7/98   Blue Dog Cafe                           100.0%
  18   The Harvard Market                              90.0%    3/10/98   Bartell Drugs                            36.5%
  19   Pavilions at Rancho Mirage                      91.0%     4/1/98   Pavilions                                59.4%
  20   Del Rayo Village                               100.0%    1/15/98   Arazzo                                   22.4%
  21   Irvine Spectrum Auto Center                    100.0%    11/1/97   Tuttle Click Ford                        21.5%
  22   710 Euclid-Park San Dimas                       99.3%    5/22/98
  23   Cedar Plaza Shopping Ctr                        95.7%    3/18/98   QFC (Fred Meyers)                        41.1%
  24   909 Ocean Front Walk                           100.0%    4/20/98   Jerde Partnership                        90.0%
  25   Pioneer Center & DIHO Plaza                     99.0%   12/31/97   Diho Market                              31.4%
  26   Select Suites - Airport Center                  85.0%    1/13/98
  27   1401 Dove Street                                67.0%     1/1/98   Infinity Capital                         11.0%
  28   600 South Lake Financial Ctr                   100.0%     2/1/98   Freeburg, Judy & Nettels                 20.2%
  29   Upper Main Street Apartments (1D) (2B)         100.0%    2/25/98
  30   Westland Place Apartments (1D)                 100.0%    2/11/98
  31   87 - 101 Spring Street (1D)                    100.0%   12/30/97
  32   124-128 Collins Street (1D)                    100.0%    2/25/98
  33   22 Huntington (1D)                              89.0%    2/11/98
  34   Paradise Garden Apartments                      93.0%     2/1/98

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Underwritable     Monthly                 Property        Valuation
 No.                 Property Name                       Cash Flow      Payment (8) DSCR(3)(8)   Valuation          Date     LTV(3)
------------------------------------------------------------------------------------------------------------------------------------
  35   Beaumont Tower Venture, Ltd.                       $788,239        $33,395     1.97       $7,750,000       12/10/97   52.8%
  36   Woodlands Medical Building                         $414,431        $25,856     1.34       $5,100,000        2/10/98   73.3%
  37   Allentowne Village Apartments                      $391,858        $24,452     1.34       $5,030,000         1/8/98   71.3%
  38   Artisan Components Building                        $386,038        $23,684     1.36       $5,100,000       10/21/97   66.3%
  39   Barstow Road Center                                $371,160        $22,792     1.36       $4,625,000        3/31/98   71.3%
  40   Berry Hill Shopping Center                         $360,540        $23,533     1.28       $4,550,000       11/10/97   71.1%
  41   Ridgewood Retirement Center                        $389,923        $24,171     1.34       $5,100,000        2/20/98   62.6%
  42   Central Village                                    $346,875        $24,289     1.19       $4,300,000         4/1/98   73.7%
  43   Lankershim                                         $378,396        $23,534     1.34       $4,090,000       12/10/97   75.7%
  44   900 Calle Negocio Industrial                       $341,426        $21,723     1.31       $4,275,000       10/31/97   69.8%
  45   The Inland Atrium                                  $298,403        $20,888     1.19       $3,850,000        7/19/97   74.6%
  46   Robins Lane Apartments                             $336,833        $19,646     1.43       $3,800,000         9/8/97   74.5%
  47   Airport Corporate Center                           $361,892        $22,537     1.34       $4,000,000        8/21/97   69.4%
  48   Whitney Mesa Mini Storage                          $441,020        $20,998     1.75       $7,170,000        10/6/97   36.9%
  49   Tercek Property/Johns Westside                     $281,083        $17,592     1.33       $3,610,000        1/22/98   69.6%
  50   Garden Estates Apartments                          $350,328        $18,328     1.59       $3,382,500        2/19/98   73.7%
  51   Carlton Way Towers                                 $253,184        $19,510     1.08       $3,100,000        9/30/97   79.6%
  52   Lincoln Business Center                            $248,483        $16,739     1.24       $3,150,000       11/20/97   73.9%
  53   Centerpoint Business Park                          $285,183        $17,738     1.34       $3,100,000        2/25/98   74.8%
  54   Jordano's Marketplace                              $266,070        $17,545     1.26       $3,850,000         2/4/98   59.5%
  55   Chardonnay Apartments                              $250,572        $15,874     1.32       $3,000,000        1/23/98   72.2%
  56   Rediger Investment Corp.                           $245,155        $13,660     1.50       $2,800,000        3/11/98   71.3%
  57   1700 SL Investors-South Lamar                      $262,351        $13,511     1.62       $3,400,000        4/14/98   58.7%
  58   Westgate Center                                    $249,143        $14,814     1.40       $2,900,000        10/9/97   66.9%
  59   Burke Junction Shopping Center                     $254,941        $14,255     1.49       $2,515,000        4/16/98   76.5%
  60   Rosecrans Industrial                               $248,934        $13,521     1.53       $2,875,000         5/1/98   64.2%
  61   1010 First Street                                  $213,009        $14,792     1.20       $2,600,000        11/5/97   70.4%
  62   Thunder Canyon Plaza                               $224,683        $14,030     1.33       $2,440,000        3/25/98   74.6%
  63   441 State Highway 71                               $199,204        $13,302     1.25       $2,400,000         5/1/98   74.8%
  64   Tomball  Plaza Shopping Center                     $203,649        $13,446     1.26       $2,450,000         4/1/98   72.5%
  65   8 Studebaker                                       $204,952        $13,154     1.30       $2,789,000         4/3/98   63.7%
  66   Norfolk County Inn                                 $239,085        $14,388     1.39       $2,500,000        3/25/98   69.9%
  67   Towne Park I & II Apartments                       $214,974        $13,258     1.35       $2,160,000        12/1/97   79.5%
  68   ACE Market Place                                   $203,818        $13,064     1.30       $2,300,000       12/23/97   73.6%
  69   Flagstaff Inn Partnership                          $300,412        $17,817     1.41       $2,800,000        8/14/97   59.6%

------------------------------------------------------------------------------------------------------------------------------------
                                                      Percent Leased (9)                   Tenant Information
Loan                                                  ------------------                   ------------------
 No.                 Property Name                    Leased  As of Date  Largest Tenant                          % NSF
------------------------------------------------------------------------------------------------------------------------------------
  35   Beaumont Tower Venture, Ltd.                    94.3%    2/23/98   Mehaffy & Weber                          21.0%
  36   Woodlands Medical Building                      95.2%   12/31/97   Columbia Conroe Regional Medical         29.1%
  37   Allentowne Village Apartments                   94.0%    11/3/97
  38   Artisan Components Building                    100.0%    5/31/98   Artisan Components, Inc.                100.0%
  39   Barstow Road Center                             97.4%    1/30/98   Food-4-Less                              64.3%
  40   Berry Hill Shopping Center                      82.9%    3/27/98   First Stop Video                         13.5%
  41   Ridgewood Retirement Center                     98.0%    5/27/98
  42   Central Village                                 94.5%     5/6/98   Cara Collision & Glass                   29.4%
  43   Lankershim                                     100.0%    4/28/98   James B. Branch                          86.8%
  44   900 Calle Negocio Industrial                   100.0%   10/31/97   Arnette Optic Illusions, Inc.           100.0%
  45   The Inland Atrium                               82.2%    3/31/98   Orthopedic Medical                       17.1%
  46   Robins Lane Apartments                          95.0%    9/30/97
  47   Airport Corporate Center                       100.0%    3/31/98   Emery                                    52.1%
  48   Whitney Mesa Mini Storage                       68.5%    3/31/98
  49   Tercek Property/Johns Westside                 100.0%    3/20/98   John's Westside Auto Parts               85.1%
  50   Garden Estates Apartments                       91.0%    3/11/98
  51   Carlton Way Towers                             100.0%   12/31/97
  52   Lincoln Business Center                         95.0%    3/30/98   Inland Vineyard Church                   19.6%
  53   Centerpoint Business Park                       84.2%     3/6/98   High Desert Medical                      19.9%
  54   Jordano's Marketplace                          100.0%     2/4/98   Jordano's  Incorporated                 100.0%
  55   Chardonnay Apartments                           97.7%    1/31/98
  56   Rediger Investment Corp.                        86.0%     4/1/98   Mohammed Usman                           11.0%
  57   1700 SL Investors-South Lamar                  100.0%    5/31/98   Austin/Travis County MHMR                28.0%
  58   Westgate Center                                100.0%     9/1/97   BIG AL'S PET SHOP                        34.2%
  59   Burke Junction Shopping Center                  94.3%    4/13/98   Snowline Hospice Thrift Store            15.0%
  60   Rosecrans Industrial                           100.0%    5/27/98   International Discount Outlet            25.0%
  61   1010 First Street                               96.0%    10/1/97   Seaside Church                           19.0%
  62   Thunder Canyon Plaza                           100.0%    3/17/98   Zia Record Exchange                      24.8%
  63   441 State Highway 71                           100.0%    5/29/98   Tractor Supply Co.                       50.6%
  64   Tomball  Plaza Shopping Center                 100.0%     3/9/98   Hobby Lobby                              69.1%
  65   8 Studebaker                                   100.0%     4/1/98   The Orange County Register, Inc.        100.0%
  66   Norfolk County Inn                              48.7%    4/17/98
  67   Towne Park I & II Apartments                   100.0%    12/1/97
  68   ACE Market Place                                92.0%     4/1/98   West End Studios                         12.9%
  69   Flagstaff Inn Partnership                       55.0%    3/24/98

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Underwritable     Monthly                 Property        Valuation
 No.                 Property Name                       Cash Flow      Payment (8) DSCR(3)(8)   Valuation          Date     LTV(3)
------------------------------------------------------------------------------------------------------------------------------------
  70   Ft. Collins Sleep Inn Motel                        $260,962        $13,144     1.66       $2,400,000        1/31/98   68.5%
  71   Alvin Towne Center                                 $224,113        $15,585     1.20       $2,370,000       11/24/97   69.2%
  72   Brentwood Plaza                                    $207,448        $12,309     1.40       $2,175,000         1/5/98   74.6%
  73   The Granary                                        $191,434        $12,163     1.31       $2,150,000       10/31/97   74.4%
  74   The Village Apartments                             $185,542        $11,803     1.31       $1,900,000        2/20/98   78.8%
  75   15441 Nordhoff Street Apts.                        $187,945        $11,130     1.41       $2,000,000        2/27/98   74.8%
  76   Yukon Square Shopping Ctr                          $211,301        $11,265     1.56       $2,000,000       12/16/97   74.8%
  77   Emerald Park Apartments                            $179,106        $11,131     1.34       $2,000,000         1/6/98   74.8%
  78   111 Elm                                            $183,268        $12,072     1.27       $2,075,000        10/1/97   71.9%
  79   La Fiesta Center                                   $182,813        $11,657     1.31       $1,975,000        12/8/97   74.8%
  80   Courtsyde Square                                   $169,571        $11,245     1.26       $2,510,000        4/24/98   58.2%
  81   Grand Avenue R&D                                   $197,407        $12,905     1.28       $2,155,000        4/20/98   67.8%
  82   Cypress Chemical Bldg.                             $170,214        $11,935     1.19       $2,150,000       11/25/97   67.2%
  83   16307-16331 Arthur Street                          $175,005        $11,993     1.22       $1,985,000        6/18/97   69.9%
  84   Roscoe Sepulveda Center                            $163,946         $9,942     1.37       $1,830,000         1/7/98   74.8%
  85   Universal Care (17660 Lakewood)                    $162,505        $11,219     1.21       $1,860,000         1/6/98   72.3%
  86   New Hampshire Office Bldg.                         $164,315        $10,988     1.25       $1,800,000       10/13/97   74.6%
  87   Madison Square Retail Center                       $162,277        $10,745     1.26       $1,780,000       10/10/97   74.7%
  88   Beaujolais Village                                 $158,758         $9,833     1.35       $1,700,000         1/8/98   77.7%
  89   Mountainview                                       $147,794         $9,686     1.27       $1,650,000         1/5/98   79.9%
  90   Jackovics, Thomas & Judit                          $168,588        $10,226     1.37       $2,025,000        7/21/97   63.8%
  91   5900 Reseda Blvd.                                  $136,500         $9,726     1.17       $1,600,000        2/19/98   79.8%
  92   Southgate Towne Center                             $198,580        $10,032     1.65       $2,310,000         2/2/98   55.1%
  93   Portola Road Office Building                       $180,686         $9,498     1.59       $1,900,000        12/3/97   65.6%
  94   Fox Crossing Shopping Center                       $143,552         $9,121     1.31       $1,600,000        3/11/98   74.9%
  95   PV Oasis Shopping Center                           $208,198         $9,009     1.93       $2,100,000       10/30/97   56.9%
  96   111 and 125 S. Main Street                         $141,120         $9,224     1.28       $1,670,000        11/3/97   71.5%
  97   Carlton Court Apartments                           $164,295         $8,838     1.55       $1,550,000       11/17/97   73.9%
  98   6232 Manchester                                    $122,010         $8,650     1.18       $1,580,000        4/28/98   71.1%
  99   Palm Terrace Apartments                            $133,035         $8,948     1.24       $1,500,000         9/8/97   74.6%
 100   Grand Rapids Shopping Center                       $122,871         $8,391     1.22       $1,500,000         4/1/98   73.0%
 101   Rainbow Flag Apartments                            $125,718         $8,356     1.25       $1,680,000       11/10/97   65.2%
 102   Sea Fox Apartments                                 $128,989         $8,128     1.32       $1,350,000       11/29/97   78.9%
 103   Woodstock Plaza                                    $142,799         $7,963     1.49       $1,515,000        2/16/98   69.8%
 104   Parkview Village Apartments                        $151,827         $7,956     1.59       $1,325,000       12/23/97   79.7%

------------------------------------------------------------------------------------------------------------------------------------
                                                      Percent Leased (9)                   Tenant Information
Loan                                                  ------------------                   ------------------
 No.                 Property Name                    Leased  As of Date  Largest Tenant                          % NSF
------------------------------------------------------------------------------------------------------------------------------------
  70   Ft. Collins Sleep Inn Motel                      58.0%   12/31/97
  71   Alvin Towne Center                               86.0%   12/31/97   Dollar Cinema                            20.0%
  72   Brentwood Plaza                                 100.0%     2/6/98   German Autowerke                         15.4%
  73   The Granary                                     100.0%    3/31/98   Jolynn Food Concepts                     40.3%
  74   The Village Apartments                          100.0%     3/1/98
  75   15441 Nordhoff Street Apts.                      93.0%    2/27/98
  76   Yukon Square Shopping Ctr                        96.1%    3/27/98   Top Liquor                               16.4%
  77   Emerald Park Apartments                          94.6%    2/10/98
  78   111 Elm                                          92.4%    10/1/97   James Stakely, MD                        15.1%
  79   La Fiesta Center                                100.0%    12/8/97   Mauricio Oliva                           59.9%
  80   Courtsyde Square                                100.0%    4/27/98   Dr. Westbrook                            27.3%
  81   Grand Avenue R&D                                100.0%    4/15/98   United States Logistics & Supply, Inc.  100.0%
  82   Cypress Chemical Bldg.                          100.0%   12/29/97   Cypress Chemical Co.\Intercem Corp.     100.0%
  83   16307-16331 Arthur Street                       100.0%    8/12/97   Barnes Group                             24.5%
  84   Roscoe Sepulveda Center                         100.0%    11/1/97   George Baily                             15.1%
  85   Universal Care (17660 Lakewood)                 100.0%    2/13/98   Universal Care Bellflower               100.0%
  86   New Hampshire Office Bldg.                      100.0%    4/23/98   LA/Superintendent of Schools            100.0%
  87   Madison Square Retail Center                     87.2%     9/1/97   Yoshinoya                                17.4%
  88   Beaujolais Village                               97.0%     1/1/98
  89   Mountainview                                     96.4%    1/20/98
  90   Jackovics, Thomas & Judit                       100.0%     6/1/97   200 - Fifer Group                        22.1%
  91   5900 Reseda Blvd.                                97.5%    3/31/98
  92   Southgate Towne Center                           93.3%     3/3/98   Sarinana Inc., dba Century 21 (owner)    36.6%
  93   Portola Road Office Building                    100.0%     4/1/98   The Pollack Corporation                 100.0%
  94   Fox Crossing Shopping Center                    100.0%    4/25/98   Mister 4X4                               18.8%
  95   PV Oasis Shopping Center                        100.0%     9/1/97   A/Second Look                            48.0%
  96   111 and 125 S. Main Street                      100.0%    5/14/98   LA/Cellular                              44.0%
  97   Carlton Court Apartments                         93.0%   11/17/97
  98   6232 Manchester                                  81.1%    3/10/98   Tipapome Boerger                         18.0%
  99   Palm Terrace Apartments                          95.0%    7/31/97
 100   Grand Rapids Shopping Center                     90.8%     1/6/98   Bixby's Bagels                           26.2%
 101   Rainbow Flag Apartments                         100.0%    4/24/98
 102   Sea Fox Apartments                               96.0%    9/16/97
 103   Woodstock Plaza                                 100.0%     2/1/98   Kukkido Martial Arts                     17.0%
 104   Parkview Village Apartments                      93.3%    12/1/97

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Underwritable     Monthly                 Property        Valuation
 No.                 Property Name                       Cash Flow      Payment (8) DSCR(3)(8)   Valuation          Date     LTV(3)
------------------------------------------------------------------------------------------------------------------------------------
 105   Seashore Investment Company                        $167,692        $12,834     1.09       $1,600,000        7/15/97   65.8%
 106   Sierra Grove Apartments                            $148,919         $7,881     1.58       $1,775,000       12/22/97   58.9%
 107   10356 Commerce                                     $148,584         $8,823     1.40       $1,445,000        11/6/97   72.3%
 108   Cactus Place Apartments                            $119,728         $7,902     1.26       $1,400,000         3/6/98   74.1%
 109   Temple Plaza Associates-Apts                       $121,197         $7,842     1.29       $1,275,000         3/2/98   79.9%
 110   762-808 N. Gordon Street                           $145,694         $7,657     1.59       $1,325,000       11/24/97   75.7%
 111   Garden Villa Apts.                                 $125,596         $8,588     1.22       $1,350,000        9/25/97   73.7%
 112   601-6091/2 N.Western Av./4905-4913 W.Clinton St    $151,327         $8,312     1.52       $1,550,000        9/24/97   64.2%
 113   West Valley Mini Storage                           $131,754         $7,860     1.40       $1,420,000       12/12/97   69.0%
 114   8910 Washington Boulevard                          $113,513         $7,411     1.28       $1,300,000        3/10/98   74.9%
 115   Roscoe Plaza Apartments                            $133,765         $8,517     1.31       $1,300,000        7/30/97   74.3%
 116   Michael Boardman-Lake Terrace                      $128,907         $7,467     1.44       $1,550,000        3/25/98   61.0%
 117   Rockhill/ Broadway Shop Center                     $115,286         $7,069     1.36       $1,240,000         4/7/98   74.9%
 118   Villa Mira Monte Apts                              $129,260         $6,737     1.60       $1,400,000        3/24/98   66.3%
 119   981 Calle Negocio                                  $109,921         $6,946     1.32       $1,340,000         3/9/98   68.9%
 120   Tahquitz Square                                    $124,038         $6,873     1.50       $1,330,000       10/20/97   67.8%
 121   Sweetwater Apartments (2C)                         $107,455         $6,679     1.34       $1,150,000       12/29/97   78.0%
 122   Orange East & Orange West Apts                      $96,570         $7,244     1.11       $1,125,000       10/13/97   79.6%
 123   1937 Sunset Circle (2D)                            $103,946         $6,799     1.27       $1,435,000        10/1/97   62.0%
 124   Old Colorado Square                                 $98,300         $6,787     1.21       $1,150,000       12/18/97   74.8%
 125   Blythe Oceanview Apts                              $168,619         $6,871     2.05       $1,200,000        3/20/98   71.7%
 126   Keen Apartments                                    $118,859         $7,144     1.39       $1,350,000       10/13/97   62.7%
 127   Tower Center Court                                 $100,811         $6,948     1.21       $1,350,000        3/26/98   62.5%
 128   Chapman Apts                                       $102,719         $6,307     1.36       $1,050,000        3/11/98   79.9%
 129   United Stor-All                                    $139,326         $7,196     1.61       $1,200,000       12/11/97   69.6%
 130   Stewart Court                                      $115,884         $6,444     1.50       $1,240,000         4/1/98   66.5%
 131   1150 South Bristol Street                          $100,537         $6,713     1.25       $1,100,000        4/14/98   74.9%
 132   3315-3345 Newport Boulevard                         $88,963         $6,343     1.17       $1,100,000       12/29/97   74.8%
 133   Office Building (Yale Avenue)                      $104,319         $6,493     1.34       $1,088,000       12/17/97   74.5%
 134   Imperial Apartments                                $111,405         $6,222     1.49       $1,000,000        2/13/98   79.8%
 135   Park Plaza Center                                   $96,920         $6,955     1.16       $1,085,000       11/13/97   73.5%
 136   Bali Hai Apartments                                $101,851         $5,826     1.46       $1,060,000       12/10/97   74.7%
 137   140 E. Commonwealth Ave.                            $97,465         $6,651     1.22       $1,055,500        10/7/97   74.6%
 138   Millcreek Shoppes                                   $90,631         $5,971     1.27       $1,120,000        11/4/97   68.3%
 139   Paradise Plaza                                     $112,030         $6,657     1.40       $1,150,000        7/30/97   65.6%

------------------------------------------------------------------------------------------------------------------------------------
                                                      Percent Leased (9)                   Tenant Information
Loan                                                  ------------------                   ------------------
 No.                 Property Name                    Leased  As of Date  Largest Tenant                          % NSF
------------------------------------------------------------------------------------------------------------------------------------
 105   Seashore Investment Company                    100.0%    7/30/97   Vivanco Medical Group                    13.5%
 106   Sierra Grove Apartments                         93.8%    5/13/98
 107   10356 Commerce                                  85.7%   10/22/97
 108   Cactus Place Apartments                        100.0%     2/1/98
 109   Temple Plaza Associates-Apts                    96.0%     4/2/98
 110   762-808 N. Gordon Street                        73.0%    3/25/98
 111   Garden Villa Apts.                              85.0%     9/1/97
 112   601-6091/2 N.Western Av./
         4905-4913 W.Clinton St                       100.0%    9/16/97   Herrera                                  12.6%
 113   West Valley Mini Storage                       100.0%   12/12/97
 114   8910 Washington Boulevard                      100.0%    5/11/98   Bud Marjles, Inc.                       100.0%
 115   Roscoe Plaza Apartments                         91.0%     9/2/97
 116   Michael Boardman-Lake Terrace                  100.0%     1/1/98
 117   Rockhill/ Broadway Shop Center                 100.0%     2/1/98   Stop-n-Go                                37.4%
 118   Villa Mira Monte Apts                           98.0%    2/24/98
 119   981 Calle Negocio                              100.0%    2/12/98   Capital Distribution                     65.6%
 120   Tahquitz Square                                100.0%    1/12/98   PS/International Film Festival           30.8%
 121   Sweetwater Apartments (2C)                      98.2%     4/1/98
 122   Orange East & Orange West Apts                 100.0%    10/9/97
 123   1937 Sunset Circle (2D)                         96.0%    10/2/97
 124   Old Colorado Square                             89.4%     1/1/98   Jake & Telly's Restaurant & Bar          21.3%
 125   Blythe Oceanview Apts                           75.0%     1/1/98
 126   Keen Apartments                                 95.0%   10/14/97
 127   Tower Center Court                              88.0%    4/21/98   GTE Customer Networks                    19.0%
 128   Chapman Apts                                    95.8%    3/24/98
 129   United Stor-All                                 83.0%    3/31/98
 130   Stewart Court                                   95.0%    4/21/98
 131   1150 South Bristol Street                      100.0%    3/31/98   Payless Shoes                            72.9%
 132   3315-3345 Newport Boulevard                     99.5%    1/29/98   Hassan                                   13.4%
 133   Office Building (Yale Avenue)                  100.0%    12/9/97   AEI Music Network, Inc.                 100.0%
 134   Imperial Apartments                             89.9%    2/10/98
 135   Park Plaza Center                              100.0%     1/1/98   Lakes Cafe                               27.4%
 136   Bali Hai Apartments                             97.0%    2/28/98
 137   140 E. Commonwealth Ave.                       100.0%     7/9/97   Pacific Bell                             37.9%
 138   Millcreek Shoppes                              100.0%     1/1/98   Movie Buffs                              32.4%
 139   Paradise Plaza                                 100.0%    7/11/97   Safeway Store (New Deal Market)          58.6%

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Underwritable     Monthly                 Property        Valuation
 No.                 Property Name                       Cash Flow      Payment (8) DSCR(3)(8)   Valuation          Date     LTV(3)
------------------------------------------------------------------------------------------------------------------------------------
 140   Holly Tree Mobile Home Park                        $116,839         $5,848     1.67       $1,564,000        4/14/98   47.8%
 141   Vista Dunes Mobile Home Park                       $172,468         $5,659     2.54       $2,200,000        1/14/98   33.9%
 142   Casa Hermosa                                        $88,048         $6,370     1.15       $1,034,000        2/12/97   72.0%
 143   Peakwood Medical Office Bldg                        $81,865         $5,709     1.20       $1,030,000        3/13/98   72.0%
 144   Costa Mesa Super 8 Motel                           $218,333         $6,236     2.92       $2,500,000        10/9/97   29.5%
 145   Ocotillo Terrace                                    $83,214         $5,420     1.28         $980,000        4/30/98   74.4%
 146   The Pines Apts                                     $112,901         $5,438     1.73       $1,200,000        2/12/98   58.4%
 147   Russell Avenue Apartments                           $81,846         $5,249     1.30         $940,000        2/13/98   74.2%
 148   Centrifugal Casting Co.-10714                       $81,940         $5,556     1.23       $1,100,000        12/8/97   63.4%
 149   5151 Commerce Avenue                               $100,803         $5,716     1.47       $1,125,000        9/11/97   60.0%
 150   35 North Alboni Place                              $106,757         $5,008     1.78         $980,000        1/30/98   68.7%
 151   555 Virginia Drive                                  $94,723         $5,843     1.35         $910,000        9/18/97   73.6%
 152   Audubon Center                                      $81,972         $5,096     1.34         $990,000         4/1/98   67.2%
 153   Bryan Apartments                                    $72,382         $4,938     1.22         $950,000        4/16/98   69.9%
 154   1645-55 Grant Street                                $78,714         $5,728     1.15       $1,050,000        3/25/98   62.7%
 155   5408 North 99th Street                              $83,634         $5,344     1.30       $1,050,000        1/15/98   61.8%
 156   10960 Bluffside Drive                               $79,727         $4,651     1.43         $950,000        3/10/98   68.3%
 157   Whitehall Apartments                                $97,693         $4,651     1.75       $1,100,000        2/19/98   59.0%
 158   Progress Bulletin Building                          $98,884         $5,522     1.49       $1,000,000       11/14/97   64.7%
 159   Aida Renta-Squire Apts                              $71,641         $4,808     1.24         $800,000        4/30/98   79.9%
 160   2263-2273 Harbor Boulevard                          $80,787         $4,863     1.38       $1,180,000         2/2/98   54.1%
 161   Park Towne Place Apts.                              $94,687         $5,159     1.53         $805,000       10/15/97   79.2%
 162   Eugie Terrace Apts                                  $74,329         $4,825     1.28         $850,000         3/7/98   74.5%
 163   Firestone Tire Store                                $96,916         $4,887     1.65         $900,000        3/27/98   69.5%
 164   The Singer Building                                $149,261         $5,247     2.37       $1,675,000        9/22/97   37.0%
 165   La Verne Shopping Center                           $115,487         $5,520     1.74       $1,200,000         8/1/97   51.7%
 166   Chambers Plaza Shopping Center                      $67,063         $5,043     1.11         $840,000         2/2/98   72.8%
 167   AAA Mini Max Storage                                $91,130         $5,225     1.45       $1,100,000       12/11/97   55.1%
 168   Montego & Wyndham Apts.                             $79,821         $4,829     1.38         $800,000       10/20/97   74.7%
 169   Mayfair Terrace                                     $78,991         $4,449     1.48         $790,000         4/1/98   74.9%
 170   Universal Care (2360 Pacific)                       $65,783         $4,903     1.12         $830,000         1/6/98   70.8%
 171   Cinnibar Square Apartments                          $72,227         $4,387     1.37         $730,000         8/5/97   74.3%
 172   2500 East Ball Road                                 $75,602         $4,224     1.49         $660,000        3/27/98   79.5%
 173   Eckerd Drug Store                                   $71,877         $4,607     1.30         $750,000         6/2/97   69.8%
 174   ParadiseArbor Apartments                            $74,243         $3,874     1.60         $750,000        1/15/98   69.4%

------------------------------------------------------------------------------------------------------------------------------------
                                                      Percent Leased (9)                   Tenant Information
Loan                                                  ------------------                   ------------------
 No.                 Property Name                    Leased  As of Date  Largest Tenant                          % NSF
------------------------------------------------------------------------------------------------------------------------------------
 140   Holly Tree Mobile Home Park                    100.0%    1/26/98
 141   Vista Dunes Mobile Home Park                    95.7%    10/1/97
 142   Casa Hermosa                                    86.0%    5/27/97
 143   Peakwood Medical Office Bldg                   100.0%    3/13/98   Drs M. White MD and D. Baker MD          50.8%
 144   Costa Mesa Super 8 Motel                        67.0%   12/31/97
 145   Ocotillo Terrace                               100.0%     3/1/98
 146   The Pines Apts                                  91.0%    2/12/98
 147   Russell Avenue Apartments                      100.0%    3/18/98
 148   Centrifugal Casting Co.-10714                  100.0%    4/23/98   TOA Medical Electronics                  50.1%
 149   5151 Commerce Avenue                           100.0%    10/1/97   Glendee Corporation                     100.0%
 150   35 North Alboni Place                           95.0%     3/3/98
 151   555 Virginia Drive                             100.0%     3/1/98   Fidelity Federal Services, Inc.         100.0%
 152   Audubon Center                                 100.0%     5/4/98   Big Wheel Rossi                          54.1%
 153   Bryan Apartments                                93.3%    4/13/98
 154   1645-55 Grant Street                           100.0%    5/15/98   Marquis Institute                        46.0%
 155   5408 North 99th Street                         100.0%    5/26/98   Viatel                                  100.0%
 156   10960 Bluffside Drive                           92.0%     4/3/98
 157   Whitehall Apartments                           100.0%     2/1/98
 158   Progress Bulletin Building                      83.8%   12/29/97   Mabelle's Bakery                         10.0%
 159   Aida Renta-Squire Apts                          94.4%    3/31/98
 160   2263-2273 Harbor Boulevard                     100.0%    1/19/98   Phillips Tire Co.                        57.4%
 161   Park Towne Place Apts.                         100.0%    9/30/97
 162   Eugie Terrace Apts                              96.0%     3/1/98
 163   Firestone Tire Store                           100.0%     5/8/98   Firestone Tires                         100.0%
 164   The Singer Building                            100.0%    4/28/98   Tara R. Patel                            15.5%
 165   La Verne Shopping Center                       100.0%     4/3/98   Mi Ranchito Rest. (1437-41)              21.3%
 166   Chambers Plaza Shopping Center                 100.0%     1/1/98   Fort Bend Council                        34.6%
 167   AAA Mini Max Storage                            64.0%    12/8/97
 168   Montego & Wyndham Apts.                         96.6%    3/31/98
 169   Mayfair Terrace                                100.0%    4/10/98
 170   Universal Care (2360 Pacific)                  100.0%     2/1/98   Universal Care, Inc.                    100.0%
 171   Cinnibar Square Apartments                     100.0%    9/22/97
 172   2500 East Ball Road                             90.2%     4/1/98   Advanced Isokenetic Rehab                37.0%
 173   Eckerd Drug Store                              100.0%     6/6/97   Eckerd Drug Store                       100.0%
 174   ParadiseArbor Apartments                        92.9%     2/2/98

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                   Underwritable     Monthly                 Property        Valuation
 No.                 Property Name                       Cash Flow      Payment (8) DSCR(3)(8)   Valuation          Date     LTV(3)
------------------------------------------------------------------------------------------------------------------------------------
 175   Los Porticos Apartments                             $85,981         $3,649     1.96         $900,000        4/16/98   56.6%
 176   11737 Vanowen St.                                   $63,202         $4,620     1.14         $640,000        10/7/97   79.4%
 177   Universal Care (1820 Lincoln)                       $63,773         $4,213     1.26         $700,000         1/6/98   72.1%
 178   Billy's Cove Apartments                             $65,465         $3,941     1.38         $625,000        3/17/98   79.8%
 179   2612 Van Patten St.                                 $68,198         $4,024     1.41         $815,000         8/7/97   61.0%
 180   18312 Collins Street                               $134,039         $4,959     2.25       $1,200,000        9/17/97   40.8%
 181   Orangewood  Apartments                              $62,545         $3,648     1.43         $600,000        1/15/98   79.8%
 182   Ocean View Apartments                               $79,206         $4,688     1.41         $675,000        2/18/98   69.6%
 183   101-109 West Foothill Blvd                          $62,568         $3,705     1.41         $700,000        7/14/97   63.9%
 184   Salcorp                                             $63,371         $3,938     1.34         $680,000        11/4/97   65.0%
 185   318 N. Mariposa                                     $71,336         $3,644     1.63         $675,000       12/22/97   64.6%
 186   320 N. Ardmore Avenue                               $69,387         $3,699     1.56         $590,000        9/17/97   72.6%
 187   Universal Care (1814 Lincoln)                       $54,030         $3,428     1.31         $550,000         1/6/98   74.7%
 188   5742-5766 Camerford Avenue                          $74,238         $3,626     1.71         $620,000       10/11/97   64.5%
 189   Ocean Village Cottages (2E)                         $42,153         $2,896     1.21         $850,000        1/12/98   46.8%
 190   Oso Home Care                                       $39,675         $2,957     1.12         $605,000        5/20/97   55.4%
 191   Cox Office Building                                 $44,036         $2,887     1.27         $510,000         9/8/97   61.5%
 192   13931 Enterprise Drive                              $32,625         $2,388     1.14         $500,000         7/8/97   53.0%
 193   RIMO Manufacturing                                  $29,886         $1,820     1.37         $360,000        7/30/97   55.2%
 194   Promatic Industries                                 $29,754         $1,820     1.36         $360,000        7/30/97   55.2%

       Total/Weighted Average:                         $40,385,499     $2,455,391     1.37                             69.5%

------------------------------------------------------------------------------------------------------------------------------------
                                                      Percent Leased (9)                   Tenant Information
Loan                                                  ------------------                   ------------------
 No.                 Property Name                    Leased  As of Date  Largest Tenant                          % NSF
------------------------------------------------------------------------------------------------------------------------------------
 175   Los Porticos Apartments                        95.8%    4/16/98
 176   11737 Vanowen St.                              87.0%   12/31/97
 177   Universal Care (1820 Lincoln)                 100.0%     1/6/98   Universal Care                          100.0%
 178   Billy's Cove Apartments                       100.0%     4/1/98
 179   2612 Van Patten St.                            86.4%    9/18/97
 180   18312 Collins Street                           98.0%    3/31/98
 181   Orangewood  Apartments                        100.0%   12/17/97
 182   Ocean View Apartments                          94.0%    3/30/98
 183   101-109 West Foothill Blvd                    100.0%     7/1/97   Fenderbenders                            37.2%
 184   Salcorp                                       100.0%   11/24/97   Salcorp, Inc.                           100.0%
 185   318 N. Mariposa                               100.0%   10/31/97
 186   320 N. Ardmore Avenue                          83.3%    8/21/97
 187   Universal Care (1814 Lincoln)                 100.0%     1/6/98   Universal Care                          100.0%
 188   5742-5766 Camerford Avenue                     91.7%    9/26/97
 189   Ocean Village Cottages (2E)                   100.0%     1/5/98
 190   Oso Home Care                                 100.0%    9/15/97   Oso Home Care                           100.0%
 191   Cox Office Building                           100.0%    9/11/97   York Village Cafe                        32.1%
 192   13931 Enterprise Drive                        100.0%     4/1/98   Coast Chemical                          100.0%
 193   RIMO Manufacturing                            100.0%     5/1/98   Rimo Manufacturing                      100.0%
 194   Promatic Industries                           100.0%    2/27/98   Promatic Industries                     100.0%

       Total/Weighted Average:

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                               Partial                                        Prepayment Code(11)
 Loan                                         Prepayment              Lock-out    6 mos.
  No.           Property Name                  Allowed   Seasoning(12) Period    Interest     YM1      YM     DEF
------------------------------------------------------------------------------------------------------------------------------------
   1    2 River Place (1A)                        No           9        59          0          57       0      0
   2    Apple Valley I (1A)                       No           9        59          0          57       0      0
   3    Alex Bell Plaza (1A)                      No           9        59          0          57       0      0
   4    Apple Valley III (1A)                     No           9        59          0          57       0      0
   5    Dryden II (1A)                            No           9        59          0          57       0      0
   6    Apple Valley II (1A)                      No           9        59          0          57       0      0
   7    Dayton Towne Center (1A)                  No           9        59          0          57       0      0
   8    CAG Industrial (1B)                       No           2        60          0          56       0      0
   9    Galleria I, II, III (1B)                  No           2        60          0          56       0      0
  10    Stewart Center (1B)                       No           2        60          0          56       0      0
  11    Wausau Container (1B)                     No           2        60          0          56       0      0
  12    Cypress Park Bldg. 4 (1C)                 No           9         0          0          0        0      0
  13    Delco K-2 (1C)                            No           9        35          0          0        0      0
  14    3975 Dayton Park (1C) (2A)                No           9        35          0          0        0      0
  15    TrailsEnd (1C)                            No           9        35          0          0        0      0
  16    Cypress Park  Bldg. 3 (1C)                No           9         0          0          0        0      0
  17    Blue Dog Cafe (1C)                        No           9        35          0          0        0      0
  18    The Harvard Market                        No           4        60          0          53       0      0
  19    Pavilions at Rancho Mirage                No           8        60          0          57       0      0
  20    Del Rayo Village                          No           4        60          0          53       0      0
  21    Irvine Spectrum Auto Center               No           7        60          0          56       0      0
  22    710 Euclid-Park San Dimas                 No           2        60          0          53       0      0
  23    Cedar Plaza Shopping Ctr                  No           4        60          0          56       0      0
  24    909 Ocean Front Walk                      No           2        60          0          56       0      0
  25    Pioneer Center & DIHO Plaza               No           4        60          0          56       0      0
  26    Select Suites - Airport Center            No           2        60          0          56       0      0
  27    1401 Dove Street                          No           7         0          0          0        0      0
  28    600 South Lake Financial Ctr              No           4        60          0          56       0      0
  29    Upper Main Street Apartments (1D) (2B)    No           5        59          0          58       0      0
  30    Westland Place Apartments (1D)            No           5        59          0          58       0      0
  31    87 - 101 Spring Street (1D)               No           5        59          0          58       0      0
  32    124-128 Collins Street (1D)               No           5        59          0          58       0      0

------------------------------------------------------------------------------------------------------------------------------------
                                                              Prepayment Code(11)
 Loan                                                                                                   Admin.
  No.           Property Name                      5.0%    4.0%    3.0%    2.0%    1.0%   Open    Cost Rate (bps) (14)
------------------------------------------------------------------------------------------------------------------------------------
   1    2 River Place (1A)                          0       0       0       0       0       4            5.65
   2    Apple Valley I (1A)                         0       0       0       0       0       4            5.65
   3    Alex Bell Plaza (1A)                        0       0       0       0       0       4            5.65
   4    Apple Valley III (1A)                       0       0       0       0       0       4            5.65
   5    Dryden II (1A)                              0       0       0       0       0       4            5.65
   6    Apple Valley II (1A)                        0       0       0       0       0       4            5.65
   7    Dayton Towne Center (1A)                    0       0       0       0       0       4            10.65
   8    CAG Industrial (1B)                         0       0       0       0       0       4            5.65
   9    Galleria I, II, III (1B)                    0       0       0       0       0       4            5.65
  10    Stewart Center (1B)                         0       0       0       0       0       4            5.65
  11    Wausau Container (1B)                       0       0       0       0       0       4            10.65
  12    Cypress Park Bldg. 4 (1C)                   0       0       0       0       0      120           5.65
  13    Delco K-2 (1C)                              0       0      12      12      54       7            5.65
  14    3975 Dayton Park (1C) (2A)                  0       0      12      12      54       7            10.65
  15    TrailsEnd (1C)                              0       0      12      12      54       7            10.65
  16    Cypress Park  Bldg. 3 (1C)                  0       0       0       0       0      120           10.65
  17    Blue Dog Cafe (1C)                          0       0      12      12      54       7            10.65
  18    The Harvard Market                          0       0       0       0       0       7            5.65
  19    Pavilions at Rancho Mirage                  0       0       0       0       0       3            5.65
  20    Del Rayo Village                            0       0       0       0       0       7            5.65
  21    Irvine Spectrum Auto Center                 0       0       0       0       0       4            5.65
  22    710 Euclid-Park San Dimas                   0       0       0       0       0       7            5.65
  23    Cedar Plaza Shopping Ctr                    0       0       0       0       0       4            5.65
  24    909 Ocean Front Walk                        0       0       0       0       0       4            5.65
  25    Pioneer Center & DIHO Plaza                 0       0       0       0       0       4            5.65
  26    Select Suites - Airport Center              0       0       0       0       0       4            5.65
  27    1401 Dove Street                            0       0       0       0       0      120           5.65
  28    600 South Lake Financial Ctr                0       0       0       0       0       4            5.65
  29    Upper Main Street Apartments (1D) (2B)      0       0       0       0       0       3            10.65
  30    Westland Place Apartments (1D)              0       0       0       0       0       3            10.65
  31    87 - 101 Spring Street (1D)                 0       0       0       0       0       3            10.65
  32    124-128 Collins Street (1D)                 0       0       0       0       0       3            10.65

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                               Partial                                        Prepayment Code(11)
 Loan                                         Prepayment              Lock-out    6 mos.
  No.           Property Name                  Allowed   Seasoning(12) Period    Interest     YM1      YM     DEF
------------------------------------------------------------------------------------------------------------------------------------
  33    22 Huntington (1D)                        No           5        59          0          58       0      0
  34    Paradise Garden Apartments                No           4        102         0          98       0      0
  35    Beaumont Tower Venture, Ltd.              No           7        120         0         116       0      0
  36    Woodlands Medical Building                No           5        60          0          56       0      0
  37    Allentowne Village Apartments             No           5        60          0          0        0      0
  38    Artisan Components Building               No           7        60          0          56       0      0
  39    Barstow Road Center                       No           2        48          0          68       0      0
  40    Berry Hill Shopping Center                No           7        60          0          56       0      0
  41    Ridgewood Retirement Center               No           2        60          0          56       0      0
  42    Central Village                           No           4        60          0          53       0      0
  43    Lankershim                                No           7        60          0          56       0      0
  44    900 Calle Negocio Industrial              No           7        60          0          56       0      0
  45    The Inland Atrium                         No           6        60          0          56       0      0
  46    Robins Lane Apartments                    No           8        60          0          56       0      0
  47    Airport Corporate Center                  No           9        59          0          57       0      0
  48    Whitney Mesa Mini Storage                 No           8        60          0          56       0      0
  49    Tercek Property/Johns Westside            No           4        59          0          58       0      0
  50    Garden Estates Apartments                 No           4        59          0          58       0      0
  51    Carlton Way Towers                        No           8        59          0          58       0      0
  52    Lincoln Business Center                   No           7        60          0          0        0      0
  53    Centerpoint Business Park                 No           3        58          0          59       0      0
  54    Jordano's Marketplace                     No           4        60          0          56       0      0
  55    Chardonnay Apartments                     No           4        58          0          59       0      0
  56    Rediger Investment Corp.                  No           2        59          0          58       0      0
  57    1700 SL Investors-South Lamar             No           2        60          0          56       0      0
  58    Westgate Center                           No           8        59          0          58       0      0
  59    Burke Junction Shopping Center            No           2        59          0          58       0      0
  60    Rosecrans Industrial                      No           2        47          0          0        0      70
  61    1010 First Street                         No           7        59          0          58       0      0
  62    Thunder Canyon Plaza                      No           4        59          0          58       0      0
  63    441 State Highway 71                      No           2        60          0          53       0      0
  64    Tomball  Plaza Shopping Center            No           3        90          0          86       0      0
  65    8 Studebaker                              No           2        59          0          58       0      0

------------------------------------------------------------------------------------------------------------------------------------
                                                              Prepayment Code(11)
 Loan                                                                                                   Admin.
  No.           Property Name                      5.0%    4.0%    3.0%    2.0%    1.0%   Open    Cost Rate (bps) (14)
------------------------------------------------------------------------------------------------------------------------------------
  33    22 Huntington (1D)                          0       0       0       0       0       3            10.65
  34    Paradise Garden Apartments                  0       0       0       0       0       4            5.65
  35    Beaumont Tower Venture, Ltd.                0       0       0       0       0       4            5.65
  36    Woodlands Medical Building                  0       0       0       0       0       4            5.65
  37    Allentowne Village Apartments               0       0      12      12      23      13            5.65
  38    Artisan Components Building                 0       0       0       0       0       4            5.65
  39    Barstow Road Center                         0       0       0       0       0       4            5.65
  40    Berry Hill Shopping Center                  0       0       0       0       0       4            5.65
  41    Ridgewood Retirement Center                 0       0       0       0       0       4            5.65
  42    Central Village                             0       0       0       0       0       7            5.65
  43    Lankershim                                  0       0       0       0       0       4            5.65
  44    900 Calle Negocio Industrial                0       0       0       0       0       4            5.65
  45    The Inland Atrium                           0       0       0       0       0       4            5.65
  46    Robins Lane Apartments                      0       0       0       0       0       4            5.65
  47    Airport Corporate Center                    0       0       0       0       0       4            5.65
  48    Whitney Mesa Mini Storage                   0       0       0       0       0       4            5.65
  49    Tercek Property/Johns Westside              0       0       0       0       0       3            5.65
  50    Garden Estates Apartments                   0       0       0       0       0       3            5.65
  51    Carlton Way Towers                          0       0       0       0       0       3            5.65
  52    Lincoln Business Center                    12      12      12      12       8       4            5.65
  53    Centerpoint Business Park                   0       0       0       0       0       3            5.65
  54    Jordano's Marketplace                       0       0       0       0       0       4            5.65
  55    Chardonnay Apartments                       0       0       0       0       0       3            5.65
  56    Rediger Investment Corp.                    0       0       0       0       0       3            5.65
  57    1700 SL Investors-South Lamar               0       0       0       0       0       4            5.65
  58    Westgate Center                             0       0       0       0       0       3            10.65
  59    Burke Junction Shopping Center              0       0       0       0       0       3            10.65
  60    Rosecrans Industrial                        0       0       0       0       0       3            10.65
  61    1010 First Street                           0       0       0       0       0       3            10.65
  62    Thunder Canyon Plaza                        0       0       0       0       0       3            10.65
  63    441 State Highway 71                        0       0       0       0       0       7            10.65
  64    Tomball  Plaza Shopping Center              0       0       0       0       0       4            10.65
  65    8 Studebaker                                0       0       0       0       0       3            10.65

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                               Partial                                        Prepayment Code(11)
 Loan                                         Prepayment              Lock-out    6 mos.
  No.           Property Name                  Allowed   Seasoning(12) Period    Interest     YM1      YM     DEF
------------------------------------------------------------------------------------------------------------------------------------
  66    Norfolk County Inn                        No           2        60          0          56       0      0
  67    Towne Park I & II Apartments              No           7        59          0          58       0      0
  68    ACE Market Place                          No           6        59          0          58       0      0
  69    Flagstaff Inn Partnership                 No           3        88          0          88       0      0
  70    Ft. Collins Sleep Inn Motel               No           4        59          0          58       0      0
  71    Alvin Towne Center                       Yes           7         0         17          0        0      0
  72    Brentwood Plaza                           No           5        60          0          56       0      0
  73    The Granary                               No           7        60          0          56       0      0
  74    The Village Apartments                    No           4        59          0          58       0      0
  75    15441 Nordhoff Street Apts.               No           4        59          0          58       0      0
  76    Yukon Square Shopping Ctr                 No           5        58          0          59       0      0
  77    Emerald Park Apartments                   No           5        23          0          0        0      0
  78    111 Elm                                   No           9        59          0          55       0      0
  79    La Fiesta Center                          No           5        59          0          58       0      0
  80    Courtsyde Square                          No           2        59          0          58       0      0
  81    Grand Avenue R&D                          No           2         0          0          0        0      0
  82    Cypress Chemical Bldg.                    No           7        59          0          58       0      0
  83    16307-16331 Arthur Street                 No          11        36          0          0        0      0
  84    Roscoe Sepulveda Center                   No           5        59          0          58       0      0
  85    Universal Care (17660 Lakewood)           No           5        59          0          58       0      0
  86    New Hampshire Office Bldg.                No           9        59          0          57       0      0
  87    Madison Square Retail Center             Yes           8         0         35          0        0      0
  88    Beaujolais Village                        No           5        59          0          58       0      0
  89    Mountainview                              No           2        59          0          57       0      0
  90    Jackovics, Thomas & Judit                Yes           9        59          0          0        0      0
  91    5900 Reseda Blvd.                         No           4        59          0          58       0      0
  92    Southgate Towne Center                    No           4        59          0          58       0      0
  93    Portola Road Office Building              No           4        59          0          58       0      0
  94    Fox Crossing Shopping Center              No           2        59          0          58       0      0
  95    PV Oasis Shopping Center                  No           7        58          0          59       0      0
  96    111 and 125 S. Main Street                No           8        59          0          58       0      0
  97    Carlton Court Apartments                  No           7        23          0          0        0      0
  98    6232 Manchester                           No           2        59          0          58       0      0

------------------------------------------------------------------------------------------------------------------------------------
                                                              Prepayment Code(11)
 Loan                                                                                                   Admin.
  No.           Property Name                      5.0%    4.0%    3.0%    2.0%    1.0%   Open    Cost Rate (bps) (14)
------------------------------------------------------------------------------------------------------------------------------------
  66    Norfolk County Inn                          0       0       0       0       0       4            10.65
  67    Towne Park I & II Apartments                0       0       0       0       0       3            10.65
  68    ACE Market Place                            0       0       0       0       0       3            10.65
  69    Flagstaff Inn Partnership                   0       0       0       0       0       4            10.65
  70    Ft. Collins Sleep Inn Motel                 0       0       0       0       0       3            10.65
  71    Alvin Towne Center                          0       0       0       0       0      103           10.65
  72    Brentwood Plaza                             0       0       0       0       0       4            10.65
  73    The Granary                                 0       0       0       0       0       4            10.65
  74    The Village Apartments                      0       0       0       0       0       3            10.65
  75    15441 Nordhoff Street Apts.                 0       0       0       0       0       3            10.65
  76    Yukon Square Shopping Ctr                   0       0       0       0       0       3            10.65
  77    Emerald Park Apartments                     0       0      11      11      11      64            10.65
  78    111 Elm                                     0       0       0       0       0       6            10.65
  79    La Fiesta Center                            0       0       0       0       0       3            10.65
  80    Courtsyde Square                            0       0       0       0       0       3            10.65
  81    Grand Avenue R&D                           12      12      12      12      12      60            10.65
  82    Cypress Chemical Bldg.                      0       0       0       0       0       3            10.65
  83    16307-16331 Arthur Street                   0       0       0       0      17       7            10.65
  84    Roscoe Sepulveda Center                     0       0       0       0       0       3            10.65
  85    Universal Care (17660 Lakewood)             0       0       0       0       0       3            10.65
  86    New Hampshire Office Bldg.                  0       0       0       0       0       4            10.65
  87    Madison Square Retail Center                0       0       0       0       0      85            10.65
  88    Beaujolais Village                          0       0       0       0       0       3            10.65
  89    Mountainview                                0       0       0       0       0       4            10.65
  90    Jackovics, Thomas & Judit                   0       0       0       0       0      61            10.65
  91    5900 Reseda Blvd.                           0       0       0       0       0       3            10.65
  92    Southgate Towne Center                      0       0       0       0       0       3            10.65
  93    Portola Road Office Building                0       0       0       0       0       3            10.65
  94    Fox Crossing Shopping Center                0       0       0       0       0       3            10.65
  95    PV Oasis Shopping Center                    0       0       0       0       0       3            10.65
  96    111 and 125 S. Main Street                  0       0       0       0       0       3            10.65
  97    Carlton Court Apartments                    0       0      11      11      11      64            10.65
  98    6232 Manchester                             0       0       0       0       0       3            10.65

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                               Partial                                        Prepayment Code(11)
 Loan                                         Prepayment              Lock-out    6 mos.
  No.           Property Name                  Allowed   Seasoning(12) Period    Interest     YM1      YM     DEF
------------------------------------------------------------------------------------------------------------------------------------
  99    Palm Terrace Apartments                   No          10        23          0          0        0      0
  100   Grand Rapids Shopping Center              No           4        60          0          53       0      0
  101   Rainbow Flag Apartments                   No           7        59          0          58       0      0
  102   Sea Fox Apartments                        No           7        59          0          58       0      0
  103   Woodstock Plaza                           No           4        59          0          58       0      0
  104   Parkview Village Apartments               No           6        59          0          58       0      0
  105   Seashore Investment Company              Yes          11         0         35          0        0      0
  106   Sierra Grove Apartments                   No           6        59          0          58       0      0
  107   10356 Commerce                           Yes           7         0         23          0        0      0
  108   Cactus Place Apartments                   No           4        59          0          58       0      0
  109   Temple Plaza Associates-Apts              No           3        59          0          58       0      0
  110   762-808 N. Gordon Street                  No           7        59          0          58       0      0
  111   Garden Villa Apts.                       Yes           8         0         35          0        0      0
  112   601-6091/2 N.Western Av./
          4905-4913 W.Clinton St                 Yes           9         0         35          0        0      0
  113   West Valley Mini Storage                  No           7        60          0          56       0      0
  114   8910 Washington Boulevard                 No           2        59          0          58       0      0
  115   Roscoe Plaza Apartments                  Yes          10         0         35          0        0      0
  116   Michael Boardman-Lake Terrace             No           2        59          0          58       0      0
  117   Rockhill/ Broadway Shop Center            No           2        59          0          58       0      0
  118   Villa Mira Monte Apts                     No           3        59          0          58       0      0
  119   981 Calle Negocio                         No           4        59          0          58       0      0
  120   Tahquitz Square                           No           6        59          0          0        0      0
  121   Sweetwater Apartments (2C)                No           5        35          0          82       0      0
  122   Orange East & Orange West Apts            No           8        58          0          0        0      0
  123   1937 Sunset Circle (2D)                   No           9        59          0          58       0      0
  124   Old Colorado Square                       No           5        59          0          58       0      0
  125   Blythe Oceanview Apts                     No           3        59          0          58       0      0
  126   Keen Apartments                          Yes           8         0         35          0        0      0
  127   Tower Center Court                        No           2        58          0          59       0      0
  128   Chapman Apts                              No           3        59          0          58       0      0
  129   United Stor-All                           No           6        59          0          58       0      0
  130   Stewart Court                             No           2        59          0          58       0      0
  131   1150 South Bristol Street                 No           2        59          0          58       0      0

------------------------------------------------------------------------------------------------------------------------------------
                                                              Prepayment Code(11)
 Loan                                                                                                   Admin.
  No.           Property Name                      5.0%    4.0%    3.0%    2.0%    1.0%   Open    Cost Rate (bps) (14)
------------------------------------------------------------------------------------------------------------------------------------
  99    Palm Terrace Apartments                     0       0      11      11      11      64            10.65
  100   Grand Rapids Shopping Center                0       0       0       0       0       7            10.65
  101   Rainbow Flag Apartments                     0       0       0       0       0       3            10.65
  102   Sea Fox Apartments                          0       0       0       0       0       3            10.65
  103   Woodstock Plaza                             0       0       0       0       0       3            10.65
  104   Parkview Village Apartments                 0       0       0       0       0       3            10.65
  105   Seashore Investment Company                 0       0       0       0       0      109           10.65
  106   Sierra Grove Apartments                     0       0       0       0       0       3            10.65
  107   10356 Commerce                              0       0       0       0       0      97            10.65
  108   Cactus Place Apartments                     0       0       0       0       0       3            10.65
  109   Temple Plaza Associates-Apts                0       0       0       0       0       3            10.65
  110   762-808 N. Gordon Street                    0       0       0       0       0       3            10.65
  111   Garden Villa Apts.                          0       0       0       0       0      85            10.65
  112   601-6091/2 N.Western Av./
          4905-4913 W.Clinton St                    0       0       0       0       0      85            10.65
  113   West Valley Mini Storage                    0       0       0       0       0       4            10.65
  114   8910 Washington Boulevard                   0       0       0       0       0       3            10.65
  115   Roscoe Plaza Apartments                     0       0       0       0       0      85            10.65
  116   Michael Boardman-Lake Terrace               0       0       0       0       0       3            10.65
  117   Rockhill/ Broadway Shop Center              0       0       0       0       0       3            10.65
  118   Villa Mira Monte Apts                       0       0       0       0       0       3            10.65
  119   981 Calle Negocio                           0       0       0       0       0       3            10.65
  120   Tahquitz Square                            11      11      11      11       5      12            10.65
  121   Sweetwater Apartments (2C)                  0       0       0       0       0       3            10.65
  122   Orange East & Orange West Apts              0       0       0       0      57       4            10.65
  123   1937 Sunset Circle (2D)                     0       0       0       0       0       3            10.65
  124   Old Colorado Square                         0       0       0       0       0       3            10.65
  125   Blythe Oceanview Apts                       0       0       0       0       0       3            10.65
  126   Keen Apartments                             0       0       0       0       0      325           10.65
  127   Tower Center Court                          0       0       0       0       0       3            10.65
  128   Chapman Apts                                0       0       0       0       0       3            10.65
  129   United Stor-All                             0       0       0       0       0       3            10.65
  130   Stewart Court                               0       0       0       0       0       3            10.65
  131   1150 South Bristol Street                   0       0       0       0       0       3            10.65

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                               Partial                                        Prepayment Code(11)
 Loan                                         Prepayment              Lock-out    6 mos.
  No.           Property Name                  Allowed   Seasoning(12) Period    Interest     YM1      YM     DEF
------------------------------------------------------------------------------------------------------------------------------------
  132   3315-3345 Newport Boulevard               No           5        58          0          59       0      0
  133   Office Building (Yale Avenue)             No           5        59          0          58       0      0
  134   Imperial Apartments                      Yes           4         0         11          0        0      0
  135   Park Plaza Center                         No           7        59          0          58       0      0
  136   Bali Hai Apartments                       No           6        59          0          58       0      0
  137   140 E. Commonwealth Ave.                 Yes           8         0         35          0        0      0
  138   Millcreek Shoppes                         No           6        59          0          58       0      0
  139   Paradise Plaza                            No          10        23          0          0        0      0
  140   Holly Tree Mobile Home Park               No           3        59          0          58       0      0
  141   Vista Dunes Mobile Home Park              No           5        59          0          58       0      0
  142   Casa Hermosa                             Yes          13         0         35          0        0      0
  143   Peakwood Medical Office Bldg              No           3        59          0          58       0      0
  144   Costa Mesa Super 8 Motel                  No           7        23          0          0        0      0
  145   Ocotillo Terrace                          No           2        59          0          58       0      0
  146   The Pines Apts                            No           5        59          0          58       0      0
  147   Russell Avenue Apartments                 No           4        59          0          58       0      0
  148   Centrifugal Casting Co.-10714             No           3        59          0          58       0      0
  149   5151 Commerce Avenue                      No           9        23          0          0        0      0
  150   35 North Alboni Place                     No           4        59          0          58       0      0
  151   555 Virginia Drive                        No           8        23          0          0        0      0
  152   Audubon Center                            No           4        60          0          53       0      0
  153   Bryan Apartments                          No           2        59          0          58       0      0
  154   1645-55 Grant Street                      No           2        59          0          58       0      0
  155   5408 North 99th Street                    No           2        59          0          58       0      0
  156   10960 Bluffside Drive                     No           3        59          0          58       0      0
  157   Whitehall Apartments                      No           3        59          0          58       0      0
  158   Progress Bulletin Building               Yes           6         0         35          0        0      0
  159   Aida Renta-Squire Apts                    No           2        59          0          58       0      0
  160   2263-2273 Harbor Boulevard                No           4        35          0          0        0      0
  161   Park Towne Place Apts.                    No           9        59          0          58       0      0
  162   Eugie Terrace Apts                        No           4        59          0          58       0      0
  163   Firestone Tire Store                      No           2        59          0          58       0      0
  164   The Singer Building                       No           8        23          0          0        0      0

------------------------------------------------------------------------------------------------------------------------------------
                                                              Prepayment Code(11)
 Loan                                                                                                   Admin.
  No.           Property Name                      5.0%    4.0%    3.0%    2.0%    1.0%   Open    Cost Rate (bps) (14)
------------------------------------------------------------------------------------------------------------------------------------
  132   3315-3345 Newport Boulevard                 0       0       0       0       0       3            10.65
  133   Office Building (Yale Avenue)               0       0       0       0       0       3            10.65
  134   Imperial Apartments                         0       0       0       0       0      109           10.65
  135   Park Plaza Center                           0       0       0       0       0       3            10.65
  136   Bali Hai Apartments                         0       0       0       0       0       3            10.65
  137   140 E. Commonwealth Ave.                    0       0       0       0       0      85            10.65
  138   Millcreek Shoppes                           0       0       0       0       0       3            10.65
  139   Paradise Plaza                              0       0      11      11      11      64            10.65
  140   Holly Tree Mobile Home Park                 0       0       0       0       0       3            10.65
  141   Vista Dunes Mobile Home Park                0       0       0       0       0       3            10.65
  142   Casa Hermosa                                0       0       0       0       0      85            10.65
  143   Peakwood Medical Office Bldg                0       0       0       0       0       3            10.65
  144   Costa Mesa Super 8 Motel                    0       0      11      11      11      64            10.65
  145   Ocotillo Terrace                            0       0       0       0       0       3            10.65
  146   The Pines Apts                              0       0       0       0       0       3            10.65
  147   Russell Avenue Apartments                   0       0       0       0       0       3            10.65
  148   Centrifugal Casting Co.-10714               0       0       0       0       0       3            10.65
  149   5151 Commerce Avenue                        0       0      11      11      11      64            10.65
  150   35 North Alboni Place                       0       0       0       0       0       3            10.65
  151   555 Virginia Drive                          0       0      11      11      11      64            10.65
  152   Audubon Center                              0       0       0       0       0       7            10.65
  153   Bryan Apartments                            0       0       0       0       0       3            10.65
  154   1645-55 Grant Street                        0       0       0       0       0       3            10.65
  155   5408 North 99th Street                      0       0       0       0       0       3            10.65
  156   10960 Bluffside Drive                       0       0       0       0       0       3            10.65
  157   Whitehall Apartments                        0       0       0       0       0       3            10.65
  158   Progress Bulletin Building                  0       0       0       0       0      85            10.65
  159   Aida Renta-Squire Apts                      0       0       0       0       0       3            10.65
  160   2263-2273 Harbor Boulevard                  0      11      11      11      11      41            10.65
  161   Park Towne Place Apts.                      0       0       0       0       0       3            10.65
  162   Eugie Terrace Apts                          0       0       0       0       0       3            10.65
  163   Firestone Tire Store                        0       0       0       0       0       3            10.65
  164   The Singer Building                         0       0      12      12      12      61            10.65

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                               Partial                                        Prepayment Code(11)
 Loan                                         Prepayment              Lock-out    6 mos.
  No.           Property Name                  Allowed   Seasoning(12) Period    Interest     YM1      YM     DEF
------------------------------------------------------------------------------------------------------------------------------------
  165   La Verne Shopping Center                  No           9        23          0          0        0      0
  166   Chambers Plaza Shopping Center            No           4        59          0          58       0      0
  167   AAA Mini Max Storage                      No           6        59          0          58       0      0
  168   Montego & Wyndham Apts.                   No           8        23          0          0        0      0
  169   Mayfair Terrace                           No           3        59          0          58       0      0
  170   Universal Care (2360 Pacific)             No           5        59          0          58       0      0
  171   Cinnibar Square Apartments                No          10        23          0          0        0      0
  172   2500 East Ball Road                       No           2        59          0          58       0      0
  173   Eckerd Drug Store                         No          10        23          0          0        0      0
  174   ParadiseArbor Apartments                  No           5        58          0          59       0      0
  175   Los Porticos Apartments                   No           2        59          0          58       0      0
  176   11737 Vanowen St.                        Yes           7         0         34          0        0      0
  177   Universal Care (1820 Lincoln)             No           5        59          0          58       0      0
  178   Billy's Cove Apartments                   No           3        59          0          58       0      0
  179   2612 Van Patten St.                       No           9        23          0          0        0      0
  180   18312 Collins Street                      No           7        58          0         119       0      0
  181   Orangewood  Apartments                    No           5        58          0          59       0      0
  182   Ocean View Apartments                     No           2        59          0          58       0      0
  183   101-109 West Foothill Blvd                No          10        23          0          0        0      0
  184   Salcorp                                  Yes           7         0         34          0        0      0
  185   318 N. Mariposa                           No           6        59          0          58       0      0
  186   320 N. Ardmore Avenue                    Yes           9         0         35          0        0      0
  187   Universal Care (1814 Lincoln)             No           5        59          0          58       0      0
  188   5742-5766 Camerford Avenue               Yes           8         0         35          0        0      0
  189   Ocean Village Cottages (2E)               No           6        59          0          58       0      0
  190   Oso Home Care                            Yes           9         0         35          0        0      0
  191   Cox Office Building                      Yes           9         0         35          0        0      0
  192   13931 Enterprise Drive                   Yes          10         0         35          0        0      0
  193   RIMO Manufacturing                       Yes          10         0         35          0        0      0
  194   Promatic Industries                      Yes          10         0         35          0        0      0

        Weighted Average:

------------------------------------------------------------------------------------------------------------------------------------
                                                              Prepayment Code(11)
 Loan                                                                                                   Admin.
  No.           Property Name                      5.0%    4.0%    3.0%    2.0%    1.0%   Open    Cost Rate (bps) (14)
------------------------------------------------------------------------------------------------------------------------------------
  165   La Verne Shopping Center                    0       0      11      11      11      64            10.65
  166   Chambers Plaza Shopping Center              0       0       0       0       0       3            10.65
  167   AAA Mini Max Storage                        0       0       0       0       0       3            10.65
  168   Montego & Wyndham Apts.                     0       0      11      11      11      64            10.65
  169   Mayfair Terrace                             0       0       0       0       0       3            10.65
  170   Universal Care (2360 Pacific)               0       0       0       0       0       3            10.65
  171   Cinnibar Square Apartments                  0       0      11      11      11      64            10.65
  172   2500 East Ball Road                         0       0       0       0       0       3            10.65
  173   Eckerd Drug Store                           0       0      12      12      12      61            10.65
  174   ParadiseArbor Apartments                    0       0       0       0       0       3            10.65
  175   Los Porticos Apartments                     0       0       0       0       0       3            10.65
  176   11737 Vanowen St.                           0       0       0       0       0      86            10.65
  177   Universal Care (1820 Lincoln)               0       0       0       0       0       3            10.65
  178   Billy's Cove Apartments                     0       0       0       0       0       3            10.65
  179   2612 Van Patten St.                         0       0      11      11      11      64            10.65
  180   18312 Collins Street                        0       0       0       0       0       3            10.65
  181   Orangewood  Apartments                      0       0       0       0       0       3            10.65
  182   Ocean View Apartments                       0       0       0       0       0       3            10.65
  183   101-109 West Foothill Blvd                  0       0      11      11      11      64            10.65
  184   Salcorp                                     0       0       0       0       0      86            10.65
  185   318 N. Mariposa                             0       0       0       0       0       3            10.65
  186   320 N. Ardmore Avenue                       0       0       0       0       0      325           10.65
  187   Universal Care (1814 Lincoln)               0       0       0       0       0       3            10.65
  188   5742-5766 Camerford Avenue                  0       0       0       0       0      85            10.65
  189   Ocean Village Cottages (2E)                 0       0       0       0       0       3            10.65
  190   Oso Home Care                               0       0       0       0       0      85            10.65
  191   Cox Office Building                         0       0       0       0       0      85            10.65
  192   13931 Enterprise Drive                      0       0       0       0       0      85            10.65
  193   RIMO Manufacturing                          0       0       0       0       0      85            10.65
  194   Promatic Industries                         0       0       0       0       0      85            10.65

        Weighted Average:                                                                                 7.89

      Footnotes to Appendix II

1 Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted.

2 Mortgage Loan is secured by liens on multiple properties. Property type, address, year built and year renovated indicated are for the largest of such properties. All other property information is aggregated for the multiple properties, which are summarized below:

         (2A) Secured by liens on 3949 and 3975 Dayton Park Drive and 3711, 3726, 3739 and 3759 Inpark Circle
         (2B)    Secured by liens on 2495-2515 Main Street and 2602-2620 Main
                 Street
         (2C) Secured by liens on 100-200 McElory Avenue and 101-201 Barclay Avenue
         (2D)    Secured by liens on 1638-44 Athol Avenue and 1937 Sunset Circle
         (2E) Secured by liens on 486, 90, and 92 3rd Street and 485-487 Bent Street

3 Certain ratios including Cut-off Date Balance/Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties and/or are cross-collateralized and cross-defaulted.

4 The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest accrual method applied to certain Mortgage Loans, the actual amortization period to a zero balance in certain cases will be longer.

5 Mortgage Loan secured by a condominium interest or partial condominium interest.

6  Mortgage Rates are as of the Cut-off Date.

7 The Mortgage Rate Periodic Maximum Increase and Maximum Decrease identifies the maximum increase and decrease in the Mortgage Rate at each Rate Reset Date.

8 The Monthly Payment of the Adjustable Rate Mortgage Loans is determined on each respective Rate Reset Date based on the then outstanding loan balance, the determined Index rate plus the Margin, subject to interest ceilings, floors and periodic maximum increases and decreases and the applicable remaining amortization term. The identified Balloon Balance, Balloon LTV and DSCR for each of the Adjustable Rate Mortgage Loans at each Rate Reset Date will be subject to the newly determined Monthly Payment.

9 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased As of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for 1997 or the preceding twelve month period.

10 For Office, Retail and Industrial Mortgage Properties, "Largest Tenant" refers to the tenant that represents the greatest percentage, equal to the total net rentable square footage at the subject property.

      Footnotes to Appendix II

11 Indicates prepayment provisions as stated in the Mortgage Loan from the first Due Date. "YM" represents yield maintenance and "YM1" represents the greater of yield maintenance or one percent of the outstanding principal balance at such time. "DEF" represents defeasance. "6 mos. Interest" represents a period during which prepayment of a cumulative 20% of the original Mortgage Loan balance may be made without penalty and the prepayment amount that exceeds 20% shall be made with a penalty equal to six months interest based on the Mortgage Loan interest rate in place at time of prepayment. The stated percentages (e.g., 5%, 4%, 3%, 2%, 1%) represent percentage Prepayment Premiums. "Open" represents a period during which Principal Prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the number set forth under a category of prepayment provision represents the number of payments in the original term to maturity for which such provision applies.

12 "Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment or Due Date to and including the Cut-off Date.

13 Mortgage Loan Number 90 permits up to 10% of the original principal balance to be prepaid without penalty on any one payment date each calendar year during the "Lockout" period.

14 The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest calculation methodology (i.e., actual/360) that is applicable to such Mortgage Loan.

APPENDIX III
SIGNIFICANT LOAN SUMMARIES


                    LOAN NOS. 1-7, 12-17 AND 47- DANIS LOANS
                    ----------------------------------------


CUT-OFF DATE BALANCE:                               PROPERTY TYPE:
Fixed Rate Loan Group:                              Fixed Rate Loan Group:
----------------------                              ----------------------
       Two Riverplace                 $ 4,162,878     Two Riverplace                      Office
       Apple Valley I                 $ 3,765,067     Apple Valley I                      Office
       Alex Bell Plaza                $ 3,269,664     Alex Bell Plaza                     Retail
       Apple Valley III               $ 2,477,018     Apple Valley III                    Office
       Dryden II                      $ 2,278,857     Dryden II                           Office
       Apple Valley II                $ 1,981,614     Apple Valley II                     Office
       Dayton Towne Center            $ 1,312,820     Dayton Towne Center                 Retail
   Floating Rate Loan Group:                        Floating Rate Loan Group:
   -------------------------                        -------------------------
       Cypress Park 4                 $ 2,928,962     Cypress Park 4                  Industrial
       Delco K-2                      $ 1,984,301     Delco K-2                       Industrial
       3975 Dayton Park               $ 1,810,675     3975 Dayton Park                     Other
       Trails End                     $ 1,389,011     Trails End                           Other
       Cypress Park 3                 $ 1,249,691     Cypress Park 3                  Industrial
       Blue Dog Cafe                  $   396,860     Blue Dog Cafe                        Other
   Airport Corporate Center           $ 2,774,260     Airport Corporate Center            Office
   ------------------------                         ------------------------
LOCATIONS:                                          YEAR BUILT/RENOVATED:
   Fixed Rate Loan Group:                           Fixed Rate Loan Group:
   ----------------------                           ----------------------
       Two Riverplace                  Dayton, OH     Two Riverplace                        1985
       Apple Valley I             Beavercreek, OH     Apple Valley I                        1987
       Alex Bell Plaza                 Dayton, OH     Alex Bell Plaza                       1983
       Apple Valley III           Beavercreek, OH     Apple Valley III                      1987
       Dryden II                      Moraine, OH     Dryden II                             1986
       Apple Valley II            Beavercreek, OH     Apple Valley II                       1986
       Dayton Towne Center             Dayton, OH     Dayton Towne Center                   1985
   Floating Rate Loan Group:                        Floating Rate Loan Group:
   -------------------------                        -------------------------
       Cypress Park 4                 Orlando, FL     Cypress Park 4                        1988
       Delco K-2                    Kettering, OH     Delco K-2                             1988
       3975 Dayton Park                Dayton, OH     3975 Dayton Park                      1978
       Trails End                   Kettering, OH     Trails End                       1916/1987
       Cypress Park 3                 Orlando, FL     Cypress Park 3                        1988
       Blue Dog Cafe                   Dayton, OH     Blue Dog Cafe                    1939/1997
   Airport Corporate Center          Vandalia, OH     Airport Corporate Center              1987
   ------------------------                         ------------------------

                                     III-1


SQUARE FEET:                                        ANNUAL DEBT SERVICE:
   Fixed Rate Loan Group:                           Fixed Rate Loan Group:
   ----------------------                           ----------------------
       Two Riverplace                      42,286     Two Riverplace                   $  414,316
       Apple Valley I                      54,927     Apple Valley I                   $  367,035
       Alex Bell Plaza                     75,890     Alex Bell Plaza                  $  318,741
       Apple Valley III                    45,399     Apple Valley III                 $  241,470
       Dryden II                           42,526     Dryden II                        $  222,153
       Apple Valley II                     29,916     Apple Valley II                  $  193,176
       Dayton Towne Center                 35,932     Dayton Towne Center              $  127,979
   Floating Rate Loan Group:                        Floating Rate Loan Group:
   -------------------------                        -------------------------
       Cypress Park 4                      69,000     Cypress Park 4                   $  376,105
       Delco K-2                           82,000     Delco K-2                        $  209,844
       3975 Dayton Park                   118,203     3975 Dayton Park                 $  191,482
       Trails End                          16,069     Trails End                       $  146,891
       Cypress Park 3                      18,000     Cypress Park 3                   $  160,472
       Blue Dog Cafe                       10,000     Blue Dog Cafe                    $   41,969
   Airport Corporate Center                47,139     Airport Corporate Center         $  270,447
   ------------------------                         ------------------------
PERCENT LEASED:                                     BALANCE AT MATURITY:
   Fixed Rate Loan Group:                           Fixed Rate Loan Group:
   ----------------------                           ----------------------
       Two Riverplace                       100.0%    Two Riverplace                   $3,454,524
       Apple Valley I                        92.8%    Apple Valley I                   $3,106,675
       Alex Bell Plaza                       98.8%    Alex Bell Plaza                  $2,697,902
       Apple Valley III                      73.1%    Apple Valley III                 $2,043,866
       Dryden II                             96.4%    Dryden II                        $1,880,357
       Apple Valley II                      100.0%    Apple Valley II                  $1,635,092
       Dayton Towne Center                   78.2%    Dayton Towne Center              $1,083,249
   Floating Rate Loan Group:                        Floating Rate Loan Group:
   -------------------------                        -------------------------
       Cypress Park 4                       100.0%    Cypress Park 4                   $1,492,001
       Delco K-2                            100.0%    Delco K-2                        $1,673,580
       3975 Dayton Park                      80.1%    3975 Dayton Park                 $1,527,141
       Trails End                           100.0%    Trails End                       $1,171,506
       Cypress Park 3                       100.0%    Cypress Park 3                   $  636,587
       Blue Dog Cafe                        100.0%    Blue Dog Cafe                    $  334,717
   Airport Corporate Center                 100.0%  Airport Corporate Center           $2,289,130
   ------------------------                         ------------------------

                                     III-2

PERCENT LEASED AS OF DATE:                          MORTGAGE RATE:
   Fixed Rate Loan Group:                           Fixed Rate Loan Group:
   ----------------------                           ----------------------
       Two Riverplace             March 31, 1998      Two Riverplace                        8.625%
       Apple Valley I             March 31, 1998      Apple Valley I                        8.375%
       Alex Bell Plaza            March 31, 1998      Alex Bell Plaza                       8.375%
       Apple Valley III             June 5, 1998      Apple Valley III                      8.375%
       Dryden II                  March 31, 1998      Dryden II                             8.375%
       Apple Valley II            March 31, 1998      Apple Valley II                       8.375%
       Dayton Towne Center        March 31, 1998      Dayton Towne Center                   8.375%
   Floating Rate Loan Group:                        Floating Rate Loan Group:               9.375%
   -------------------------                        -------------------------
       Cypress Park 4          February 18, 1998    Airport Corporate Center                8.375%
                                                    ------------------------
       Delco K-2                 August 17, 1994    ORIGINATION DATE:
       3975 Dayton Park           March 31, 1998      Fixed Rate Loan Group:     October 28, 1997
                                                      ----------------------
       Trails End                 March 31, 1998      Floating Rate Loan Group:  October 28, 1997
                                                      -------------------------
       Cypress Park 3             March 31, 1998      Airport Corporate Center   October 28, 1997
                                                      ------------------------
       Blue Dog Cafe                 May 7, 1998    CUT-OFF DATE BALANCE/NSF:
   Airport Corporate Center       March 31, 1998      Fixed Rate Loan Group:              $    59
   ------------------------                           ----------------------
LOAN TYPE:                                            Floating Rate Loan Group:           $    31
                                                      -------------------------
   Fixed Rate Loan Group:                  Fixed      Airport Corporate Center            $    59
   ----------------------                             ------------------------
   Floating Rate Loan Group:                 ARM    DSCR:
   -------------------------
   Airport Corporate Center                Fixed      Fixed Rate Loan Group:                1.18x
   ------------------------                           ----------------------
MATURITY DATE:                                        Floating Rate Loan Group:             1.20x
                                                      -------------------------
   Fixed Rate Loan Group:       November 1, 2007      Airport Corporate Center              1.34x
   ----------------------                             ------------------------
   Floating Rate Loan Group:    November 1, 2007    AGGREGATE UNDERWRITTEN CASH FLOW:
   -------------------------
   Airport Corporate Center     November 1, 2007      Fixed Rate Loan Group:           $2,230,897
   ------------------------                           ----------------------
APPRAISED VALUE:                                      Floating Rate Loan Group:        $1,352,851
                                                      -------------------------
   Fixed Rate Loan Group:            $26,820,000      Airport Corporate Center         $  361,892
   ----------------------                             ------------------------
   Floating Rate Loan Group:         $15,125,000    BALANCE AT MATURITY LTV:
   -------------------------
   Airport Corporate Center          $ 4,000,000      Fixed Rate Loan Group:                 59.3%
   ------------------------                           ----------------------
CURRENT LTV:                                          Floating Rate Loan Group:              45.2%
                                                      -------------------------
   Fixed Rate Loan Group:                   71.8%     Airport Corporate Center               57.2%
   ----------------------                             ------------------------
   Floating Rate Loan Group:                65.4%
   -------------------------
   Airport Corporate Center                 69.4%
   ------------------------
-----------------------------------------------------------------------------------------------

                                   THE LOANS

     There are 14 Mortgage Loans (the "Danis Loans") in the portfolio secured by office, retail, warehouse, industrial and restaurant properties (the "Properties"). The Danis Loans were originated on October 28, 1997 and mature November 1, 2007. There are seven fixed rate loans that are cross-collateralized and cross-defaulted among themselves (the "Fixed Rate Loans"); six adjustable rate loans that are cross-collateralized and cross-defaulted among themselves (the "Adjustable Rate Loans"); and an additional fixed rate loan that is not cross-collateralized or cross-defaulted with the other Danis Loans (the "Airport Corporate Center Loan"). The Fixed Rate Loans are: Two Riverplace, Alex Bell Plaza, Apple Valley I, Apple Valley II, Apple Valley III, Dayton Towne Center and Dryden II. The Adjustable Rate Loans are: Cypress Park 3, Cypress Park 4, Delco K-2, 3975 Dayton Park, TrailsEnd and Blue Dog Cafe.

     THE BORROWER. The Danis Loans were made to various subsidiary corporations of the Danis Companies. The Danis Loans are guaranteed by The Danis Companies.

     SECURITY. Each of the Danis Loans are secured by liens on fee simple interests with an assignment of leases and rents and a first priority security interest in any furniture, fixture and equipment

                                     III-3
owned by the Borrower and used in the operation of the Properties, except the 3975 Dayton Park Loan, which is secured by a leasehold mortgage on the Borrower's leasehold estate.

     PAYMENT TERMS. The Danis Loans have an original term of 120 months. All amortize over 300 months, except for Cypress Park 3 and Cypress Park 4, which
amortize over 180 months.   The Danis Loans have monthly payments of principal
and interest until maturity on November 1, 2007, as follows: (a) Two Riverplace --$34,526, (b) Alex Bell Plaza--$26,562, (c) Apple Valley I--$30,586, (d) Apple
Valley II--$16,098, (e) Apple Valley III--$20,123, (f) Dryden II--$18,513, (g)
Dayton Towne Center--$10,665, (h) Cypress Park 4--$31,342 (at 9.375%), (i) Delco K-2--$17,487 (at 9.375%), (j) Cypress Park 3--$13,373 (at 9.375%), (k) the 3975
Dayton Park--$15,957 (at 9.375%), (l) Blue Dog Cafe--$3,497 (at 9.375%), (m)
TrailsEnd--$12,241 (at 9.375%), and (n) Airport Corporate Center--$22,537 (at 8.375%). Upon maturity, all unpaid principal and accrued but unpaid interest is due. The Danis Loans accrue interest computed on the basis of the actual number of days in a 360-day year.

     The Adjustable Rate Loans have an initial annual rate of 9.375% as of the Cut-off Date, which is adjusted semi-annually not to exceed 1.5% per adjustment. The Adjustable Rate Loans have a minimum rate of 9.375% and a maximum rate of 15.375%. With the exception of Two Riverplace, all Fixed Rate Loans bear interest at 8.375%. Two Riverplace bears interest at 8.625%. The Airport Corporate Center Loan bears interest at 8.375%.

     PREPAYMENT. The Fixed Rate Loans are subject to a lockout for the first 59 monthly payments. The Fixed Rate Loans may be prepaid at the greater of 1.00% or yield maintenance for the following 57 monthly payments. For the last four payments, the loan may be prepaid in full without penalty.

     The Adjustable Rate Loans are, with the exception of the Cypress Park 3 and Cypress Park 4 Loans, subject to a lockout for the first 35 monthly payments, a 3% penalty for the following 12 monthly payments, a 2% penalty for the following 12 monthly payments and a 1% penalty for the following 54 monthly payments. For the last seven monthly payments, the loans may be prepaid in full without penalty. The Cypress Park 3 and Cypress Park 4 Loans may be prepaid in full at any time without penalty.

     TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Danis Loans become immediately due and payable upon the transfer of the Property or any controlling interest in the Borrower without the lender's prior written consent, except that partial releases are obtainable generally among the Fixed Rate Loans and Adjustable Rate Loans upon the Borrower's (i) payment in full, including any applicable prepayment premium, of the unpaid balance for the applicable Loan, and (ii) with the exception of the Cypress Park 3 and Cypress Park 4 Loans, evidencing that the combined Debt Service Coverage Ratio ("DSCR") for the remaining Loans among the Fixed Rate Loans or Adjustable Rate Loans, as the case may be, is not less than the 1.15 to 1.00 as of the date of such prepayment.

     ESCROW/RESERVES. Generally, all of the Danis Loans require reserves for taxes and insurance and impounds for replacement reserves and tenant leasing and commission ("TI & LC") reserves. The following are the replacement reserve and TI & LC reserve requirements for the Danis Loans: (a) Two Riverplace, $.18/s.f. or $7,571 annually for replacement reserves and TI & LC reserves of $1.12/s.f. or $47,472 annually; (b) Alex Bell Plaza, $48,956 annually for replacement reserves and TI & LC reserves of $142,890 annually; (c) Apple Valley I, $.15/s.f. or $8,239 annually for replacement reserves and TI & LC reserves of $1.15/s.f. or $63,403 annually; (d) Apple Valley II, $.15/s.f. or $4,487 annually for replacement reserves and $1.17/s.f. or $34,961 for TI & LC reserves, capped at $69,922; (e) Apple Valley III, $.15/s.f. or $7,024 annually for replacement reserves and $0.91/s.f. or $41,235 for TI & LC reserves; (f) Dryden II, $.15/s.f. or $6,363 annually for replacement reserves, capped at $12,726 and TI & LC reserves of $47,201 annually, capped at $94,400; (g) Dayton Towne Center, $.20/s.f. or $7,186 annually for replacement reserves and TI & LC reserves of $.83/s.f. or $29,723 annually; (h) Cypress Park 4, $.10/s.f. or $7,080 annually for replacement reserves and TI & LC reserves of $.26/s.f. or $17,769 annually; (i) Delco K-2, $.30/s.f. or $24,600 annually for replacement reserves, capped at $24,600, and TI & LC reserves of $.35/s.f. or $29,055 annually, capped at $58,110; (j) Cypress Park 3, $.10/s.f. or

                                     III-4

$1,789 annually for replacement reserves and TI & LC reserves of $7,755 annually; (k) the 3975 Dayton Place, $.10/s.f. or $11,800 annually for replacement reserves and TI & LC reserves of $.19/s.f. or $22,145 annually; (l) Blue Dog Cafe, $.41/s.f. or $4,100 annually for reserve replacements and TI & LC reserves of $10,568 annually; (m) TrailsEnd, $.30/s.f. or $4,760 annually for replacement reserves and "other original hold back amount" of $3,000, and (n) Airport Corporate Center, replacement reserve of $.15/s.f. or $7,061 annually, and TI & LC reserves of $1.18/s.f. or $55,712 annually. Replacement reserves and TI & LC reserves are impounded on a monthly basis. All reserves commenced concurrently with the first loan payment and continue throughout the loan term.

     Other reserves were required for the following: Apple Valley II ($2,800 for re-sealing of surface parking lot), Apple Valley III ($70,000 withheld until occupancy level reaches 93%), Dayton Towne Center ($48,000 for immediate needs including roof repair and paving repairs), Cypress Park 4 ($13,300 for immediate repairs), Delco K-2 ($21,350 for first year and immediate repair needs), the 3975 Dayton Park ($27,510 for immediate repairs), and Blue Dog Cafe ($9,500 for repainting of the exterior).

     SUBORDINATE/OTHER DEBT.   Subordinate indebtedness (other than trade and
operational debt incurred in the ordinary course of business with trade creditors) is prohibited.

                                 THE PROPERTIES

     Two Riverplace. Built in 1985, Two Riverplace is a 42,286 square foot, four-story office building constructed over a two story, 105 vehicle parking garage, in Dayton, Ohio. The site area contains a total of 1.83 acres. The building is a condominium of which Danis owns 83.79% of the condominium units or 42,286 square feet of Net Leasable Area ("NLA") (the "Danis Interest"). As of March 31, 1998, the Danis Interest is 100% occupied with four tenants. The Danis Interest is 85.7% occupied by Danis or related entities under long-term leases ("Danis Leases"). All Danis Leases extend beyond the loan term except for Danis Building Construction Company (27.6% of NLA), which expires September 30, 2001. The other 14.3% of Danis Interest NLA is leased by Larry Stein Realty until after the loan term. The average base rental, as of March 31, 1998, is $15.75/s.f./year.

     Blue Dog Cafe. The Mortgaged Property, located in downtown Dayton, Ohio, is a three story apartment converted into a restaurant which occupies the entire building containing 10,000 square feet of NLA. The third story is closed off and not used. Parking is provided for 73 cars. The building was built in 1939 and renovated in 1997. The only tenant is the Blue Dog Cafe, under lease at the rate of $7.50/s.f./year until February 28, 2002.

     Alex Bell Plaza. Alex Bell Plaza is a 1-story retail strip shopping center situated on a 7.56 acre site in Dayton, Ohio. The U-shaped building was built in two phases in 1983 and 1984. Alex Bell Plaza contains 75,890 square feet of NLA and an asphalt paved parking area for 736 vehicles. As of March 31, 1998, Alex Bell Plaza was 99% occupied. The major tenant is Genescreen, occupying 12,500 square feet of NLA or 16.5%. Genescreen is under lease until October 31, 2002. Twenty-one tenants occupy the remaining 82.5% of non-vacant NLA. Contractual lease expirations during the loan term for all tenants are as follows: 5.1% in 1998, 43.8% in 1999, 31.4% in 2000, 11.6% in 2001, 3.0% in
2002, 3.9% in 2003, 0% in 2004 through 2007.  As of March 31, 1998, the average base rental, excluding vacancies, was $8.14/s.f./year.

     Apple Valley I. Apple Valley I consists of a three story office building with 54,927 square feet of NLA situated on 5.2 acres in Beavercreek, Ohio. The building was constructed in 1987 and is 92.8% occupied as of March 31, 1998.
The major tenants are Digital Equipment (22.3% of NLA under lease until July 31, 1999), and Gasper Corp. (32.1% of NLA, under lease until August 31, 2001). Six tenants occupy the remaining 38.4% of non-vacant NLA. Contractual lease expirations during the loan term for all tenants are as follows: 15.1% in 1998, 30.0% in 1999, 0% in 2000, 38.6% in 2001, 9.2% in 2002, 0% in 2003 through 2007.
As of March 31, 1998, the average base rental, excluding vacancies, was $14.61/s.f./year.

                                     III-5

     Apple Valley II. Apple Valley II is a 2-story office building constructed in 1985 in Beavercreek, Ohio. The building is on a 2.58 acre site and has a NLA of 29,916 square feet. Litton Systems occupies 100% of the property at $14.25/s.f./year under a one-year lease that expires on September 30, 1998.

     Apple Valley III. Apple Valley III is a one-story, office building situated on a 5.2 acre site in Beavercreek, Ohio. The 45,399 square foot building was built in 1987 and is 73% occupied as of June 5, 1998. The average base rental, excluding vacancies, is $8.39/s.f./year.

     Cypress Park 3. Cypress Park 3 is an 18,000 square foot warehouse/distribution facility in Orlando, Florida. The facility, built in 1988, was designed to suit the special needs of its only tenant, Brinks, Inc. The site is used as a money processing facility with office, delivery, storage, truck maintenance, processing and vault areas. Brinks is under lease until March 31, 2008, at $11.40/s.f./year.

     Cypress Park 4. Cypress Park 4 is a 69,000 square foot warehouse built in 1988 in the Cypress Lake Industrial Park in Orlando, Florida. The warehouse is in an unincorporated section of Orange County, south of Orlando. The Danis Companies (parent company of the Borrower) is the sole occupant of the warehouse. The Danis Companies occupies the building at $9.06/s.f./year until its lease expires on September 30, 2002.

     Dayton Towne Center. Dayton Towne Center is a 35,932 square foot retail strip shopping center built in 1985 in Dayton, Ohio. The center is physically attached to a Kroger supermarket, which is not part of the collateral. The center is situated on a 5.10 acre site with an asphalt paved parking area for 171 vehicles. As of March 31, 1998, the shopping center was 78.2% occupied with Blockbuster Video being the major tenant, occupying 20,433 square feet or 56.9% of NLA. Blockbuster is under lease until May 31, 2001 at the rate of $10.37/s.f./year. Four other tenants occupy the remaining 22.3% of non-vacant NLA. Contractual lease expirations during the loan term for all tenants are as follows: 3.0% in 1998, 11.1% in 1999, 7.3% in 2000, 56.9% in 2001, 0% in 2002
through 2007. As of March 31, 1998, the average base rental, excluding vacancies, was $7.65/s.f./year.

     Delco K-2. Delco K-2 is one-story concrete warehouse facility, containing 82,000 square feet of NLA, of which 2,460 square feet is an office. The site is built on 10 acres in Kettering, Ohio, and has parking for 200 vehicles. General Motors is the sole occupant and is under lease until March 31, 2003 at $4.25/s.f./year.

     Dryden II. Dryden II is a 42,526 square foot, steel frame, three story office building built in 1986 in Moraine, Ohio. Dryden II is located on a 2.509 acre parcel of land. The building, as of March 31, 1998, was 96% occupied. The major tenant is Andrews University, occupying 34.9% of NLA. Andrews' lease expires on December 31, 2004. Five other tenants occupy the remaining 61.1% of non-vacant NLA. Contractual lease expirations during the loan term for all tenants are as follows: 9.8% in 1998, 0% in 1999, 37.8% in 2000, 13.9% in 2001,
0% in 2002 and 2003, 34.9% in 2004, 0% in 2006 and 2007. As of March 31, 1998,
the average base rental, excluding vacancies, was $11.45/s.f./year.

     3975 Dayton Park. 3975 Dayton Park consists of six properties consisting of a vacant tract of land and five one-story industrial structures located at 3711, 3726, 3739, and 3757 Inpark Circle and 3949 and 3975 Dayton Park Drive, all located in Dayton, Ohio. All of these properties are on ground leases from the City of Dayton. Each of the ground leases have primary terms of thirty years expiring in 2003, and are automatically renewable each year thereafter for forty successive years. An additional thirty-five year option is available thereafter at a rental rate to be determined by arbitration. The following is a description of each property:

          3711 Inpark. A 1.7 acre open parking lot leased, as of March 31, 1998, by a trucking company for truck storage. There is a gravel parking area, 6-foot high fence, trailer and one egress/ingress. The trucking company, Transport International, leases month-to-month at an annual lease rate of $24,600.

                                     III-6

          3726 Inpark. A 1-story, 5,000 square foot, industrial warehouse on a concrete slab foundation, with asphalt paved parking for 13 vehicles. The warehouse was constructed in 1977 and currently is occupied by American Metal Works, Inc., at $4.08/s.f./year under a lease that expires on April 30, 1999.

          3739 Inpark. A 1-story, 10,378 square foot industrial structure, with a paved parking lot for 19 vehicles. The structure is occupied by The Shur-Good Biscuit Company at $3.40/s.f./year under a lease that expires on December 31, 1998.

          3757 Inpark. A one-story, 23,080 square foot industrial structure, with a paved parking lot for 40 vehicles. As of March 31, 1998, this building, representing 12.0% of the 3975 Dayton Park NLA, was only partially occupied by one tenant, Morning Pride Manufacturing, Inc. This tenant leases the space at $3.00/s.f./year under a month-to-month lease. 10,750 square feet or an amount representing 6.1% of the Ohio Properties NLA is currently vacant.

          3949 Dayton Park. A 38,100 square foot, one-story metal distribution center on a slab foundation constructed in 1976. The building consists of five tenants with the majority of space used for storage. The building represents a total of 19.8% of NLA of the 3975 Dayton Park. The major tenant, Hammelmann Corp., representing 4.9% of total NLA, pays an annual rate of $3.95/s.f. under a month-to-month lease. As of March 31, 1998, a portion of the building remains vacant, representing 1.8% of the total NLA. Two tenants, representing 4.7% of total NLA, are under lease until 1999, and two tenants, representing 6.9% of total NLA, are under lease until 1998. As of March 31, 1998, the average base rental, excluding vacancies, was $3.29/s.f./year.

          3975 Dayton Park. A 42,000 square foot, one-story metal and brick facing distribution center constructed in 1981 on a 3.4 acre site. As of March 31, 1998, the building is occupied by three tenants, with the majority of space being used for storage.

     Trails End. A 16,069 square foot corporate retreat center used by subsidiaries of The Danis Companies.

     Airport Corporate Center.  A 47,139 square foot, three story building on an
8.61 acre site, containing three separate asphalt parking areas with 192 parking spaces. As of March 31, 1998, the property was 100% leased. The average base rental is $13.51/s.f./year.

                                   MANAGEMENT

          The property manager for the Danis Properties is Larry Stein Realty.

                               SUBSEQUENT EVENTS

          Subsequent to the Cut-off Date, Seller received a request from the Borrower for a pay-off statement in connection with the Cypress Park 3 Mortgage Loan. Notwithstanding such request, there can be no assurance that the Borrower will pay such Mortgage Loan in full at this time.

                                     III-7

                      LOANS NO. 8-11 - GHIDORZI PORTFOLIO
                      -----------------------------------


CUT-OFF DATE BALANCE:                            LOCATIONS:
   CAG Industrial                   $5,122,236     CAG Industrial             Wausau, WI
   Stewart Center                   $3,086,924     Stewart Center             Wausau, WI
   Galleria                         $3,650,180     Galleria                   Wausau, WI
   Wausau Container                 $  973,714     Wausau Container           Wausau, WI
YEAR BUILT/RENOVATED:                            SQUARE FEET:
   CAG Industrial                    1996/1998     CAG Industrial                258,664
   Stewart Center                         1988     Stewart Center                 57,367
   Galleria                               1994     Galleria                       52,149
   Wausau Container                  1993/1997     Wausau Container               35,362
ANNUAL DEBT SERVICE:                             BALANCE AT MATURITY:
   CAG Industrial                   $  425,474     CAG Industrial            $ 4,518,881
   Stewart Center                   $  256,413     Stewart Center            $ 2,723,310
   Galleria                         $  303,199     Galleria                  $ 3,220,219
   Wausau Container                 $   80,881     Wausau Container          $   859,020
PERCENT LEASED:                                  PROPERTY TYPE:
   CAG Industrial                        100.0%    CAG Industrial             Industrial
   Stewart Center                         96.3%    Stewart Center                 Office
   Galleria                               97.1%    Galleria                    Mixed Use
   Wausau Container                      100.0%    Wausau Container           Industrial
PERCENT LEASED AS OF DATE:                       LOAN TYPE:
   CAG Industrial              December 1, 1997  ORIGINATION DATE:          May 28, 1998
   Stewart Center                 April 1, 1998  MATURITY DATE:             June 1, 2008
   Galleria                       April 1, 1998  MORTGAGE RATE:                    7.384%
   Wausau Container               April 1, 1998  CUT-OFF DATE BALANCE/NSF:   $        32
DSCR:                                     1.33x  APPRAISED VALUE:            $18,150,000
BALANCE AT MATURITY LTV:                  62.4%  CURRENT LTV:                       70.7%
----------------------------------------------------------------------------------------

                                   THE LOANS

     The "Ghidorzi Loans" consist of four separate Mortgage Loans (the "CAG Industrial Loan", the "Stewart Center Loan", the "Galleria Loan" and the "Wausau Container Loan") secured by liens on the related Mortgaged Properties. Each of the Ghidorzi Loans was originated on May 28, 1998, and has a maturity date of June 1, 2008.

     THE BORROWER. There is a separate borrowing entity for each of the Ghidorzi Loans. These entities are all Wisconsin corporations that are wholly owned by Charles A. and Mary Ann Ghidorzi. The Borrower for the CAG Industrial Loan is CAG Industrial, Inc. The Borrower for the Stewart Center Loan is Stewart Center Corp. The Borrower for the Galleria Loan is Galleria, Inc. The Borrower for the Wausau Container Loan is Employee Partnership, Inc.

     SECURITY. The Ghidorzi Loans are secured by liens on the Mortgaged Properties with an assignment of leases and rents and a first priority security interest in any furniture, fixtures and equipment owned by the related Borrower and used in the operation of the Mortgaged Property. In addition, the Stewart Center Loan is further secured by the Borrower's proxy for its voting rights in the condominium association owning the common elements of that condominium project. The Ghidorzi Loans are cross-collateralized and cross-defaulted. Each of the Ghidorzi Loans is non-recourse except for standard carve-outs which are guaranteed by Charles A. and Mary Ann Ghidorzi.

                                     III-8

     PAYMENT TERMS. Each Ghidorzi Loan has a Mortgage Rate fixed at 7.384%, an original term of 120 months and an original amortization term of 360 months. The Ghidorzi Loans require monthly payments of principal and interest until maturity on June 1, 2008, as follows: (a) CAG Industrial Loan--$35,456, (b) Stewart Center Loan--$21,368, (c) Galleria Loan--$25,267, (d) Wausau Container Loan--$6,740. Upon maturity, all unpaid principal and accrued but unpaid interest is due. The Ghidorzi Loans accrue interest computed on the basis of the actual number of days in a 360-day year.

     PREPAYMENT. Each of the Ghidorzi Loans is subject to a lockout period for the first 60 monthly payments. The Ghidorzi Loans may be prepaid at the greater of 1% or yield maintenance for the following 56 monthly payments. For the last four payments, the loan may be paid in full with no penalty.

     TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Ghidorzi Loans become immediately due and payable upon the transfer of the Mortgaged Property or any controlling interest in the Borrower without the lender's prior written consent, except that partial releases are obtainable generally upon the Borrower's (i) evidencing that the combined DSCR for the remaining Loans is not less than the greater of (A) the combined DSCR on all parcels immediately prior to the request for release, or (B) the combined DSCR on all four parcels at the time of loan funding; and (ii) paying a release fee equal to 125% of the unpaid balance of the related Mortgage Loans, including the applicable prepayment premium, at the time of such release. In addition, the CAG Industrial Loan also permits release of an undeveloped portion of the Mortgaged Property upon satisfaction of subdivision and separate tax parcel requirements. This is not considered material to the value of the collateral.

     ESCROW/RESERVES. Each of the Ghidorzi Loans require impounded reserves for taxes and insurance. Each of the Ghidorzi Loans require replacement reserves and TI & LC reserves. The following are the reserve requirements for the Ghidorzi Loans: (a) CAG Industrial Loan: $.10/s.f. or $25,866 annually for replacement reserves, capped at $75,000, and TI & LC reserves of $30,973 annually, capped at $90,000; (b) Stewart Center Loan: $.20/s.f. or $11,474 annually for replacement reserves, capped at $35,000, and TI & LC reserves of $52,586 annually, capped at $155,000; (c) Galleria Loan: $.15/s.f. or $7,822 annually for replacement reserves, capped at $30,000, and TI & LC reserves of $58,964 annually, capped at $170,000, and (d) Wausau Container Loan: $.10/s.f. or $3,536 annually for replacement reserves, capped at $10,000, and TI & LC reserves of $11,043 annually, capped at $35,000. Replacement reserves and TI & LC reserves are impounded on a monthly basis. All reserves commenced concurrently with the first constant loan payment and continue throughout the loan term.

     SUBORDINATE/OTHER DEBT. Subject to certain permitted contingent subordinate debt for the CAG Industrial Loan, subordinate indebtedness (other than trade and operational debt incurred in the ordinary course of business with trade creditors) is prohibited. The CAG Industrial Loan permits certain contingent subordinate debt in the aggregate amount of $414,964 to the City of Wausau, which debt matures November 6, 2007, and is secured by a mortgage. Upon satisfaction of certain job creation criteria, the indebtedness is reduced annually and, ultimately, extinguished. The City of Wausau entered into a Subordination Agreement subordinating its rights under its mortgage to that of the holder of the CAG Industrial Loan.

                                 THE PROPERTIES

     The CAG Industrial Loan. CAG is a 258,664 square foot, multi-tenant industrial/warehouse and distribution facility built in 1996 in Wausau, Wisconsin. Total office build-out accounts for approximately 21,986 square feet or 8.5% of NLA, with the remaining NLA of 236,678 square feet as warehouse/distribution use. As of December 1997, CAG is 100% occupied. The major tenants include Fiskars, Inc., occupying 57.8% of NLA, and Innovative Quality Systems, occupying 35.1% of NLA. Both these tenants are under long-term leases that extend beyond the loan term. Innovative Quality Systems has an early termination option allowing it to terminate its lease for $269,000 in 2001 or

                                     III-9

$221,940 in 2006. Two additional tenants occupy the remaining space, with one lease, representing 2.6% of NLA, expiring in 1998, and the second, representing 4.5% of NLA, expiring in 1999. The average rental rate as of December 1997 was $2.83/s.f./year.

     The Stewart Center Loan. Stewart Center is a two-story office building, located in Wausau, Wisconsin, with an NLA of 57,367 square feet. Stewart Center was built in two phases; the first in 1985, and the second in 1988. The subject site contains a gross area of approximately 116,315 square feet. The building is divided into 37 suites with 422 parking spaces, some of which are shared with an adjacent property. The major tenant, State Farm Insurance, occupies 4,829 square feet or 8.4% of total NLA. As of April 1, 1998, 3.7% of NLA remained vacant and thirty-three tenants leased the remaining 87.9% of NLA. Contractual lease expirations during the loan term for all tenants are as follows: 38.27% in 1998, 16.51% in 1999, 24.31% in 2000, 4.18% in 2001, 7.71% in 2002, 5.33% in
2003, and 0% in 2004 through 2007. Average base rental as of April 1998, excluding vacancies, was $10.63/s.f.. The Mortgaged Property is a condominium project. The Borrower owns 100% of the units in the condominium, as well as 100% of the voting rights in the owners' association. The Borrower cannot transfer its ownership of any units in the condominium pursuant to the provisions of the related Mortgage.

     The Galleria Loan. The Galleria, located in Wausau, Wisconsin, is comprised of three buildings known as Galleria I, II, and III. Galleria I, built in 1994, is a retail/office property with 28,974 NLA located on a 3.09 acre parcel. Galleria II, built in 1995, is a three-story office building with 19,650 NLA located on a .56 acre parcel. Galleria III, built in 1996, is a two-tenant, 3,525 NLA office building located on a 1.035 acre parcel. The three properties are contiguous and contain a total of 352 parking spaces. As of April 1998, the major tenants included Silver Bullet Management, occupying 14.8% of NLA, and Midwest Dental, occupying 11.9% of NLA. Midwest Dental's lease expires beyond the loan term and Silver Bullet Management's lease ends in March of 2006. A total of twenty-four tenants, none representing more than 10% of NLA, occupy 70.4% of NLA. Vacancies account for the remaining 2.89% of NLA. Contractual lease expirations during the loan term for all tenants are as follows: 5.23% in 1998, 13.37% in 1999, 23.33% in 2000, 13.94% in 2001, 11.65% in 2002, 2.84% in
2003, 0% in 2004 through 2005, 14.84% in 2006, and 0% in 2007.  As of April
1998, the average base rental, excluding vacancies, was $10.67/s.f./year.

     The Wausau Container Loan. Wausau Container, located in Wausau, Wisconsin, is a single-story, light industrial manufacturing facility which was built in two phases, in 1993 and 1997. The second phase brought total NLA to 35,362 square feet. The subject site, set on 2.44 acres, is located within an industrial park that is dominated by single-story, industrial properties, ranging from 20,000 to 100,000 square feet. The property is 100% leased to Wausau Container Corporation, which prints and assembles packaging containers for the food industry. Wausau Container is under lease until April of 2003, and has a ten-year option to renew. The average base rental for Wausau Container is $3.71/s.f. Wausau Container has an option to purchase the property after the lockout period at a price sufficient to pay off the Mortgage Loan.

                                   MANAGEMENT

     The Mortgaged Properties are managed by C.A. Ghidorzi, Incorporated, an affiliate of the Borrowers. The Manager has been involved in the development and management of office, retail and industrial properties in the subject market area since 1971.

                                     III-10

                          LOAN NO. 18 - HARVARD MARKET
                          ----------------------------


CUT-OFF DATE BALANCE:          $8,973,365   PROPERTY TYPE:                   Mixed Use
LOAN TYPE:                          Fixed   LOCATION:                      Seattle, WA
ORIGINATION DATE:          March 31, 1998   YEAR BUILT/RENOVATED:                 1997
MATURITY DATE:              April 1, 2008   UNITS/NSF:                          41,146
MORTGAGE RATE:                      7.375%  CUT-OFF DATE BALANCE/NSF:      $       218
ANNUAL DEBT SERVICE:           $  753,933   APPRAISED VALUE:               $12,250,000
DSCR:                               1.37x   CURRENT LTV:                          73.3%
UNDERWRITTEN CASH FLOW:        $1,030,997   BALANCE AT MATURITY LTV:              63.7%
BALANCE AT MATURITY:           $7,809,280   PERCENT LEASED:                       90.0%
                                            PERCENT LEASED AS OF DATE:  March 10, 1998
--------------------------------------------------------------------------------------

                                    THE LOAN

     The Harvard Joint Venture Loan (the "Harvard Loan") is secured by a lien on a 41,146 square foot anchored urban retail center located in Seattle, Washington. The Harvard Loan was originated on March 31, 1998.

     THE BORROWER. The Borrower is The Harvard Joint Venture, a Washington Joint Venture, which was formed on September 15, 1994 for the acquisition, development, management and ownership of the Mortgaged Property. The Borrower consists of two (2) joint venturers each with a 50% interest; Milliken Urban Development Corporation ("Milliken") and Drumnacavney Road Investments, Inc ("Drumnacavney"). The principal of Milliken is Donald R. Milliken. The principal of Drumnacavney is James Angus.

     SECURITY. The Mortgage Loan is secured by a lien on the related Mortgaged Property, an assignment of leases and rents and a first-priority security interest in any furniture, fixtures, and equipment owned by the Borrower and used in the operation of the Mortgaged Property. The Borrower has also granted a "springing" proxy (exercisable upon the occurrence of an event of default) of its voting rights in The Harvard Market Owners Association (the "Association"). The Borrower has 43.93% of the voting rights in the Association. The Harvard Loan is generally non-recourse, except for standard non-recourse carve-outs.

     MAJOR TENANTS. The major tenant at the Mortgaged Property is Bartell Drug Store occupying 15,000 square feet or 36.5% of NLA. Other tenants include ten
(10) food service establishments and nine (9) service/merchandise establishments.

     PAYMENT TERMS. The Mortgage Rate is fixed at 7.375%. The Harvard Loan requires monthly payments of principal and interest of $62,828 until its maturity on April 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Harvard Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     PREPAYMENT. The Harvard Loan is subject to a lockout period for the first 60 monthly payments. The Harvard Loan may be prepaid at the greater of 1% or yield maintenance for the following 53 monthly payments. For the last seven payments, the loan may be paid in full with no penalty.

     TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Harvard Loan becomes immediately due and payable upon the transfer of the Mortgaged Property or any controlling interest in the Borrower without the lender's prior written consent, except that the loan documents allow the transfer of the

                                     III-11

Mortgaged Property to an affiliated party (Milliken Urban Development Corporation), and including release of James Angus as guarantor in connection with such permitted transfer.

     ESCROW/RESERVES. An impound account for payment of taxes and insurance is required. In addition, $.24/s.f. or $10,000 annually will be required and impounded on a monthly basis as replacement reserves. $28,039 annually will be required and impounded on a monthly basis for tenant improvements and leasing commissions. All required and impounded payments will commence concurrently with the first loan payment and continue through the loan term.

     SUBORDINATE/OTHER DEBT. Subordinate indebtedness (other than trade and operational debt incurred in the ordinary course of business with trade creditors) is prohibited.

                                  THE PROPERTY

     The Mortgaged Property is a condominium interest in a four-story, 91,929 square foot, mixed-use condominium project which was constructed in 1997. The Mortgaged Property is comprised of a first level basement parking garage, 14,347 square feet of street-front retail space on the second level, and, on the third level, the 15,000 square foot Bartell Drug Store, 11,799 square feet of in-line retail space and an open parking lot. The Mortgaged Property contains 41,146 square feet or 44.76% of the gross building area of the related project (see Fractional Condominium below).

     As of March 1998, the Mortgaged Property was 90% occupied with twenty tenants. The largest tenant, Bartell Drugs, is under lease until May 2012. Lease terms for the in-line retail space ranges from 3 to 10 years with an average of 6.25 years. Contractual lease expirations during the loan term for all tenants are as follows: 6.83% of net rentable area in 2001, 20.42% in 2002, 16.29% in 2003, 0% in 2004 through 2006, 9.39% in 2007 and 7.30% in 2008.

                                   MANAGEMENT

     Milliken, one of the two venturers, is the property manager. The owner of Milliken, Donald R. Milliken, has more than twenty years experience in managing commercial real estate.

                                     OTHER

     Fractional Condominium. The Property is comprised of Units 2 and 3 of The Harvard Market Condominium, which together are entitled to 43.93% of the voting rights in the Association. Unit 1 (not part of the Mortgaged Property) is owned by QFC, a regional grocery store operator, and is entitled to 50.94% of the voting rights in the Association. The remaining portions of the condominium project, Units 4 and 5 (not part of the Mortgaged Property), are residential units entitled to 2.64% and 2.49%, respectively, of the voting rights in the Association. The condominium declaration appoints Milliken as the property manager for the condominium project for so long as a Milliken-related party owns any Units in the condominium project. In addition to responsibility for the maintenance of the condominium project's common elements (i.e., parking areas, escalators and elevators), Milliken is responsible for the preparation of annual budgets for the commercial portions of the condominium project (Units 1, 2 and 3), which must be approved by two-thirds of the voting rights of such commercial Units. The Borrower's consent is required, therefore, to approve the condominium project's annual budget, although the Borrower does not have the voting rights necessary to approve the annual budget unilaterally. The Borrower also is afforded self-help rights under the condominium declaration to make any necessary repairs to common elements affecting its Units. Units 2 and 3 are each a separate tax parcel.

                                     III-12

                    LOAN NO. 19 - PAVILIONS AT RANCHO MIRAGE
                    ----------------------------------------

---------------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:            $8,332,619   PROPERTY TYPE:                     Retail
LOAN TYPE:                            Fixed   LOCATION:               Rancho Mirage, CA
ORIGINATION DATE:          November 7, 1997   YEAR BUILT/RENOVATED:                1993
MATURITY DATE:             December 1, 2007   UNITS/NSF:                         84,000
MORTGAGE RATE:                        7.440%  CUT-OFF DATE BALANCE/NSF:     $        99
ANNUAL DEBT SERVICE:             $  706,762   APPRAISED VALUE:              $10,500,000
DSCR:                                 1.27x   CURRENT LTV:                         79.4%
UNDERWRITTEN CASH FLOW:          $  898,130   BALANCE AT MATURITY LTV:             69.4%
BALANCE AT MATURITY:             $7,283,706   PERCENT LEASED:                      91.0%
                                              PERCENT LEASED AS OF DATE:  April 1, 1998
---------------------------------------------------------------------------------------

                                    THE LOAN

     The Pavilions at Rancho Mirage Loan (the "Rancho Mirage Loan") is secured by a lien on an 84,000 square foot shopping center in Rancho Mirage, California. The Rancho Mirage Loan was originated by Impac Commercial Capital Corporation on November 7, 1997.

     THE BORROWER. The Borrower is Rancho Mirage Bob Hope Associates, a California limited partnership. The Borrower is a single-purpose, single-asset entity. The general partner is Robert T. Best (50%). The limited partners are Penny/Flip 3, a California general partnership (23.33%), and AMLGM IX, a California general partnership (26.66%). The Borrower was the subject of a prior bankruptcy filing, although the Mortgaged Property is no longer subject to bankruptcy court jurisdiction. An amended plan of reorganization was approved by the bankruptcy court in September 1996 that relinquished bankruptcy court jurisdiction upon the payment and release of existing mortgage indebtedness.
The Rancho Mirage Loan effected such payment and release, and the Borrower was subsequently discharged.

     SECURITY. The Mortgage Loan is secured by a lien on the related Mortgaged Properties, an assignment of leases and rents, and a first priority security interest in any furniture, fixtures, and equipment owned by the Borrower and used in the operation of the Mortgaged Property. The Rancho Mirage Loan is generally non-recourse, except for standard non-recourse carve-outs.

     MAJOR TENANTS. The major tenant at the Mortgaged Property is Vons Pavilion occupying 49,860 square feet or 59% of NLA. As of April 1998, tenants other than Vons Pavilion occupied an additional 32%. The remaining 9% of NLA was vacant as of April 1998.

     PAYMENT TERMS. The Mortgage Rate is fixed at 7.44%. The Rancho Mirage Loan requires monthly payments of principal and interest of $58,897 until its maturity on December 1, 2007, at which time all unpaid principal and accrued but unpaid interest is due. The Rancho Mirage Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     PREPAYMENT. The Rancho Mirage Loan is subject to a lockout period for the first 60 monthly payments. The Rancho Mirage Loan may be prepaid at the greater of 1% or yield maintenance for the following 57 payments. For the last three payments, the loan may be paid in full with no penalty.

     TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Rancho Mirage Loan becomes immediately due and payable upon the transfer of the Mortgaged Property or any controlling interest in the Borrower without the lender's prior written consent.

                                     III-13

     ESCROW/RESERVES. An impound account is required for the payment of insurance and taxes. There are no reserves for replacement or tenant improvements and leasing commissions. All required and impounded payments commenced concurrently with the first loan payment and continue through the loan term.

     SUBORDINATE/OTHER DEBT. Subordinate indebtedness (other than trade and operational debt incurred in the ordinary course of business with trade creditors or other unsecured indebtedness) is prohibited.

                                  THE PROPERTY

     The Mortgaged Property is composed of two, single story retail buildings totaling 84,000 square feet of NLA. The Mortgaged Property, built in 1993 and configured for 17 tenants, is a neighborhood shopping center with in-line shopping (34,140 square feet) and anchored by Vons Pavilion (49,860 square feet). There is an additional 19,500 square feet of future building area available in three pad sites that have yet to be developed and are not included in the subject loan collateral or the square footage recounted above. There is on-site parking for 545 vehicles.

     As of April 1998, the Mortgaged Property was 91% occupied with 12 tenants. The largest tenant, Vons Pavilion, is under lease until December 31, 2017. Contractual lease expirations during the loan term for all tenants are as follows; 2.3% in 1998, 11% in 1999, 11.2% in 2000, 0% in 2001, 1.6% in 2002,
2.7% in 2003, 3.0% in 2004 and 0% in 2005 through 2007.  As of April 1998, average base rental for those units leased was $12.28 per square foot per year.

                                   MANAGEMENT

     Westar Associates, headquartered in Costa Mesa, California, is the property manager. Westar is related to the Borrower and, as of April 1998, managed a total of fifteen neighborhood, community and power shopping centers totaling approximately 892,000 square feet. Robert Best, a 50% owner of the Borrower, is the President of Westar Associates.

                                     III-14

                         LOAN NO. 27 - 1401 DOVE STREET
                         ------------------------------

------------------------------------------------------------------------------------------
CUT-OFF DATE BALANCE:             $5,166,113   PROPERTY TYPE:                       Office
LOAN TYPE:                               ARM   LOCATION:                 Newport Beach, CA
ORIGINATION DATE:          December 18, 1997   YEAR BUILT:                            1973
MATURITY DATE:               January 1, 2008   UNITS/NSF:                           74,405
MORTGAGE RATE:                         9.000%  CUT-OFF DATE BALANCE/NSF:        $       69
ANNUAL DEBT SERVICE:              $  529,166   APPRAISED VALUE:                 $8,360,000
DSCR:                                  1.65x   CURRENT LTV:                           61.8%
UNDERWRITTEN CASH FLOW:           $  870,264   BALANCE AT MATURITY LTV:               51.6%
BALANCE AT MATURITY:              $4,314,734   PERCENT LEASED:                        67.0%
                                               PERCENT LEASED AS OF DATE:  January 1, 1998
------------------------------------------------------------------------------------------

                                    THE LOAN

     The 1401 Dove Street Loan (the "Dove Street Loan") is secured by a lien on a 74,405 square foot, multi-tenant office building in Newport Beach, California. The Dove Street Loan was originated on December 18, 1997.

     THE BORROWER. The Borrower, an affiliate of the Issuer, ICM/ICH Dove, LLC, is a California limited liability company created for the sole purpose of acquiring the Mortgaged Property. There are two members each holding a 50% ownership interest in the Borrower. The members are Imperial Credit Mortgage Holdings, Inc., a Maryland corporation ("IMH") and IMH Commercial Holdings, Inc., a Maryland corporation ("ICH"). Both IMH and ICH are publicly held mortgage real estate investment trusts affiliated with the Issuer. Imperial Commercial Capital Corporation, the originator of this loan, is a wholly owned subsidiary of ICH.

     SECURITY. The Mortgage Loan is secured by a lien on the Mortgaged Property, an assignment of leases and rents and a first priority security interest in any furniture, fixtures, and equipment owned by the Borrower and used in the operation of the Mortgaged Property.

     MAJOR TENANTS. As of January 1, 1998, the major tenant at the Mortgaged Property was Infinity Capital which occupies 11% of NSF. The Borrower has entered into a lease agreement to lease a substantial portion of the Mortgaged Property but has not yet taken occupancy as of the Cut-off Date. It is the Borrower's intention to eventually occupy 100% of the space.

     PAYMENT TERMS. The Mortgage Rate is adjustable with an initial funding rate at 9.00%. The Mortgage Rate is adjusted every six months to 300 basis points over the six-month LIBOR Index, with a maximum rate change of 1.50% per adjustment, a minimum rate of 9.00% and a maximum rate of 15.00%. At the initial interest rate of 9.00%, the Dove Street Loan requires monthly payments of principal and interest of $44,097. The Dove Street Loan matures on January 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Dove Street Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

     PREPAYMENT. The Dove Street Loan may be prepaid at any time without penalty.

     TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Dove Street Loan becomes immediately due and payable upon the transfer of the Mortgaged Property or any controlling interest in the Borrower without the lender's prior written consent.

                                     III-15

     ESCROW/RESERVES. An impound account is not required for the payment of insurance and taxes.

     There is no escrow for immediate needs, replacement or tenant improvements and leasing commissions. The engineering report indicates immediate needs in the amount of $55,000, and capital expenditures of $44,010 per year. With respect to such items, the Borrower has undertaken substantial renovation of the Mortgaged Property at an estimated cost of approximately $4.2 million, which includes asbestos removal or management in accordance with environmental consultants' recommendation, sprinkler system installation, ADA-related improvements, reinforcement and earthquake bracing of exterior walls, window replacement, resurfacing and restriping of parking areas and various other improvements. As of July 30, 1998, the interior work is approximately 20% complete. By virtue of the renovation work being undertaken, no escrows were required. Completion of the work and Borrower occupancy is targeted by September 1999.

     SUBORDINATE/OTHER DEBT. Subordinate indebtedness (other than trade and operational debt incurred in the ordinary course of business with trade creditors or other unsecured debt) is prohibited.

                                  THE PROPERTY

     The Mortgaged Property, built in 1973, is a multi-tenant, six-story office building totaling 74,405 square feet of NLA. The site is 3.596 acres in size and has surface parking spaces adjacent to the building complying with zoning requirements (4 parking spaces per 1,000 s.f.). Resurfacing and restriping of the parking areas has been completed.

     As of June 1998, the Mortgaged Property was 100% leased with 12 tenants including the Borrower. The Borrower, under lease until May 31, 2013, will occupy 36,858 square feet of NLA at an annual base rent of $906,707 ($24.60/s.f.). Excluding the Borrower, average base rental as of June 1998 was $17.45/s.f. Contractual lease expirations during the loan term for all tenants are as follows: 30.2% in 1998, 13.5% in 1999, 1.9% in 2000, 4.8% in 2001, 0% in
2002 through 2007.

                                   MANAGEMENT

     Meridian Pacific, an unaffiliated property management company, will manage the Mortgaged Property.

                                     OTHER

     EARTHQUAKE RISK. A seismic study of the Mortgaged Property indicates an estimated seismic loss assessment (based on Probable Maximum Loss statistical calculations) at 22.2%. No earthquake insurance was required because the planned renovations include reinforcement and earthquake bracing of exterior walls, which would be expected to reduce the estimated seismic loss below 20%.

                                     III-16

MORGAN STANLEY                                                                          AUGUST 20, 1998
REAL ESTATE DEBT CAPITAL MARKETS
MORTGAGE/ASSET CAPITAL MARKETS          [LOGO] MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------------------------------------


                                 CMBS NEW ISSUE

                                   TERM SHEET


                           ------------------------

                         PRICING DATE:  AUGUST 20, 1998

                           ------------------------


                                  $276,460,000
                                 (Approximate)


                            Impac CMB Trust 1998-C1
                                   as Issuer



                                IMH Assets Corp.
                                   as Company



                        Impac Commercial Holdings, Inc.
                            as Mortgage Loan Seller

                         Collateralized Mortgage Bonds


                           ------------------------


                           MORGAN STANLEY DEAN WITTER


        THE SECURITIES DESCRIBED HEREIN ARE OFFERED ONLY PURSUANT TO A
       DEFINITIVE PROSPECTUS SUPPLEMENT AND PROSPECTUS AND PROSPECTIVE
      INVESTORS WHO CONSIDER PURCHASING ANY SUCH SECURITIES SHOULD MAKE
      THEIR INVESTMENT DECISION BASED ONLY UPON THE INFORMATION PROVIDED
       THEREIN.  CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE
          MEANINGS GIVEN TO SUCH TERMS IN THE PROSPECTUS SUPPLEMENT.

                                 $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         COLLATERALIZED MORTGAGE BONDS


            INITIAL BOND OR
              CERTIFICATE                            RATING                                        EXPECTED FINAL
               PRINCIPAL        SUBORDINATION         (S&P/         AVERAGE       PRINCIPAL           PAYMENT         BOND INTEREST
  CLASS        BALANCE(1)           LEVELS          MOODY'S)        LIFE/(2)/     WINDOW/(2)(3)/      DATE/(2)/        RATE/(4)/
                 ($MM)
------------------------------------------------------------------------------------------------------------------------------------
A-1A           $ 43.0             32.00%            AAA/Aaa          5.4             1-110             10/07             6.06%
------------------------------------------------------------------------------------------------------------------------------------
A-1B            140.4             32.00             AAA/Aaa          9.4           110-116             04/08             6.56%
------------------------------------------------------------------------------------------------------------------------------------
A-2              32.7             32.00             AAA/Aaa          8.4             1-116             04/08      LIBOR+0.28%/(5)/
------------------------------------------------------------------------------------------------------------------------------------
B                15.9             27.00             AA/Aa2           9.7           116-116             04/08             6.74%
------------------------------------------------------------------------------------------------------------------------------------
C                19.1             21.00              A/A2            9.7           116-118             06/08             6.94%
------------------------------------------------------------------------------------------------------------------------------------
D                20.7             14.50            BBB/Baa2          9.8           118-118             06/08             7.58%
------------------------------------------------------------------------------------------------------------------------------------
E                 4.8             13.00            BBB-/Baa3         9.8           118-118             06/08             7.58%
------------------------------------------------------------------------------------------------------------------------------------
F(6)             18.3              7.25             BB/Ba2           9.8           118-118             06/08             6.06%
------------------------------------------------------------------------------------------------------------------------------------
G(6)             11.1              3.75              B/B2            9.8           118-118             06/08             6.06%
------------------------------------------------------------------------------------------------------------------------------------
Owner            11.9                                NR/NR
Trust
Certificates/(6)(7)/
------------------------------------------------------------------------------------------------------------------------------------
Notes:      (1)  The initial Bond Principal Balance of each Class is subject to a permitted variance of plus or minus 5%.
            (2)  Based on Decrement Table Assumptions described in the Prospectus Supplement.
            (3)  Principal Window is the period (expressed in terms of months and commencing with the month of the first Payment
                 Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Decrement Table Assumptions.
            (4)  Other than the Class A-2 Bonds, each Class of Bonds will accrue interest generally at a fixed rate of interest. The
                 Class A-2 Bonds will accrue interest generally at a variable rate as described below.
            (5)  The Bond Interest Rate with respect to the Class A-2 Bonds will be adjusted on a monthly basis to equal the lesser of (a) the sum of LIBOR and the Margin (each as defined in the Prospectus Supplement) and (b) a maximum rate equal to 12.5%.
            (6)  Retained by the Issuer or affiliates.
            (7)  The Certificate Principal Balance of the Owner Trust Certificates will at any time equal the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans over the aggregate Bond Principal Balance of the Bonds as of such date. The holder of the Owner Trust Certificates will generally be entitled to receive all principal and interest collected on the Mortgage Loans that is not payable in respect of the Bonds.
------------------------------------------------------------------------------------------------------------------------------------

                                 $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         COLLATERALIZED MORTGAGE BONDS


I.  ISSUE CHARACTERISTICS

    Issuer:                        Impac CMB Trust 1998-C1

    Issue Type:                    Public: Class A-1A, A-1B, A-2, B, C, D and E
                                   Retained: Class F, Class G, Owner Trust
                                   Certificates

    Securities Offered:            $276,460,000 monthly pay, multi-class,
                                   sequential pay Collateralized Mortgage Bonds, including six fixed-rate principal and interest classes (A-1A, A-1B, B, C, D and E) and one adjustable-rate principal and interest class (A-2).

    Retained Bonds/Certificates:   $29,393,000 monthly pay, sequential pay,
                                   fixed-rate principal and interest class
                                   Collateralized Mortgage Bonds (Class F and
                                   Class G) and Owner Trust Certificates with an initial Certificate Balance of $11,917,252.

    Mortgage Pool:                 The Mortgage Pool will consist primarily of a
                                   $317,770,252 pool of 194 fixed and adjustable rate first lien, multifamily and commercial
                                   Mortgage Loans. The Mortgage Pool consists of a Fixed Rate Sub-Pool (164 Mortgage Loans representing 89.7% of the aggregate Cut-Off
                                   Date Balance) and an Adjustable Rate Sub-Pool
                                   (30 Mortgage Loans representing 10.3% of the aggregate Cut-Off Date Balance).

    Company: IMH Assets Corp. (will establish the Owner Trust Issuer and deposit the Mortgage Loans into such trust)

    Sole Manager:                  Morgan Stanley & Co. Incorporated

    Master Servicer:               Midland Loan Services, Inc.

    Special Servicer:              Midland Loan Services, Inc.

    Indenture Trustee:             LaSalle National Bank

    Fiscal Agent:                  ABN AMRO Bank N.V.

    Owner Trustee:                 Wilmington Trust Company

    Pricing Date:                  August 20, 1998

    Closing Date:                  August 26, 1998

    Payment Dates:                 The 20th of each month, or if any such day is
                                   not a business day then the next succeeding business day, commencing September 21, 1998

    Minimum Denominations:         $5,000 for Class A Bonds; $50,000 for all
                                   other Bonds

    Settlement Terms:              For all Classes except Class A2: DTC,
                                   Euroclear and Cedel, same day funds, with accrued interest. For Class A2: DTC,
                                   Euroclear and Cedel, same day funds settle flat.

                                 $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         COLLATERALIZED MORTGAGE BONDS


    Legal/Regulatory Status:       Although there is no authority directly on
                                   point, it is anticipated that on the Closing
                                   Date, Classes A-1A, A-1B, A-2, B, C, D, E and
                                   F should to be treated as indebtedness under local law without any substantial equity features for purposes of ERISA. No Class of Bonds is SMMEA eligible.

    Risk Factors:                  THE BONDS INVOLVE A DEGREE OF RISK AND MAY
                                   NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                   "RISK FACTORS" SECTION OF THE PROSPECTUS
                                   SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                   THE PROSPECTUS.

                                 $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         COLLATERALIZED MORTGAGE BONDS


II.  STRUCTURE CHARACTERISTICS
     -------------------------

The Bonds consist of fixed-rate (Class A-1A, A-1B, B, C, D, E, F and G Bonds) and adjustable-rate (Class A-2 Bonds), monthly pay, multi-class, sequential pay Collateralized Mortgage Bonds. Except for principal distributions derived from the Mortgage Loan Sub-Pools and allocated to the Class A-1 and Class A-2 Bonds respectively, as described herein and in the Prospectus Supplement, all Classes of Bonds derive their cash flows from the entire pool of Mortgage Loans.


                        LOAN GROUP 1                            LOAN GROUP 2
--------------------------------------------------------------------------------
        Class A-1A       AAA/Aaa          [          ]    AAA/Aaa      Class A-2
Class                  Fixed at 6.06%                  LIBOR + 28 bps
  A
Bonds   Class A-1B       AAA/Aaa
                       Fixed at 6.56%
================================================================================
        Class B          AAA/Aa2
                       Fixed at 6.74%

        Class C          A/A2
                       Fixed at 6.94%

        Class D          BBB/Baa2
                       Fixed at 7.58%

Subordinate
  Bonds Class E          BBB-/Baa3
                       Fixed at 7.58%

        Class F          BB/Ba2
                       Fixed at 6.06%

        Class G          B/B2
                       Fixed at 6.06%
===============================================================================
Equity = Owner Trust Certificates       NR/NR
-------------------------------------------------------------------------------

NR + Not Rated
[  ]Retained by
    Issuer

                                 $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         COLLATERALIZED MORTGAGE BONDS


 Interest Payments:              Each Class of Bonds will be entitled on each
                                 Payment Date to interest accrued during the related Accrual Period at its Bond Interest
                                 Rate on the applicable Bond Principal Balance of such Class as of such date.

 Bond Interest Rates:            Class A-1A:       6.06%
                                 Class A-1B:       6.56%
                                 Class A-2:        LIBOR+0.28%/(1)/
                                 Class B:          6.74%
                                 Class C:          6.94%
                                 Class D:          7.58%
                                 Class E:          7.58%
                                 Class F:          6.06%
                                 Class G:          6.06%

                                 /(1)/ The Bond Interest Rate applicable to the Class A-2 Bonds for each Payment Date will be an annual rate equal to the lesser of (A) the sum of LIBOR, as determined two business days prior to the first day of each related Accrual Period and the Margin as defined in the Prospectus Supplement and (B) a maximum rate equal to 12.5%.

 Principal Distributions:        Principal will be distributed on each Payment
                                 Date to the most senior Class (i.e., the Class with the earliest alphabetical/numerical Class designation) of Bonds outstanding, until its Bond Principal Balance is reduced to zero
                                 (sequential order) except as described below.
                                 The distribution of principal to the holders of the Class A-1A, A-1B and A-2 Bonds
                                 (collectively, the "Class A Bonds") will be allocated from each respective Sub-Pool of the Mortgage Pool, such that the Sub-Pool Bond
                                 Principal Payment Amounts for the fixed-rate
                                 Class A-1A and A-1B Bonds are payable from the Fixed Rate Sub-Pool Mortgage Loans and the Sub-
                                 Pool Bond Principal Payment Amounts for the adjustable-rate Class A-2 Bonds are payable from the Adjustable Rate Sub-Pool Mortgage
                                 Loans. If the aggregate Bond Principal Balance of either class of Class A Bonds has been reduced to zero, the Aggregate Sub-Pool Bond
                                 Principal Payment Amounts will be allocated to the Outstanding Class A Bonds until its Bond
                                 Principal Balance is reduced to zero. If, due to losses, the aggregate Stated Principal
                                 Balance of the Mortgage Loans is less than or equal to the aggregate Bond Principal Balances of the Class A Bonds, payments of principal to the Class A-1A, A-1B and A-2 Bonds will be made on a pro rata basis.

                                 $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         COLLATERALIZED MORTGAGE BONDS


 Prepayment Premium Allocation:  All Prepayment Premiums collected during each
                                 Collection Period with respect to any Mortgage Loan in the Fixed Rate Sub-Pool will be distributed to the holders of the Class A-1A, A-1B, B, C, D and E Bonds as follows: The holders of such Classes of Bonds then entitled to distributions of principal from the Fixed Rate Sub-Pool for such Payment Date will be entitled to a "Bond Prepayment Premium Amount" (allocable among such Classes, if more than one, as described below) equal to the lesser of
                                 (a) such Prepayment Premium, and (b) such
                                 Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Bond Interest Rate applicable to the most senior of such Class of Bonds then outstanding, over the relevant Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If there is more than one Class of Bonds entitled to distributions of principal on such Payment Date, the Bond Prepayment Premium Amount shall be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. Any portion of such Bond Prepayment Premium Amount that is not so distributed to the holders of such Bonds will be distributed to the holders of the Owner Trust Certificates. All Prepayment Premiums collected during each Collection Period with respect to any Mortgage Loan in the Adjustable Rate Sub-Pool will be distributed to the holders of the Owner Trust Certificates.

 Credit Enhancement:             Each Class of Bonds (other than Class A Bonds)
                                 will be subordinate to all other Classes with an earlier alphabetical Class designation. The
                                 Owner Trust Certificates will be subordinate to all Classes of Bonds.

 Advancing:                      The Master Servicer, or the Indenture Trustee
                                 and Fiscal Agent will each be obligated to make
                                 P&I Advances and Servicing Advances, but only to the extent that such Advances are deemed recoverable.

 Prepayment Interest             If a Borrower prepays a Mortgage Loan prior to
    Shortfalls:                  a related due date, the amount of interest (net
                                 of related Master Servicing Fees) that would have accrued on the amount of the Principal
                                 Prepayment from the date of such Principal
                                 Prepayment to, but not including, such Due Date will constitute a prepayment interest shortfall. Any Prepayment Interest Shortfall, to the extent not offset by Prepayment Interest
                                 Excesses (as defined in the Prospectus
                                 Supplement) will be deposited into the
                                 Collection Account by the Master Servicer.

                                 $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         COLLATERALIZED MORTGAGE BONDS

 Appraisal Reduction:            An Appraisal Reduction Amount will generally
                                 will be in the amount, if any, by which the Stated Principal Balance of a Required
                                 Appraisal Loan (plus other amounts unpaid and unreimbursed in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property net of any liens on such property (exclusive of unpaid taxes, insurance and ground rents net of reserves).
                                 The Appraisal Reduction Amount will reduce proportionately the amount of the interest portion of P&I Advances for such loan, which reduction will result, in general, in a reduction of interest distributable to Owner
                                 Trust Certificates and then in reverse
                                 sequential order to the most subordinate Class of Bonds.

 Controlling Class:              The Controlling Class will be the most
                                 subordinate of the Owner Trust Certificates and the Classes of Bonds then outstanding as to which the excess, if any, of the aggregate
                                 Stated Principal Balance of the Mortgage Loans over the aggregate Bond Principal Balance of any Classes of Bonds with a higher payment priority is not less than 25% of the aggregate initial Bond Principal Balance or Certificate
                                 Principal Balance thereof.

                                 The Bond or Owner Trust Certificate holders representing a majority of the Controlling Class will generally have the right to replace the Special Servicer, approve certain actions proposed to be taken by the Special Servicer, as Directing Bondholder, and purchase defaulted Mortgage Loans that are not purchased by the Master Servicer and Special Servicer.

 Special Servicer:               In general, the Special Servicer has the right
                                 to modify, waive or amend the terms of a Specially Serviced Loan upon the occurrence of a material default or if it determines that such modification, waiver or amendment would produce a greater net recovery on a net present value basis than would liquidation, provided that the Special Servicer generally may not extend the date on which any Balloon Payment of a Mortgage Loan is scheduled to occur for more than one year beyond its scheduled maturity date. The Special Servicer generally may not permit the substitution or addition of collateral without rating agency confirmation that such replacement or addition will not result in a downgrade of any Class of the Bonds and without an environmental assessment of the Mortgaged Property.

 Optional Termination:           The majority holder of the Owner Trust
                                 Certificates and Master Servicer will have the option to purchase, in whole but not in part, the remaining assets of the Owner Trust Estate on or after the date on which the then aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 20% of the Initial Pool Balance. Such purchase price will generally be at a price equal to the aggregate unpaid principal balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed Advances.

                                 $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         COLLATERALIZED MORTGAGE BONDS


 Reports to Bondholders:         The Indenture Trustee will prepare and deliver
                                 monthly Bondholder Reports. The Master Servicer and Special Servicer will prepare and deliver to the Indenture Trustee a monthly report summarizing the status of each Mortgage Loan.
                                 After the end of each calendar year, the Indenture Trustee will be required to furnish each person that at any time during the calendar year was a holder of an Offered Bond a statement containing information, aggregated for such calendar year or the portion thereof during which such person was a Bondholder. A report containing information regarding the
                                 Mortgage Loans will be available
                                 electronically.

                                 $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         COLLATERALIZED MORTGAGE BONDS


III.  SELLER                     Impac Commercial Holdings, Inc.
                                 -------------------------------

                                 The Mortgage Pool includes 194 Mortgage Loans to be sold by Impac Commercial Holdings, Inc. ("Impac"). Impac is a publicly-traded, specialty commercial property finance company (American Stock Exchange Symbol: ICH). The Company has elected to be taxed at the corporate level as a real estate investment trust ("REIT") for federal income tax purposes, which generally allows it to pass through income to stockholders without payment of federal income tax at the corporate level. Since its initial public offering in August 1997, Impac has originated, through its subsidiary, and purchased in excess of $400 million of commercial mortgage loans.

                                 The Mortgage Loans were originated by Impac
                                 Commercial Capital Corporation ("ICCC"), a wholly owned subsidiary of Impac. ICCC operates through three divisions: The ConduitExpress Division, the CommercialExpress Division and The CondoSelect Division. The ConduitExpress Division generally markets commercial mortgages with a principal balance ranging from $1.5 million to $10.0 million through specified correspondents such as banks, savings and loan institutions, mortgage bankers and mortgage brokers. The CommercialExpress Division generally markets commercial mortgages with a principal balance ranging from $500,000 to $1.5 million directly to property owners. The CondoSelect Division markets commercial mortgages directly to developers and project owners of condominium complexes.

                                 ICCC currently maintains loan production offices in Los Angeles and Dallas. The production group is staffed with approximately 15 originators and approximately 12 underwriters and is also supported by Impac's Third Party Report Review Group.

IV. COLLATERAL DESCRIPTION
    ----------------------

    Summary: The Mortgage Pool consists of a $317,770,252 pool of 194 fixed-rate and adjustable-rate, mortgage loans secured by first liens on commercial and multifamily properties located in 17 states. The Fixed-Rate Sub-Pool consists of a pool of 164 loans, comprising 89.7% of the Initial Mortgage Pool. The Adjustable-Rate Sub-Pool consists of a pool of 30 loans, comprising 10.3% of the Initial Mortgage Pool. As of the Cut-Off Date, the Mortgage Loans have a weighted average mortgage rate of 8.068% and a weighted average remaining term to maturity of 119 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

                                  $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                                PROPERTY SUMMARY
                                ----------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    WEIGHTED
                                              INITIAL POOL      WEIGHTED       WEIGHTED              AVERAGE
                                AGGREGATE      BALANCE AS       AVERAGE         AVERAGE            DEBT SERVICE
                  NUMBER      BALANCE AS OF    OF CUT-OFF       MORTGAGE      REMAINING TERM TO      COVERAGE     WEIGHTED AVERAGE
PROPERTY TYPE    OF LOANS   CUT-OFF DATE ($)    DATE (%)        RATE (%)       MATURITY (MOS)     RATIO (X)/(1/)  LOAN TO VALUE (%)
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily         68        75,728,177         23.8            8.107              124               1.39                 58.7
-----------------------------------------------------------------------------------------------------------------------------------
Retail              39        70,884,189         22.3            7.976              116               1.33                 60.2
Office              31        59,668,563         18.8            8.264              122               1.35                 54.1
-----------------------------------------------------------------------------------------------------------------------------------
Industrial          27        50,045,272         15.8            7.982              113               1.33                 58.5
Mixed Use           15        37,477,278         11.8            7.794              116               1.38                 61.0
-----------------------------------------------------------------------------------------------------------------------------------
Hotel                5        11,225,294          3.5            8.243              126               1.58                 39.2
Self Storage         3         4,457,545          1.4            8.340              113               1.65                 41.3
-----------------------------------------------------------------------------------------------------------------------------------
Other                3         3,596,546          1.1            9.375              111               1.20                 45.2
Health Care          1         3,193,658          1.0            7.750              118               1.34                 51.4
-----------------------------------------------------------------------------------------------------------------------------------
MHC                  2         1,493,730          0.5            7.813              116               2.10                 33.1
-----------------------------------------------------------------------------------------------------------------------------------
     Note: (1)  Based on the initial Mortgage Rate.

                            GEOGRAPHIC DISTRIBUTION
                            -----------------------

WA      5.25%
OR      4.74%
NV      2.47%
CA      49.76%
UT      0.96%
AZ      8.66%
CO      0.99%
NE      0.75%
MN      1.55%
TX      8.68%
WI      4.04%
MS      0.42%
OH      8.69%
PA      0.21%
FL      1.31%
ME      0.10%
CT      1.41%

                                  $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                      CUT-OFF DATE BALANCES  MORTGAGE POOL



                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Cut-Off Date Balance ($)       Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                      90  $ 60,763,000         19.12       8.626              120       1.44        67.4        57.0
1,000,001 to 2,000,000              62    89,378,583         28.13       8.394              116       1.35        70.4        58.5
2,000,001 to 3,000,000              15    38,365,471         12.07       7.990              113       1.32        69.0        58.0
3,000,001 to 4,000,000              12    40,463,009         12.73       7.621              115       1.30        70.9        60.4
4,000,001 to 5,000,000               3    12,714,853          4.00       7.830              181       1.54        67.9        19.4
5,000,001 to 6,000,000               6    32,256,043         10.15       7.830              117       1.45        63.8        53.8
6,000,001 to 7,000,000               2    12,312,767          3.87       7.187              117       1.24        73.8        61.9
7,000,001 to 8,000,000               2    14,210,542          4.47       7.442              115       1.40        73.1        63.8
8,000,001 to 9,000,000               2    17,305,984          5.45       7.406              114       1.32        76.2        66.4
----------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:         194  $317,770,252        100.00%      8.068%             119    1.37x          69.5%       57.1%
==================================================================================================================================

Min:  $198,547
Max:  $8,973,365
Average:  $1,637,991

                       CUT-OFF DATE BALANCES  FIXED POOL


                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Cut-Off Date Balance ($)      Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                     72  $ 50,496,883         17.71       8.446              116       1.46        67.1        57.7
1,000,001 to 2,000,000             52    75,029,713         26.32       8.212              118       1.37        71.0        60.2
2,000,001 to 3,000,000             14    35,436,509         12.43       7.875              113       1.33        69.4        59.0
3,000,001 to 4,000,000             12    40,463,009         14.19       7.621              115       1.30        70.9        60.4
4,000,001 to 5,000,000              3    12,714,853          4.46       7.830              181       1.54        67.9        19.4
5,000,001 to 6,000,000              5    27,089,930          9.50       7.607              117       1.41        64.2        54.3
6,000,001 to 7,000,000              2    12,312,767          4.32       7.187              117       1.24        73.8        61.9
7,000,001 to 8,000,000              2    14,210,542          4.99       7.442              115       1.40        73.1        63.8
8,000,001 to 9,000,000              2    17,305,984          6.07       7.406              114       1.32        76.2        66.4
TOTAL OR WEIGHTED AVERAGE:        164  $285,060,190        100.00%      7.922%             119    1.38x          69.8%       57.9%
=================================================================================================================================

Min:  $398,176
Max:  $8,973,365
Average:  $1,738,172

                                  $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                        CUT-OFF DATE BALANCES - ARM POOL


                                                                                    WEIGHTED                 WEIGHTED
                                                       PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                            NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                            MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Cut-Off Date Balance ($)      Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
---------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                     18   $10,266,118         31.39       9.510              141       1.34        68.7        53.7
1,000,001 to 2,000,000             10    14,348,870         43.87       9.344              108       1.22        67.5        49.4
2,000,001 to 3,000,000              1     2,928,962          8.95       9.375              111       1.20        64.5        45.2
5,000,001 to 6,000,000              1     5,166,113         15.79       9.000              113       1.64        61.8        51.6
TOTAL OR WEIGHTED AVERAGE:         30   $32,710,063        100.00%      9.345%             119    1.32x          66.7%       50.7%
=================================================================================================================================

Min:  $198,547
Max:  $5,166,113
Average:  $1,090,335

                         MORTGAGE RATES  MORTGAGE POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Mortgage Rate (%)              Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
7.001 to 8.000                      61  $169,974,934         53.49       7.514              121       1.38        70.2        57.1
8.001 to 9.000                      94   112,662,535         35.45       8.476              114       1.37        69.6        60.0
9.001 to 10.000                     36    34,045,945         10.71       9.414              122       1.32        65.6        47.7
10.001 to 11.000                     3     1,086,838          0.34      10.256              112       1.18        67.8        62.3
TOTAL OR WEIGHTED AVERAGE:         194  $317,770,252        100.00%      8.068%             119    1.37x          69.5%       57.1%
==================================================================================================================================

Min:  7.101%
Max:  10.375%
Weighted Average Coupon:  8.068%

                                  $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                           MORTGAGE RATES  FIXED POOL



                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Mortgage Rate (%)              Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
7.001 to 8.000                      61  $169,974,934         59.63       7.514              121       1.38        70.2        57.1
8.001 to 9.000                      91   105,369,439         36.96       8.445              114       1.35        69.9        60.3
9.001 to 10.000                     12     9,715,816          3.41       9.372              124       1.48        62.7        46.0
TOTAL OR WEIGHTED AVERAGE:         164  $285,060,190        100.00%      7.922%             119    1.38x          69.8%       57.9%
==================================================================================================================================

Min:  7.101%
Max:  10.000%
Weighted Average Coupon:  7.922%

                           MORTGAGE RATES - ARM POOL


                                                                                      WEIGHTED                 WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                              NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Mortgage Rate (%)               Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
8.001 to 9.000                        3   $ 7,293,096         22.30       8.923              113       1.55        66.1        56.6
9.001 to 10.000                      24    24,330,129         74.38       9.430              122       1.26        66.8        48.4
10.001 to 11.000                      3     1,086,838          3.32      10.256              112       1.18        67.8        62.3
TOTAL OR WEIGHTED AVERAGE:           30   $32,710,063        100.00%      9.345%             119    1.32x          66.7%       50.7%
===================================================================================================================================

Min:  8.500%
Max:  10.375%
Weighted Average Coupon:  9.345%

                                  $276,460,000
                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                         PROPERTY TYPES  MORTGAGE POOL


                                                                                      WEIGHTED                 WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                              NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                              MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Property Type                   Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
Multi-Family                         68  $ 75,728,177         23.83       8.107              124       1.39        73.0        58.7
Retail                               39    70,884,189         22.31       7.976              116       1.33        71.2        60.2
Office                               31    59,668,563         18.78       8.264              122       1.35        68.6        54.1
Industrial                           27    50,045,272         15.75       7.982              113       1.33        68.9        58.5
Mixed Use                            15    37,477,278         11.79       7.794              116       1.38        70.0        61.0
Hotel                                 5    11,225,294          3.53       8.243              126       1.58        56.4        39.2
Self Storage                          3     4,457,545          1.40       8.340              113       1.65        50.1        41.3
Other                                 3     3,596,546          1.13       9.375              111       1.20        64.5        45.2
Healthcare                            1     3,193,658          1.01       7.750              118       1.34        62.6        51.4
Mobile Home Community                 2     1,493,730          0.47       7.813              116       2.10        40.9        33.1
TOTAL OR WEIGHTED AVERAGE:          194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
===================================================================================================================================


                           PROPERTY TYPES  FIXED POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Property Type                  Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
Multi-Family                        59  $ 68,996,198         24.20       7.977              121       1.39        73.0        59.2
Retail                              37    67,914,895         23.82       7.922              116       1.34        71.2        60.3
Office                              27    52,348,099         18.36       8.140              123       1.33        69.3        55.2
Industrial                          17    39,595,416         13.89       7.597              115       1.36        70.0        60.6
Mixed Use                           13    35,835,354         12.57       7.723              116       1.37        70.2        61.1
Hotel                                5    11,225,294          3.94       8.243              126       1.58        56.4        39.2
Self Storage                         3     4,457,545          1.56       8.340              113       1.65        50.1        41.3
Healthcare                           1     3,193,658          1.12       7.750              118       1.34        62.6        51.4
Mobile Home Community                2     1,493,730          0.52       7.813              116       2.10        40.9        33.1
TOTAL OR WEIGHTED AVERAGE:         164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
==================================================================================================================================

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                           PROPERTY TYPES - ARM POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Property Type                  Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
Industrial                          10   $10,449,855         31.95       9.441              104       1.22        64.8        50.6
Office                               4     7,320,465         22.38       9.153              116       1.50        63.7        46.1
Multi-Family                         9     6,731,978         20.58       9.440              157       1.35        72.5        53.7
Other                                3     3,596,546         11.00       9.375              111       1.20        64.5        45.2
Retail                               2     2,969,294          9.08       9.220              113       1.23        71.7        58.0
Mixed Use                            2     1,641,925          5.02       9.349              112       1.51        64.4        58.4
TOTAL OR WEIGHTED AVERAGE:          30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
==================================================================================================================================


                             STATES  MORTGAGE POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
State                          Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
California                          97  $158,133,909         49.76       8.069              118       1.38        70.3        58.3
   Southern                         91   148,440,133         46.71       8.078              118       1.38        70.5        58.3
   Northern                          6     9,693,776          3.05       7.927              114       1.41        67.7        58.5
Ohio                                12    27,603,025          8.69       8.615              111       1.20        70.1        56.2
Texas                               19    27,597,150          8.68       7.870              138       1.46        66.4        48.4
Arizona                             25    27,510,197          8.66       8.335              126       1.41        67.6        54.5
Washington                           3    16,667,375          5.25       7.354              116       1.35        73.1        61.2
Oregon                               6    15,076,551          4.74       7.380              114       1.36        70.5        60.6
Wisconsin                            4    12,833,053          4.04       7.384              118       1.33        70.7        62.4
Nevada                               6     7,857,110          2.47       8.258              112       1.50        59.2        51.7
Minnesota                            3     4,930,739          1.55       7.750              116       1.22        72.7        58.8
Connecticut                          5     4,476,871          1.41       8.625              115       1.51        65.4        58.3
Florida                              2     4,178,653          1.31       9.375              111       1.20        64.5        45.2
Colorado                             3     3,161,673          0.99       8.404              116       1.43        69.0        56.7
Utah                                 4     3,043,570          0.96       8.747              115       1.35        72.7        65.5
Nebraska                             2     2,396,104          0.75       8.750              118       1.36        67.7        57.1
Mississippi                          1     1,320,831          0.42       8.000              115       1.35        77.7        68.5
Pennsylvania                         1       669,687          0.21       9.125              112       1.35        73.6        60.4
Maine                                1       313,755          0.10      10.375              111       1.27        61.5        56.6
TOTAL OR WEIGHTED AVERAGE:         194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
===================================================================================================================================

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                               STATES  FIXED POOL



                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
State                          Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
California                          79  $140,165,406         49.17       7.917              118       1.38        70.7        58.9
   Southern                         73   130,471,630         45.77       7.916              118       1.38        70.9        58.9
   Northern                          6     9,693,776          3.40       7.927              114       1.41        67.7        58.5
Texas                               18    25,956,706          9.11       7.767              139       1.47        66.3        48.3
Arizona                             22    24,924,584          8.74       8.210              120       1.43        67.3        55.5
Ohio                                 8    22,022,177          7.73       8.422              111       1.20        71.5        59.0
Washington                           3    16,667,375          5.85       7.354              116       1.35        73.1        61.2
Oregon                               6    15,076,551          5.29       7.380              114       1.36        70.5        60.6
Wisconsin                            4    12,833,053          4.50       7.384              118       1.33        70.7        62.4
Nevada                               6     7,857,110          2.76       8.258              112       1.50        59.2        51.7
Minnesota                            3     4,930,739          1.73       7.750              116       1.22        72.7        58.8
Connecticut                          5     4,476,871          1.57       8.625              115       1.51        65.4        58.3
Colorado                             3     3,161,673          1.11       8.404              116       1.43        69.0        56.7
Utah                                 3     2,601,322          0.91       8.534              115       1.35        74.0        66.6
Nebraska                             2     2,396,104          0.84       8.750              118       1.36        67.7        57.1
Mississippi                          1     1,320,831          0.46       8.000              115       1.35        77.7        68.5
Pennsylvania                         1       669,687          0.23       9.125              112       1.35        73.6        60.4
TOTAL OR WEIGHTED AVERAGE:         164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
===================================================================================================================================



                               STATES - ARM POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
State                          Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
California (Southern)               18   $17,968,503         54.93       9.251              115       1.41        67.4        54.2
Ohio                                 4     5,580,847         17.06       9.375              111       1.20        64.5        45.2
Florida                              2     4,178,653         12.77       9.375              111       1.20        64.5        45.2
Arizona                              3     2,585,613          7.90       9.543              189       1.26        69.6        45.1
Texas                                1     1,640,444          5.02       9.500              113       1.20        69.2        50.6
Utah                                 1       442,248          1.35      10.000              113       1.34        65.0        59.6
Maine                                1       313,755          0.96      10.375              111       1.27        61.5        56.6
TOTAL OR WEIGHTED AVERAGE:          30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
==================================================================================================================================

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                  DEBT SERVICE COVERAGE RATIOS  MORTGAGE POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Debt Service                 Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Coverage Ratio (x)             Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1.00 to 1.14                         8  $  6,723,911          2.12       9.051              116       1.10        73.8        56.5
1.15 to 1.24                        39    65,528,608         20.62       8.480              112       1.19        71.1        59.2
1.25 to 1.34                        56   101,686,232         32.00       7.865              116       1.31        72.0        61.7
1.35 to 1.49                        47    87,699,852         27.60       7.872              123       1.40        70.8        56.2
1.50 to 1.74                        33    42,913,474         13.50       8.204              118       1.57        64.3        54.6
1.75 or greater                     11    13,218,177          4.16       7.943              153       2.02        48.9        26.4
TOTAL OR WEIGHTED AVERAGE:         194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
==================================================================================================================================

Min:  1.08x
Max:  2.92x
Weighted Average:  1.37x

                    DEBT SERVICE COVERAGE RATIOS  FIXED POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Debt Service                 Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Coverage Ratio (x)             Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1.00 to 1.14                         4  $  4,562,484          1.60       8.757              113       1.10        77.6        68.9
1.15 to 1.24                        28    50,214,660         17.62       8.202              114       1.19        72.3        61.7
1.25 to 1.34                        51    97,174,577         34.09       7.792              116       1.31        72.1        61.7
1.35 to 1.49                        41    83,965,997         29.46       7.810              121       1.40        70.9        56.5
1.50 to 1.74                        29    35,924,296         12.60       8.026              116       1.57        64.5        55.6
1.75 or greater                     11    13,218,177          4.64       7.943              153       2.02        48.9        26.4
TOTAL OR WEIGHTED AVERAGE:         164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
==================================================================================================================================

Min:  1.08x
Max:  2.92x
Weighted Average:  1.38x

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                    DEBT SERVICE COVERAGE RATIOS - ARM POOL


                                                                                      WEIGHTED                 WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                              NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Debt Service                  Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Coverage Ratio (x)              Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1.00 to 1.14                          4   $ 2,161,427          6.61       9.673              122       1.11        65.8        30.4
1.15 to 1.24                         11    15,313,948         46.82       9.394              106       1.20        67.0        51.3
1.25 to 1.34                          5     4,511,656         13.79       9.439              114       1.28        70.5        61.9
1.35 to 1.49                          6     3,733,855         11.42       9.263              168       1.43        68.6        48.8
1.50 to 1.74                          4     6,989,178         21.37       9.117              127       1.62        63.0        49.6
TOTAL OR WEIGHTED AVERAGE:           30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
====================================================================================================================================

Min:  1.09x
Max:  1.71x
Weighted Average:  1.32x

               ORIGINAL TERM TO STATED MATURITIES  MORTGAGE POOL


                                                                                      WEIGHTED                 WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                              NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Original Term                 Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
to Stated Maturity (Mos)        Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
1 to 60                               1  $  1,386,856          0.44       9.125               49       1.22        69.9        66.0
85 to 120                           185   301,569,655         94.90       8.064              115       1.36        69.7        59.6
121 to 180                            4     4,987,395          1.57       8.749              167       1.37        63.7        16.3
181 to 240                            2     8,551,976          2.69       7.443              216       1.71        66.0         0.0
301 to 360                            2     1,274,371          0.40       9.459              352       1.45        66.0         0.0
TOTAL OR WEIGHTED AVERAGE:          194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
===================================================================================================================================

Min:  60
Max:  360
Weighted Average:  124

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                 ORIGINAL TERM TO STATED MATURITIES  FIXED POOL



                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Original Term                Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
to Stated Maturity (Mos)       Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
85 to 120                          159  $272,573,995         95.62       7.927              115       1.36        70.1        60.2
121 to 180                           3     3,934,219          1.38       8.582              177       1.45        63.1        20.7
181 to 240                           2     8,551,976          3.00       7.443              216       1.71        66.0         0.0
TOTAL OR WEIGHTED AVERAGE:         164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
==================================================================================================================================

Min:  119
Max:  240
Weighted Average:  124

                     ORIGINAL TERMS TO MATURITY - ARM POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Original Term                Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
to Maturity (mos)              Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1 to 60                              1   $ 1,386,856          4.24       9.125               49       1.22        69.9        66.0
85 to 120                           26    28,995,660         88.64       9.349              112       1.33        66.6        54.1
121 to 180                           1     1,053,176          3.22       9.375              133       1.09        65.8         0.0
301 to 360                           2     1,274,371          3.90       9.459              352       1.45        66.0         0.0
TOTAL OR WEIGHTED AVERAGE:          30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
==================================================================================================================================

Min:  60
Max:  360
Weighted Average:  128

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                   REMAINING TERMS TO MATURITY  MORTGAGE POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Remaining Term               Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
to Maturity (mos)              Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1 to 60                              1  $  1,386,856          0.44       9.125               49       1.22        69.9        66.0
85 to 120                          185   301,569,655         94.90       8.064              115       1.36        69.7        59.6
121 to 180                           4     4,987,395          1.57       8.749              167       1.37        63.7        16.3
181 to 240                           2     8,551,976          2.69       7.443              216       1.71        66.0         0.0
301 to 360                           2     1,274,371          0.40       9.459              352       1.45        66.0         0.0
TOTAL OR WEIGHTED AVERAGE:         194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
====================================================================================================================================

Min:  49
Max:  352
Weighted Average:  119

                    REMAINING TERMS TO MATURITY  FIXED POOL



                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Remaining Term               Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
to Maturity (mos)              Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
85 to 120                          159  $272,573,995         95.62       7.927              115       1.36        70.1        60.2
121 to 180                           3     3,934,219          1.38       8.582              177       1.45        63.1        20.7
181 to 240                           2     8,551,976          3.00       7.443              216       1.71        66.0         0.0
TOTAL OR WEIGHTED AVERAGE:         164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
==================================================================================================================================

Min:  110
Max:  233
Weighted Average:  119

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                     REMAINING TERMS TO MATURITY - ARM POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Remaining Term               Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
to Maturity (mos)              Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1 to 60                              1   $ 1,386,856          4.24       9.125               49       1.22        69.9        66.0
85 to 120                           26    28,995,660         88.64       9.349              112       1.33        66.6        54.1
121 to 180                           1     1,053,176          3.22       9.375              133       1.09        65.8         0.0
301 to 360                           2     1,274,371          3.90       9.459              352       1.45        66.0         0.0
TOTAL OR WEIGHTED AVERAGE:          30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
==================================================================================================================================

Min:  49
Max:  352
Weighted Average:  119

                  CURRENT LOAN-TO-VALUE RATIOS  MORTGAGE POOL


                                                                                      WEIGHTED                 WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                              NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Current Loan-to-Value         Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Ratio (%)                       Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
20.1 to 30.0                          1  $    738,187          0.23       9.375              113       2.92        29.5        26.7
30.1 to 40.0                          3     4,008,810          1.26       8.148              113       1.99        36.4        29.8
40.1 to 50.0                          3     1,636,050          0.51       8.089              133       1.73        45.5        27.8
50.1 to 60.0                         20    25,849,276          8.13       8.023              138       1.58        55.5        36.8
60.1 to 70.0                         65    92,825,196         29.21       8.395              116       1.39        66.1        54.2
70.1 to 80.0                        102   192,712,733         60.65       7.910              118       1.31        74.1        62.2
TOTAL OR WEIGHTED AVERAGE:          194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
===================================================================================================================================

Min:  29.5%
Max:  79.9%
Weighted Average:  69.5%

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                    CURRENT LOAN-TO-VALUE RATIOS  FIXED POOL



                                                                                      WEIGHTED                 WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                              NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Current Loan-to-Value         Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Ratio (%)                       Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
20.1 to 30.0                          1  $    738,187          0.26       9.375              113       2.92        29.5        26.7
30.1 to 40.0                          3     4,008,810          1.41       8.148              113       1.99        36.4        29.8
40.1 to 50.0                          3     1,636,050          0.57       8.089              133       1.73        45.5        27.8
50.1 to 60.0                         16    24,852,011          8.72       7.953              140       1.60        55.5        36.4
60.1 to 70.0                         48    68,714,699         24.11       8.067              115       1.40        66.5        56.7
70.1 to 80.0                         93   185,110,433         64.94       7.851              117       1.31        74.1        62.2
TOTAL OR WEIGHTED AVERAGE:          164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
===================================================================================================================================

Min:  29.5%
Max:  79.9%
Weighted Average:  69.8%

                    CURRENT LOAN-TO-VALUE RATIOS - ARM POOL


                                                                                      WEIGHTED                 WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                              NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Current Loan-to-Value         Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Ratio (%)                       Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
50.01 to 60.00                        4   $   997,265          3.05       9.773              110       1.22        54.7        47.4
60.01 to 70.00                       17    24,110,497         73.71       9.333              118       1.33        64.7        46.9
70.01 to 80.00                        9     7,602,300         23.24       9.326              125       1.30        74.6        63.4
TOTAL OR WEIGHTED AVERAGE:           30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
===================================================================================================================================

Min:  53.00%
Max:  79.80%
Weighted Average:  66.71%

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                  BALLOON LOAN-TO-VALUE RATIOS  MORTGAGE POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Balloon Loan-to-Value        Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Ratio (%)                      Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
0.0                                  7  $ 13,037,393          4.10       8.115              216       1.62        64.2         0.0
20.1 to 30.0                         2     1,484,143          0.47       8.495              114       2.73        31.7        27.0
30.1 to 40.0                         4     4,480,649          1.41       8.260              113       1.79        42.2        32.2
40.1 to 50.0                        21    25,656,075          8.07       8.536              118       1.35        59.5        45.1
50.1 to 60.0                        64   107,750,778         33.91       8.185              115       1.38        67.3        56.5
60.1 to 70.0                        81   149,689,763         47.11       7.845              114       1.33        73.4        64.3
70.1 to 80.0                        15    15,671,451          4.93       8.494              115       1.29        79.6        71.1
TOTAL OR WEIGHTED AVERAGE:         194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
==================================================================================================================================

Min:  0.0%
Max:  73.0%
Weighted Average:  57.1%

                    BALLOON-LOAN-TO-VALUE RATIOS  FIXED POOL


                                                                                      WEIGHTED                 WEIGHTED
                                                         PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                              NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Balloon Loan-to-Value         Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Ratio (%)                       Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------
0.0                                   4  $ 10,709,847          3.76       7.831              208       1.69        63.9         0.0
20.1 to 30.0                          2     1,484,143          0.52       8.495              114       2.73        31.7        27.0
30.1 to 40.0                          4     4,480,649          1.57       8.260              113       1.79        42.2        32.2
40.1 to 50.0                         11    14,899,309          5.23       7.904              124       1.45        56.5        45.0
50.1 to 60.0                         56    96,685,701         33.92       8.056              115       1.36        67.6        56.7
60.1 to 70.0                         74   142,435,304         49.97       7.771              115       1.34        73.5        64.2
70.1 to 80.0                         13    14,365,237          5.04       8.432              115       1.29        79.6        71.0
TOTAL OR WEIGHTED AVERAGE:          164  $285,060,190        100.00%      7.922%             119       1.38x       69.8%       57.9%
===================================================================================================================================

Min:  0.0%
Max:  72.8%
Weighted Average:  57.9%

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                    BALLOON LOAN-TO-VALUE RATIOS - ARM POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Balloon Loan-to-Value        Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Ratio (%)                      Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
0.0                                  3   $ 2,327,546          7.12       9.421              253       1.29        65.9         0.0
40.1 to 50.0                        10    10,756,766         32.89       9.412              111       1.20        63.6        45.4
50.1 to 60.0                         8    11,065,077         33.83       9.314              113       1.49        64.3        53.9
60.1 to 70.0                         7     7,254,459         22.18       9.296               99       1.26        73.0        66.1
70.1 to 80.0                         2     1,306,214          3.99       9.181              115       1.35        79.6        71.8
TOTAL OR WEIGHTED AVERAGE:          30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
====================================================================================================================================

Min:  0.0%
Max:  73.0%
Weighted Average:  50.7%

                    INDEX (6 MONTH LIBOR) MARGINS - ARM POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Index Margin (%)               Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
2.6 to 3.0                           2   $ 6,494,962         19.86       8.974              113       1.56        64.4        54.8
3.1 to 3.5                          14    17,174,136         52.50       9.348              119       1.24        66.2        45.9
3.6 to 4.0                          11     7,954,126         24.32       9.516              126       1.32        69.5        56.2
4.1 to 4.5                           3     1,086,838          3.32      10.256              112       1.18        67.8        62.3
TOTAL OR WEIGHTED AVERAGE:          30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
==================================================================================================================================

Min:  3.0%
Max:  4.5%
Weighted Average:  3.5%

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                   MAXIMUM LIFETIME MORTGAGE RATES - ARM POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Maximum Lifetime             Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Mortgage Rate (%)              Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
14.000  to 4.500                     1   $   994,521          3.04       9.250              111       1.52        64.2        58.1
14.500 to 15.000                     2     6,494,962         19.86       8.974              113       1.56        64.4        54.8
15.000 to  15.500                   16    19,265,597         58.90       9.336              119       1.24        67.1        47.2
15.500 to 16.000                     8     4,868,145         14.88       9.690              134       1.32        68.5        55.3
16.000 to 16.500                     3     1,086,838          3.32      10.256              112       1.18        67.8        62.3
TOTAL OR WEIGHTED AVERAGE:          30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
==================================================================================================================================

Min:  14.375%
Max:  16.375%
Weighted Average:  15.345%

                   MINIMUM LIFETIME MORTGAGE RATES - ARM POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Minimum Lifetime             Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Mortgage Rate (%)              Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
8.001 to 8.500                       2   $ 1,739,221          5.32       9.411              109       1.36        67.5        61.9
8.501 to 9.000                       2     6,494,962         19.86       8.974              113       1.56        64.4        54.8
9.001 to 9.500                      16    19,265,597         58.90       9.336              119       1.24        67.1        47.2
9.501 to 10.000                      7     4,123,444         12.61       9.701              139       1.35        67.9        53.2
10.001 to 10.500                     3     1,086,838          3.32      10.256              112       1.18        67.8        62.3
TOTAL OR WEIGHTED AVERAGE:          30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
==================================================================================================================================

Min:  8.250%
Max:  10.375%
Weighted Average:  9.311%

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

             DEBT SERVICE COVERAGE RATIOS AT FLOOR RATES - ARM POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
Debt Service                 Number of   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Coverage Ratio               Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
@ Floor Rate (x)               Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
1.00 to 1.14                         2   $ 1,388,343          4.24       9.375              128       1.10        63.3        11.2
1.15 to 1.24                        11    13,701,887         41.89       9.415              105       1.20        66.6        51.3
1.25 to 1.34                         5     4,814,108         14.72       9.417              113       1.26        71.2        62.9
1.35 to 1.49                         7     5,169,143         15.80       9.371              152       1.34        69.0        49.0
1.50 to 1.74                         5     7,636,582         23.35       9.149              126       1.61        63.1        50.3
TOTAL OR WEIGHTED AVERAGE:          30   $32,710,063        100.00%      9.345              119       1.32x       66.7%       50.7%
==================================================================================================================================

Min:  1.10x
Max:  1.72x
Weighted Average:  1.35x

            DEBT SERVICE COVERAGE RATIOS AT CEILING RATES - ARM POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
Debt Service                 Number of   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
Coverage Ratio               Mortgage   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
@ Ceiling Rate (x)             Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
0.70 to 0.79                         4   $ 1,852,952          5.66       9.823              110       1.14        68.3        62.3
0.80 to 0.89                        17    20,932,212         63.99       9.361              109       1.23        68.0        51.2
0.90 to 0.99                         5     2,935,721          8.97       9.470              182       1.41        65.5        42.7
1.00 to 1.14                         3     6,589,116         20.14       9.078              128       1.62        62.9        49.2
1.15 to 1.24                         1       400,062          1.22       9.750              112       1.71        64.5        54.9
TOTAL OR WEIGHTED AVERAGE:          30   $32,710,063        100.00%      9.345%             119       1.32x       66.7%       50.7%
==================================================================================================================================

Min:  0.74x
Max:  1.15x
Weighted Average:  0.89x

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                           LOAN TYPES - MORTGAGE POOL


                                                                                     WEIGHTED                 WEIGHTED
                                                        PERCENT BY     WEIGHTED      AVERAGE                   AVERAGE     WEIGHTED
                             NUMBER OF   AGGREGATE      AGGREGATE      AVERAGE      REMAINING     WEIGHTED     CURRENT     AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE    MORTGAGE      TERM TO       AVERAGE    APPRAISED    BALLOON
Loan Type                      Loans      BALANCE      BALANCE (%)     RATE (%)   MATURITY (MOS)  DSCR (X)     LTV (%)     LTV (%)
----------------------------------------------------------------------------------------------------------------------------------
Arm                                 30  $ 32,710,063         10.29       9.345              119       1.32        66.7        50.7
Fixed                              164   285,060,190         89.71       7.922              119       1.38        69.8        57.9
TOTAL OR WEIGHTED AVERAGE:         194  $317,770,252        100.00%      8.068%             119       1.37x       69.5%       57.1%
==================================================================================================================================


                    PREPAYMENT RESTRICTIONS - MORTGAGE POOL

  PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT

 PREPAYMENT
 RESTRICTION          CURRENT    12 MO.    24 MO.    36 MO.    48 MO.    60 MO.    72 MO.    84 MO.    96 MO.   108 MO.   120 MO.
--------------------------------------------------------------------------------------------------------------------------------
Locked                 91.90%    91.92%    88.64%    85.98%    84.95%     4.01%     3.91%     3.80%     2.75%     1.64%     0.00%
 Out/Defeasance
Yield Maintenance       0.00%     0.00%     0.00%     0.28%     1.34%    79.80%    79.93%    80.08%    81.18%    72.61%    85.27%
Penalty Points
 5.00% and greater      0.94%     0.48%     0.49%     0.00%     0.00%     1.04%     0.00%     0.00%     0.00%     0.00%     0.00%
 4.00% to 4.99%         4.22%     3.91%     2.58%     0.20%     0.00%     0.00%     1.04%     0.00%     0.00%     0.00%     0.00%
 3.00% to 3.99%         0.00%     0.00%     2.86%     1.76%     0.20%     1.14%     0.00%     1.04%     0.00%     0.00%     0.00%
 2.00% to 2.99%         0.00%     0.00%     0.91%     2.30%     1.76%     0.21%     1.15%     0.00%     1.05%     0.00%     0.00%
 1.00% to 1.99%         0.00%     0.00%     0.00%     1.91%     1.91%     2.06%     2.27%     3.21%     3.22%     0.76%     0.00%
 Open                   2.94%     3.68%     4.52%     7.56%     9.84%    11.74%    11.70%    11.86%    11.80%    24.99%    14.73%
--------------------------------------------------------------------------------------------------------------------------------

TOTALS                100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Mortgage Pool
 Balance             $317.77   $314.20   $310.42   $306.24   $301.70   $295.47   $290.20   $284.41   $278.12   $270.60   $  8.93
 Outstanding (in millions)
 % of Initial Pool
 Balance              100.00%    98.88%    97.69%    96.37%    94.94%    92.98%    91.32%    89.50%    87.52%    85.16%     2.81%
================================================================================================================================

                                 (APPROXIMATE)
                            IMPAC CMB TRUST 1998-C1
                         Collateralized Mortgage Bonds

                      PREPAYMENT RESTRICTIONS - FIXED POOL

  PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT

 PREPAYMENT
 RESTRICTION          CURRENT    12 MO.    24 MO.    36 MO.    48 MO.    60 MO.    72 MO.    84 MO.    96 MO.   108 MO.   120 MO.
--------------------------------------------------------------------------------------------------------------------------------

Locked
 Out/Defeasance       100.00%   100.00%    96.32%    95.77%    94.59%     4.44%     4.33%     4.20%     3.04%     1.80%     0.00%
Yield Maintenance       0.00%     0.00%     0.00%     0.32%     1.49%    88.42%    88.52%    88.62%    89.75%    79.99%   100.00%
Penalty Points
 5.00% and greater      0.00%     0.00%     0.00%     0.00%     0.00%     1.15%     0.00%     0.00%     0.00%     0.00%     0.00%
 4.00% to 4.99%         0.00%     0.00%     0.00%     0.23%     0.00%     0.00%     1.15%     0.00%     0.00%     0.00%     0.00%
 3.00% to 3.99%         0.00%     0.00%     2.67%     0.00%     0.23%     1.27%     0.00%     1.16%     0.00%     0.00%     0.00%
 2.00% to 2.99%         0.00%     0.00%     1.01%     2.05%     0.00%     0.23%     1.27%     0.00%     1.16%     0.00%     0.00%
 1.00% to 1.99%         0.00%     0.00%     0.00%     1.64%     1.61%     0.32%     0.55%     1.60%     1.60%     0.84%     0.00%
 Open                   0.00%     0.00%     0.00%     0.00%     2.09%     4.17%     4.18%     4.43%     4.44%    17.37%     0.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Mortgage Pool
 Balance             $285.06   $281.93   $278.60   $274.94   $270.96   $266.66   $262.06   $257.02   $251.56   $245.64   $  7.61
 Outstanding (in millions)
 % of Initial Pool
 Balance              100.00%    98.90%    97.73%    96.45%    95.06%    93.55%    91.93%    90.16%    88.25%    86.17%     2.67%
================================================================================================================================


                       PREPAYMENT RESTRICTIONS  ARM POOL

  PERCENTAGE OF MORTGAGE POOL BY PREPAYMENT RESTRICTION ASSUMING NO PREPAYMENT

 PREPAYMENT
 RESTRICTION          CURRENT    12 MO.    24 MO.    36 MO.    48 MO.    60 MO.    72 MO.    84 MO.    96 MO.   108 MO.   120 MO.
--------------------------------------------------------------------------------------------------------------------------------

Locked
 Out/Defeasance        21.30%    21.36%    21.43%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Yield Maintenance       0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
Penalty Points
 5.00% and greater      9.14%     4.72%     4.76%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
 4.00% to 4.99%        40.99%    38.09%    25.18%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
 3.00% to 3.99%         0.00%     0.00%     4.51%    17.23%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
 2.00% to 2.99%         0.00%     0.00%     0.00%     4.53%    17.30%     0.00%     0.00%     0.00%     0.00%     0.00%     0.00%
 1.00% to 1.99%         0.00%     0.00%     0.00%     4.27%     4.55%    18.16%    18.26%    18.37%    18.51%   100.00%   100.00%
 Open                  28.57%    35.83%    44.13%    73.97%    78.15%    81.84%    81.74%    81.63%    81.49%   100.00%   100.00%
--------------------------------------------------------------------------------------------------------------------------------
TOTALS                100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%   100.00%
Mortgage Pool
 Balance             $ 32.71   $ 32.27   $ 31.82   $ 31.30   $ 30.73   $ 28.80   $ 28.14   $ 27.39   $ 26.56   $ 24.97   $  1.32
 Outstanding (in millions)
 % of Initial Pool
 Balance              100.00%    98.67%    97.27%    95.70%    93.95%    88.06%    86.02%    83.73%    81.21%    76.33%     4.02%
================================================================================================================================

NOTES TO PREPAYMENT RESTRICTION TABLES
--------------------------------------
1.      Based on Decrement Table Assumptions.
2.      Twenty-one of the Mortgage Loans, which represent 4.7% of the Initial Pool Balance, require for a specified period that any
        Principal Prepayment on a Mortgage Loan cumulatively greater than 20% of the original principal balance of the Mortgage Loan be accompanied by a Prepayment Charge amount equal to six months of interest accrued on such loan. The Prepayment
        Restrictions tables above assume that these loans pay during such periods a Prepayment Charge amount equal to one-half of their respective Minimum Loan Rates.

                            Impac CMB Trust 1998-C1
   Midland Loan Services, Inc., as Master Servicer and Special Servicer
                         Collateralized Mortgage Bonds
                                Series 1998-C1

                          ABN AMRO Acct: 99-9999-99-9

ABN AMRO
LaSalle National Bank

Administrator:                                  Statement Date:    09/21/98
 Thomas Baumgart (800) 246-5761                 Payment Date:      09/21/98
 135 S. LaSalle Street Suite 1625               Prior Payment:           NA
 Chicago, IL 60603                              Record Date:       08/31/98

==================================================================================================================================

                                                                                    Number Of Pages
                                                                                    ---------------
                                      Table Of Contents                                    1
                                      Bond Report                                          1
                                      Other Related Information                            1
                                      Asset Backed Facts Sheets                            1
                                      Deliquency Loan Detail                               1
                                      Mortgage Loan Characteristics                        3
                                      Loan Level Listing                                   1
                                                                                          ---

                                      TOTAL PAGES INCLUDED IN THIS PACKAGE                 9
                                                                                          ---

                                      Specifically Serviced Loan Detail                Appendix A
                                      Modified Loan Detail                             Appendix B
                                      Realized Loss Detail                             Appendix C

                       ===================================================================================
                               Information is available for this issue from the following sources
                       -----------------------------------------------------------------------------------
                                      LaSalle Web Site                                 www.Inbabs.com
                                      Servicer Website                               www.servicer.com
                                      LaSalle Bulletin Board                           (714) 282-3990
                                      LaSalle ASAP Fax System                          (312) 904-2200

                                      ASAP #:
                                      Monthly Data File Name:
                       ===================================================================================
===================================================================================================================================

                                                                     Page 1 of 9

ABN AMRO                                                                               Impac CMB Trust 1998-C1
LaSalle National Bank                                          Midland Loan Services, Inc., as Master Servicer and Special Servicer
                                                                                    Collateralized Mortgage Bonds
Administrator:                                                                              Series 1998-C1
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625                                                    ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603

Statement Date:               09/21/98
Payment Date:                 09/21/98
Prior Payment:                      NA
Record Date:                  08/31/98
WAC:
WAMM:

====================================================================================================================================
                 Original            Opening          Principal       Principal        Negative           Closing       Interest
   Class       Face Value (1)        Balance           Payment       Adj. or Loss     Amortization        Balance       Payment
  CUSIP          Per $1,000         Per $1,000       Per $1,000       Per $1,000       Per $1,000       Per $1,000     Per $1,000
-----------------------------------------------------------------------------------------------------------------------------------














               0.00                   0.00             0.00              0.00            0.00            0.00                0.00

====================================================================================================================================
                                                                     Total P&I Payment  0.00
                                                                     =======================
====================================================================================================================================
  Interest     Bond Interest
 Adjustment       Rate (2)
  Per $1,000    Next Rate (3)
-----------------------------------------------------------------------------------------------------------------------------------




  0.00
====================================================================================================================================

                                                                                                                         Page 2 of 9

Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

ABN AMRO                                                                               Impac CMB Trust 1998-C1
LaSalle National Bank                                          Midland Loan Services, Inc., as Master Servicer and Special Servicer
                                                                                    Collateralized Mortgage Bonds
Administrator:                                                                              Series 1998-C1
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625                                                    ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603                                                                    Other Related Information

Statement Date:               09/21/98
Payment Date:                 09/21/98
Prior Payment:                      NA
Record Date:                  08/31/98

====================================================================================================================================

















====================================================================================================================================
                                                                                                                         Page 3 of 9

ABN AMRO                                                                               Impac CMB Trust 1998-C1
LaSalle National Bank                                          Midland Loan Services, Inc., as Master Servicer and Special Servicer
                                                                                    Collateralized Mortgage Bonds
Administrator:                                                                              Series 1998-C1
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625                                                    ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603

Statement Date:               09/21/98
Payment Date:                 09/21/98
Prior Payment:                      NA
Record Date:                  08/31/98

====================================================================================================================================
Distribution         Delinq 1 Month          Delinq 2 Months        Delinq 3+ Months         Foreclosure/Bankruptcy
------------------------------------------------------------------------------------------------------------------------------------
   Date              #         Balance       #         Balance       #       Balance         #       Balance
====================================================================================================================================
   09/21/98             0             0         0              0        0             0          0                  0
                     0.00%        0.000%     0.00%          0.00%   0.00%         0.00%      0.00%             0.000%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================


====================================================================================================================================
          REO                      Modifications                  Prepayments                   Curr Weighted Avg.
------------------------------------------------------------------------------------------------------------------------------------
   #         Balance             #           Balance       #            Balance                Coupon           Remit
====================================================================================================================================
       0               0             0                 0          0                   0
   0.00%          0.000%         0.00%             0.00%      0.00%               0.00%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
                                                                                                                         Page 4 of 9

Note: Foreclosure and REO Totals are Included in the Appropriate Aging Category.

ABN AMRO                                             Impac CMB Trust 1998-C1                               Statement Date:  09/21/98
LaSalle National Bank             Midland Loan Services, Inc., as Master Servicer and Special Servicer     Payment Date:    09/21/98
                                                     Collateralized Mortgage Bonds                         Prior Payment:         NA
Administrator:                                       Series 1998-C1                                        Record Date:     09/31/98
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625                  ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603
                                                      Delinquent Loan Detail

====================================================================================================================================
                   Paid                     Outstanding    Out. Property                         Special
Disclosure Doc     Thru      Current P&I        P&I         Protection      Advance              Service     Foreclosure
   Control #       Date        Advance      Advances**       Advances     Description (1)     Transfer Date     Date
====================================================================================================================================











====================================================================================================================================
A.  P&I Advance - Loan in Grace Period        1.  P&I Advance - Loan delinquent 1 month    3.  P&I Advance - Loan delinquent
                                                                                               3 months or More
B.  P&I Advance - Late Payment but less than  2.  P&I Advance - Loan delinquent 2 months   4.  Matured Balloon/Assumed
                  one month delinq                                                             Scheduled Payment
====================================================================================================================================

====================================================================================================================================
Bankruptcy    REO
   Date       Date
====================================================================================================================================













====================================================================================================================================
A.  P&I Advance - Loan in Grace Period        1.  P&I Advance - Loan delinquent 1 month    3.  P&I Advance - Loan delinquent
                                                                                               3 months or More
B.  P&I Advance - Late Payment but less than  2.  P&I Advance - Loan delinquent 2 months   4.  Matured Balloon/Assumed
                  one month delinq                                                             Scheduled Payment
====================================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance                                                      Page 5 of 9

ABN AMRO                                                           Impac CMB Trust 1998-C1
LaSalle National Bank                         Midland Loan Services, Inc., as Master Servicer and Special Servicer
                                                                Collateralized Mortgage Bonds
Administrator:                                                          Series 1998-C1
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625                                ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603                                                        Pool Total

Statement Date:               09/21/98
Payment Date:                 09/21/98
Prior Payment:                      NA
Record Date:                  08/31/98

                DISTRIBUTION OF PRINCIPAL BALANCES
---------------------------------------------------------------------
(2) Current Scheduled      Number       (2) Scheduled     Based on
       Balances            of Loans         Balance       Balance
=====================================================================
         $0 to    $500,000
   $500,000 to  $1,000,000
 $1,000,000 to  $1,500,000
 $1,500,000 to  $2,000,000
 $2,000,000 to  $2,500,000
 $2,500,000 to  $3,000,000
 $3,000,000 to  $3,500,000
 $3,500,000 to  $4,000,000
 $4,000,000 to  $5,000,000
 $5,000,000 to  $6,000,000
 $6,000,000 to  $7,000,000
 $7,000,000 to  $8,000,000
 $8,000,000 to  $9,000,000
 $9,000,000 to $10,000,000
$10,000,000 to $11,000,000
$11,000,000 to $12,000,000
$12,000,000 to $13,000,000
$13,000,000 to $14,000,000
$14,000,000 to $15,000,000
$15,000,000 to Above
=====================================================================
     Total                        0            0             0.00%
---------------------------------------------------------------------
 Average Scheduled Balance is                                   0
 Maximum Scheduled Balance is                                   0
 Minimum Scheduled Balance is                                   0


                DISTRIBUTION OF PROPERTY TYPES
----------------------------------------------------------------------
                           Number       (2) Scheduled     Based on
Property Types             of Loans         Balance       Balance
=====================================================================




=====================================================================
     Total                        0            0             0.00%
---------------------------------------------------------------------

                     GEOGRAPHIC  DISTRIBUTION
----------------------------------------------------------------------
                           Number       (2) Scheduled     Based on
 Geographic Location       of Loans         Balance       Balance
=====================================================================







=====================================================================
     Total                        0            0             0.00%
---------------------------------------------------------------------



            DISTRIBUTION  OF MORTGAGE INTEREST RATES
----------------------------------------------------------------------
 Current Mortgage           Number       (2) Scheduled     Based on
  Interest Rate            of Loans         Balance       Balance
=====================================================================

 7.000% or  less
 7.000% to  7.125%
 7.125% to  7.375%
 7.375% to  7.625%
 7.625% to  7.875%
 7.875% to  8.125%
 8.125% to  8.375%
 8.375% to  8.625%
 8.625% to  8.875%
 8.875% to  9.125%
 9.125% to  9.375%
 9.375% to  9.625%
 9.625% to  9.875%
 9.875% to 10.125%
10.125% &   Above
=====================================================================
     Total                        0            0      0.00%
---------------------------------------------------------------------

W/Avg Mortgage Interst Rate is            0.0000%
Minimum Mortgage Interest Rate is         0.0000%
Maximum Mortgage Interst Rate is          0.0000%

ABN AMRO                                                                               Impac CMB Trust 1998-C1
LaSalle National Bank                                          Midland Loan Services, Inc., as Master Servicer and Special Servicer
                                                                                    Collateralized Mortgage Bonds
Administrator:                                                                              Series 1998-C1
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625                                                    ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603

Statement Date:               09/21/98
Payment Date:                 09/21/98
Prior Payment:                      NA
Record Date:                  08/31/98

                        LOAN SEASONING
-------------------------------------------------------------------
                          Number      (2) Scheduled       Based on
Number of Years           of Loans        Balance         Balance
====================================================================




====================================================================

--------------------------------------------------------------------
                          Weighted Average Seasoning is         0.0


            DISTRIBUTION OF REMAINING TERM
                   FULLY AMORTIZING

--------------------------------------------------------------------
  Fully Amortizing          Number     (2) Scheduled     Based on
  Mortgage Loans            of Loans       Balance       Balance
====================================================================
60 months or less

61 to 120 months

121 to 180 months

181 to 240 months

241 to 360 months
====================================================================
    Total                    0               0            0.00%
--------------------------------------------------------------------
Weighted Average Months to Maturity is                      0

                    DISTRIBUTION OF DSCR
------------------------------------------------------------------
Debt Service          Number       (2) Scheduled     Based on
Coverage Ratio (1)    of Loans         Balance       Balance
====================================================================
0.500 or less
0.500 or 0.625
0.625 to 0.750
0.750 to 0.875
0.875 to 1.000
1.000 to 1.125
1.125 to 1.250
1.250 to 1.375
1.375 to 1.500
1.500 to 1.625
1.625 to 1.750
1.750 to 1.875
1.875 to 2.000
2.000 to 2.125
2.125 & above
   Unknown
====================================================================
   Total                   0                 0           0.00%
--------------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is          0.000
--------------------------------------------------------------------


            DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------
                       Number     (2) Scheduled    Based on
Amortization Type      of Loans       Balance      Balance
====================================================================





====================================================================
    Total               0              0            0.00%
--------------------------------------------------------------------



               DISTRIBUTION OF REMAINING TERM
                       BALLOON LOANS
 --------------------------------------------------------------------
 Balloon               Number     (2) Scheduled    Based on
Mortgage Loans         of Loans       Balance      Balance
====================================================================
12 months or less
13 to 24   months
25 to 36   months
37 to 48   months
49 to 60   months
61 to 120  months
121 to 180 months
181 to 240 months
====================================================================
      Total                0              0            0.00%
--------------------------------------------------------------------
Weighted Average Months to Maturity is                      0


                                   NOI AGING
--------------------------------------------------------------------
                       Number     (2) Scheduled    Based on
  NOI Date             of Loans       Balance      Balance
====================================================================
1 year or less
1 to 2 years
2 Years or More
   Unknown
====================================================================
      Total                0              0            0.00%
--------------------------------------------------------------------


====================================================================================================================================

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                                                                               Impac CMB Trust 1998-C1
LaSalle National Bank                                          Midland Loan Services, Inc., as Master Servicer and Special Servicer
                                                                                    Collateralized Mortgage Bonds
Administrator:                                                                              Series 1998-C1
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625                                                    ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603                                                                           Price Total

Statement Date:               09/21/98
Payment Date:                 09/21/98
Prior Payment:                      NA
Record Date:                  08/31/98

                  DISTRIBUTION OF MAXIMUM RATES
-------------------------------------------------------------------
                    Number      (2) Scheduled       Based on
Maximum Rates       of Loans        Balance         Balance
===================================================================
   No Maximum
0.0% to 12.00%
12.01% to 12.50%
12.51% to 13.00%
13.01% to 13.50%
13.51% to 14.00%
14.01% to 14.50%
14.51% to 15.00%
15.01% to 15.50%
15.51% to 16.00%
16.01% to 16.50%
16.51% to 17.00%
17.01% to 17.50%

Fixed Rate Mortgage
===================================================================
                            0                   0          0.00%
-------------------------------------------------------------------
Weighted Average for Mtge with a Maximum Rate is           13.49%

            DISTRIBUTION OF INDICES OF MORTGAGE LOANS
-------------------------------------------------------------------
                    Number      (2) Scheduled       Based on
Indices             of Loans        Balance         Balance
===================================================================




===================================================================
  Total                0                   0            0.00%
-------------------------------------------------------------------

            DISTRIBUTION OF MINIMUM RATES
-------------------------------------------------------------------
                    Number      (2) Scheduled       Based on
Minimum Rates (1)   of Loans        Balance         Balance
===================================================================
    No Minimum
0.010%  to 3.000%
3.010%  to 3.500%
3.510%  to 4.000%
4.010%  to 4.500%
4.510%  to 5.000%
5.010%  to 5.500%
5.510%  to 6.000%
6.010%  to 6.500%
6.510%  to 7.000%
7.010%  to 7.500%
7.510%  to 8.000%
8.010%  to 8.500%
8.510%  to 99.000%
Fixed Rate Mortgage
===================================================================
                        0              0               0.00%
--------------------------------------------------------------------
Weighted Average for Mtge with a Minimum Rate is       0.00%


             DISTRIBUTION OF PAYMENT ADJUSTMENT
-------------------------------------------------------------------
Interest Adjustment    Number      (2) Scheduled       Based on
   Frequency            Loans         Balance          Balance
===================================================================



===================================================================
   Total                 0                0               0.00%
--------------------------------------------------------------------

             DISTRIBUTION OF MORTGAGE LOAN MARGINS
-------------------------------------------------------------------
  Mortgage Loan        Number      (2) Scheduled       Based on
    Margins            Loans          Balance          Balance
===================================================================
   No Margin
0.000% to 0.000%
0.010% to 1.000%
1.010% to 1.500%
1.510% to 2.000%
2.010% to 2.500%
2.510% to 3.000%
3.010% to 3.500%
3.510% to 4.000%
4.010% to 4.500%
4.510% to Above
Fixed Rate Mortgage
===================================================================
  Total                  0             0              0.00%
-------------------------------------------------------------------
Weighted Average for Mtge with a Margin is            0.00%

             DISTRIBUTION OF INTEREST ADJUSTMENT
-------------------------------------------------------------------
  Payment Adjustment   Number      (2) Scheduled       Based on
      Frequency        Loans           Balance         Balance
===================================================================


===================================================================
                         0             0              0.00%
-------------------------------------------------------------------

ABN AMRO                                                                  Impac CMB Trust 1998-C1
LaSalle National Bank                              Midland Loan Services, Inc., as Master Servicer and Special Servicer
                                                                        Collateralized Mortgage Bonds
Administrator:                                                                 Series 1998-C1
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625                                        ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603


                                                                                Statement Date:               09/21/98
                                                                                Payment Date:                 09/21/98
                                                                                Prior Payment:                      NA
                                                                                Record Date:                  08/31/98

                                                        Loan Level Detail
====================================================================================================================================
                      Appraisal          Property                                                     Operating          Ending
   Disclosure         Reduction            Type           Maturity                                    Statement         Principal
   Control #           Amounts             Code             Date           DSCR          NOT             Date            Balance
====================================================================================================================================













====================================================================================================================================

                                                        Loan Level Detail
====================================================================================================================================
                                                                                                                      Loan
      Note               Scheduled                                               Prepayment                          Status
      Rate                  P&I                     Prepayment                      Date                            Code (1)
====================================================================================================================================










====================================================================================================================================

    NOT and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party in the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:      A. P&I Adv - In Grace Period              1. P&I Adv - delinquent 1 month     3. P&I Adv - delinquent 3+ months
                 B. P&I Adv - less than one month delinq   2. P&I Adv - delinquent 2 months    4. Max. Balloon/Assumed P&I
====================================================================================================================================
====================================================================================================================================
5. Prepaid in Full            7. Foreclosure                   9. REO              11. Modification
6. Specially Serviced         8. Bankruptcy                    10. DPO
====================================================================================================================================

ABN AMRO                                                                               Impac CMB Trust 1998-C1
LaSalle National Bank                                          Midland Loan Services, Inc., as Master Servicer and Special Servicer
                                                                                    Collateralized Mortgage Bonds
Administrator:                                                                              Series 1998-C1
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625                                                    ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603


Statement Date:               09/21/98
Payment Date:                 09/21/98
Prior Payment:                      NA
Record Date:                  08/31/98

                                                  SPECIALLY SERVICED LOAN DETAIL
====================================================================================================================================
                      Beginning                                                           Specially
   Disclosure         Scheduled         Interest          Maturity        Property         Serviced
   Control #           Balance            Rate              Date            Type         Status Code (1)            Comments
====================================================================================================================================













====================================================================================================================================

====================================================================================================================================

  (1) Legend:
      1) Request for waiver of Prepayment Penalty       4) Loan with Borrower Bankruptcy       7) Loan Paid Off
      2) Payment default                                5) Loan in Process of Foreclosure      8) Loans Returned to Master Servicer
      3) Request for Loan Modification or Workout       6) Loan now REO Property
====================================================================================================================================

                                                                      APPENDIX A

ABN AMRO                                                                               Impac CMB Trust 1998-C1
LaSalle National Bank                                          Midland Loan Services, Inc., as Master Servicer and Special Servicer
                                                                                    Collateralized Mortgage Bonds
Administrator:                                                                              Series 1998-C1
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625                                                    ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603

Statement Date:               09/21/98
Payment Date:                 09/21/98
Prior Payment:                      NA
Record Date:                  08/31/98

                                                       MODIFIED LOAN DETAIL
====================================================================================================================================

   Disclosure               Modification                                       Modification
   Control #                    Date                                            Description
------------------------------------------------------------------------------------------------------------------------------------










====================================================================================================================================
                                                                                                                          APPENDIX B

ABN AMRO                                                                               Impac CMB Trust 1998-C1
LaSalle National Bank                                          Midland Loan Services, Inc., as Master Servicer and Special Servicer
                                                                                    Collateralized Mortgage Bonds
Administrator:                                                                              Series 1998-C1
 Thomas Baumgart (800) 246-5761
 135 S. LaSalle Street Suite 1625                                                    ABN AMRO Acct: 99-9999-99-9
 Chicago, IL 60603

Statement Date:               09/21/98
Payment Date:                 09/21/98
Prior Payment:                      NA
Record Date:                  08/31/98

                                                                Realized Loss Detail
====================================================================================================================================
                                                                             Beginning                          Gross Proceeds
    Dist.          Disclosure            Appraisal          Appraisal        Scheduled         Gross              as a % of
    Dare           Control #               Date               Value           Balance         Proceeds          Sched. Principal
------------------------------------------------------------------------------------------------------------------------------------












------------------------------------------------------------------------------------------------------------------------------------
Current Total                                                 0.00                                 0.00
Cumulative                                                    0.00                                 0.00
====================================================================================================================================

                                                                Realized Loss Detail
====================================================================================================================================
                                          Aggregate              Net                 Net Proceeds
                                         Liquidation         Liquidation              as a % of           Realized
                                          Expenses *           Proceeds            Sched. Balance           Loss
------------------------------------------------------------------------------------------------------------------------------------
Current Total                                  0.00                  0.00                                     0.00
Cumulative                                     0.00                  0.00                                     0.00
====================================================================================================================================
                                                                                                                          Appendix C
  *  Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

PROSPECTUS

Collateralized Mortgage Bonds

IMH Assets Corp.

The collateralized mortgage bonds (the "Bonds") offered hereby and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series.

Each series of Bonds will represent indebtedness of the related trust fund (with respect to any series, the "Trust Fund") to be established by IMH Assets Corp. (the "Company") pursuant to a trust agreement (the "Trust Agreement") and will be secured by certain assets deposited therein. Each Trust Fund for a series of Bonds and the related Certificates (as defined herein, and together with the Bonds, the "Securities") will consist primarily of a segregated pool (a "Mortgage Pool") of various types of multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial
mortgage loans.   The Mortgage Loans in (and the mortgage loans underlying the
Bonds in) any Trust Fund will be secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units and mobile home parks; and (ii) commercial properties consisting of office buildings, retail shopping facilities, hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. The Mortgage Loans were acquired by the Company from one or more affiliated or unaffiliated institutions (the "Sellers"). See "The Mortgage Pools." The Mortgage Loans and other assets in each Trust Fund, which may only include, if applicable, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described herein (collectively, the "Trust Fund Assets") will be pledged pursuant to an indenture (the "Indenture") to secure a series of Bonds to the extent and as more fully described herein under "The Agreements" and in the related Prospectus Supplement. Information regarding the Bonds of a series, and the general characteristics of the Mortgage Loans and other Trust Fund Assets in the related Trust Fund, will be set forth in the related Prospectus Supplement.

Each series of Bonds will include one or more classes. Each class of Bonds of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of Bonds to receive a specified portion of payments of principal or interest (or both) on the Mortgage Loans and the other Trust Fund Assets in the related Trust Fund in the manner described herein under "Description of the Bonds" and in the related Prospectus Supplement. A series may include one or more classes of Bonds entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Bonds which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

THE COMPANY'S ONLY OBLIGATIONS WITH RESPECT TO A SERIES OF BONDS WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY, EXCEPT AS PROVIDED IN THE RELATED PROSPECTUS SUPPLEMENT. THE MASTER SERVICER (THE "MASTER SERVICER") FOR ANY SERIES OF BONDS WILL BE NAMED IN THE RELATED PROSPECTUS SUPPLEMENT. THE PRINCIPAL OBLIGATIONS OF THE MASTER SERVICER WILL BE PURSUANT TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF DELINQUENCIES IN PAYMENTS ON THE RELATED MORTGAGE LOANS). SEE "DESCRIPTION OF THE BONDS."

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy or reserve fund. In addition to or in lieu of the foregoing, Credit Enhancement (as defined herein) may be provided by means of subordination of one or more classes of Bonds or by Overcollateralization (as defined herein). See "Description of Credit Enhancement."

The rate of payment of principal of each class of Bonds entitled to a portion of principal payments on the Mortgage Loans and the other Trust Fund Assets in the related Mortgage Pool will depend on the priority of payment of such class and the rate and timing of principal payments (including by reason of prepayments, defaults, liquidations and repurchases of Mortgage Loans) on such Mortgage Loans and other Trust Fund Assets. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of Bonds in the manner described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations."

Bonds of a series will be characterized for federal income tax purposes as debt instruments. No election will be made to treat a Trust Fund or a designated portion thereof as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. See "Federal Income Tax Consequences" herein.

SEE "RISK FACTORS" BEGINNING ON PAGE 15 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE BONDS.

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND AND PAYMENTS UNDER ANY BOND INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE BONDS. THE BONDS DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE BONDS OF ANY SERIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Bonds may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

There will be no secondary market for the Bonds of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the Bonds will develop or, if it does develop, that it will continue. The Bonds will not be listed on any securities exchange.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

The date of this Prospectus is August 6, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE BONDS OFFERED HEREBY AND THEREBY OR AN OFFER OF SUCH BONDS TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                               TABLE OF CONTENTS

Caption                                                                                  Page
-------                                                                                  ----
SUMMARY OF PROSPECTUS....................................................................  4

RISK FACTORS............................................................................. 15
     Limited Liquidity................................................................... 15
     Limited Obligations................................................................. 15
     Credit Enhancement Limitations...................................................... 15
     Limited Nature of Ratings........................................................... 16
     Certain Factors Affecting Delinquency, Foreclosure and
          Loss of the Mortgage Loans..................................................... 16
     Inclusion of Delinquent and Nonperforming Mortgage
          Loans in a Mortgage Pool....................................................... 16
     Yield and Prepayment Considerations................................................. 19
     ERISA Considerations................................................................ 20

THE MORTGAGE POOLS....................................................................... 20
     General............................................................................. 20
     Mortgage Loans...................................................................... 20
     Collection Accounts................................................................. 24
     Representations and Warranties; Repurchases......................................... 24
     Credit Enhancement.................................................................. 25
     Cash Flow Agreements................................................................ 25

SERVICING OF MORTGAGE LOANS.............................................................. 26
     General............................................................................. 26
     The Master Servicer................................................................. 26
     Special Servicer.................................................................... 26
     Collection and Other Servicing Procedures........................................... 26
     Sub-Servicers....................................................................... 28
     Modifications, Waivers and Amendments of Mortgage
          Loans.......................................................................... 29
     Realization Upon Defaulted Mortgage Loans........................................... 29
     Hazard Insurance Policies........................................................... 30
     Due-on-Sale and Due-on-Encumbrance Provisions....................................... 31
     Servicing Compensation and Payment of Expenses...................................... 31
     Evidence as to Compliance........................................................... 32

DESCRIPTION OF THE BONDS................................................................. 33
     General............................................................................. 33
     Form of Bonds....................................................................... 34
     Assignment of Trust Fund Assets..................................................... 35
     Collection Account.................................................................. 37
     Distributions....................................................................... 40
     Distributions of Interest and Principal on the Bonds................................ 41
     Funding Account..................................................................... 42
     Distributions on the Bonds in Respect of Prepayment
          Premiums....................................................................... 43
     Allocation of Losses and Shortfalls................................................. 43
     Advances............................................................................ 43
     Reports to Bondholders.............................................................. 44

DESCRIPTION OF CREDIT ENHANCEMENT........................................................ 45
     General............................................................................. 45
     Subordinate Bonds................................................................... 46
     Insurance or Guarantees with Respect to Mortgage Loans.............................. 46
     Letter of Credit.................................................................... 46
     Bond Insurance and Surety Bonds..................................................... 47
     Reserve Funds....................................................................... 47

THE COMPANY.............................................................................. 47

IMPAC FUNDING CORPORATION................................................................ 48

THE AGREEMENTS........................................................................... 48
     Events of Default; Rights Upon Event of Default..................................... 48
     Amendment........................................................................... 50
     Termination; Redemption of Bonds.................................................... 50
     The Owner Trustee................................................................... 51
     The Indenture Trustee............................................................... 51

YIELD AND MATURITY CONSIDERATIONS........................................................ 51

Caption                                                                                  Page
-------                                                                                  ----
     General............................................................................. 51
     Pass-Through Rate................................................................... 51
     Payment Delays...................................................................... 52
     Certain Shortfalls in Collections of Interest....................................... 52
     Yield and Prepayment Considerations................................................. 52
     Weighted Average Life and Maturity.................................................. 54
     Other Factors Affecting Yield, Weighted Average Life and
          Maturity....................................................................... 55

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.................................................. 57
     General............................................................................. 57
     Types of Mortgage Instruments....................................................... 57
     Leases and Rents.................................................................... 57
     Personalty.......................................................................... 58
     Foreclosure......................................................................... 58
     Bankruptcy Laws..................................................................... 61
     Environmental Considerations........................................................ 62
     Due-on-Sale and Due-on-Encumbrance Provisions....................................... 64
     Junior Liens; Rights of Holders of Senior Liens..................................... 65
     Subordinate Financing............................................................... 65
     Default Interest and Limitations on Prepayments..................................... 65
     Applicability of Usury Laws......................................................... 66
     Certain Laws and Regulations........................................................ 66
     Americans with Disabilities Act..................................................... 66
     Soldiers' and Sailors' Civil Relief Act of 1940..................................... 67
     Forfeitures in Drug and RICO Proceedings............................................ 67

FEDERAL INCOME TAX CONSEQUENCES.......................................................... 67
     General............................................................................. 67

STATE AND OTHER TAX CONSEQUENCES......................................................... 74

ERISA CONSIDERATIONS..................................................................... 75
     Tax-Exempt Investors................................................................ 76

LEGAL INVESTMENT MATTERS................................................................. 76

USE OF PROCEEDS.......................................................................... 77

METHODS OF DISTRIBUTION.................................................................. 77

LEGAL MATTERS............................................................................ 79

FINANCIAL INFORMATION.................................................................... 79

RATING................................................................................... 79

INDEX OF PRINCIPAL DEFINITIONS........................................................... 80

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED BONDS, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http:\\www.sec.gov). The Company does not intend to send any financial reports to Bondholders.

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

                             REPORTS TO BONDHOLDERS

     The Master Servicer or other designated person will be required to provide periodic unaudited reports concerning each Trust Fund to all registered holders of Bonds of the related series as are required under the Exchange Act and the rules and regulations of the Commission thereunder. See "Description of the Bonds--Reports to Bondholders."

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein and in the related Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Bonds of the related series. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Bonds, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such Bonds, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to IMH Assets Corp., 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, or by telephone at (714) 556-0122. The Company has determined that its financial statements will not be material to the offering of any Bonds.

                             SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Bonds contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Bonds of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto elsewhere in this Prospectus. An index indicating where certain capitalized terms used herein are defined appears at the end of this Prospectus.

Securities Offered.........   Collateralized mortgage bonds (the "Bonds"). The
                              Bonds offered hereby and by the various Prospectus
                              Supplements with respect hereto will be offered from time to time in series.

Company....................   IMH Assets Corp. (the "Company"), a limited-
                              purpose wholly owned subsidiary of Impac Mortgage
                              Holdings, Inc. ("Impac Holdings") and an affiliate of Impac Funding Corporation ("Impac Funding").
                              See "The Company."

Issuer.....................   The Issuer with respect to a series of Bonds will
                              be the Company or an owner trust established by it for the purpose of issuing one or more series of Bonds. Each such owner trust will be created pursuant to a trust agreement (the "Trust
                              Agreement") between the Company, acting as depositor, and the Owner Trustee. Each series of Bonds will represent indebtedness of the Issuer and will be issued pursuant to an indenture between the Issuer and the Indenture Trustee (the
                              "Indenture") whereby the Issuer will pledge the Trust Fund to secure the Bonds under the lien of the Indenture. As to each series of Bonds where the Issuer is an owner trust, the ownership of the Trust Fund will be evidenced by certificates (the
                              "Certificates," and together with the Bonds, the "Securities") issued under the Trust Agreement, which are not offered hereby. The Bonds will represent nonrecourse obligations solely of the Issuer, and the proceeds of the Trust Fund will be the sole source of payments on the Bonds, except as described herein under "Description of Credit
                              Enhancement" and in the related Prospectus
                              Supplement.

Master Servicer............   The master servicer (the "Master Servicer"), if
                              any, for a series of Bonds will be specified in the related Prospectus Supplement and may be Impac
                              Funding or another affiliate of the Company. See
                              "Impac Funding Corporation" and "Servicing of
                              Mortgage Loans--The Master Servicer."

Special Servicer...........   The special servicer (the "Special Servicer"), if
                              any, for a series of Bonds will be specified, or the circumstances under which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. Any Special
                              Servicer may be an affiliate of the Company. See
                              "Servicing of Mortgage Loans--Special Servicers."

Administrator..............   An entity may be named as the Administrator in the
                              related Prospectus Supplement, if required in addition to or in lieu of the Master Servicer or Servicer for a series of Bonds (the
                              "Administrator").

Indenture Trustee..........   The Indenture Trustee for each series of Bonds
                              will be specified in the related Prospectus
                              Supplement (the "Indenture Trustee").

Owner Trustee..............   As to each series of Bonds where the Issuer in an
                              owner trust, the Owner Trustee for each related
                              Trust Fund will be specified in the related
                              Prospectus Supplement (the "Owner Trustee").

The Bonds..................   Each series of Bonds will include one or more
                              classes of Bonds which will represent indebtedness secured by a segregated pool of Mortgage Loans
                              (exclusive of any portion of interest payments
                              (the "Spread") relating to each Mortgage Loan retained by the Company or any of its affiliates) or interests therein and certain other assets, which may only include, if applicable, reinvestment income, reserve funds, cash accounts and various forms of Credit Enhancement as described herein (collectively, the "Trust Fund
                              Assets," and the related trust fund, the "Trust
                              Fund").

                              Except for certain Strip Bonds (as hereinafter described), each series of Bonds, or class of Bonds in the case of a series consisting of two or more classes, will have a stated principal balance and will be entitled to distributions of interest based on a specified interest rate or rates (each, an "Interest Rate"). Each series or class of Bonds may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of two or more such Interest Rates. The related Prospectus Supplement will specify the Interest Rate or Rates for each series or class of Bonds, or the initial Interest Rate or Rates and the method for determining subsequent changes to the Interest Rate or Rates.

                              A series may include one or more classes of Bonds ("Strip Bonds") entitled (i) to principal distribu tions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distribu tions. In addition, a series may include two or more classes of Bonds which differ as to timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Bonds ("Accrual Bonds"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Payment Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                              If so provided in the related Prospectus
                              Supplement, a series of Bonds may include one or more classes of Bonds (collectively, the "Senior Bonds") which are senior to one or more classes of Bonds (collectively, the "Subordinate Bonds") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Bonds may be senior to other classes of Senior (or Subordinate) Bonds in respect of such distributions or losses. The Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the Bonds. See "Description of the Bonds."

                              The Bonds will not be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates.

                              Bonds of one or more classes of a series may be issued in book-entry form. See "Description of the Bonds--Form of Bonds."

The Mortgage Pools.........   Each Trust Fund will consist primarily of a
                              segregated pool (a "Mortgage Pool") of mortgage loans secured by first or junior liens on, or security interests in, one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; and (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities (such as shopping centers, malls and individual stores), hotels and motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), and unimproved land. The Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico. For a description of the types of Mortgage Loans that may be included in the Mortgage Pools, see "The
                              Mortgage Pools--The Mortgage Loans." The Mortgage
                              Loans will not be guaranteed or insured by the Company, any of its affiliates or by any governmental agency or instrumentality.

                              As and to the extent described in the related Prospectus Supplement, a Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than 40 years. No Mortgage Loan will have been originated by the Company. See "The Mortgage Pools--Mortgage Loans".

                              If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk equal to or greater than 20% of the Pool Balance, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "The Mortgage Pools--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements".

                              If specified in the related Prospectus Supplement, Mortgage Loans which are converting or converted from an adjustable-rate to a fixed-rate or certain Mortgage Loans for which the Mortgage Rate has been reset may be repurchased by the Company or purchased by the related Master Servicer, the applicable Seller or another party, or a designated remarketing agent will use its best efforts to arrange the sale thereof as further described herein under "The Mortgage Pools--The Mortgage Loans."

                              If so specified in the related Prospectus
                              Supplement, some Mortgage Loans may be delinquent or non-performing as of the date of their deposit in the related Trust Fund.

                              Each Mortgage Loan included in a Trust Fund will have been selected by the Company from among those purchased, either directly or indirectly, from a prior holder thereof (a "Seller"), which prior holder may or may not be the originator of such Mortgage Loan and may be an affiliate of the Company.

                              A Current Report on Form 8-K will be available upon request to purchasers of the Bonds of the related series and will be filed, together with the related Servicing Agreement, Trust Agreement (if any) and Indenture, with the Securities and Exchange Commission within fifteen days after such initial issuance.

Interest Distributions.....   Except as otherwise specified herein or in the
                              related Prospectus Supplement, interest on each class of Bonds of each series, other than Strip
                              Bonds or Accrual Bonds (prior to the time when accrued interest becomes payable thereon), will accrue at the applicable Interest Rate (which may be a fixed, variable or adjustable rate or any combination thereof) on such class's principal balance outstanding from time to time and will be remitted on the 20/th/ day (or, if such day is not a business day, on the next succeeding business day) of each month, commencing with the month following the month in which the Cut-off Date (as defined in the applicable Prospectus Supplement) occurs (each, a "Payment Date"). Distributions, if any, with respect to interest on Strip Bonds will be calculated and made on each Payment Date as described herein under "Description of the Bonds--
                              Distribution of Interest and Principal on the Bonds" and in the related Prospectus Supplement.
                              Interest that has accrued but is not yet payable on any Accrual Bonds will be added to the principal balance of such class on each Payment
                              Date, and will thereafter bear interest at the applicable Interest Rate. Distributions of interest with respect to one or more classes of Bonds (or, in the case of a class of Accrual
                              Bonds, accrued interest to be added to the principal balance thereof) may be reduced as a result of the occurrence of certain delinquencies not covered by advances, losses, prepayments and other contingencies described herein and in the related Prospectus Supplement. See "Yield and
                              Maturity Considerations" and "Description of the Bonds--Distribution of Interest and Principal on the Bonds."

Principal Distributions....   Except as otherwise specified in the related
                              Prospectus Supplement, principal distributions on the Bonds of each series will be payable on each Payment Date, commencing with the Payment Date in the month following the month in which the Cut - off Date occurs, to the holders of the Bonds of such series, or of the class or classes of Bonds then entitled thereto, on a pro rata basis among all such Bonds or among the Bonds of any such class, in proportion to their respective outstanding principal balances, or in the priority and manner otherwise specified in the related
                              Prospectus Supplement. Strip Bonds with no principal balance will not receive distributions in respect of principal. Distributions of principal with respect to any series of Bonds, or with respect to one or more classes included therein, may be reduced to the extent of certain delinquencies not covered by advances or losses not covered by the applicable form of Credit
                              Enhancement. See "The Mortgage Pools," "Yield and
                              Maturity Considerations" and "Description of the Bonds."

Funding Account............   If so specified in the related Prospectus
                              Supplement, a portion of the proceeds of the sale of one or more Classes of Bonds of a series may be deposited in a segregated account to be applied to acquire additional Mortgage Loans from the Sellers, subject to the limitations set forth herein under "Description of the Bonds-Funding
                              Account." Monies on deposit in the Funding Account and not applied to acquire such additional
                              Mortgage Loans within the time set forth in the related Trust Agreement or other applicable agreement may be treated as principal and applied in the manner described in the related Prospectus
                              Supplement.

Credit Enhancement.........   If so provided in the related Prospectus
                              Supplement, partial or full protection against certain defaults and losses on the Mortgage Loans in the related Trust Fund may be provided to one or more classes of Bonds of the related series in the form of subordination of one or more other classes of Bonds of such series, which other classes may include one or more classes of Bonds, or by one or more other types of credit enhancement, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit enhancement, or a combination thereof (any such coverage with respect to the Bonds of any series, "Credit Enhancement"). If so provided in the related Prospectus Supplement, a Trust Fund may include: (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or (ii) certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage
                              Loans or on one or more classes of Bonds (any such agreement, in the case of clause (i) or (ii), a "Cash Flow Agreement"). Certain relevant information regarding any applicable Credit
                              Enhancement or Cash Flow Agreement will be set forth in the Prospectus Supplement for a series of Bonds. See "Risk Factors--Credit Enhancement
                              Limitations", "Description of the Trust Funds--
                              Credit Enhancement" and "--Cash Flow Agreements" and "Description of Credit Enhancement".

Advances...................   If and to the extent described in the related
                              Prospectus Supplement, and subject to any limitations specified therein, the Master Servicer for any Trust Fund will be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments on the Mortgage Loans in such Trust Fund. Any such advance made by the Master Servicer with respect to a Mortgage Loan is recoverable by it as described herein under "Description of the Bonds--
                              Advances" either from recoveries on or in respect of the specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable from recoveries on or in respect of the specific Mortgage Loan, out of funds otherwise distributable to the holders of the related series of Bonds, which may include the holders of any Senior Bonds of such series. If and to the extent provided in the Prospectus Supplement for a series of Bonds, the Master Servicer will be entitled to receive interest on its advances for the period that they are outstanding payable from amounts in the related Trust Fund.

Optional Termination.......   The Master Servicer, the Company or a person
                              specified in the related Prospectus Supplement
                              (other than any Bondholder) may at its option either (i) effect early retirement of a series of Bonds through the purchase of the assets in the related Trust Fund or (ii) purchase, in whole but not in part, the Bonds specified in the related
                              Prospectus Supplement; in each case under the circumstances and in the manner set forth herein under "The Agreements--Termination; Redemption of
                              Bonds" and in the related Prospectus Supplement.

Legal Investment...........   At the date of issuance, as to each series, each
                              class of Bonds will be rated at the request of the Company in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "Rating
                              Agency"). Each class of Bonds that is rated in one of the two highest rating categories by at least one Rating Agency may constitute "mortgage related securities" for purposes of the Secondary Mortgage
                              Market Enhancement Act of 1984, as amended
                              ("SMMEA"), as specified in the related Prospectus
                              Supplement. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Bonds of any series constitute legal investments for them. See "Legal Investment
                              Matters."

ERISA Considerations.......   A fiduciary of an employee benefit plan and
                              certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income
                              Security Act of 1974, as amended ("ERISA"), or
                              Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Bonds could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                              Section 4975 of the Code. Investors are advised to consult their counsel and to review "ERISA
                              Considerations" herein and in the related
                              Prospectus Supplement.

Federal Income
 Tax Consequences..........   In the opinion of Tax Counsel (as defined herein),
                              for federal income tax purposes, the Bonds will constitute indebtedness of the Issuer.

                              (i) Bonds held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); (ii) Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A); and (iii) interest on Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

                              Investors are advised to consult their tax advisors as to the tax consequences of an investment in the

                              Bonds in light of investors' individual
                              circumstances and to review "Federal Income Tax Consequences" herein and in the related Prospectus Supplement for a more general discussion of material tax matters related to the Bonds. See "Federal Income Tax Consequences."

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Bonds:

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Bonds of any series will develop or, if it does develop, that it will provide Bondholders with liquidity of investment or that it will continue for the life of the Bonds of any series. The Prospectus Supplement for any series of Bonds may indicate that an underwriter specified therein intends to establish a secondary market in such Bonds, however no underwriter will be obligated to do so. As a result, any resale prices that may be available for any Bond in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The Bonds will not be listed on any securities exchange.

LIMITED OBLIGATIONS

     The Bonds will evidence an obligation of the related Issuer to remit certain payments to the registered holder thereof. The Bonds will not represent an interest in or obligation of the Company, the Master Servicer or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Bonds and the Mortgage Loans will be the obligations (if any) of the Company or the Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's servicing obligations under the related Servicing Agreement (including, if and to the extent described in the related Prospectus Supplement, its limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans). Neither the Bonds nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, by the Company, the Master Servicer or any of their respective affiliates. Proceeds of the assets included in the related Trust Fund for each series of Bonds (including the Mortgage Loans and any form of Credit Enhancement) will be the sole source of payments on the Bonds, and there will be no recourse to the Company, the Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Bonds.

CREDIT ENHANCEMENT LIMITATIONS

     Limitations Regarding Types of Losses Covered. The Prospectus Supplement for a series of Bonds will describe any Credit Enhancement provided with respect thereto. Use of Credit Enhancement will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Enhancement may not cover all potential losses; for example, Credit Enhancement may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Enhancement may, at least in part, be allocated to one or more classes of Bonds.

     Disproportionate Benefits to Certain Classes and Series. A series of Bonds may include one or more classes of Subordinate Bonds, if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Bonds, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Bonds of a series are made in a specified order of priority, any related Credit Enhancement may be exhausted before the principal of the later paid classes of Bonds of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Loans may fall primarily upon those classes of Bonds having a later right of payment. Moreover, if a form of Credit Enhancement covers the Bonds of more than one series and losses on the related Mortgage Loans exceed the amount of such Credit Enhancement, it is possible that the holders of Bonds of one (or more) such series will be disproportionately benefitted by such Credit Enhancement to the detriment of the holders of Bonds of one (or more) other such series.

     Limitations Regarding the Amount of Credit Enhancement. The amount of any applicable Credit Enhancement supporting one or more classes of Bonds, including the subordination of one or more other classes of Bonds, will be determined on the basis of criteria established by each Rating Agency rating such classes of Bonds based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Loans and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Loans will not exceed such assumed levels. See "Description of the Bonds--Allocation of Losses and Shortfalls" and "Description of Credit Enhancement". If the losses on the related Mortgage Loans do exceed such assumed levels, the holders of one or more classes of Bonds will be required to bear such additional losses.

LIMITED NATURE OF RATINGS

     It is a condition to the issuance of the Bonds that each class of Bonds be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any Bond, and, accordingly, there can be no assurance that the ratings assigned to any Bond on the date on which such Bonds are initially issued will not be lowered or withdrawn by a Rating Agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related Bonds may be adversely affected. See "Rating" herein.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

     General. The payment performance of the Bonds of any series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

     The Bonds will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "The Mortgage Pools-Mortgage Loans-Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer or a Special Servicer. Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Foreclosure--Anti-Deficiency Legislation".

     Limitations on Enforceability of Cross-Collateralization. A Mortgage Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer. Accordingly, a creditor seeking ownership of a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

     The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Company nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Servicing of Mortgage Loans--Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

     Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each Mortgage Loan included in any Trust Fund secured by Mortgaged Property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. To the extent the Master Servicer or Special Servicer acquires title to any Mortgaged Property contaminated with or affected by hazardous wastes or hazardous substances or not in compliance with environmental laws and regulations, the Mortgage Loans may incur losses. See "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans-- Environmental Legislation." To the extent such environmental risks result in losses on the mortgage loans, the yield to maturity of the Bonds, to the extent not covered by Credit Enhancement, may be affected.

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to use reasonable efforts to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Enhancement, such losses may be borne, at least in part, by the holders of one or more classes of Bonds of the related series. See "Servicing of Mortgage Loans--Hazard Insurance Policies".

INCLUSION OF DELINQUENT AND NONPERFORMING MORTGAGE LOANS IN A MORTGAGE POOL

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular series of Bonds may include Mortgage Loans that are past due or are nonperforming. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Enhancement provided with respect to a particular series of Bonds may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Pool and the yield on the Bonds of such series. See "The Mortgage Pools--Mortgage Loans."

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of the Bonds of each series will depend on, among other things, the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to breaches of representations and warranties) on the related Mortgage Loans and the price paid by Bondholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Bonds will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Bonds, including Accrual Bonds, Bonds with a Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Bonds, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Bonds. In addition, to the extent amounts in any Funding Account have not been used to purchase additional Mortgage Loans, holders of the Bonds may receive an additional prepayment. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. See "Yield and Maturity Considerations" herein.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations that govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Bonds of any series. See "ERISA Considerations".


                               THE MORTGAGE POOLS

GENERAL

     The primary assets of each Trust Fund will consist of a segregated pool (a "Mortgage Pool") of various types of multifamily and commercial mortgage loans (collectively, the "Mortgage Loans") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans. Each Trust Fund will be established by the Company. Each Mortgage Loan will be selected by the Company for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Seller"), which prior holder may or may not be the originator of such Mortgage Loan. The Mortgage Loans will not be guaranteed or insured by the Company or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail centers, malls, stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use (that is, any combination of the foregoing) or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Company.

     If so provided in the related Prospectus Supplement, Mortgage Loans for a series of Bonds may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer or any Special Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Bonds of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Loans for a particular series of Bonds may include Mortgage Loans that are delinquent or nonperforming as of the date such Bonds are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than

(i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Bonds may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Company believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans-- Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans.  All of the Mortgage Loans will
(i) have had original terms to maturity of not more than 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans,
(vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Company that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Company is unable to provide the specific information described above at the time Bonds of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Bonds at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Bonds of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

COLLECTION ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Collection Account") established and maintained on behalf of the Bondholders into which all payments and collections received or advanced with respect to the Mortgage Loans and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Bonds-Collection Account".

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Company will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Indenture; (ii) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (iii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iv) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Seller; however, the Warranting Party may also be an affiliate of the Seller, the Company or an affiliate of the Company, the Master

Servicer, the Special Servicer or another person acceptable to the Company. The Warranting Party, if other than the Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Indenture will provide that the Master Servicer and/or Indenture Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Bondholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Indenture Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Bonds, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Bonds of any series or to the related Indenture Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Company nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Bonds is issued, and thus may not address events that may occur following the date as of which they were made. However, the Company will not include any Mortgage Loan in the Trust Fund for any series of Bonds if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

CREDIT ENHANCEMENT

     If so provided in the Prospectus Supplement for a series of Bonds, partial or full protection against certain defaults and losses on the Mortgage Loans in the related Trust Fund may be provided to one or more classes of Bonds of such series in the form of subordination of one or more other classes of Bonds of such series or by one or more other types of Credit Enhancement, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Enhancement, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Enhancement, if any, will be set forth in the Prospectus Supplement for a series of Bonds. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" and "Description of Credit Enhancement".

CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Bonds, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Loans on one or more classes of Bonds. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.


                          SERVICING OF MORTGAGE LOANS

GENERAL

     The Mortgage Loans included in each Mortgage Pool will be serviced and administered pursuant to a Servicing Agreement. A form of Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Servicing Agreement will vary depending upon the nature of the related Mortgage Pool. The following summaries describe certain servicing-related provisions that may appear in a Servicing Agreement for a Mortgage Pool that includes Mortgage Loans. The related Prospectus Supplement will describe any servicing-related provision of such a Servicing Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related Servicing Agreement and the description of such provisions in the related Prospectus Supplement.

THE MASTER SERVICER

     The master servicer (the "Master Servicer"), if any, for a series of Bonds will be named in the related Prospectus Supplement and may be an affiliate of the Company. The Master Servicer is require to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees in connection with its activities under a Servicing Agreement.

SPECIAL SERVICER

     If and to the extent specified in the related Prospectus Supplement, a special servicer (a "Special Servicer") may be a party to the related Servicing Agreement or may be appointed by the Master Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Master Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Master Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Bondholders, in accordance with applicable law and further in accordance with the terms of such Servicing Agreement, such Mortgage Loans and any instrument of Credit Enhancement included in the related Trust Fund.
Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Servicing Agreement and (ii) do not impair recovery under any instrument of Credit Enhancement included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Servicing Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Servicing Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Indenture Trustee and/or Bondholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Enhancement. See "Description of Credit Enhancement".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the

Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Bondholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Indenture Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Bondholders and/or to preserve the security of the related Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Bondholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Servicing Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Bondholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Servicing Agreement. See "-- Collection Account" and "--Servicing Compensation and Payment of Expenses".

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (iii) will not adversely affect the coverage under any applicable instrument of Credit Enhancement. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Enhancement.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Indenture Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Indenture Trustee, for the benefit of the related series of Bondholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans-- Environmental Considerations".

     A Servicing Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Enhancement and/or the holder or holders of certain classes of the related series of Bonds a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

      The Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Enhancement, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Bondholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Bonds may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured or loss payee under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Collection Account. The Servicing Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Collection Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Indenture Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Bonds will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related

Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Bonds may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Collection Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Indenture Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Bondholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Indenture Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Indenture Trustee.

     Each Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Indenture Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Bondholders upon written request to the Indenture Trustee.


                            DESCRIPTION OF THE BONDS

GENERAL

     The Bonds will be issued in series. Each series of Bonds (or, in certain instances, two or more series of Bonds) will be issued pursuant to an Indenture between the Company and the Indenture Trustee, similar to the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. Each Indenture, Trust Agreement and Servicing Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-
K. The following summaries (together with additional summaries under "The Agreements" below) describe certain provisions relating to the Bonds common to each of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements for each Trust Fund and the related Prospectus Supplement. Wherever particular sections or defined terms of the Agreements are referred to herein, such sections or defined terms are thereby incorporated herein by reference.

     Bonds of each series covered by a particular Indenture will evidence indebtedness of the related Issuer secured by a separate Trust Fund. A Trust Fund will consist of, to the extent provided in the Indenture: (i) such Mortgage Loans (and the related mortgage documents) or interests therein underlying a particular series of Bonds as from time to time are subject to the Indenture, exclusive of, if specified in the related Prospectus Supplement, any Spread or other interest retained by the Company or any of its affiliates with respect to each such Mortgage Loan; (ii) such assets including, without limitation, all payments and collections in respect of the Mortgage Loans due after the related Cut-off Date, as from time to time are identified as deposited in respect thereof in the related Collection Account as described below; (iii) any property acquired in respect of Mortgage Loans in the Trust Fund, whether through foreclosure of such Mortgage Loans or by deed in lieu of foreclosure or otherwise; (iv) hazard insurance policies and Primary Insurance Policies, if any, maintained in respect of Mortgage Loans in the Trust Fund and certain proceeds of such policies; (v) certain rights of the Company under any Mortgage Loan Purchase Agreement, including in respect of any representations and warranties therein; and (vi) any combination, as and to the extent specified in the related Prospectus Supplement, of a Financial Guaranty Insurance Policy, Letter of Credit, Purchase Obligation, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Bankruptcy Bond as described under "Description of Credit Enhancement." To the extent that any Trust Fund includes participations in Mortgage Loans, the related Prospectus Supplement will describe the material terms and conditions of such participations.

     Each series of Bonds may consist of any one or a combination of the following: (i) a single class of Bonds; (ii) two or more classes of Bonds, one or more classes of which will be senior ("Senior Bonds") in right of payment to one or more of the other classes of Bonds, if any (collectively, the "Subordinate Bonds"), and as to which certain classes of Bonds may be senior to other classes of Senior Bonds or Subordinate Bonds, as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) two or more classes of Bonds, one or more classes ("Strip Bonds") of which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or
(b) interest distributions, with disproportionate, nominal or no principal distributions; (iv) two or more classes of Bonds which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any such class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, and which classes may include one or more classes of Bonds ("Accrual Bonds") with respect to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Payment Date for the period described in the related Prospectus Supplement; or (v) other types of classes of Bonds, as described in the related Prospectus Supplement. The Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the Bonds. As to each series, all Bonds offered hereby (the "Bonds") will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit Enhancement for the Bonds of each series may be provided by a Financial Guaranty Insurance Policy, Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit, Purchase Obligation, Overcollateralization or Reserve Fund as described under "Description of Credit Enhancement," by the subordination of one or more other classes of Subordinate Bonds or by any combination of the foregoing.

FORM OF BONDS

     Except as described below, the Bonds of each series will be issued in physical, fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar (the "Bond Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Bonds, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Bondholder" or "Holder" as used herein refers to the entity whose name appears on the records of the Bond Registrar (consisting of or including the "Bond Register") as the registered holder of a Bond, except as otherwise indicated in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, specified classes of a series of Bonds will be initially issued through the book-entry facilities of The Depository Trust Company ("DTC"). As to any such class of Bonds ("DTC Registered Bonds"), the record Holder of such Bonds will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Intermediaries") have indirect access to DTC's clearance system.

     No person acquiring an interest in any DTC Registered Bonds (each such person, a "Beneficial Owner") will be entitled to receive a Bond representing such interest in registered, certificated form, unless either (i) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (ii) the Company elects in its sole discretion to discontinue the registration of such Bonds through DTC. Prior to any such event, Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as Holders of the related Bonds for purposes of the related Indenture, and Beneficial Owners will be able to exercise their rights as owners of such Bonds only indirectly through DTC, Participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Bonds may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Bonds will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge DTC Registered Bonds to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Bonds, may be limited because of the lack of physical certificates evidencing such Bonds and because DTC may act only on behalf of Participants.

     Distributions in respect of the DTC Registered Bonds will be forwarded by the Indenture Trustee or other specified person to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Bonds. Under DTC's procedures, DTC will take actions permitted to be taken by Holders of any class of DTC Registered Bonds under the Indenture only at the direction of one or more Participants to whose account the DTC Registered Bonds are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests required therefor. DTC may take conflicting actions with respect to any action of Holders of Bonds of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Indenture Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Bonds, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF TRUST FUND ASSETS

     At the time of issuance of a series of Bonds, the Company will assign, or cause to be assigned, to the related Indenture Trustee (or its nominee), without recourse, the Mortgage Loans being included in the related Trust Fund, together with all principal and interest received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. If specified in the related Prospectus Supplement, the Company or any of its affiliates may retain the Spread, if any, for itself or transfer the same to others. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan in the related Trust Fund as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

     As to each series of Bonds, the foregoing assignment of the Mortgage Loans to the Indenture Trustee will be made for the purpose of granting a security interest in the Mortgage Loans to the Indenture Trustee to secure the Bonds. As to any series of Bonds where the Issuer is an owner trust, immediately prior to such pledge to the Indenture Trustee, the Company will convey the Mortgage Loans to the Owner Trustee pursuant to the Trust Agreement.

     In addition, the Company will, as to each Mortgage Loan (other than Contracts), deliver, or cause to be delivered, to the related Indenture Trustee (or to the custodian described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of the Indenture Trustee (or a nominee thereof), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Indenture Trustee (or a nominee thereof) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Indenture Trustee if the Company delivers, or causes to be delivered, to the related Indenture Trustee (or the custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Servicing Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Servicing Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Indenture Trustee (or the custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Assignments of the Mortgage Loans to the Indenture Trustee (or a nominee thereof) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Indenture Trustee, such recording is not required to protect the Indenture Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan, or except as otherwise specified in the related Prospectus Supplement as to any series of Bonds. In addition, unless specified in the related Prospectus Supplement, the Company will, as to each Contract, deliver, or cause to be delivered, the original Contract endorsed, without recourse, to the order of the Indenture Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Indenture Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Bondholders to the Contracts, the Company will cause to be executed and delivered to the Indenture Trustee a UCC-1 financing statement identifying the Indenture Trustee as the secured party and identifying all Contracts as collateral.

     The Indenture Trustee (or the custodian hereinafter referred to) will hold such documents in trust for the benefit of the related Securityholders, and generally will review such documents within 90 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related Indenture, and within the time period specified in the related Indenture in the case of all other documents delivered. If any such document is found to be missing or defective in any material respect, the Indenture Trustee (or such custodian) will be required to promptly so notify the Master Servicer, the Company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the Indenture Trustee, and such omission or defect materially and adversely affects the interests of Securityholders in the affected Mortgage Loan, then the related Seller will be obligated to purchase such Mortgage Loan from the Indenture Trustee at its Purchase Price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations and Warranties; Repurchases," to substitute for such Mortgage Loan). The Indenture Trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations and Warranties; Repurchases," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for) the affected Mortgage Loan as described above. Except as described in the Prospectus Supplement, neither the Master Servicer nor the Company will be obligated to purchase or substitute for such Mortgage Loan if the Seller defaults on its obligation to do so. This purchase or substitution obligation generally constitutes the sole remedy available to the related Securityholders and the related Indenture Trustee for omission of, or a material defect in, a constituent document. Any affected Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

     The Indenture Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Mortgage Pool, and to maintain possession of and, if applicable, to review, the documents relating to such Mortgage Loans, in any case as the agent of the Indenture Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Bonds will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Company or the Master Servicer.

     With respect to the Mortgage Loans in a Mortgage Pool, except in the case of a Designated Seller Transaction, the Company will make certain representations and warranties as to the types and geographical concentrations of such Mortgage Loans and as to the accuracy, in all material respects, of certain identifying information furnished to the related Indenture Trustee in respect of each such Mortgage Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Mortgage Rate and maturity). Upon a breach of any such representation which materially and adversely affects the interests of the Securityholders in a Mortgage Loan, the Company will be obligated to cure the breach in all material respects, to purchase the Mortgage Loan at its Purchase Price or, if specified in the related Prospectus Supplement, to substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan in accordance with the provisions for such substitution by Affiliated Sellers as described above under "The Mortgage Pools--Representations by Sellers." However, the Company will not be required to repurchase or substitute for any Mortgage Loan in connection with a breach of a representation and warranty if the substance of any such breach also constitutes fraud in the origination of the related Mortgage Loan. This purchase or substitution obligation generally constitutes the sole remedy available to Securityholders or the Indenture Trustee for such a breach of representation by the Company. Any Mortgage Loan not so purchased or substituted for shall remain in the related Trust Fund.

     Pursuant to the related Servicing Agreement, the Master Servicer for any Mortgage Pool, either directly or through Subservicers, will service and administer the Mortgage Loans included in such Mortgage Pool and assigned to the related Indenture Trustee as more fully set forth under "Servicing of Mortgage Loans." The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Servicing Agreement.

COLLECTION ACCOUNT

     General. The Master Servicer and/or the Indenture Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Mortgage Loans constituting such Trust Fund (collectively, the "Collection Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Bonds of the related series. A Collection Account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in United States government securities and other investment grade obligations specified in the related Servicing Agreement or Indenture ("Permitted Investments"). Any interest or other income earned on funds in the Collection Account will be not paid to the related Master Servicer or Indenture Trustee as additional compensation. If permitted by such Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of collateralized mortgage bonds and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or serviced by it on behalf of others.

     Deposits. The related Master Servicer, Indenture Trustee or Special Servicer will be required to deposit or cause to be deposited in the Collection Account for each Trust Fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the Master Servicer, the Indenture Trustee or any Special Servicer subsequent to the Cut-off Date with respect to the Mortgage Loans in such Trust Fund (other than payments due on or before the Cut-off
Date):

          (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer, any Special Servicer or Sub-Servicer as its servicing compensation or as compensation to the Indenture Trustee, and further net of any Spread;

          (iii) all proceeds received under any hazard, title, primary mortgage or other insurance policy that provides coverage with respect to a particular Mortgaged Property or the related Mortgage Loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the Master Servicer (or, if applicable, a Special Servicer) and/or the terms and conditions of the related Mortgage (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Enhancement for the related series of Bonds as described under "Description of Credit Enhancement";

          (v)    any advances made as described under "--Advances" below;

          (vi)   any amounts paid under any Cash Flow Agreement;

          (vii) all proceeds of any Mortgage Loan purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, a Seller or any other person pursuant to the terms of the related Servicing Agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans-- Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund Assets" above, "The Servicing Agreement--Termination" and "Purchase Obligations";

          (viii) any amounts paid by the Master Servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of Mortgage Loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Spread";

          (ix) to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or a Special Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Loans;

          (x) any amount required to be deposited by the Master Servicer or the Indenture Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Indenture Trustee, as the case may be, of funds held in the Collection Account; and

          (xi) any other amounts required to be deposited in the Collection Account as provided in the related Servicing Agreement and described herein or in the related Prospectus Supplement.

     Withdrawals. A Master Servicer, Indenture Trustee or Special Servicer may make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the related Securityholders on each Payment Date;

          (ii) to reimburse the Master Servicer or any other specified person for unreimbursed amounts advanced by it as described under "--Advances" below in respect of Mortgage Loans in the Trust Fund, such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Enhancement with respect to such Mortgage Loans;

          (iii) to reimburse the Master Servicer or a Special Servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Enhancement with respect to such Mortgage Loans and properties;

          (iv) to reimburse the Master Servicer or any other specified person for any advances described in clause (ii) above made by it and any servicing expenses referred to in clause (iii) above incurred by it which, in the good faith judgment of the Master Servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and
     (iii), respectively, such reimbursement to be made from amounts collected on other Mortgage Loans in the Trust Fund or, if and to the extent so provided by the related Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Bonds of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, a Special Servicer or another specified entity (including a provider of Credit Enhancement) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

          (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to a Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "Servicing of Mortgage Loans--Realization Upon Defaulted Mortgage Loans";

          (vii) to reimburse the Master Servicer, the Company, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Servicing Agreement--Certain Matters Regarding the Master Servicer and the Company";

          (viii) if and to the extent described in the related Prospectus Supplement, to pay the fees of the Owner Trustee and the Indenture Trustee;

          (ix) to reimburse the Owner Trustee or the Indenture Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements";

          (x) if specified in the related Prospectus Supplement, to pay the Master Servicer or the Indenture Trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Collection Account;

          (xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the Trust Fund by foreclosure or otherwise;

          (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

          (xiii) to pay for the cost of various opinions of counsel obtained pursuant to the related Indenture for the benefit of the related Bondholders;

          (xiv) to pay to itself, the Company, a Seller or any other appropriate person all amounts received with respect to each Mortgage Loan purchased, repurchased or removed from the Trust Fund pursuant to the terms of the related Servicing Agreement and not required to be distributed as of the date on which the related Purchase Price is determined;

          (xv) to make any other withdrawals permitted by the related Servicing Agreement and described in the related Prospectus Supplement; and

          (xvi) to clear and terminate the Collection Account upon the termination of the Trust Fund.

DISTRIBUTIONS

     Distributions on the Bonds of each series will be made by or on behalf of the related Indenture Trustee or Master Servicer on each Payment Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Payment Date. The "Available Distribution Amount" for any series of Bonds and any Payment Date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Loans and any other Trust Fund Assets included in the related Trust Fund that are available for distribution to the Bondholders of such series on such date. The particular components of the Available Distribution Amount for any series on each Payment Date will be more specifically described in the related Prospectus Supplement.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Bonds of each series (other than the final distribution in retirement of any such Bond) will be made to the persons in whose names such Bonds are registered at the close of business on the last business day of the month preceding the month in which the applicable Payment Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Bonds on each Payment Date will be allocated pro rata among the outstanding Bonds in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Bondholder at a bank or other entity having appropriate facilities therefor, if such Bondholder has provided the Indenture Trustee or other person required to make such payments with wiring instructions no later than five business days prior to the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Bondholder holds Bonds in the requisite amount or denomination specified therein), or by check mailed to the address of such Bondholder as it appears on the Bond Register; provided, however, that the final distribution in retirement of any class of Bonds will be made only upon presentation and surrender of such Bonds at the location specified in the notice to Bondholders of such final distribution. Payments will be made to each Bondholder in accordance with such holder's Percentage Interest in a particular class. The ("Percentage Interest") represented by a Bond of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Bond by the aggregate initial amount or notional balance of all the Bonds of such class. In addition, amounts remaining in the Payment Account on each Payment Date after payments on the Bonds will be applied for the purposes set forth in the Agreements, as described in the related Prospectus Supplement, including distributions on the related Bonds or release to the Company. Any amounts so distributed on the Bonds or released to the Company will be released from the lien of the Indenture.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE BONDS

     Each class of Bonds of each series may have a different Interest Rate, which may be fixed, variable or adjustable, or any combination of two or more such rates. The related Prospectus Supplement will specify the Interest Rate or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate, for each class. Interest on the Bonds of each series will be calculated on the basis of a specified period (generally one month) and a 360-day year.

     Distributions of interest in respect of the Bonds of any class (other than any class of Accrual Bonds and other than any class of Strip Bonds that is not entitled to any distributions of interest) will be made on each Payment Date based on the Accrued Bond Interest for such class and such Payment Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Payment Date. Prior to the time interest is distributable on any class of Accrual Bonds, the amount of Accrued Bond Interest otherwise distributable on such class will be added to the principal balance thereof on each Payment Date. With respect to each class of Bonds (other than certain classes of Strip Bonds), "Accrued Bond Interest" for each Payment Date will be equal to interest at the applicable Interest Rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to such Payment Date. Accrued Bond Interest for each Payment Date on Strip Bonds entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the Mortgage Loans in the related Trust Fund or (ii) equal to the principal balances of one or more other classes of Bonds of the same series. Reference to such a notional amount with respect to a class of Strip Bonds is solely for convenience in making certain calculations and does not represent the right to receive any distribution of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Bond Interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) one or more classes of the Bonds of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations", exceed the amount of any sums (including, if and to the extent specified in the related Prospectus Supplement, the Master Servicer's servicing compensation) that are applied to offset such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Bonds of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Bond

Interest that is otherwise distributable on (or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) a class of Bonds may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related Mortgage Loans or application of the Relief Act with respect to such Mortgage Loans. Any reduction in the amount of Accrued Bond Interest otherwise distributable on a class of Bonds by reason of the allocation to such class of a portion of any Deferred Interest on or in respect of the related Mortgage Loans will result in a corresponding increase in the principal balance of such class.

     As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Bonds will be made on each Payment Date to the holders of the class or classes of Bonds of such series entitled thereto until the principal balance(s) of such Bonds have been reduced to zero. In the case of a series of Bonds which includes two or more classes of Bonds, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Bonds or Subordinate Bonds), shall be as set forth in the related Prospectus Supplement. Distributions of principal with respect to one or more classes of Bonds may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Loans in the related Trust Fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Bonds of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such Mortgage Loans. In addition, distributions of principal with respect to one or more classes of Bonds may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of Bonds, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the Mortgage Loans in the related Trust Fund are received.

FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the Trust Agreement or other agreement may provide for the transfer by the Sellers of additional Mortgage Loans to the related Trust after the Closing Date. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Funding Account (a "Funding Account"). If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Bonds of the related series will be deposited in such account to be released as additional Mortgage Loans are transferred. A Funding Account will be required to be maintained as an Eligible Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Bonds. The related Agreement or other agreement providing for the transfer of additional Mortgage Loans will generally provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

     The Company will be required to provide data regarding the additional Mortgage Loans to the Rating Agencies and the Credit Enhancer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional Mortgage Loans will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Bonds or, in the case of a series guaranteed or supported by a Credit Enhancer, will not adversely affect the capital requirements of such Credit Enhancer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans have been satisfied.

DISTRIBUTIONS ON THE BONDS IN RESPECT OF PREPAYMENT PREMIUMS

     If so provided in the related Prospectus Supplement, Prepayment Premiums received on or in connection with the Mortgage Loans in any Trust Fund will be distributed on each Payment Date to the holders of the class of Bonds of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Loans in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Enhancement or by overcollateralization) will be allocated among the respective classes of Bonds of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more such classes of Bonds, or may be effected simply by a prioritization of payments among such classes of Bonds.

ADVANCES

     If and to the extent provided in the related Prospectus Supplement, and subject to any limitations specified therein, the related Master Servicer may be obligated to advance, or have the option of advancing, on or before each Payment Date, from its or their own funds or from excess funds held in the related Collection Account that are not part of the Available Distribution Amount for the related series of Bonds for such Payment Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any Balloon Payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date. A "Due Period" is the period between Payment Dates, and scheduled payments on the Mortgage Loans in any Trust Fund that became due during a given Due Period will, to the extent received by the related Determination Date or advanced by the related Master Servicer or other specified person, be distributed on the Payment Date next succeeding such Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Bonds entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the Master Servicer's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts received under any fund or instrument constituting Credit Enhancement) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including in the case of a series that includes one or more classes of Subordinate Bonds, collections on other Mortgage Loans in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Bonds. No advance will be required to be made by the Master Servicer if, in the good faith judgment of the Master Servicer, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable

Advance"); and, if previously made by a Master Servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Collection Account prior to any distributions being made to the related series of Securities.

     If advances have been made from excess funds in a Collection Account, the Master Servicer that advanced such funds will be required to replace such funds in the Collection Account on any future Payment Date to the extent that funds then in the Collection Account are insufficient to permit full distributions to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If any person other than the Master Servicer has any obligation to make advances as described above, the related Prospectus Supplement will identify such person.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest thereon for the period that such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to Securityholders or as otherwise provided in the related Indenture and described in such Prospectus Supplement.

REPORTS TO BONDHOLDERS

     With each distribution to Bondholders of a particular class of Bonds, the related Master Servicer or Indenture Trustee will forward or cause to be forwarded to each holder of record of such class of Bonds a statement or statements with respect to the related Trust Fund setting forth the information specifically described in the related Indenture, which generally will include the following as applicable except as otherwise provided therein:

          (i) the amount, if any, of such distribution allocable to principal;

          (ii)   the amount, if any, of such distribution allocable to interest;

          (iii) the amount, if any, of such distribution allocable to Prepayment Premiums;

          (iv) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Payment Date;

          (v) the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer);

          (vi) the aggregate amount of advances included in the distributions on such Payment Date, and the aggregate amount of unreimbursed advances at the close of business on such Payment Date;

          (vii) the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool on, or as of a specified date shortly prior to, such Payment Date;

          (viii) the number and aggregate principal balance of any Mortgage Loans in the related Mortgage Pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

          (ix) the appraised value (based on the most recent appraisal) of any real estate acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

          (x) the balance of the Reserve Fund, if any, at the close of business on such Payment Date;

          (xi) the amount of coverage under any Financial Guaranty Insurance Policy, Letter of Credit or Mortgage Pool Insurance Policy covering default risk as of the close of business on the applicable Determination Date and a description of any Credit Enhancement substituted therefor;

          (xii) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable Payment Date and a description of any change in the calculation of such amounts; and

          (xiii) in the case of Bonds benefitting from alternative Credit Enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable Determination Date.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of Bonds or per a specified portion of such minimum denomination. In addition to the information described above, reports to Bondholders will contain such other information as is set forth in the applicable Indenture, which may include, without limitation, prepayments, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or Indenture Trustee will furnish a report to each holder of record of a class of Bonds at any time during such calendar year which, among other things, will include information as to the aggregate of amounts reported pursuant to subclauses (i)-(iii) above for such calendar year or, in the event such person was a holder of record of a class of Bonds during a portion of such calendar year, for the applicable portion of such a year.


                       DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

     Credit Enhancement may be provided with respect to one or more classes of the Bonds of any series or with respect to the related Mortgage Loans. Credit Enhancement may be in the form of a letter of credit, the subordination of one or more classes of Bonds, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Enhancement may provide credit enhancement for more than one series of Bonds.

     Unless otherwise provided in the related Prospectus Supplement for a series of Bonds, the Credit

Enhancement will not provide protection against all risks of loss and will not guarantee payment to Bondholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Enhancement or that are of a type not covered by such Credit Enhancement, Bondholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Enhancement covers the Bonds of more than one series and losses on the related Mortgage Loans exceed the amount of such Credit Enhancement, it is possible that the holders of Bonds of one (or more) such series will be disproportionately benefitted by such Credit Enhancement to the detriment of the holders of Bonds of one (or more) other such series.

     If Credit Enhancement is provided with respect to one or more classes of Bonds of a series, or with respect to the related Mortgage Loans, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Enhancement, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (iv) the material provisions relating to such Credit Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Enhancement. See "Risk Factors--Credit Enhancement Limitations".

SUBORDINATE BONDS

     If so specified in the related Prospectus Supplement, one or more classes of Bonds of a series may be Subordinate Bonds. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Bonds to receive distributions from the Bond Account on any Payment Date will be subordinated to the corresponding rights of the holders of Senior Bonds. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Bonds in a series and the circumstances under which such subordination will be available.

     If the Mortgage Loans in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Bonds of the related series, Credit Enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Bonds evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Bonds evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Bonds, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Bonds, deficiencies in amounts otherwise payable on such Bonds or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Loans on the related Cut-off Date or of the initial aggregate Bond Balance of one or more classes of Bonds. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Bonds will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

BOND INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Bonds, deficiencies in amounts otherwise payable on such Bonds or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Bonds of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Bonds, deficiencies in amounts otherwise payable on such Bonds or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Loans.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Payment Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.


                                  THE COMPANY

     The Company is a limited-purpose wholly-owned subsidiary of Impac Mortgage Holdings, Inc. ("Impac Holdings"), a publicly traded real estate investment trust ("REIT"). The Company was incorporated in the State of California on April 12, 1996. The Company was organized for the purpose of serving as a private secondary mortgage market conduit.

     The Company maintains its principal office at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707. Its telephone number is (909) 788-7808.

                           IMPAC FUNDING CORPORATION

          Impac Funding Corporation ("Impac Funding") is an affiliate of the Company and may from time to time be a Seller or act as Master Servicer with respect to a Mortgage Pool. Impac Funding is a mortgage banking conduit that acquires conventional one-to four-family residential mortgage loans nationwide. Impac Funding is a non-consolidating subsidiary of Impac Holdings. Impac Funding primarily acquires mortgage loans from approved correspondents. Impac Funding's executive offices are located at 20371 Irvine Avenue, Suite 200, Santa Ana Heights, California 92707, and its telephone number is (714) 556-0122.

          Prior to November 1995, Impac Funding was a division of Imperial Credit Industries, Inc. ("ICII"), a California corporation. ICII is a publicly traded mortgage banking company. In November 1995, ICII restructured its operations pursuant to which Impac Funding became a separate corporation and ICII contributed, among other things, all of the outstanding nonvoting preferred stock of Impac Funding, which represents 99% of the economic interest in Impac Funding, to Impac Holdings, in exchange for approximately 10% of the common stock of Impac Holdings. The common stock of Impac Funding was retained by ICII until March 1997 when it was distributed to certain officers and/or directors of Impac Funding who are also officers and/or directors of the Company.


                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Trust Agreement, the Indenture and Servicing Agreement relating to a series of Bonds (each, an "Agreement" and, collectively, the "Agreements"). The summaries do not purport to be complete and are qualified entirely by reference to the actual terms of the Agreements relating to a series of Bonds.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Servicing Agreement

     A "Servicing Default" under the Servicing Agreement in respect of a series of Securities generally will include: (i) any failure by the Master Servicer to make a required deposit to the Collection Account or, if the Master Servicer is so required, to distribute to the holders of any class of Securities of such series any required payment which continues unremedied for five business days (or other period of time described in the related Prospectus Supplement) after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or the Issuer (or the Pool Insurer, if applicable); (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement.

     So long as a Servicing Default remains unremedied, either the Company or the Indenture Trustee may (except as otherwise provided for in the related Agreement with respect to the Pool Insurer, if applicable), by written notification to the Master Servicer and to the Issuer or the Indenture Trustee or Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the

Servicing Agreement (other than any right of the Master Servicer as Securityholder and other than the right to receive servicing compensation and expenses for servicing the Mortgage Loans during any period prior to the date of such termination), whereupon the Indenture Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

     Indenture

     An "Event of Default" under the Indenture in respect of each series of Bonds shall be as described in the related Prospectus Supplement.

     If an Event of Default under the Indenture with respect to the Bonds of any series at the time outstanding occurs and is continuing, either the Indenture Trustee, the Pool Insurer (if applicable) or the holders of a majority of the then aggregate outstanding amount of the Bonds of such series may declare the principal amount (or, if the Bonds of that series are Accrual Bonds, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Bonds of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Bonds.

     If following an Event of Default with respect to any series of Bonds, the Bonds of such series have been declared to be due and payable, the Indenture Trustee (with the consent of the Pool Insurer, if applicable) may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Bonds of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Bonds of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Bonds of a series following an Event of Default, unless either (a) the holders of a majority percentage interest of the then aggregate outstanding amount of the Bonds of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Bonds of such series (and to reimburse the Pool Insurer, if applicable) at the date of such sale.

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Bondholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Bondholders after the occurrence of such an Event of Default.

     In the event the principal of the Bonds of a series is declared due and payable, as described above, the holders of any such Bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Securityholder generally will have any right under a Trust Agreement or Indenture to institute any proceeding with respect to such Agreement unless (a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the Holders of a majority of the Bond Balances of such class (except as otherwise provided for in the related Agreement with respect to the Pool Insurer). However, the Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Pool Insurer) as described in the related Prospectus Supplement.

TERMINATION; REDEMPTION OF BONDS

     Trust Agreement

     The obligations created by the Trust Agreement for each series of Securities (other than certain limited payment and notice obligations of the Owner Trustee and the Company, respectively) will terminate upon the payment to the related Securityholders (including, the Bonds issued pursuant to the related Indenture) of all amounts held by the Master Servicer and required to be paid to Securityholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Mortgage Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any such Mortgage Loan and (ii) the purchase, in whole but not in part, by the Master Servicer or the Company or a person specified in the related Prospectus Supplement (other than any Bondholder) of the Bonds of such series or the Mortgage Loans; provided, however, that no such purchase shall be made unless the aggregate Bond Principal Balance as of such date is equal to or less than 25% (or other, lesser, percentage described in the related Prospectus Supplement) of the aggregate Bond Principal Balance as of the Delivery Date or a period of seven years (or other period of time described in the related Prospectus Supplement) has elapsed since the initial Payment Date. Any purchase pursuant to clause (ii) above will be at a purchase price equal to the amount specified in the related Prospectus Supplement.

     Indenture

     The Indenture will be discharged with respect to a series of Bonds (except with respect to certain continuing rights specified in the Indenture) upon the distribution to Bondholders of all amounts required to be distributed pursuant to the Indenture.

THE OWNER TRUSTEE

     The Owner Trustee under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Company and/or its affiliates, including Impac Holdings.

     The Owner Trustee may resign at any time, in which event the Administrator or the Indenture Trustee will be obligated to appoint a successor owner trustee as set forth in the Agreements. The Administrator or the Indenture Trustee may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Administrator or the Indenture Trustee will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner Trustee.

THE INDENTURE TRUSTEE

     The Indenture Trustee under the Indenture will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Indenture Trustee may have normal banking relationships with the Company and/or its affiliates, including Impac Holdings.

     The Indenture Trustee may resign at any time, in which event the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor indenture trustee as set forth in the Indenture. The Company, the Owner Trustee or the Administrator as set forth in the Indenture may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor Indenture Trustee. If so specified in the Indenture, the Indenture Trustee may also be removed at any time by the holders of a majority principal balance of the Bonds. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.


                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Bond will depend on the price paid by the Bondholder, the Interest Rate of the Bond and the amount and timing of distributions on the Bond. See "Risk Factors--Effect of Prepayments on Average Life of Bonds".

PASS-THROUGH RATE

     The Bonds of any class within a series may have a fixed, variable or adjustable Interest Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Bonds will specify the Interest Rate for each class of Bonds of such series or, in the case of a class of Bonds with a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Interest Rate of one or more classes of Bonds; and whether the distributions of interest on the Bonds of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Bonds, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Payment Date on which such payments are passed through to Bondholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Bondholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Bonds and distributable thereon on any Payment Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Payment Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Bonds of such series on the next succeeding Payment Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Bondholders on a particular Payment Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Bonds of the related series. If and to the extent that any such shortfall is allocated to a class of Bonds, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Bonds will describe the manner in which any such shortfalls will be allocated among the classes of such Bonds. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Bond's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Bond. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Bonds of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Bonds (or, in the case of a class of Stripped Interest Bonds, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Bond purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases a Bond at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Bonds at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Bonds will either (i) be based on the principal balances of some or all of the Mortgage Loans in the related Trust Fund or (ii) equal the Bond Balances of one or more of the other classes of Bonds of the same series. Accordingly, the yield on such Stripped Interest Bonds will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Loans or distributions are made in reduction of the Bond Balances of such classes of Bonds, as the case may be.

     Consistent with the foregoing, if a class of Bonds of any series consists of Stripped Interest Bonds or Stripped Principal Bonds, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Bonds, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Bonds. If the Offered Bonds of a series include any such Bonds, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Bonds. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Loan Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Loan Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Bonds of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Bonds of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Bonds will contain tables, if applicable, setting forth the projected weighted average life of each class of Bonds of such series with a Bond Balance, and the percentage of the initial Bond Balance of each such class that would be outstanding on specified Payment Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Bonds to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Bonds.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Bonds and thereby extend the weighted average life of such Bonds and, if such Bonds were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Bonds can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance).
Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Bonds of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Bonds of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Bonds may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Bond Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Bonds of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Bonds to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Bonds entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Bond will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Bond was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Bond (or, in the case of a Stripped Interest Bond, delay or accelerate the reduction of the notional amount thereof). See "-Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Bonds of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Bonds of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the Bonds of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Bonds that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Loans in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Bonds of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the Bond Balances of one or more such classes of Bonds and/or (ii) establishing a priority of payments among such classes of Bonds.

     The yield to maturity on a class of Subordinate Bonds may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Bond Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Loans in the related Trust Fund, one or more classes of Bonds of any series may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Bonds,
(ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Bonds of any series on any Payment Date that represent (i) interest received or advanced on the Mortgage Loans in the related Trust Fund that is in excess of the interest currently accrued on the Bonds of such series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Loans in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Bonds out of the sources described in the preceding paragraph would shorten the weighted average life of such Bonds and, if such Bonds were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Bonds out of such sources is likely to have any material effect on the rate at which such Bonds are amortized and the consequent yield with respect thereto.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "The Mortgage Pools-Mortgage Loans".

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "-Bankruptcy Laws".

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans-Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences

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

thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest".

     In general, what constitutes participation in the management of a mortgaged property or the business of a borrower to render the secured creditor exemption unavailable to a lender is based upon judicial interpretation of the statutory language, and court decisions have been inconsistent in this matter. The Court of Appeals for the Eleventh Circuit has suggested that the mere capacity of the lender to influence a borrower's disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the secured creditor exemption to the lender. However, the Court of Appeals for the Ninth Circuit disagreed with the Eleventh Circuit and held that there must be some degree of "actual management" of a facility on the part of a lender in order to
bar its reliance on the secured creditor exemption.   In addition, certain cases
decided in the First Circuit and the Fourth Circuit have held that lenders were entitled to the secured creditor exemption, notwithstanding a lender's taking title to a mortgaged property through foreclosure or deed in lieu of foreclosure.

     CERCLA's "innocent landowner" defense may be available to a lender that has taken title to a mortgaged property and has performed an appropriate environmental site assessment that does not disclose existing contamination and that meets other requirements of the defense. However, it is unclear whether the environmental site assessment must be conducted upon loan origination, prior to foreclosure, or both, and uncertainty exists as to what kind of environmental site assessment must be performed in order to qualify for the defense.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Bondholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Servicing Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "Servicing of Mortgage Loans--Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Bonds. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage

Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Loans for a series of Bonds may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Bonds of the related series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Bonds, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Enhancement provided in connection with such Bonds. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Bonds offered hereunder to the extent it relates to matter of law or legal conclusions with respect thereto, represents the opinion of counsel to the Company with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. This discussion has been prepared with the advice of Thacher Proffitt & Wood, counsel to the Company. This discussion is directed solely to Bondholders that hold the Bonds as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service ("IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Bonds. See "State and Other Tax Consequences." Bondholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Bonds offered hereunder.

     Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements that securitize real estate mortgages as taxable corporations. An entity will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgages or interests therein,
(ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligation.

     It is possible that the Issuer or a portion of the Issuer relating to the ownership of the Mortgage Loans and the issuance of the Bonds could be treated as a TMP. The related Prospectus Supplement for each series of Bonds will discuss whether the Issuer is anticipated to be characterized as a TMP for federal income tax purposes. Such characterization would require that the Issuer be treated as a "separate" corporation and not includible with any other corporation in a consolidated return, therefore subjecting the Issuer to corporate income tax. However, it is anticipated that for federal income tax purposes the Issuer will be disregarded as an entity separate from the Company (a "Wholly Owned Entity") pursuant to Treasury regulation Section 301.7701-2(c)(2) (the "Entity Classification Regulations"), because one hundred percent of the equity of the Issuer will be owned by the Company which is a "qualified REIT subsidiary" (as defined in Section 856(i)(2) of the Code) of Impac Holdings, which itself is a REIT. Characterization of the Issuer as a TMP would result only in the shareholders of Impac Holdings being required to include in income, as "excess inclusion" income, some or all of their allocable share of the Issuer's net income that would be excess inclusion income, if any, if the Issuer were treated as a REMIC. Such characterization of the Issuer as a Wholly Owned Entity or a "qualified REIT subsidiary" would not result in entity-level, corporate income taxation with respect to the Issuer. If the Issuer were to fail to qualify as a Wholly Owned Entity and fail to continue to be treated as a "qualified REIT subsidiary" by reason of the Company's failure to continue to qualify as a "qualified REIT subsidiary" for federal income tax purposes, or for any other reason, the net income of the Issuer would be subject to corporate income tax and if the Issuer were characterized as a TMP the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. If the Company were to dispose of a portion of the equity of the Issuer, the Issuer would be characterized as a partnership pursuant to the Entity Classification Regulations, unless the Issuer was characterized as a TMP, in which case the net income of the Issuer would be subject to corporate income tax and the Issuer would not be permitted to be included on a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as either a Wholly Owned Entity or a "qualified REIT subsidiary" or of the Company as a "qualified REIT subsidiary" for federal income tax purposes.

     Upon the issuance of the Bonds, Thacher Proffitt & Wood ("Tax Counsel"), counsel to the Company, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture and certain related documents, the Bonds will be treated as indebtedness. The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"). For purposes of this tax discussion, references to a "Bondholder" or a "holder" are to the beneficial owner of a Bond.

     Status as Real Property Loans. (i) Bonds held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); (ii) Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A); and (iii) interest on Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     Interest and Original Issue Discount. The related Prospectus Supplement for a series of Bonds will disclose whether such Bonds are anticipated to be issued with original issue discount. Any holders of Bonds issued with original issue generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to any class of Bonds issued with original issue discount. Regulations have not been issued under that section.

     Under the OID Regulations, a holder of a Bond issued with a de minimis amount of original issue discount must include such de minimis discount in income, on a pro rata basis, as principal payments are made on the Bond. Stated interest on the Bonds will be taxable to a Bondholder as ordinary interest income when received or accrued in accordance with such Bondholder's method of tax accounting.

     Section 1272(a)(6) of the Code requires that a prepayment assumption (the "Prepayment Assumption") be used with respect to the collateral underlying debt instruments in computing the accrual of original issue discount if payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used with respect to a Bond must be the same as that used in pricing the initial offering of such Bond. The Prepayment Assumption used by the Issuer in reporting original issue discount for each series of Bonds will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, no representation will be made that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a Bond would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Bonds will be the first cash price at which a substantial amount of Bonds of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of Bonds is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a Bond is equal to the total of all payments to be made on such Bond other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an

"objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such Bond.

     In the case of Bonds bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Bonds. If the original issue discount rules apply to such Bonds, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Issuer with respect to those Bonds in preparing information returns to the Bondholders and the IRS.

     Certain classes of the Bonds may provide for the first interest payment with respect to such Bonds to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Payment Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Bond and accounted for as original issue discount.

     In addition, if the accrued interest to be paid on the first Payment Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a Bond will reflect such accrued interest. In such cases, information returns to the Bondholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of such Bond (and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Payment Date) and that portion of the interest paid on the first Payment Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Payment Date should be included in the stated redemption price of such Bond. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Payment Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Bondholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a Bond will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Bond multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the Bond is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Bond, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such Bond. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Bond. The OID Regulations also would permit a Bondholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a Bond is in excess of a de minimis amount, the holder of such Bond must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such Bond, including the purchase date but excluding the disposition date. In the case of an original holder of a Bond, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is each period that ends on a date that corresponds to a Payment Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Bond, if any, in future periods and (B) the distributions made on such Bond during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such Bond at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the Bonds will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (2) using a discount rate equal to the original yield to maturity of the Bond. For these purposes, the original yield to maturity of the Bond will be calculated based on its issue price and assuming that distributions on the Bond will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a Bond at the beginning of any accrual period will equal the issue price of such Bond, increased by the aggregate amount of original issue discount that accrued with respect to such Bond in prior accrual periods, and reduced by the amount of any distributions made on such Bond in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

       A subsequent purchaser of a Bond that purchases such Bond at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Bond. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such Bond. The adjusted issue price of a Bond on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Bond at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Bondholder that purchases a Bond at a market discount, that is, in the case of a Bond issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Bond issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code, such a Bondholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Bondholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Bondholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Bondholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Bond with market discount, the Bondholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Bondholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Bondholder that made this election for a Bond that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. See "-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Bond on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a Bond will be considered to be de minimis for purposes Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such Bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Bonds should accrue, at the Bondholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Bonds as of the beginning of the accrual period or
(iii) in the case of a Bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Bond at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Bond purchased at a discount in the secondary market.

     To the extent that Bonds provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a Bond generally will be required to treat a portion of any gain on the sale or exchange of such Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code, a holder of a Bond may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Bond purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply .

     Premium. A Bond purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a Bond may elect under Section 171 of the Code to amortize such premium under the constant yield method over the remaining term of the Bond. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Bond, rather than as a separate interest deduction. The OID Regulations also permit Bondholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Bondholder as having made the election to amortize premium generally. See "-Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules may require use of a prepayment assumption in accruing market discount with respect to Bonds without regard to whether such Bonds have original issue discount) would also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the Bonds and noncorporate holders of the Bonds that acquire such Bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Bonds become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a Bond in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Bond becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a Bond will be required to accrue interest and original issue discount with respect to such Bond, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Bond could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Bond eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Sales of Bonds. If a Bond is sold, the selling Bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Bond. The adjusted basis of a Bond generally will equal the cost of such Bond to such Bondholder, increased by income reported by such Bondholder with respect to such Bond (including original issue discount and market discount income) and reduced (but not below zero) by any amortized premium and any distributions on such bond received by such Bondholder. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such Bond is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. As a result of the enactment of the Taxpayer Relief Act of 1997 on August 5, 1997, long-term capital gains may be taxable at different rates depending upon when they are realized, the holding period for the assets that produce the gain, and the investor's tax bracket.

     Gain recognized on the sale of a Bond by a seller who purchased such Bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Bond was held by such holder, reduced by any market discount included in income under the rules described above under "-Market Discount" and "-Premium."

     A portion of any gain from the sale of a Bond that might otherwise be capital gain may be treated as ordinary income to the extent that such Bond is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Backup Withholding and Information Reporting. Payments of interest and principal, as well as payments of proceeds from the sale of Bonds, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     The Issuer will report to the Holders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Bonds.

     Tax Treatment of Foreign Investors. Interest paid on a Bond to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding Bonds ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Company, or (ii) the recipient is a controlled foreign corporation to which the Company is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. For these purposes a Bondholder may be considered to be related to the Company by holding a Bond or by having common ownership with any other holder of a Bond or any affiliate thereof .


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Bonds offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Bonds offered hereunder.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and, as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons (parties in interest under ERISA and disqualified persons under the Code, collectively, "Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

          The Trust Fund, the Company, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Administrator, any Servicer, any provider of Credit Enhancement or any of their affiliates may be considered to be or may become Parties in Interest (or Disqualified Persons) with respect to certain Plans. Prohibited transactions under Section 406 of ERISA and Section 4975 of the Code may arise if a Bond is acquired by a Plan with respect to which such persons are Parties in Interest (or Disqualified Persons) unless such transactions are subject to one or more statutory or administrative exemptions, such as: Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or Disqualified Persons); or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Bonds or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Bonds, investing Plans should determine whether the Trust Fund, the Company, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Administrator, any Servicer, any provider of Credit Enhancement or any of their affiliates is a Party in Interest (or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.

          Any Plan fiduciary considering whether to invest in Bonds on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Bonds is appropriate for the Plan considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio as well as whether such investment is permitted under the governing Plan instruments.

TAX-EXEMPT INVESTORS

          A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code.


                            LEGAL INVESTMENT MATTERS

     Each class of Bonds offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related Prospectus Supplement each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of Bonds will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision ("OTS") issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Bonds. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain classes of Bonds. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     Certain classes of Bonds offered hereby, including any class that is not rated in one of the two highest rating categories by at least one Rating Agency, will not constitute "mortgage related securities" for purposes of SMMEA. Any such class of Bonds will be identified in the related Prospectus Supplement. Prospective investors in such classes of Bonds, in particular, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Bonds or to purchase any class of Bonds representing more than a specified percentage of the investors' assets. The Company will make no representations as to the proper characterization of any class of Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Bonds. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Bonds of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.


                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of Bonds will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans in the respective Mortgage Pools, and to pay other expenses. The Company expects that it will make additional sales of securities similar to the Bonds from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.


                            METHODS OF DISTRIBUTION

     The Bonds offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

     The Company intends that Bonds will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Bonds of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

          2. By placements by the Company with institutional investors through dealers; and

          3.  By direct placements by the Company with institutional investors.

     If underwriters are used in a sale of any Bonds (other than in connection with an underwriting on a best efforts basis), such Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of the Bonds of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Bonds, underwriters may receive compensation from the Company or from purchasers of such Bonds in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Bonds may be deemed to be underwriters in connection with such Bonds, and any discounts or commissions received by them from the Company and any profit on the resale of Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of Bonds of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Bonds if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Bonds of such series.

     The Company anticipates that the Bonds offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Bonds, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of such Bonds. Holders of Bonds should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, in connection with the Bonds of each series will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York.


                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Bonds, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Bonds. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.


                                     RATING

     It is a condition to the issuance of any class of Bonds that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on collateralized mortgage bonds address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such bonds, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on collateralized mortgage bonds do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Bondholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest bonds in extreme cases might fail to recoup their initial investments.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                                      Page
                                                                                      ----
1986 Act............................................................................... 68
Accrual Bonds....................................................................... 6, 34
Accrued Bond Interest.................................................................. 41
ADA.................................................................................... 66
Administrator........................................................................... 5
Agreements............................................................................. 48
ARM Loans.............................................................................. 23
Available Distribution Amount.......................................................... 40
Beneficial Owner....................................................................... 34
Bond Register.......................................................................... 34
Bond Registrar......................................................................... 34
Bondholder............................................................................. 34
Bonds............................................................................ 1, 4, 34
Cash Flow Agreement.................................................................... 11
CERCLA................................................................................. 63
Certificate Account.................................................................... 24
Certificates............................................................................ 4
Closing Date........................................................................... 69
Collection Account..................................................................... 37
Commercial Properties............................................................ 1, 7, 20
Commission.............................................................................. 3
Company.............................................................................. 1, 4
Cooperatives........................................................................... 20
CPR.................................................................................... 54
Credit Support......................................................................... 11
Crime Control Act...................................................................... 67
Debt Service Coverage Ratio............................................................ 21
Determination Date................................................................. 41, 52
DTC.................................................................................... 34
DTC Registered Bonds................................................................... 34
Due Dates.............................................................................. 23
Due Period......................................................................... 43, 52
Entity Classification Regulations...................................................... 68
Equity Participation................................................................... 23
ERISA.............................................................................. 13, 75
Event of Default....................................................................... 49
Exchange Act............................................................................ 3
Funding Account........................................................................ 42
Garn Act............................................................................... 64
Holder................................................................................. 34
ICI Funding............................................................................. 4
ICII................................................................................... 48
Impac Funding.......................................................................... 48
Indenture............................................................................ 1, 4
Indenture Trustee....................................................................... 5
Insurance Proceeds..................................................................... 38
Interest Rate........................................................................... 6

Intermediaries......................................................................... 34
IRS.................................................................................... 68
Letter of Credit Bank.................................................................. 46
Liquidation Proceeds................................................................... 38
Loan-to-Value Ratio.................................................................... 22
Lock-out Date.......................................................................... 23
Lock-out Period........................................................................ 23
Master Servicer...................................................................... 1, 5
Mortgage............................................................................... 20
Mortgage Loans................................................................... 1, 5, 20
Mortgage Notes......................................................................... 20
Mortgage Pool.................................................................... 1, 7, 20
Mortgage Rate........................................................................... 8
Mortgaged Properties................................................................... 20
Mortgages.............................................................................. 57
Multifamily Properties........................................................... 1, 7, 20
Net Leases............................................................................. 22
Net Operating Income................................................................... 21
Nonrecoverable Advance................................................................. 43
Nonresidents........................................................................... 74
OID Regulations........................................................................ 69
Originator............................................................................. 21
OTS.................................................................................... 77
Owner Trust............................................................................. 4
Owner Trustee........................................................................... 4
Participants........................................................................... 34
Parties in Interest.................................................................... 75
Payment Date............................................................................ 9
Percentage Interest.................................................................... 41
Permitted Investments.................................................................. 37
Plan............................................................................... 13, 75
Policy Statement....................................................................... 76
Prepayment Interest Shortfall.......................................................... 52
Prepayment Premium..................................................................... 23
Prospectus Supplement................................................................... 1
PTCE................................................................................... 75
Rating Agency.......................................................................... 12
Record Date............................................................................ 40
REIT................................................................................... 48
Related Proceeds....................................................................... 43
Relief Act............................................................................. 67
REMIC................................................................................... 1
REO Property........................................................................... 27
RICO................................................................................... 67
Securities........................................................................... 1, 4
Securities Act...................................................................... 3, 78
Seller.................................................................................. 9
Sellers................................................................................. 1
Senior Bonds........................................................................ 6, 33
Senior Liens........................................................................... 21
Senior/Subordinate Series.............................................................. 34

Servicing Default...................................................................... 48
SMMEA.............................................................................. 13, 76
SPA.................................................................................... 54
Special Servicer........................................................................ 5
Spread.................................................................................. 5
Strip Bonds......................................................................... 6, 34
Sub-Servicer........................................................................... 28
Sub-Servicing Agreement................................................................ 28
Subordinate Securities.............................................................. 6, 34
Superlien.............................................................................. 63
Tax Counsel............................................................................ 69
Title V................................................................................ 66
TMP.................................................................................... 68
Trust Agreement...................................................................... 1, 4
Trust Fund........................................................................... 1, 5
Trust Fund Assets.................................................................... 1, 5
UCC.................................................................................... 58
Value.................................................................................. 22
Warranting Party....................................................................... 24
Wholly Owned Entity.................................................................... 68

  The diskette in the envelope above contains a file: the file "IMPAC 98C1.XLS." The file is a Microsoft Excel,/1/ Version 5.0/7.0 for Windows '95, spreadsheet that provides in electronic format the information shown in Appendix II of the Prospectus Supplement.

  Open the file as one would normally open a spreadsheet in Microsoft Excel.

  After the file opens, a disclaimer will be displayed. READ THE DISCLAIMER CAREFULLY.

  To view the data in Appendix II, click on the appropriate worksheet tab.

--------
/1/ Microsoft Excel and Windows '95 are registered trademarks of Microsoft Corporation.